Exhibit 4.4

DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

BASIC PLAN DOCUMENT

TABLE OF CONTENTS

SECTION 1
PLAN DEFINITIONS

1.01	Account	1
1.02	Account Balance	1
1.03	ACP Test (Actual Contribution Percentage Test)	1
1.04	Actuarial Factor	1
1.05	Adoption Agreement (“Agreement”)	1
1.06	ADP Test (Actual Deferral Percentage Test)	1
1.07	After-Tax Contributions	1
1.08	Alternate Payee	1
1.09	Anniversary Years	1
1.10	Annual Additions	1
1.11	Annuity Starting Date	1
1.12	Automatic Rollover	2
1.13	Average Contribution Percentage (ACP	2
1.14	Average Deferral Percentage (ADP)	2
1.15	Beneficiary	2
1.16	Benefiting Participant	2
1.17	Break in Service	2
1.18	Cash-Out Distribution	2
1.19	Catch-Up Contributions	2
1.20	Catch-Up Contribution Limit	2
1.21	Code	2
1.22	Code §415 Limitation	2
1.23	Collectively Bargained Employee	2
1.24	Compensation Limit	2
1.25	Computation Period	3
	(a) Eligibility Computation Period	3
	(b) Vesting Computation Period	3
1.26	Current Year Testing Method	3
1.27	Custodian	3
1.28	Defined Benefit Plan	3
1.29	Defined Contribution Plan	3
1.30	Designated Beneficiary	3
1.31	Determination Date	3
1.32	Determination Year	3
1.33	Directed Account	3
1.34	Directed Trustee	3
1.35	Direct Rollover	3
1.36	Disabled	3
1.37	Discretionary Trustee	4
1.38	Distribution Calendar Year	4
1.39	Early Retirement Age	4
1.40	Earned Income	4
1.41	Effective Date	4
1.42	Elapsed Time	4
1.43	Elective Deferral Dollar Limit	4
1.44	Elective Deferrals	4
1.45	Eligible Employee	4
1.46	Eligible Retirement Plan	4
1.47	Eligible Rollover Distribution	4
1.48	Employee	4
1.49	Employer	4
1.50	Employer Contributions	4
1.51	Employment Commencement Date	4
1.52	Entry Date	4
1.53	Equivalency Method	5
1.54	ERISA	5
1.55	Excess Aggregate Contributions	5
1.56	Excess Amount	5
1.57	Excess Compensation	5
1.58	Excess Contributions	5
1.59	Excess Deferrals	5

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1.60	Fail-Safe Coverage Provision	5
1.61	Family Members	5
1.62	Favorable IRS Letter	5
1.63	General Trust Account	5
1.64	Hardship	5
1.65	Highly Compensated	5
	(a) Five-Percent Owner	5
	(b) Compensation limit	5
	(c) Determination Year	5
	(d) Lookback Year	5
	(e) Total Compensation	5
	(f) Top Paid Group	5
1.66	Highly Compensated Group	6
1.67	Hour of Service	6
	(a) Performance of duties	6
	(b) Nonperformance of duties	6
	(c) Back pay award	6
	(d) Related Employers/Leased Employees	6
	(e) Maternity/paternity leave	6
1.68	Insurer	6
1.69	Integration Level	6
1.70	Key Employee	6
1.71	Leased Employee	6
1.72	Limitation Year	6
1.73	Lookback Year	6
1.74	Matching Contributions	7
1.75	Maximum Disparity Rate	7
1.76	Minimum Gateway Contribution	7
1.77	Net Profits	7
1.78	Nonhighly Compensated	7
1.79	Nonhighly Compensated Group	7
1.80	Nonvested Participant Break in Service	7
1.81	Non-Key Employee	7
1.82	Normal Retirement Age	7
1.83	Participant	7
1.84	Participating Employer	7
1.85	Participating Employer Adoption Page	8
1.86	Period of Severance	8
1.87	Permissive Aggregation Group	8
1.88	Plan	8
1.89	Plan Administrator	8
1.90	Plan Compensation	8
	(a) Determination period	8
	(b) Partial period of participation	9
1.91	Plan Year	9
1.92	Predecessor Employer	9
1.93	Predecessor Plan	9
1.94	Pre-Tax Deferrals	9
1.95	Prevailing Wage Formula	9
1.96	Prevailing Wage Service	9
1.97	Prior Year Testing Method	9
1.98	Prototype Sponsor	9
1.99	Qualified Domestic Relations Order (QDRO)	9
1.100	Qualified Election	9
1.101	Qualified Joint and Survivor Annuity (QJSA)	9
1.102	Qualified Matching Contribution (QMAC)	9
1.103	Qualified Nonelective Contribution (QNEC)	9
1.104	Qualified Preretirement Survivor Annuity (QPSA)	9
1.105	Qualified Transfer	9
1.106	Reemployment Commencement Date	9
1.107	Related Employer	9
1.108	Required Aggregation Group	10
1.109	Required Beginning Date	10

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1.110	Rollover Contribution	10
1.111	Roth Deferrals	10
1.112	Safe Harbor 401(k) Plan	10
1.113	Safe Harbor Contribution	10
1.114	Safe Harbor Employer Contributions	10
1.115	Safe Harbor Matching Contributions	10
1.116	Salary Deferral Election	10
1.117	Salary Deferrals	10
1.118	Self-Employed Individual	10
1.119	Short Plan Year	10
1.120	Targeted QNECs	10
1.121	Taxable Wage Base	10
1.122	Testing Compensation	10
1.123	Top Paid Group	11
1.124	Top Heavy	11
1.125	Top Heavy Ratio	11
1.126	Total Compensation	11
	(a) W-2 Wages	11
	(b) Wages under Code §3401(a)	11
	(c) Code §415 Compensation	12
1.127	Trust	12
1.128	Trustee	12
1.129	Valuation Date	12
1.130	Year of Service	12

SECTION 2
ELIGIBILITY AND PARTICIPATION
2.01	Eligibility	13
2.02	Eligible Employees	13
	(a) Only Employees may participate in the Plan	13
	(b) Excluded Employees	13
	(c) Employees of Related Employers	14
	(d) Ineligible Employee becomes Eligible Employee	14
	(e) Eligible Employee becomes ineligible Employee	14
	(f) Improper exclusion of eligible Participant	14
2.03	Minimum Age and Service Conditions	14
	(a) Application of age and service conditions	15
	(b) Entry Dates	16
2.04	Participation on Effective Date of Plan	17
2.05	Rehired Employees	17
2.06	Service with Predecessor Employers	17
2.07	Break in Service Rules	17
	(a) Break in Service	17
	(b) Nonvested Participant Break in Service rule	17
	(c) Special Break in Service rule for Plans using two Years of Service for eligibility	17
	(d) One-Year Break in Service rule	17
2.08	Waiver of Participation	18

SECTION 3
PLAN CONTRIBUTIONS
3.01	Types of Contributions	19
3.02	Employer Contribution Formulas	19
	(a) Employer Contribution formulas (Profit Sharing Plan and Profit Sharing/401(k) Plan)	19
	(b) Employer Contribution formulas (Money Purchase Plan)	26
	(c) Period for determining Employer Contributions	29
	(d) Offset of Employer Contributions	29
3.03	Salary Deferrals	29
	(a) Salary Deferral Election	29
	(b) Change in deferral election	30
	(c) Automatic deferral election	30
	(d) Catch-Up Contributions	30
	(e) Roth Deferrals	31
3.04	Matching Contributions	32

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	(a) Contributions eligible for Matching Contributions	32
	(b) Period for determining Matching Contributions	32
	(c) True-up contributions	32
	(d) Qualified Matching Contributions (QMACs)	32
3.05	Safe Harbor Contributions	33
3.06	After-Tax Contributions	33
3.07	Rollover Contributions	33
3.08	Deductible Employee Contributions	33
3.09	Allocation Conditions	33
	(a) Application to designated period	34
	(b) Special rule for year of termination	34
	(c) Special allocation condition for Matching Contributions under the Plan	35
	(d) Service with Predecessor Employers	35
3.10	Contribution of Property	35

SECTION 4
TOP HEAVY PLAN REQUIREMENTS
4.01	Top Heavy Plan	36
4.02	Top Heavy Ratio	36
	(a) Defined Contribution Plan(s) only	36
	(b) Maintenance of Defined Benefit Plan	36
	(c) Determining value of Account Balance or accrued benefit	36
4.03	Other Definitions	37
	(a) Key Employee	37
	(b) Non-Key Employee	37
	(c) Determination Date	37
	(d) Permissive Aggregation Group	37
	(e) Required Aggregation Group	37
	(f) Present Value	37
	(g) Total Compensation	38
	(h) Valuation Date	38
4.04	Minimum Allocation	38
	(a) Determination of Key Employee contribution percentage	38
	(b) Determining of Non-Key Employee minimum allocation	38
	(c) Certain allocation conditions inapplicable	38
	(d) Participants not employed on the last day of the Plan Year	38
	(e) Participation in more than one Top Heavy Plan	38
	(f) No forfeiture for certain events	39
4.05	Special Top Heavy Vesting Rules	39
	(a) Minimum vesting schedules	39
	(b) Shifting Top Heavy Plan status	39

SECTION 5
LIMITS ON CONTRIBUTIONS
5.01	Limits on Employer Contributions	40
	(a) Limitation on Salary Deferrals	40
	(b) Limitation on total Employer Contributions	40
5.02	Elective Deferral Dollar Limit	40
	(a) Excess Deferrals	40
	(b) Correction of Excess Deferrals	40
5.03	Code §415 Limitation	42
	(a) No other plan participation	42
	(b) Participation in another plan	43
	(c) Definitions	44

SECTION 6
SPECIAL RULES AFFECTING 401(K) PLANS
6.01	Nondiscrimination Testing of Salary Deferrals – ADP Test	46
	(a) ADP Test	46
	(b) Correction of Excess Contributions	47
	(c) Adjustment of deferral rate for Highly Compensated Employees	50
	(d) Special testing rules	50
6.02	Nondiscrimination Testing of Matching Contributions and After-Tax Contributions – ACP Test	50

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	(a) ACP Test	50
	(b) Correction of Excess Aggregate Contributions	52
	(c) Adjustment of contribution rate for Highly Compensated Employees	54
	(d) Special testing rules	54
6.03	Disaggregation of Plans	55
	(a) Plans covering Collectively Bargained Employees and non-Collectively Bargained Employees	55
	(b) Otherwise excludable Employees	55
	(c) Corrective action for disaggregated plans	55
6.04	Safe Harbor 401(k) Plan Provisions	56
	(a) Safe harbor requirements	56
	(b) Eligibility for Safe Harbor Contributions	57
	(c) Different eligibility conditions	58
	(d) Provision of Safe Harbor Contribution in separate plan	58
	(e) Reduction or suspension of Safe Harbor Contributions	58
	(f) Deemed compliance with ADP Test	58
	(g) Deemed compliance with ACP Test	58
	(h) Rules for applying the ACP Test	59
	(i) Application of Top Heavy rules	59
	(j) Plan Year	59
6.05	SIMPLE 401(k) Plan contributions	60
	(a) Definitions	60
	(b) Contributions	60
	(c) Limit on Contributions	61
	(d) Election and notice requirements	61
	(e) Vesting requirements	61
	(f) Top Heavy rules	61
	(g) Nondiscrimination tests	61
	(h) SIMPLE Compensation	61

SECTION 7
PARTICIPANT VESTING AND FORFEITURES
7.01	Vesting of Contributions	62
7.02	Vesting Schedules	62
	(a) Normal vesting schedules	62
	(b) Top Heavy vesting schedules	63
	(c) Special vesting rules	63
7.03	Year of Service	63
	(a) Hours of Service	63
	(b) Elapsed Time method	64
7.04	Vesting Computation Period	64
7.05	Excluded service	64
	(a) Service before the Effective Date of the Plan	64
	(b) Service before a specified age	65
7.06	Service with Predecessor Employers	65
7.07	Break in Service Rules	65
	(a) Break in Service	65
	(b) One-Year Break in Service rule	65
	(c) Nonvested Participant Break in Service rule	65
7.08	Amendment of Vesting Schedule	65
7.09	Special Vesting Rule - In-Service Distribution When Account Balance is Less than 100% Vested	66
7.10	Forfeiture of Benefits	66
	(a) Cash-Out Distribution	66
	(b) Five-Year Forfeiture Break in Service	68
	(c) Missing Participant or Beneficiary	68
	(d) Excess Deferrals, Excess Contributions, and Excess Aggregate Contributions	69
7.11	Allocation of Forfeitures	69
	(a) Reallocation as additional contributions under Profit Sharing and Profit Sharing/401(k) Plan Adoption Agreements	69
	(b) Reallocation as additional Employer Contributions under Money Purchase Plan Adoption Agreement	69
	(c) Reduction of contributions	69
	(d) Payment of Plan expenses	69
	(e) Forfeiture rules for prior contribution types	69

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SECTION 8
PLAN DISTRIBUTIONS
8.01	Deferred distributions	70
8.02	Available Forms of Distribution	70
8.03	Amount Eligible for Distribution	70
8.04	Participant Consent	70
	(a) Involuntary Cash-Out threshold	71
	(b) Rollovers disregarded in determining value of Account Balance for Involuntary Cash-Outs	71
	(c) Participant notice	71
	(d) Special rules	71
8.05	Direct Rollovers	71
	(a) Definitions	71
	(b) Direct Rollover notice	72
8.06	Automatic Rollover	72
	(a) Automatic Rollover requirements	73
	(b) Involuntary Cash-Out Distribution	73
	(c) Treatment of Rollover Contributions	73
8.07	Distribution Upon Termination of Employment	73
	(a) Account Balance not exceeding $5,000	73
	(b) Account Balance exceeding $5,000	73
8.08	Distribution Upon Death	73
	(a) Death after commencement of benefits	73
	(b) Death before commencement of benefits	73
	(c) Determining a Participant’s Beneficiary	74
8.09	Distribution to Disabled Employees	75
8.10	In-Service Distributions	75
	(a) After-Tax Contributions and Rollover Contributions	75
	(b) Employer Contributions	75
	(c) Salary Deferrals, QNECs, QMACs, and Safe Harbor Contributions	75
	(d) Hardship distribution	76
8.11	Sources of Distribution	77
	(a) Exception for Hardship withdrawals	77
	(b) Roth Deferrals	77
	(c) In-kind distributions	78
8.12	Required Minimum Distributions	78
	(a) Death of Participant Before Distributions Begin	78
	(b) Required Minimum Distributions during Participant’s lifetime	79
	(c) Required Minimum Distributions After Participant’s Death	79
	(d) Definitions	80
	(e) Special Rules	81
	(f) Transitional Rule	83
8.13	Correction of Qualification Defects	84

SECTION 9
JOINT AND SURVIVOR ANNUITY REQUIREMENTS
9.01	Application of Joint and Survivor Annuity Rules	85
	(a) Money Purchase Plan	85
	(b) Profit Sharing or Profit Sharing/401(k) Plan	85
	(c) Exception to the Joint and Survivor Annuity Requirements	85
	(d) Administrative procedures	85
	(e) Accumulated deductible employee contributions	85
9.02	Pre-Death Distribution Requirements	85
	(a) Qualified Joint and Survivor Annuity (QJSA)	85
	(b) Notice requirements	85
	(c) Annuity Starting Date	86
9.03	Distributions After Death	86
	(a) Qualified Preretirement Survivor Annuity (QPSA)	86
	(b) Notice requirements	86
9.04	Qualified Election	87
	(a) QJSA	87
	(b) QPSA	87
9.05	Transitional Rules	87
	(a) Automatic joint and survivor annuity	88

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	(b) Election of early survivor annuity	88
	(c) Qualified Early Retirement Age	88

SECTION 10
PLAN ACCOUNTING AND INVESTMENTS
10.01	Participant Accounts	89
10.02	Valuation of Accounts	89
	(a) Periodic valuation	89
	(b) Daily valuation	89
10.03	Adjustments to Participant Accounts	89
	(a) Distributions and forfeitures from a Participant’s Account	89
	(b) Life insurance premiums and dividends	89
	(c) Contributions and forfeitures allocated to a Participant’s Account	89
	(d) Net income or loss	89
10.04	Share or unit accounting	90
10.05	Suspense accounts	90
10.06	Investments under the Plan	90
	(a) Investment options	90
	(b) Common/collective trusts and collectibles	90
	(c) Limitations on the investment in Qualifying Employer Securities and Qualifying Employer Real Property	90
10.07	Participant-directed investments	91
	(a) Limits on participant investment direction	91
	(b) Failure to direct investment	91
	(c) Trustee to follow Participant direction	92
10.08	Investment in Life Insurance	93
	(a) Incidental Life Insurance Rules	93
	(b) Ownership of Life Insurance Policies	94
	(c) Evidence of Insurability	94
	(d) Distribution of Insurance Policies	94
	(e) Discontinuance of Insurance Policies	94
	(f) Protection of Insurer	94
	(g) No Responsibility for Act of Insurer	94

SECTION 11
PLAN ADMINISTRATION AND OPERATION
11.01	Plan Administrator	95
11.02	Designation of Alternative Plan Administrator	95
	(a) Acceptance of responsibility by designated Plan Administrator	95
	(b) Multiple alternative Plan Administrators	95
	(c) Resignation or removal of designated Plan Administrator	95
	(d) Employer responsibilities	95
	(e) Indemnification of Plan Administrator	95
11.03	Named Fiduciary	95
11.04	Duties, Powers and Responsibilities of the Plan Administrator	95
	(a) Delegation of duties, powers and responsibilities	95
	(b) Specific Plan Administrator responsibilities	95
11.05	Plan Administration Expenses	96
	(a) Reasonable Plan administration expenses	96
	(b) Plan expense allocation	96
	(c) Expenses related to administration of former Employee or surviving spouse	96
11.06	Qualified Domestic Relations Orders (QDROs)	97
	(a) In general	97
	(b) Definitions related to Qualified Domestic Relations Orders (QDROs)	97
	(c) Recognition as a QDRO	97
	(d) Contents of QDRO	97
	(e) Impermissible QDRO provisions	97
	(f) Immediate distribution to Alternate Payee	97
	(g) Fee for QDRO determination	97
	(h) Default QDRO procedure	97
11.07	Claims Procedure	99
	(a) Filing a claim	99
	(b) Plan Administrator’s decision	99
	(c) Review procedure	99

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	(d) Decision on review	99
11.08	Operational Rules for Short Plan Years	99

SECTION 12
TRUST PROVISIONS
12.01	Establishment of Trust	101
12.02	Types of Trustees	101
	(a) Directed Trustee	101
	(b) Discretionary Trustee	101
12.03	Responsibilities of the Trustee	101
	(a) Responsibilities regarding administration of Trust	102
	(b) Responsibilities regarding investment of Plan assets	102
12.04	Voting and Other Rights Related to Employer Stock	103
12.05	Responsibilities of the Employer	104
12.06	Effect of Plan Amendment	104
12.07	More than One Trustee	104
12.08	Annual Valuation	104
12.09	Reporting to Plan Administrator and Employer	104
12.10	Reasonable Compensation	104
12.11	Resignation and Removal of Trustee	105
12.12	Indemnification of Trustee	105
12.13	Liability of Trustee	105
12.14	Appointment of Custodian	105
12.15	Modification of Trust Provisions	105
12.16	Custodial Accounts, Annuity Contracts and Insurance Contracts	106

SECTION 13
PARTICIPANT LOANS
13.01	Availability of Participant Loans	107
13.02	Must be Available in Reasonably Equivalent Manner	107
13.03	Loan Limitations	107
13.04	Limit on Amount and Number of Loans	107
	(a) Loan renegotiation	107
	(b) Participant must be creditworthy	107
13.05	Reasonable Rate of Interest	107
13.06	Adequate Security	108
13.07	Periodic Repayment	108
	(a) Unpaid leave of absence	108
	(b) Military leave	108
13.08	Spousal Consent	108
13.09	Designation of Accounts	108
13.10	Procedures for Loan Default	109
13.11	Termination of Employment	109
	(a) Offset of outstanding loan	109
	(b) Direct Rollover	109
	(c) Modified loan policy	109

SECTION 14
PLAN AMENDMENTS, TERMINATION, MERGERS AND TRANSFERS
14.01	Plan Amendments	110
	(a) Amendment by the Prototype Sponsor	110
	(b) Amendment by the Employer	110
	(c) Reduction of accrued benefit	110
	(d) Effective Date of Plan Amendments	111
14.02	Amendment to Correct Coverage or Nondiscrimination Violation	112
	(a) Amendment within correction period under Treas. Reg. §1.401(a)(4)-11(g)	112
	(b) Fail-Safe Coverage Provision	112
14.03	Plan Termination	113
	(a) Full and immediate vesting	113
	(b) Distribution upon Plan termination	113
	(c) Termination upon merger, liquidation or dissolution of the Employer	114
14.04	Merger or Consolidation	114
14.05	Transfer of Assets	114

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	(a) Protected benefits	114
	(b) Application of QJSA requirements	114
	(c) Transfers from a Defined Benefit Plan, Money Purchase Plan or 401(k) Plan	115
	(d) Qualified Transfer	115
	(e) Trustee’s right to refuse transfer	116

SECTION 15
MISCELLANEOUS
15.01	Exclusive Benefit	117
15.02	Return of Employer Contributions	117
	(a) Mistake of fact	117
	(b) Disallowance of deduction	117
	(c) Failure to initially qualify	117
15.03	Alienation or Assignment	117
15.04	Participants’ Rights	117
15.05	Military Service	117
15.06	Annuity Contract	117
15.07	Use of IRS Compliance Programs	117
15.08	Governing Law	118
15.09	Waiver of Notice	118
15.10	Use of Electronic Media	118
15.11	Severability of Provisions	118
15.12	Binding Effect	118

SECTION 16
PARTICIPATING EMPLOYERS
16.01	Participation by Participating Employers	119
16.02	Participating Employer Adoption Page	119
	(a) Application of Plan provisions	119
	(b) Plan amendments	119
	(c) Trustee designation	119
16.03	Compensation of Related Employers	119
16.04	Allocation of Contributions and Forfeitures	119
16.05	Discontinuance of Participation by a Participating Employer	119
16.06	Operational Rules for Related Employer Groups	119
16.07	Special Rules for Standardized Adoption Agreement	120
	(a) Change in status - new Related Employer	120
	(b) Change in status - cessation of Related Employer relationship	120

APPENDIX A
ACTUARIAL FACTORS
Actuarial Factor Table		121

APPENDIX B
INTERIM AMENDMENT #1
FINAL §415 AND §411(D)(6) REGULATIONS AND RELIEF FOR HURRICANES KATRINA, WILMA AND RITA
B-1.01	Compliance with Plan Qualification Requirements	122
B-2.01	Effective Date of Amendments	122
	(a) Code §415 regulations	122
	(b) Code §411(d)(6) regulations	122
	(c) Hurricane Katrina, Wilma and Rita amendments	122
B-3.01	Final Regulations Under Code §415	122
	(a) Post-Severance Compensation	122
	(b) Continuation payments for military service and disabled Participants	123
	(c) Definition of Compensation	123
	(d) Few weeks rule	123
	(e) Restorative payments	123
	(f) Corrective provisions	123
	(g) Change of Limitation Year	123
B-3.02	Protection of Benefits under Code §411(d)(6)	123
	(a) Amendment of vesting schedule	123
	(b) Reduction of accrued benefit	124
B-3.03	Special Distribution and Loan Rules for Participants Affected by Hurricanes Katrina, Rita, And Wilma	124

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	(a) In general	124
	(b) Tax-favored withdrawals of Qualified Hurricane Distributions	124
	(c) Recontributions of qualified hardship distributions	124
	(d) Special loan rules	124

APPENDIX C
INTERIM AMENDMENT #2
PENSION PROTECTION ACT OF 2006 (PPA)
C-1.01	Compliance with Pension Protection Act of 2006	126
C-2.01	Qualification Requirements under PPA	126
	(a) Vesting Requirements	126
	(b) Direct Rollover by Non-Spouse Beneficiary	126
	(c) Hardship Distributions	126
	(d) Direct Rollover of Non-Taxable Amounts	127
	(e) Rollovers to Roth IRA	127
	(f) Distribution Notice Periods	127
	(g) Content of Notice of a Participant’s Right to Defer Receipt of a Distribution	127
	(h) Qualified Domestic Relations Orders	127
	(i) Diversification Requirements for Defined Contribution Plans Invested in Employer Securities	127
	(j) In-Service Distributions from Pension Plans	128
	(k) Penalty-Free Withdrawals for Individuals Called to Active Duty	128
	(l) Qualified Optional Survivor Annuity	129
C-2.02	Special Rules for Eligible Automatic Contribution Arrangement	129
	(a) Definition of Eligible Automatic Contribution Arrangement	129
	(b) Permissible Withdrawals under Eligible Automatic Contribution Arrangement	130
	(c) Expansion of corrective distribution period for Eligible Automatic Contribution Arrangements	131
	(d) Preemption of state law	131
C-2.03	Qualified Automatic Contribution Arrangements	131
	(a) Automatic deferral	131
	(b) Eligible Employees	131
	(c) QACA Safe Harbor Contribution	132
	(d) Distribution restrictions	132
	(e) Annual notice	132
C-3.01	Modifications to Rules Applicable to Corrective Distributions under ADP Test and ACP Test	132
	(a) Elimination of “gap period” earnings	132
	(b) Year of inclusion	132
C-3.02	Gap Period Income for Corrective Distributions of Excess Deferrals	133
	(a) Method of allocating gain or loss	133
	(b) Alternative method of allocating taxable year gain or loss	133
	(c) Alternative method for allocating plan year and gap period income	133
C-4.01	Reasonable Normal Retirement Age	133
C-5.01	IRS Guidance Relating to Plan Qualification Requirements	133
	(a) Mid-Year Changes to Safe Harbor 401(k) Plan	133
	(b) Partial Termination	133

APPENDIX D
INTERIM AMENDMENT #3
HEART ACT, WRERA AND OTHER IRS GUIDANCE
D-1.01	Compliance with Plan Qualification Requirements	134
D-2.01	Requirements under Heroes Earnings Assistance and Relief (HEART) Act of 2008	134
	(a) Death Benefits under Qualified Military Service	134
	(b) Benefit Accruals	134
	(c) Differential Pay	134
	(d) Penalty-Free Withdrawals for Individuals Called to Active Duty	135
D-2.02	Requirements under Worker Retiree and Employer Recovery Act of 2008 (WRERA) and Other IRS Guidance	135
	(a) Waiver of Required Minimum Distributions	135
	(b) Elimination of “Gap Period” Earnings	135
	(c) Transfer of Plan to Unrelated Employer	135
D-2.03	Final Automatic Contribution Regulations	135
	(a) Definition of Eligible Automatic Contribution Arrangement (EACA)	135
	(b) Annual EACA notice	135
	(c) Permissible Withdrawals under Eligible Automatic Contribution Arrangement	136
	(d) Qualified Automatic Contribution Arrangement (QACA)	136

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

SECTION 1

PLAN DEFINITIONS

This Section contains definitions for common terms that are used throughout the Plan. All capitalized terms under the Plan are defined in this Section or in the relevant section of the Plan document where such term is used.

1.01	Account. The separate Account maintained for each Participant under the Plan. Under the Profit Sharing/401(k) Plan, a Participant may have any (or all) of the following separate Accounts:

•	Pre-Tax Salary Deferral Account

•	Roth Deferral Account

•	Employer Contribution Account

•	Matching Contribution Account

•	Qualified Nonelective Contribution (QNEC) Account

•	Qualified Matching Contribution (QMAC) Account

•	Safe Harbor Employer Contribution Account

•	Safe Harbor Matching Contribution Account

•	After-Tax Contribution Account

•	Rollover Contribution Account

•	Transfer Account

The Plan Administrator may establish other Accounts, as it deems necessary, for the proper administration of the Plan.

1.02	Account Balance. Account Balance shall mean a Participant’s balances in all of the Accounts maintained by the Plan on his or her behalf.

1.03	ACP Test (Actual Contribution Percentage Test). The special nondiscrimination test that applies to Matching Contributions and/or After-Tax Contributions under the Profit Sharing/401(k) Plan. See Section 6.02(a).

1.04	Actuarial Factor. A Participant’s Actuarial Factor is used for purposes of determining the Participant’s allocation under the age-based allocation formula under AA §6-3(e) of the Nonstandardized Adoption Agreements. See Section 3.02(a)(1)(v)(B).

1.05	Adoption Agreement (“Agreement”). The Adoption Agreement contains the elective provisions that an Employer may complete to supplement or modify the provisions under the Plan. Each adopting Employer must complete and execute the Adoption Agreement. If the Plan covers Employees of an Employer other than the Employer that executes the Employer Signature Page of the Adoption Agreement, such additional Employer(s) must execute a Participating Employer Adoption Page under the Adoption Agreement. (See Section 16 for rules applicable to adoption by Related Employers.) An Employer may adopt more than one Adoption Agreement associated with this Plan document. Each executed Agreement is treated as a separate Plan. If the Employer adopts the Profit Sharing/401(k) Plan Adoption Agreement, the Employer may adopt either a Nonstandardized or Standardized version.

1.06	ADP Test (Actual Deferral Percentage Test). The special nondiscrimination test that applies to Salary Deferrals under the Profit Sharing/401(k) Plan. See Section 6.01(a).

1.07	After-Tax Contributions. Employee Contributions that may be made to the Profit Sharing/401(k) Plan by a Participant that are included in the Participant’s gross income in the year such amounts are contributed to the Plan and are maintained under a separate After-Tax Contribution Account to which earnings and losses are allocated. See Section 3.06. (For this purpose, Roth Deferrals are not considered as After-Tax Contributions.)

1.08	Alternate Payee. A person designated to receive all or a portion of the Participant’s benefit pursuant to a QDRO. See Section 11.06.

1.09	Anniversary Years. An alternative period for measuring Eligibility Computation Periods (under Section 2.03(a)(2)) and Vesting Computation Periods (under Section 7.04). An Anniversary Year is any 12-month period which commences with the Employee’s Employment Commencement Date or which commences with the anniversary of the Employee’s Employment Commencement Date.

1.10	Annual Additions. The amounts taken into account under a Defined Contribution Plan for purposes of applying the limitation on allocations under Code §415. See Section 5.03(c)(1) for the definition of Annual Additions.

1.11	Annuity Starting Date. The date an Employee commences distribution from the Plan. If a Participant commences distribution with respect to a portion of his/her Account Balance, a separate Annuity Starting Date applies to any subsequent distribution. If distribution is made in the form of an annuity, the Annuity Starting Date may be treated as the first day of the first period for which annuity payments are made. See Section 9.02(c).

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

1.12	Automatic Rollover. For Involuntary Cash-Out Distributions (as defined in Section 8.06(b)) made on or after March 28, 2005, the Plan Administrator will make a Direct Rollover to an individual retirement plan (IRA) designated by the Plan Administrator. See Section 8.06.

1.13	Average Contribution Percentage (ACP). The average of the contribution percentages for the Highly Compensated Employee Group and the Nonhighly Compensated Employee Group, which are tested for nondiscrimination under the ACP Test. See Section 6.02(a)(1).

1.14	Average Deferral Percentage (ADP). The average of the deferral percentages for the Highly Compensated Employee Group and the Nonhighly Compensated Employee Group, which are tested for nondiscrimination under the ADP Test. See Section 6.01(a)(1).

1.15	Beneficiary. A person designated by the Participant (or by the terms of the Plan) to receive a benefit under the Plan upon the death of the Participant. See Section 8.08(c) for the applicable rules for determining a Participant’s Beneficiaries under the Plan.

1.16	Benefiting Participant. A Participant who receives an allocation of Employer Contributions or forfeitures as described in Section 3.02(a)(1)(iv)(D)(II). See Section 3.02(a)(1)(iv)(D)(III) for special rules that apply where a Benefiting Participant does not receive the Minimum Gateway Contribution described in Section 3.02(a)(1)(iv)(D)(III)(a) under the new comparability allocation formula.

1.17	Break in Service. The Computation Period (as defined in Section 2.03(a)(2) for purposes of eligibility and Section 7.04 for purposes of vesting) during which an Employee does not complete more than five hundred (500) Hours of Service with the Employer. However, if the Employer elects under AA §4-3(a) or AA §8-7(a) of the Nonstandardized Adoption Agreements to require less than 1,000 Hours of Service to earn a Year of Service for eligibility or vesting purposes, a Break in Service will occur for any Computation Period during which the Employee does not complete more than one-half (1/2) of the Hours of Service required to earn a Year of Service for eligibility or vesting purposes, as applicable. (See Section 2.07 for a discussion of the eligibility Break in Service rules and Section 7.07 for a discussion of the vesting Break in Service rules.)

1.18	Cash-Out Distribution. A total distribution made to a terminated Participant in accordance with Section 7.10(a).

1.19	Catch-Up Contributions. Salary Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are aged 50 or over by the end of their taxable years. See Section 3.03(d).

1.20	Catch-Up Contribution Limit. The annual limit applicable to Catch-Up Contributions as set forth in Section 3.03(d)(1).

1.21	Code. The Internal Revenue Code of 1986, as amended.

1.22	Code §415 Limitation. The limit on the amount of Annual Additions a Participant may receive under the Plan during a Limitation Year. See Section 5.03.

1.23	Collectively Bargained Employee. An Employee who is included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives and whose retirement benefits are subject to good faith bargaining. Such Employees may be excluded from the Plan if designated under AA §3-1(b). See Section 2.02(b)(1) for additional requirements related to the exclusion of Collectively Bargained Employees.

1.24	Compensation Limit. The maximum amount of compensation that can be taken into account for any Plan Year for purposes of determining a Participant’s Plan Compensation. For Plan Years beginning on or after January 1, 1994, and before January 1, 2002, the Compensation Limit taken into account for determining benefits provided under the Plan for any Plan Year is $150,000, as adjusted for increases in cost-of-living in accordance with Code §401(a)(17)(B). For any Plan Years beginning on or after January 1, 2002, the Compensation Limit is $200,000, as adjusted for cost-of-living increased in accordance with Code §401(a)(17)(B). In determining the Compensation Limit for any applicable period (the “determination period”), the cost-of-living adjustment in effect for a calendar year applies to any determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the Compensation Limit for such period is an amount equal to the otherwise applicable Compensation Limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12. A determination period will not be considered to be less than 12 months merely because compensation is taken into account only for the period the Employee is a Participant. If Salary Deferrals, Matching Contributions, or After-Tax Contributions are separately determined on the basis of specified periods within the determination period (e.g., on the basis of payroll periods), no proration of the Compensation Limit is required with respect to such contributions.

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

If compensation for any prior determination period is taken into account in determining a Participant’s allocations for the current Plan Year, the compensation for such prior determination period is subject to the applicable Compensation Limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the Compensation Limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the Compensation Limit in effect for determination periods beginning before that date is $150,000.

In determining the amount of a Participant’s Salary Deferrals under the Profit Sharing/401(k) Plan, a Participant may defer with respect to Plan Compensation that exceeds the Compensation Limit, provided the total deferrals made by the Participant satisfy the Elective Deferral Dollar Limit and any other limitations under the Plan.

1.25	Computation Period. The 12-consecutive month period used for measuring whether an Employee completes a Year of Service for eligibility or vesting purposes.

(a)	Eligibility Computation Period. The 12-consecutive month period used for measuring Years of Service for eligibility purposes. See Section 2.03(a)(2).

(b)	Vesting Computation Period. The 12-consecutive month period used for measuring Years of Service for vesting purposes. See Section 7.04.

1.26	Current Year Testing Method. A method for applying the ADP Test and/or the ACP Test under the Profit Sharing/401(k) Plan wherein the Salary Deferrals taken into account under the ADP Test and the Matching Contributions and/or After-Tax Contributions taken into account under the ACP Test are based on deferrals and contributions in the current Plan Year. See Section 6.01(a) for a discussion of the Current Year Testing Method under the ADP Test and Section 6.02(a) for a discussion of the Current Year Testing Method under the ACP Test.

1.27	Custodian. An organization that has custody of all or any portion of the Plan assets. See Section 12.14.

1.28	Defined Benefit Plan. A plan under which a Participant’s benefit is based solely on the Plan’s benefit formula without the establishment of separate Accounts for Participants.

1.29	Defined Contribution Plan. A plan that provides for individual Accounts for each Participant to which all contributions, forfeitures, income, expenses, gains and losses under the Plan are credited or deducted. A Participant’s benefit under a Defined Contribution Plan is based solely on the fair market value of his/her vested Account Balance.

1.30	Designated Beneficiary. A Beneficiary who is designated by the Participant (or by the terms of the Plan) and whose life expectancy is taken into account in determining minimum distributions under Code §401(a)(9) and Treas. Reg. § 1.401(a)(9)-4. See Section 8.12(d)(1).

1.31	Determination Date. The date as of which the Plan is tested for Top Heavy purposes. See Section 4.03(c).

1.32	Determination Year. The Plan Year for which an Employee’s status as a Highly Compensated Employee is being determined. See Section 1.65.

1.33	Directed Account. The Plan assets under a Trust which are held for the benefit of a specific Participant. See Section 10.03(d)(2).

1.34	Directed Trustee. A Trustee is a Directed Trustee to the extent that the Trustee’s investment powers are subject to the direction of another person. See Section 12.02(a).

1.35	Direct Rollover. A rollover, at the Participant’s direction, of all or a portion of the Participant’s vested Account Balance directly to an Eligible Retirement Plan. See Section 8.05.

1.36	Disabled. Unless modified under AA §9-4(b) of the Nonstandardized Adoption Agreement, an individual is considered Disabled for purposes of applying the provisions of this Plan if the individual is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence. The Plan Administrator may establish reasonable procedures for determining whether a Participant is Disabled.

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

1.37	Discretionary Trustee. A Trustee is a Discretionary Trustee to the extent the Trustee has exclusive authority and discretion to invest, manage or control the Plan assets without direction from any other person. See Section 12.02(b).

1.38	Distribution Calendar Year. A calendar year for which a minimum distribution is required. See Section 8.12(d)(2).

1.39	Early Retirement Age. The age and/or Years of Service set forth in AA §7-2 of the Nonstandardized Adoption Agreements. Early Retirement Age may be used to determine distribution rights and/or vesting rights. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement. The Plan is not required to have an Early Retirement Age.

1.40	Earned Income. Earned Income is the net earnings from self-employment in the trade or business with respect to which the Plan is established, and for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code §404. Net earnings shall be determined after the deduction allowed to the taxpayer by Code §164(f).

1.41	Effective Date. The date this Plan, including any restatement or amendment of this Plan, is effective. The Effective Date of the Plan is designated on the Employer Signature Page under the Adoption Agreement. See Section 14.01(d) for special rules concerning the retroactive effective date of provisions under the Plan designed to comply with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).

1.42	Elapsed Time. A special method for crediting service for eligibility or vesting. See Section 2.03(a)(5) for more information on the Elapsed Time method of crediting service for eligibility purposes and Section 7.03(b) for more information on the Elapsed Time method of crediting service for vesting purposes. Also see Section 3.09 for information on the Elapsed Time method for allocation conditions.

1.43	Elective Deferral Dollar Limit. The maximum amount of Elective Deferrals a Participant may make for any calendar year. See Section 5.02.

1.44	Elective Deferrals. A Participant’s Elective Deferrals is the sum of all Salary Deferrals (as defined in Section 1.117) and other contributions made pursuant to a Salary Deferral Election under a SARSEP described in Code §408(k)(6), a SIMPLE IRA plan described in Code §408(p), a plan described under Code §501(c)(18), and a custodial account or other arrangement described in Code §403(b). Elective Deferrals shall not include any amounts properly distributed as an Excess Amount under Code §415.

1.45	Eligible Employee. An Employee who is not excluded from participation under Section 2.02 of the Plan or AA §3-1.

1.46	Eligible Retirement Plan. A qualified retirement plan or IRA that may receive a rollover contribution. See Section 8.05(a)(2).

1.47	Eligible Rollover Distribution. An amount distributed from the Plan that is eligible for rollover to an Eligible Retirement Plan. See Section 8.05(a)(1).

1.48	Employee. An Employee is any individual employed by the Employer (including any Related Employers). An independent contractor is not an Employee. An Employee is not eligible to participate under the Plan if the individual is not an Eligible Employee under Section 2.02. For purposes of applying the provisions under this Plan, a Self-Employed Individual is treated as an Employee. A Leased Employee is also treated as an Employee of the recipient organization, as provided in Section 2.02(b)(3).

1.49	Employer. Except as otherwise provided, Employer means the Employer that adopts this Plan and any Related Employer. (See Section 2.02(c) for rules regarding coverage of Employees of Related Employers. Also see Section 16 for rules that apply to Related Employers that execute a Participating Employer Adoption Page.)

1.50	Employer Contributions. Contributions the Employer makes pursuant to AA §6. Under the Profit Sharing/401(k) Plan, Employer Contributions also include any QNECs the Employer makes pursuant to AA §6-4 and any Safe Harbor Employer Contributions the Employer makes pursuant to AA §6C of the Profit Sharing/401(k) Plan Adoption Agreement. See Section 3.02.

1.51	Employment Commencement Date. The date the Employee first performs an Hour of Service for the Employer.

1.52	Entry Date. The date on which an Employee becomes a Participant upon satisfying the Plan’s minimum age and service conditions. See Section 2.03(b).

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

1.53	Equivalency Method. An alternative method for crediting Hours of Service for purposes of eligibility and vesting. See Section 2.03(a)(4) for eligibility provisions and Section 7.03(a)(2) for vesting provisions.

1.54	ERISA. The Employee Retirement Income Security Act of 1974, as amended.

1.55	Excess Aggregate Contributions. Amounts which are distributed to correct the ACP Test. See Section 6.02(b)(1).

1.56	Excess Amount. Amounts which exceed the Code §415 Limitation. See Section 5.03(c)(4).

1.57	Excess Compensation. The amount of Plan Compensation that exceeds the Integration Level for purposes of applying the permitted disparity allocation formula. See Section 3.02(a)(1)(ii) (Profit Sharing/401(k) Plan) and Section 3.02(b)(2) (Money Purchase Plan).

1.58	Excess Contributions. Amounts which are distributed to correct the ADP Test. See Section 6.01(b)(1).

1.59	Excess Deferrals. Elective Deferrals that exceed the Elective Deferral Dollar Limit (as defined in Section 5.02). (See Section 5.02(b) for rules regarding the correction of Excess Deferrals.)

1.60	Fail-Safe Coverage Provision. A correction provision that permits the Plan to automatically correct a coverage violation resulting from the application of a last day of employment or Hours of Service allocation condition. See Section 14.02.

1.61	Family Members. For purposes of applying the new comparability allocation formula under AA §6-3(d) of the Nonstandardized Adoption Agreements, Family Members include the spouse, children, parents and grandparents of a Five-Percent Owner, as defined in Section 1.65(a). See Section 3.02(a)(1)(iv)(D)(I).

1.62	Favorable IRS Letter. An opinion letter issued by the IRS to a Prototype Sponsor as to the qualified status of a Prototype Plan.

1.63	General Trust Account. The Plan assets under a Trust which are held for the benefit of all Plan Participants as a pooled investment. See Section 10.03(d)(1).

1.64	Hardship. A heavy and immediate financial need which meets the requirements of Section 8.10(d).

1.65	Highly Compensated. An Employee or Participant is Highly Compensated for a Plan Year if he/she is a Five-Percent Owner (as defined in subsection (a)) or has Total Compensation above the compensation limit (as defined in subsection (b)).

(a)	Five-Percent Owner. An individual is Highly Compensated if at any time during the Determination Year or Lookback Year, such individual owns (or is considered as owning within the meaning of Code §318) more than 5 percent of the outstanding stock of the Employer or stock possessing more than 5 percent of the total combined voting power of all stock of the Employer. If the Employer is not a corporation, an individual is treated as Highly Compensated if such individual owns more than 5 percent of the capital or profits interest of the Employer.

(b)	Compensation limit. An individual is Highly Compensated if at any time during the Lookback Year, such individual has Total Compensation from the Employer in excess of $80,000 (as adjusted) and, if elected under AA §11-2, is in the Top Paid Group, as defined in subsection (f) below. The $80,000 amount is adjusted at the same time and in the same manner as under Code §415(d), except that the base period is the calendar quarter ending September 30, 1996.

In determining whether an Employee or Participant is Highly Compensated, the following definitions apply:

(c)	Determination Year. The Determination Year is the Plan Year for which the Highly Compensated determination is being made.

(d)	Lookback Year. The Lookback Year is the 12-month period immediately preceding the Determination Year. If the Plan Year is not the calendar year, the Employer may elect in AA §11-2(c) of the Nonstandardized Adoption Agreement to use the calendar year that begins in the Lookback Year. This election to use the calendar year as the Lookback Year only applies for purposes of applying the compensation limit under subsection (b) above and not for purposes of applying the Five-Percent Owner test in subsection (a) above.

(e)	Total Compensation. Total Compensation as defined under Section 1.126.

(f)	Top Paid Group. The Top Paid Group is the top 20% of Employees ranked by Total Compensation. In determining the Top Paid Group, the Employer may use any reasonable method of rounding or tie-breaking. In determining the number of Employees in the Top Paid Group, the Employer may exclude Employees described in Code §414(q)(5) or applicable regulations.

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1.66	Highly Compensated Group. The group of Highly Compensated Employees who are included in the ADP Test and/or the ACP Test. See Sections 6.01(a) and 6.02(a).

1.67	Hour of Service. Each Employee of the Employer will receive credit for each Hour of Service he/she works for purposes of applying the eligibility and vesting rules under the Plan. An Employee will not receive credit for the same Hour of Service under more than one category listed below.

(a)	Performance of duties. Hours of Service include each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed.

(b)	Nonperformance of duties. Hours of Service include each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this paragraph will be calculated and credited pursuant to §2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

(c)	Back pay award. Hours of Service include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c). These hours will be credited to the Employee for the Computation Period(s) to which the award or agreement pertains rather than the Computation Period(s) in which the award, agreement or payment is made.

(d)	Related Employers/Leased Employees. Hours of Service will be credited for employment with any Related Employer. Hours of Service also include hours credited as a Leased Employee or as an employee under Code §414(o).

(e)	Maternity/paternity leave. Solely for purposes of determining whether a Break in Service has occurred in a Computation Period, an individual who is absent from work for maternity or paternity reasons will receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph will be credited (1) in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Computation Period.

1.68	Insurer. An insurance company that issues a life insurance policy on behalf of a Participant under the Plan in accordance with the requirements under Section 10.08.

1.69	Integration Level. The amount used for purposes of applying the permitted disparity allocation formula. The Integration Level is the Taxable Wage Base, unless the Employer designates a different amount under the Adoption Agreement. See Section 3.02(a)(1)(ii) (Profit Sharing/401(k) Plan) and Section 3.02(b)(2) (Money Purchase Plan).

1.70	Key Employee. Employees who are taken into account for purposes of determining whether the Plan is a Top Heavy Plan. See Section 4.03(a).

1.71	Leased Employee. An individual who performs services for the Employer pursuant to an agreement between the Employer and a leasing organization, and who satisfies the definition of a Leased Employee under Code §414(n). See Section 2.02(b)(3) for rules regarding the treatment of a Leased Employee as an Employee of the Employer.

1.72	Limitation Year. The measuring period for determining whether the Plan satisfies the Code §415 Limitation under Section 5.03. See Section 5.03(c)(5).

1.73	Lookback Year. The 12-month period immediately preceding the current Plan Year during which an Employee’s status as Highly Compensated Employee is determined. See Section 1.65(d).

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1.74	Matching Contributions. Matching Contributions are contributions made by the Employer on behalf of a Participant on account of Salary Deferrals or After-Tax Contributions made by such Participant, as designated under AA §6B of the Profit Sharing/401(k) Plan Adoption Agreement. Matching Contributions may only be made under the Profit Sharing/401(k) Plan. Matching Contributions also include any QMACs the Employer makes pursuant to AA §6B-4 of the Profit Sharing/401(k) Plan Adoption Agreement and any Safe Harbor Matching Contributions the Employer makes pursuant to AA §6C of the Profit Sharing/401(k) Plan Adoption Agreement. See Section 3.04.

A contribution will not be considered a Matching Contribution if such contribution is contributed before the underlying Salary Deferral or After-Tax Contribution election is made or before an Employee performs the services with respect to which the underlying Salary Deferrals or After-Tax Contributions are made (or when the cash that is subject to such election would be currently available, if earlier). A Matching Contribution will not be treated as failing to satisfy the requirements of this paragraph merely because contributions are occasionally made before the Employee performs the services with respect to which the underlying Salary Deferral or After-Tax Contribution election is made (or when the cash that is subject to such elections would be currently available, if earlier) in order to accommodate bona fide administrative considerations (and such amounts are not paid early for the principal purpose of accelerating deductions).

1.75	Maximum Disparity Rate. The maximum amount that may be allocated with respect to Excess Compensation under the permitted disparity allocation formula. See Section 3.02(a)(1)(ii) (Profit Sharing/401(k) Plan) and Section 3.02(b)(2) (Money Purchase Plan).

1.76	Minimum Gateway Contribution. The minimum allocation described in Section 3.02(a)(1)(iv)(D)(III)(a) that must be provided to each Benefiting Participant (as defined in Section 1.16) in order to use cross-testing to demonstrate compliance with the nondiscrimination requirements under Treas. Reg. §1.401(a)(4)-8.

1.77	Net Profits. The Employer may elect to limit any Employer Contribution under the Plan to Net Profits. Unless modified in the Agreement, Net Profits means the Employer’s net income or profits determined in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or contributions made by the Employer under this Plan or any other qualified plan.

1.78	Nonhighly Compensated. An Employee or Participant who is not a Highly Compensated Employee. See Section 1.65 for the definition of Highly Compensated Employee.

1.79	Nonhighly Compensated Group. The group of Nonhighly Compensated Employees included in the ADP Test and/or the ACP Test. See Sections 6.01(a) and 6.02(a).

1.80	Nonvested Participant Break in Service. Break in Service rule that applies for eligibility and vesting under Sections 2.07(b) and 7.07(c).

1.81	Non-Key Employee. Any Employee who is not a Key Employee. See Section 4.03(b).

1.82	Normal Retirement Age. The age selected under AA §7-1. If a Participant’s Normal Retirement Age is determined wholly or partly with reference to an anniversary of the date the Participant commenced participation in the Plan and/or the Participant’s Years of Service, Normal Retirement Age is the Participant’s age when such requirements are satisfied. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

1.83	Participant. Except as provided under AA §3-1, a Participant is an Employee (or former Employee) who has satisfied the conditions for participating under the Plan, as described in Section 2.03 and AA §4-1. A Participant also includes any Employee (or former Employee) who has an Account Balance under the Plan, including an Account Balance derived from a rollover or transfer from another qualified plan or IRA. A Participant is entitled to share in an allocation of contributions or forfeitures under the Plan for a given year only if the Participant is an Eligible Employee as defined in Section 2.02, and satisfies the allocation conditions set forth in Section 3.09.

An Employee is treated as a Participant with respect to Salary Deferrals and After-Tax Contributions made under the Profit Sharing/401(k) Plan Adoption Agreement once the Employee has satisfied the eligibility conditions under AA §4-1 for making such contributions, even if the Employee chooses not to actually make such contributions to the Plan. An Employee is treated as a Participant with respect to Matching Contributions once the Employee has satisfied the eligibility conditions under AA §4-1 for receiving such contributions, even if the Employee does not receive a Matching Contribution because of the Employee’s failure to make contributions eligible for the Matching Contribution.

1.84	Participating Employer. A Related Employer that adopts this Plan by executing the Participating Employer Adoption Page under the Adoption Agreement. See Section 16 for the rules applicable to contributions and deductions for contributions made by a Participating Employer.

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

1.85	Participating Employer Adoption Page. The signature page in the Adoption Agreement for a Related Employer to adopt the Plan as a Participating Employer.

1.86	Period of Severance. A continuous period of time during which the Employee is not employed by the Employer and which is used to determine an Employee’s Participation under the Elapsed Time method. See Section 2.03(a)(5) for rules regarding eligibility and Section 7.03(b) for rules regarding vesting.

1.87	Permissive Aggregation Group. Plans that are not required to be aggregated to determine whether the Plan is a Top Heavy Plan. See Section 4.03(d).

1.88	Plan. The Plan is the retirement plan established or continued by the Employer for the benefit of its Employees under this Plan document. The Plan consists of the basic plan document and the elections made under the Adoption Agreement. The basic plan document is the portion of the Plan that contains the non-elective provisions. The Employer may supplement or modify the basic plan document through its elections in the Adoption Agreement or by separate governing documents that are expressly authorized by the Plan. If the Employer adopts more than one Adoption Agreement under this Plan, then each executed Adoption Agreement represents a separate Plan.

1.89	Plan Administrator. The Plan Administrator is the person designated to be responsible for the administration and operation of the Plan. Unless otherwise designated by the Employer, the Plan Administrator is the Employer. If any Related Employer has executed a Participating Employer Adoption Page, the Employer referred to in this Section is the Employer that executes the Employer Signature Page of the Adoption Agreement.

1.90	Plan Compensation. Plan Compensation is Total Compensation, as modified under AA §5-2, which is actually paid to an Employee during the determination period (as defined in subsection (a) below). In determining Plan Compensation, the Employer may elect under AA §5-2(b) to exclude all Elective Deferrals (as defined in Section 1.44), pre-tax contributions to a cafeteria plan or a Code §457 plan, and qualified transportation fringes under Code§132(f)(4). In addition, the Employer may elect under AA §5-2 to exclude other designated elements of compensation.

Plan Compensation generally includes amounts an Employee earns with a Participating Employer and amounts earned with a Related Employer (even if the Related Employer has not executed a Participating Employer Adoption Page under the Adoption Agreement). However, the Employer may elect under AA §5-2(h) to exclude all amounts earned with a Related Employer that has not executed a Participating Employer Adoption Page.

If Plan Compensation is also used as Testing Compensation for purposes of demonstrating compliance with the nondiscrimination requirements under Code §401(a)(4), additional nondiscrimination testing may be required. (See the discussion under Testing Compensation in Section 1.122.)

If the Plan provides for Employer Contributions using a permitted disparity allocation method or if the Plan is a Safe Harbor 401(k) Plan, the compensation used for Plan Compensation must meet a safe harbor definition of compensation as set forth in Treas. Reg. §1.414(s)-1(c)(3). Therefore, any exclusions from Plan Compensation under AA §5-2(e) – (k) (other than AA §5-2(i)) will apply only to Highly Compensated Employees for purposes of determining allocations under the permitted disparity allocation method or for purposes of applying the Safe Harbor 401(k) Plan provisions under Section 6.04. In addition, any election to exclude compensation above a specific dollar amount under AA §5-2(d) will not apply for purposes of determining Safe Harbor Contributions for Nonhighly Compensated Employees. The Employer may elect to restrict any of the exclusions under AA §5-2 solely to Highly Compensated Employees by designating such restriction in AA §5-2(k). (If the Employer adopts the Standardized Profit Sharing/401(k) Plan Adoption Agreement, the definition of Plan Compensation must satisfy a safe harbor definition of compensation for all purposes under the Plan. Thus, the only exclusions allowed under the Standardized Profit Sharing/401(k) Plan Adoption Agreement are safe harbor exclusions permitted under Treas. Reg. §1.414(s)-1(c). Any additional exclusions selected under AA §5-2(e) of the Standardized Profit Sharing/401(k) Plan Adoption Agreement will apply solely to Highly Compensated Employees.)

In no case may Plan Compensation for any Participant exceed the Compensation Limit (as defined in Section 1.24).

(a)	Determination period. Unless designated otherwise under AA §5-3(a) of the Nonstandardized Adoption Agreements, Plan Compensation is determined based on the Plan Year. Alternatively, the Employer may elect under AA §5-3 of the Nonstandardized Adoption Agreements to determine Plan Compensation on the basis of the calendar year ending in the Plan Year or any other 12-month period ending in the Plan Year. If the determination period is the calendar year or other 12-month period ending in the Plan Year, for any Employee whose date of hire is less than 12 months before the end of the designated 12-month period, Plan Compensation will be determined over the Plan Year. (If the Employer adopts the Standardized Profit Sharing/401(k) Plan Adoption Agreement, Plan Compensation is determined on the basis of the Plan Year.)

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

(b)	Partial period of participation. If an Employee is a Participant for only part of a Plan Year, Plan Compensation may be determined over the entire Plan Year or over the period during which such Employee is a Participant. In determining whether an Employee is a Participant for purposes of applying this subsection (b), the Employee’s status will be determined solely with respect to the contribution type for which the definition of Plan Compensation is being determined. Plan Compensation does not include any amounts earned for any period while an individual is not an Eligible Employee (as defined in Section 2.02).

1.91	Plan Year. The 12-consecutive month period designated under AA §2-4 on which the records of the Plan are maintained. If the Plan Year is amended to create a Short Plan Year or if a new Plan has an initial Short Plan Year, the Employer may document such Short Plan Year under AA §2-4(c). (See Section 11.08 for special rules that apply to Short Plan Years.)

1.92	Predecessor Employer. An employer that previously employed the Employees of the Employer. See Sections 2.06 (eligibility), 3.09(d) (allocation conditions) and 7.06 (vesting) for the rules regarding the crediting of service with a Predecessor Employer.

1.93	Predecessor Plan. A Predecessor Plan is a qualified plan maintained by the Employer that is terminated within the 5-year period immediately preceding or following the establishment of this Plan. A Participant’s service under a Predecessor Plan must be counted for purposes of determining the Participant’s vested percentage under the Plan. See Section 7.05(a).

1.94	Pre-Tax Deferrals. Pre-tax Deferrals are a Participant’s Salary Deferrals that are not includible in the Participant’s gross income at the time deferred.

1.95	Prevailing Wage Formula. The Employer may elect under AA §6-2 of the Nonstandardized Adoption Agreements to provide an Employer Contribution for each Participant who performs Prevailing Wage Service. (See Sections 3.02(a)(4) and 3.02(b)(6) for special rules regarding the application of the Prevailing Wage Formula.)

1.96	Prevailing Wage Service. A Participant’s service used to apply the Prevailing Wage Formula under Sections 3.02(a)(4) and 3.02(b)(6). Prevailing Wage Service is any service performed by an Employee under a public contract subject to the Davis-Bacon Act or to any other federal, state or municipal prevailing wage law.

1.97	Prior Year Testing Method. A method for applying the ADP Test and/or the ACP Test under the Profit Sharing/401(k) Plan. See Section 6.01(a) for a discussion of the Prior Year Testing Method under the ADP Test and Section 6.02(a) for a discussion of the Prior Year Testing Method under the ACP Test.

1.98	Prototype Sponsor. The Prototype Sponsor is the entity that maintains the Prototype Plan for adoption by Employers. See Section 14.01(a) for the ability of the Prototype Sponsor to amend this Plan.

1.99	Qualified Domestic Relations Order (QDRO). A domestic relations order that provides for the payment of all or a portion of the Participant’s benefits to an Alternate Payee and satisfies the requirements under Code §414(p). See Section 11.06.

1.100	Qualified Election. An election to waive the QJSA or QPSA under the Plan. See Section 9.04.

1.101	Qualified Joint and Survivor Annuity (QJSA). A QJSA is an immediate annuity payable over the life of the Participant with a survivor annuity payable over the life of the spouse. If the Participant is not married as of the Annuity Starting Date, the QJSA is an immediate annuity payable over the life of the Participant. See Section 9.02(a).

1.102	Qualified Matching Contribution (QMAC). A Matching Contribution made by the Employer that satisfies the requirements under Section 3.04(d).

1.103	Qualified Nonelective Contribution (QNEC). An Employer Contribution made by the Employer that satisfies the requirements under Section 3.02(a)(5).

1.104	Qualified Preretirement Survivor Annuity (QPSA). A QPSA is an annuity payable over the life of the surviving spouse that is purchased using 50% of the Participant’s vested Account Balance as of the date of death. The Employer may modify the 50% QPSA level under AA §9-2 of the Nonstandardized Adoption Agreement. See Section 9.03(a).

1.105	Qualified Transfer. A transfer of assets that satisfies the requirements under Section 14.05(d).

1.106	Reemployment Commencement Date. The first date upon which an Employee is credited with an Hour of Service following a Break in Service (or Period of Severance, if the Plan is using the Elapsed Time method of crediting service).

1.107

Related Employer. A Related Employer includes all members of a controlled group of corporations (as defined in Code §414(b)), all commonly controlled trades or businesses (as defined in Code §414(c)) or affiliated service groups (as defined in

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

Code §414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code §414(o). For purposes of applying the provisions under this Plan, the Employer and any Related Employers are treated as a single Employer, unless specifically stated otherwise. See Section 16.06 for operating rules that apply when the Employer is a member of a Related Employer group. Also see Section 16 for rules regarding participation of Employees of Related Employers.

1.108	Required Aggregation Group. Plans which must be aggregated for purposes of determining whether the Plan is a Top Heavy Plan. See Section 4.03(e).

1.109	Required Beginning Date. The date by which minimum distributions must commence under the Plan. See Section 8.12(d)(5).

1.110	Rollover Contribution. A contribution made by an Employee to the Plan attributable to an Eligible Rollover Distribution (as defined in Section 8.05(a)(1) from another qualified plan or IRA. See Section 3.07 for rules regarding the acceptance of Rollover Contributions under this Plan.

1.111	Roth Deferrals. Roth Deferrals are Salary Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Deferrals in the Participant’s Salary Deferral Election. A Participant’s Roth Deferrals will be maintained in a separate Account containing only the Participant’s Roth Deferrals and gains and losses attributable to those Roth Deferrals. See Section 3.03(e)

1.112	Safe Harbor 401(k) Plan. A 401(k) plan that satisfies the conditions under Section 6.04(a).

1.113	Safe Harbor Contribution. A contribution authorized under AA §6C of the Profit Sharing/401(k) Plan Adoption Agreement that allows the Plan to qualify as a Safe Harbor 401(k) Plan. A Safe Harbor Contribution may be a Safe Harbor Matching Contribution or a Safe Harbor Employer Contribution. See Section 6.04(a)(1).

1.114	Safe Harbor Employer Contributions. An Employer Contribution that satisfies the requirements under Section 6.04(a)(1)(i).

1.115	Safe Harbor Matching Contributions. A Matching Contribution that satisfies the requirements under Section 6.04(a)(1)(ii).

1.116	Salary Deferral Election. A written agreement between a Participant and the Employer, whereby the Participant elects to have a specific percentage or dollar amount withheld from his/her Plan Compensation and the Employer agrees to contribute such amount into the Profit Sharing/401(k) Plan. See Section 3.03(a).

1.117	Salary Deferrals. Amounts contributed to the Profit Sharing/401(k) Plan at the election of the Participant, in lieu of cash compensation, which are made pursuant to a Salary Deferral Election or other deferral mechanism, and which are not includible in the gross income of the Employee pursuant to Code §402(e)(3). For years beginning after 2005, Salary Deferrals include Roth Deferrals and Pre-Tax Deferrals. Salary Deferrals shall not include any amounts properly distributed as an Excess Amount under Code §415 pursuant to Section 5.03(c)(4). An Employee’s Salary Deferrals are treated as employer contributions for all purposes under this Plan, except as otherwise provided under the Code or Treasury regulations. See Section 3.03.

1.118	Self-Employed Individual. An individual who has Earned Income (as defined in Section 1.40) for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

1.119	Short Plan Year. Any Plan Year that is less than 12 months long, either because of the amendment of the Plan Year, or because the Effective Date of a new Plan is less than 12 months prior to the end of the first Plan Year. See Section 11.08 for the operational rules that apply if the Plan has a Short Plan Year.

1.120	Targeted QNECs. QNECs that are allocated under the Targeted QNEC allocation method under Section 3.02(a)(5)(ii)(B).

1.121	Taxable Wage Base. The maximum amount of wages taken into account for Social Security purposes. The Taxable Wage Base is used to determine the Integration Level for purposes of applying the permitted disparity allocation formula. See Section 3.02(a)(1)(ii) (Profit Sharing/401(k) Plan) and Section 3.02(b)(2) (Money Purchase Plan).

1.122	Testing Compensation. The compensation used for purposes of the ADP and ACP Tests. In determining the Testing Compensation used for purposes of applying the ADP and ACP Test, the Plan Administrator is not bound by any elections made under AA §5 with respect to Total Compensation or Plan Compensation under the Plan. Thus, the Plan Administrator may use Total Compensation or any other nondiscriminatory definition of compensation under Code §414(s) and the regulations thereunder. The Plan Administrator may determine on an annual basis (and within its discretion) the components of Testing Compensation for purposes of applying the ADP Test, provided such definition is applied consistently to all Participants.

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

Testing Compensation may be determined over the Plan Year for which the applicable test is being performed or the calendar year ending within such Plan Year. In determining Testing Compensation, the Plan Administrator may take into consideration only the compensation received while the Employee is a Participant under the component of the Plan being tested. In no event may Testing Compensation for any Participant exceed the Compensation Limit defined in Section 1.24. In determining Testing Compensation, the Plan Administrator may exclude amounts paid to an individual as severance pay to the extent such amounts are paid after the common-law employment relationship between the individual and the Employer has terminated, provided such amounts also are excluded in determining Total Compensation under Section 1.126.

1.123	Top Paid Group. The top 20% of Employees ranked by Total Compensation for purposes of determining status as a Highly Compensated Employee. See Section 1.65(f).

1.124	Top Heavy. A Plan is Top Heavy if it satisfies the conditions under Section 4.01. A Top Heavy Plan must provide special accelerated vesting and minimum benefits to Non-Key Employees. See Sections 4.04 and 4.05.

1.125	Top Heavy Ratio. The ratio used to determine whether the Plan is a Top Heavy Plan. See Section 4.02.

1.126	Total Compensation. A Participant’s compensation for services with the Employer, as defined in this Section 1.126. Total Compensation may be defined in AA §5-1 of the Nonstandardized Adoption Agreements to be either W-2 Wages, Wages under Code §3401(a), or Code §415 Compensation. Each definition of Total Compensation includes Elective Deferrals (as defined in 1.44), elective contributions to a cafeteria plan under Code §125 or to an eligible deferred compensation plan under Code §457, and elective contributions that are not includible in the Employee’s gross income as a qualified transportation fringe under Code §132(f)(4). (If the Employer adopts the Standardized Profit Sharing/401(k) Plan Adoption Agreement, Total Compensation is W-2 Wages, as described in subsection (a) below.)

For a Self-Employed Individual, Total Compensation means Earned Income (as defined in Section 1.40).

Effective for Limitation Years beginning on or after July 1, 2007, in order to be taken into account under this Section 1.126, compensation must be paid or treated as paid to an Employee prior to the Employee’s severance from employment with the Employer maintaining the plan. However, certain payments made by the later of 2 1⁄2 months after severance from employment or the last day of the Limitation Year in which the Participant terminates employment will be taken into account as Total Compensation under this Section 1.126. Examples of post-severance payments that are not excluded from Total Compensation because of timing if they are paid by the later of 2 1⁄2 months following severance from employment or the end of the Limitation Year in which the Participant terminates employment include (i) payments that, absent a severance from employment, would have been paid to the Employee as regular compensation for services during the Employee’s regular working hours or outside of the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; (ii) payments for accrued bona fide sick, vacation, or other leave, but only if the employee would have been able to use the leave if employment had continued. Other post-severance payments (such as severance pay, unfunded nonqualified deferred compensation, or parachute payments within the meaning of Code §280G(b)(2) are not considered as Total Compensation under this Section 1.126, even if such amounts are paid by the later of 2 1⁄2 months following severance from employment or the end of the Limitation Year in which the Participant terminates employment.

A reference to elective contributions under a Code §125 cafeteria plan includes any amounts that are not available to a participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. Such “deemed §125 compensation” will be treated as an amount under Code §125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. If the Employer elects under AA §5-2(i) of the Nonstandardized Adoption Agreements to exclude “deemed §125 compensation” from the definition of Plan Compensation, such exclusion also will apply for purposes of determining Total Compensation under this Section 1.126.

The Employer may elect under AA §5-1 of the Nonstandardized Adoption Agreements to define Total Compensation as any of the following definitions:

(a)	W-2 Wages. Wages within the meaning of Code §3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code §6041(d), 6051(a)(3), and 6052, determined without regard to any rules under Code §3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

(b)	Wages under Code §3401(a). Wages within the meaning of Code §3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

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Prototype Defined Contribution Plan Section 1 – Plan Definitions

(c)	Code §415 Compensation. Wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (without regard to whether or not such amounts are paid in cash) to the extent that the amounts are includible in gross income. Such amounts include, but are not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. §1.62-2(c)), and excluding the following:

(1)	Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions (other than Salary Deferrals) under a SEP (as described in Code §408(k)), or any distributions from a plan of deferred compensation.

(2)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(3)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(4)	Other amounts which received special tax benefits, or contributions made by the Employer (other than Elective Deferrals) towards the purchase of an annuity contract described in Code §403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

1.127	Trust. The Trust is the separate funding vehicle under the Plan.

1.128	Trustee. The Trustee is the person or persons (or any successor to such person or persons) identified in the Adoption Agreement or under a separate Trust document. The Trustee may be a Discretionary Trustee or a Directed Trustee. See Section 12 for the rights and duties of a Trustee under this Plan.

1.129	Valuation Date. The date or dates upon which Plan assets are valued. Plan assets will be valued as of the last day of each Plan Year. In addition, the Employer may elect under AA §11-1 to establish additional Valuation Dates. Notwithstanding any election under AA §11-1, Plan assets may be valued on a more frequent basis within the complete discretion of the Employer. See Section 10.02.

1.130	Year of Service. A Year of Service is a 12-consecutive month period (“Computation Period”) during which an Employee completes 1,000 Hours of Service. For purposes of applying the eligibility rules under Section 2.03 of the Plan, an Employee will earn a Year of Service if he/she completes 1,000 Hours of Service with the Employer during an Eligibility Computation Period (as defined in Section 2.03(a)(2)). For purposes of applying the vesting rules under Section 7.03, an Employee will earn a Year of Service if he/she completes 1,000 Hours of Service with the Employer during a Vesting Computation Period (as defined in Section 7.04). The Employer may elect under AA §4-3(a) (for eligibility purposes) and AA §8-7(a) (for vesting purposes) of the Nonstandardized Adoption Agreements to require the completion of any lesser number of Hours of Service to earn a Year of Service. Alternatively, the Employer may elect to apply the Elapsed Time method (for eligibility and/or vesting purposes) in calculating an Employee’s Years of Service under the Plan.

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Prototype Defined Contribution Plan Section 2 – Eligibility and Participation

SECTION 2

ELIGIBILITY AND PARTICIPATION

2.01	Eligibility. In order to participate in the Plan, an Employee must be an Eligible Employee (as defined in Section 2.02) and must satisfy the Plan’s minimum age and service conditions (as defined in Section 2.03). Once an Employee satisfies the Plan’s minimum age and service conditions, such Employee shall become a Participant on the appropriate Entry Date (as selected in AA §4-2). An Employee who meets the minimum age and service requirements set forth herein, but who is not an Eligible Employee, will be eligible to participate in the Plan only upon becoming an Eligible Employee.

2.02	Eligible Employees. Unless specifically excluded under AA §3-1 or this Section 2.02, all Employees of the Employer are Eligible Employees. AA §3-1 lists various classes of Employees that may be excluded from Plan participation. If an Employee is not an Eligible Employee (e.g., such Employee is a member of a class of Employees excluded under AA §3-1), that individual may not participate under the Plan, unless he/she subsequently becomes an Eligible Employee.

(a)	Only Employees may participate in the Plan. To participate in the Plan, an individual must be an Employee. If an individual is not an Employee (e.g., the individual performs services with the Employer as an independent contractor) such individual may not participate under the Plan. If an individual’s status as a non-Employee is challenged by the IRS, the reclassification of such individual as an Employee will not create retroactive rights to participate in the Plan. Thus, for example, if the IRS should find that an independent contractor is really an Employee, such individual will be eligible to participate in the Plan as of the date the IRS issues a final determination declaring such individual to be an Employee (provided the individual has satisfied all conditions for participating in the Plan (as described in this Section 2)). For periods prior to the date of such final determination, the reclassified Employee will not have any rights to accrued benefits under the Plan, except as agreed to by the Employer and the IRS, or as set forth in an amendment adopted by the Employer.

(b)	Excluded Employees. The Employer may elect under AA §3-1 to exclude designated classes of Employees. Under the Profit Sharing/401(k) Plan Adoption Agreement, the Employer may elect to exclude different classes of Employees for Salary Deferrals, Matching Contributions, and Employer Contributions. Unless provided otherwise under AA §3-1(j) of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement, for purposes of determining Excluded Employees, any selection made with respect to Salary Deferrals also will apply to any Safe Harbor Contributions; any selections made with respect to Matching Contributions also will apply to any Qualified Matching Contributions (QMACs); and any selections made with respect to Employer Contributions also will apply to any Qualified Nonelective Contributions (QNECs).

(1)	Collectively Bargained Employees. The Employer may elect under AA §3-1(b) to exclude Collectively Bargained Employees. For this purpose, a Collectively Bargained Employee is an Employee who is included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives and whose retirement benefits are subject to good faith bargaining. Unless designated otherwise under AA §3-1(j), the exclusion under AA §3-1(b) will not include any unit of Employees to the extent the collective bargaining agreement specifically provides for coverage of such Employees under the Plan. For this purpose, an Employee will not be considered a Collectively Bargained Employee for a Plan Year if more than two percent of the Employees who are covered pursuant to the collective bargaining agreement are professionals as defined in Treas. Reg. §1.410(b)-9. For this purpose, the term “Employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

(2)	Nonresident aliens. The Employer may elect under AA §3-1(c) to exclude Employees who are nonresident aliens. For this purpose, a nonresident alien is neither a citizen of the United States nor a resident of the United States for U.S. tax purposes (as defined in Code §7701(b)), and who does not have any earned income (as defined in Code §911) for the Employer that constitutes U.S. source income (within the meaning of Code §861). If a nonresident alien Employee has U.S. source income, he/she is treated as satisfying this definition if all of his/her U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty.

(3)	Leased Employees. The Employer may elect under AA §3-1(d) of the Nonstandardized Adoption Agreements to exclude Leased Employees. Unless designated otherwise under AA §3-1(d), a Leased Employee is treated as an Eligible Employee for purposes of applying the eligibility rules under this Section 2. For this purpose, a “Leased Employee” is any person (other than an Employee of the Employer) who pursuant to an agreement between the recipient Employer and a “leasing organization” performs services for the recipient Employer on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient Employer. Contributions or benefits provided to a Leased Employee under a plan of the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

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Prototype Defined Contribution Plan Section 2 – Eligibility and Participation

A Leased Employee shall not be considered an Employee of the recipient Employer if:

(i)	such Employee is covered by a money purchase pension plan providing:

(A)	a non-integrated Employer contribution of at least ten percent (10%) of compensation, as defined in Code §415(c)(3), but including amounts contributed to a Salary Deferral Election which are excludable from gross income under Code §§125, 402(e)(3), 402(h)(1)(B) or 403(b),

(B)	immediate participation and

(C)	full and immediate vesting; and

(ii)	Leased Employees do not constitute more than twenty percent (20%) of the recipient’s Employer’s Nonhighly Compensated workforce.

The exclusion of Leased Employees is not available under the Standardized Profit Sharing/401(k) Plan Adoption Agreement.

(4)	Special restrictions that apply to “short-service” Employees. The Employer may designate additional excluded classes of Employees under AA §3-1(j). If the Employer elects under AA §3-1(j) to exclude an additional class of Employees, such Employee class must be defined in such a way that it precludes Employer discretion and may not be based on time or service (e.g., part-time Employees). The Employer may not use AA §3-1(j) to cover only Nonhighly Compensated Employees with the lowest amount of compensation and/or the shortest periods of service in order to satisfy the minimum coverage rules.

(c)	Employees of Related Employers. If the Employer is a member of a Related Employer group, Employees of each member of the Related Employer group may participate under this Plan, provided the Related Employer executes a Participating Employer Adoption Page under the Adoption Agreement. If a Related Employer does not execute a Participating Employer Adoption Page, any Employees of such Related Employer are not eligible to participate in the Plan. See Section 16.06 for operating rules that apply when the Employer is a member of a Related Employer group. Also see Section 16 for rules regarding participation of Employees of Related Employers. Section 16.07 contains special rules that apply if the Employer adopts the Standardized Profit Sharing/401(k) Plan Adoption Agreement.

(d)	Ineligible Employee becomes Eligible Employee. If an Employee changes status from an ineligible Employee to an Eligible Employee, such Employee will become a Participant immediately on the date he/she changes status to an Eligible Employee, provided the Employee has satisfied the Plan’s minimum age and service conditions and has passed the Entry Date (as defined in AA §4-2) that would otherwise have applied had the Employee been an Eligible Employee. If the Employee’s original Entry Date (determined as if the Employee was always an Eligible Employee) has not passed as of the date the Employee becomes an Eligible Employee, the Employee will not become a Participant until such Entry Date. This requirement is deemed satisfied with respect to Salary Deferrals under the Plan if the Employee is permitted to commence making deferrals under the Plan as of the beginning of the first payroll period commencing after the Employee becomes an Eligible Employee. If an ineligible Employee has not satisfied the Plan’s minimum age and service conditions at the time such Employee becomes an Eligible Employee, such Employee will become a Participant on the appropriate Entry Date following satisfaction of the Plan’s minimum age and service requirements.

(e)	Eligible Employee becomes ineligible Employee. If an Employee ceases to qualify as an Eligible Employee (i.e., the Employee changes status from an eligible class to an ineligible class of Employees), such Employee will immediately cease to participate in the Plan. If such Employee should subsequently become an Eligible Employee, he/she will be able to participate in the Plan in accordance with subsection (d) above.

(f)	Improper exclusion of eligible Participant. If the Plan improperly excludes a Participant who has satisfied the requirements under this Section 2 for participating under the Plan, the Employer may take reasonable action to correct such violation, provided such corrective action is consistent with the requirements of the Employee Plans Compliance Resolution System (EPCRS) program. For example, the violation may be corrected by making an additional contribution to the Plan on behalf of the omitted Participant or by allocating any available forfeitures under the Plan to such Participant to restore any missed contributions under the Plan. (See Rev. Proc. 2006-27 or subsequent IRS guidance for a description of the EPCRS program.)

2.03	Minimum Age and Service Conditions. AA §4-1 contains specific elections as to the minimum age and service conditions which an Employee must satisfy prior to becoming eligible to participate under the Plan.

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Prototype Defined Contribution Plan Section 2 – Eligibility and Participation

Different age and service conditions may be selected under AA §4-1 of the Profit Sharing/401(k) Plan Adoption Agreement for Salary Deferrals, Matching Contributions, and Employer Contributions. For purposes of applying the eligibility conditions under AA §4-1, any selection made with respect to Matching Contributions also will apply to any Qualified Matching Contributions (QMACs); and any selections made with respect to Employer Contributions also will apply to any Qualified Nonelective Contributions (QNECs), unless otherwise provided under AA §4-1(a)(8) of the Profit Sharing/401(k) Plan Adoption Agreement. In addition, any eligibility conditions selected with respect to Salary Deferrals also will apply to any Safe Harbor Contributions designated under AA §6C of the Profit Sharing/401(k) Plan Adoption Agreement, unless otherwise provided under AA §6C-3(b) of the Profit Sharing/401(k) Plan Adoption Agreement. If different conditions apply for different contributions, the rules in this Section for determining when an Employee is an Eligible Participant are applied separately with respect to each set of eligibility conditions.

(a)	Application of age and service conditions. The Employer may elect under AA §4-1 to impose minimum age and service conditions that an Employee must satisfy in order to participate under the Plan. The Plan may not require an Employee to attain an age older than age 21 or to complete more than one Year of Service. However, the Plan may require an Employee to complete two Years of Service prior to participating in the Plan if the Employer elects full and immediate vesting under AA §8. (The Employer may not require an Employee to complete more than one Year of Service to be eligible to make Salary Deferrals under the Profit Sharing/401(k) Plan Adoption Agreement.)

(1)	Year of Service. In applying the minimum service requirements under AA §4-1, an Employee will earn a Year of Service if the Employee completes at least 1,000 Hours of Service with the Employer during an Eligibility Computation Period (as defined in subsection (2) below). The Employer may modify the definition of Year of Service under AA §4-3(a) of the Nonstandardized Adoption Agreements to require a lesser number of Hours of Service to earn a Year of Service. An Employee will receive credit for a Year of Service, as of the end of the Eligibility Computation Period during which the Employee completes the required Hours of Service needed to earn a Year of Service. An Employee need not be employed for the entire Eligibility Computation Period to receive credit for a Year of Service, provided the Employee completes the required Hours of Service during such period.

(2)	Eligibility Computation Periods. In determining whether an Employee has earned a Year of Service for eligibility purposes, an Employee’s initial Eligibility Computation Period is the 12-month period beginning on the Employee’s Employment Commencement Date. Subsequent Eligibility Computation Periods will either be based on Plan Years or Anniversary Years (as set forth in AA §4-3).

(i)	Plan Years. If the Employer elects under AA §4-3 to base subsequent Eligibility Computation Periods on Plan Years, the Plan will begin measuring Years of Service on the basis of Plan Years beginning with the first Plan Year commencing after the Employee’s Employment Commencement Date. Thus, for the first Plan Year following the Employee’s Employment Commencement Date, the initial Eligibility Computation Period and the first Plan Year Eligibility Computation Period may overlap. (See Section 11.08 for rules that apply if there is a Short Plan Year.)

(ii)	Anniversary Years. If the Employer elects under AA §4-3 to base subsequent Eligibility Computation Periods on Anniversary Years, the Plan will measure Years of Service after the initial Eligibility Computation Period on the basis of 12-month periods commencing with the anniversaries of the Employee’s Employment Commencement Date.

(3)	Hours of Service. In calculating an Employee’s Hours of Service for purposes of applying the eligibility rules under this Section 2.03, the Employer will count the actual Hours of Service an Employee works during the year. (See Section 1.67 for the definition of Hours of Service). The Employer may elect under AA §4-3 to use the Equivalency Method or Elapsed Time method (instead of counting the actual Hours of Service an Employee works). (See subsections (4) and (5) below for a description of the Equivalency Method and Elapsed Time method of crediting service.)

(4)	Equivalency Method. Instead of counting actual Hours of Service in applying the minimum service conditions under this Section 2.03, the Employer may elect under AA §4-3 to determine Hours of Service based on the Equivalency Method. Under the Equivalency Method, an Employee receives credit for a specified number of Hours of Service based on the period worked with the Employer.

(i)	Monthly. Under the monthly Equivalency Method, an Employee is credited with 190 Hours of Service for each calendar month during which the Employee completes at least one Hour of Service with the Employer.

(ii)	Daily. Under the daily Equivalency Method, an Employee is credited with 10 Hours of Service for each day during which the Employee completes at least one Hour of Service with the Employer.

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Prototype Defined Contribution Plan Section 2 – Eligibility and Participation

(iii)	Weekly. Under the weekly Equivalency Method, an Employee is credited with 45 Hours of Service for each week during which the Employee completes at least one Hour of Service with the Employer.

(iv)	Semi-monthly. Under the semi-monthly Equivalency Method, an Employee is credited with 95 Hours of Service for each semi-monthly period during which the Employee completes at least one Hour of Service with the Employer.

(5)	Elapsed Time method. Instead of counting actual Hours of Service in applying the minimum service requirements under this Section 2.03, the Employer may elect under AA §4-3 to apply the Elapsed Time method for calculating an Employee’s service with the Employer. Under the Elapsed Time method, an Employee receives credit for the aggregate period of time worked for the Employer commencing with the Employee’s first day of employment (or reemployment, if applicable) and ending on the date the Employee begins a Period of Severance which lasts at least 12 consecutive months. In calculating an Employee’s aggregate period of service, an Employee receives credit for any Period of Severance that lasts less than 12 consecutive months. If an Employee’s aggregate period of service includes fractional years, such fractional years are expressed in terms of days.

(i)	Period of Severance. For purposes of applying the Elapsed Time method, a Period of Severance is any continuous period of time during which the Employee is not employed by the Employer. A Period of Severance begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee is first absent from service for a reason other than retirement, quit or discharge.

In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for a child of the Employee for a period beginning immediately following the birth or placement of such child.

(ii)	Related Employers/Leased Employees. For purposes of applying the Elapsed Time method, service will be credited for employment with any Related Employer. Service also will be credited for any service as a Leased Employee or as an employee under Code §414(o).

(6)	Amendment of age and service requirements. If the Plan’s minimum age and service conditions are amended, an Employee who is a Participant immediately prior to the effective date of the amendment is deemed to satisfy the amended requirements. This provision may be modified under the special Effective Date provisions under Appendix A of the Adoption Agreement.

(b)	Entry Dates. Once an Eligible Employee satisfies the minimum age and service conditions (as set forth in AA §4-1), the Employee will be eligible to participate under the Plan as of his/her Entry Date (as set forth in AA §4-2).

If the Employer adopts the Profit Sharing/401(k) Plan Adoption Agreement, the Employer may elect different Entry Dates with respect to Salary Deferrals, Matching Contributions, and Employer Contributions. The Entry Date chosen for Salary Deferrals also applies to any Safe Harbor Contributions designated under AA §6C of the Profit Sharing/401(k) Plan Adoption Agreement; the Entry Date chosen for Matching Contributions also applies to any Qualified Matching Contributions (QMACs); and the Entry Date chosen for Employer Contributions also applies to any Qualified Nonelective Contributions (QNECs).

(1)	Entry Date requirements. In no event may a Participant’s Entry Date be later than: (i) the first day of the Plan Year beginning after the date on which the Participant satisfies the minimum age and service conditions described in subsection (a) above, or (ii) six months after the date the Participant satisfies such age and service conditions. An Eligible Employee must be employed by the Employer on his/her Entry Date to begin participating in the Plan on such date.

(2)	Single annual Entry Date. If the Employer elects a single annual Entry Date under AA §4-2(f) of the Nonstandardized Adoption Agreements, the maximum permissible age and service conditions described in subsection (a) above are reduced by one-half (1/2) year, unless: (1) the Employer elects under AA §4-2(j) to use the Entry Date nearest the date the Employee satisfies the Plan’s minimum age and service conditions and the Entry Date is the first day of the Plan Year or (2) the Employer elects under AA §4-2(k) to use the Entry Date preceding the date the Employee satisfies the Plan’s minimum age and service conditions.

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Prototype Defined Contribution Plan Section 2 – Eligibility and Participation

2.04	Participation on Effective Date of Plan. Unless designated otherwise under AA §4-4, an Eligible Employee who has satisfied the minimum age and service conditions and reached his/her Entry Date as of the Effective Date of the Plan will be eligible to participate in the Plan as of such Effective Date. If an Employee has satisfied the minimum age and service conditions as of the Effective Date of the Plan but has not yet reached his/her Entry Date, the Employee will be eligible to participate on the appropriate Entry Date. The Employer may modify this rule under AA §4-4 by electing to treat all Employees employed on the Effective Date of the Plan as Participants (regardless of whether they have satisfied the Plan’s minimum age and service conditions) or by designating a specific date as of which all Eligible Employees will be deemed to be a Participant, (regardless of whether the Employee has otherwise satisfied the minimum age and service conditions).

2.05	Rehired Employees. Subject to the Break in Service rules under Section 2.07, if a terminated Employee is subsequently rehired, such Employee will be eligible to participate in the Plan on his/her reemployment date, if the Employee is an Eligible Employee and the Employee had satisfied the Plan’s minimum age and service conditions prior to his/her termination of employment. If a rehired Employee had not satisfied the Plan’s minimum age and service conditions prior to termination of employment, such Employee is eligible to participate in the Plan on the appropriate Entry Date following satisfaction of the eligibility requirements under Section 2.03. For purposes of Salary Deferrals, this requirement is deemed satisfied if a rehired Employee is permitted to commence making Salary Deferrals as of the beginning of the first payroll period commencing after the Employee’s reemployment date.

2.06	Service with Predecessor Employers. If the Employer maintains the plan of a Predecessor Employer, any service with such Predecessor Employer is treated as service with the Employer for purposes of applying the provisions of this Plan. If the Employer does not maintain the plan of a Predecessor Employer, service with such Predecessor Employer does not count for eligibility purposes under this Section 2, unless the Employer specifically designates under AA §4-5 to credit service with such Predecessor Employer for eligibility. Unless designated otherwise under AA §4-5, if the Employer takes into account service with a Predecessor Employer, such service will count for purposes of eligibility under this Section 2, vesting under Section 7 (see Section 7.06) and for purposes of the minimum allocation conditions under Section 3.09 (see Section 3.09(d)).

2.07	Break in Service Rules. Generally, an Employee will be credited with all service earned for the Employer, including service earned prior to the effective date of the Plan and service earned while the Employee is an ineligible Employee. However, the Employer may elect under AA §4-3 of the Nonstandardized Adoption Agreements to disregard an Employee’s service with the Employer under the Break in Service rules set forth in this Section 2.07.

(a)	Break in Service. An Employee incurs a Break in Service for any Eligibility Computation Period (as defined in Section 2.03(a)(2)) during which the Employee does not complete more than five hundred (500) Hours of Service with the Employer. However, if the Employer elects under AA §4-3(a) to require less than 1,000 Hours of Service to earn a Year of Service for eligibility purposes, a Break in Service will occur for any Eligibility Computation Period during which the Employee does not complete more than one-half (1/2) of the Hours of Service required to earn an eligibility Year of Service.

(b)	Nonvested Participant Break in Service rule. Under the Nonvested Participant Break in Service rule, if a Participant is totally nonvested (i.e., 0% vested) in his/her entire Account Balance, and such Participant incurs five (5) or more consecutive one-year Breaks in Service (or, if greater, a consecutive period of Breaks in Service at least equal to the Participant’s aggregate number of Years of Service with the Employer), the Plan will disregard all service earned prior to such consecutive Breaks in Service for purposes of determining eligibility to participate in the Plan. If the Employee returns to employment with the Employer, such Employee will be treated as a new Employee for purposes of determining eligibility under the Plan. For this purpose, a Participant who has made Salary Deferrals under the Plan will be treated as having a vested interest in the Plan. Thus, the Nonvested Participant Break in Service rule may not be used with respect to any contributions under the Plan (even if such Employee is totally nonvested in such contributions) for a Participant who has made Salary Deferrals under the Plan. The Employer must elect to apply the Nonvested Participant Break in Service rule under AA §4-3.

(c)	Special Break in Service rule for Plans using two Years of Service for eligibility. If the Employer has elected under AA §4-1(a)(6) to require Employees to complete two Years of Service to become eligible to participate in the Plan, any Employee who incurs a one-year Break in Service before satisfying the two Years of Service eligibility condition will not be credited with service earned before such one-year Break in Service.

(d)	One-Year Break in Service rule. Under the One-Year Break in Service rule, if an Employee incurs a one-year Break in Service, such Employee will not be credited with any service earned prior to such one-year Break in Service for purposes of determining eligibility to participate under the Plan until the Employee has completed a Year of Service after the Employee’s return to employment. The Employer must elect to apply the One-Year Break in Service rule under AA §4-3(f) of the Nonstandardized Adoption Agreement. The One-Year Break in Service rule is not available under the Standardized Adoption Agreement.

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Prototype Defined Contribution Plan Section 2 – Eligibility and Participation

(1)	Temporary disregard of service. If a Participant has service disregarded under the One-Year Break in Service rule, such Participant will have his/her service reinstated upon returning to employment as of the first day of the Eligibility Computation during which the Participant completes a Year of Service. For this purpose, the Eligibility Computation Period is the 12-month period commencing on the date the Employee first performs an Hour of Service following the Break in Service. If a Participant does not complete a Year of Service during the first Eligibility Computation Period following his/her return to employment, subsequent Eligibility Computation Periods will be determined based on Plan Years beginning with the first Plan Year following the Employee’s return to employment (unless the Employer selects Anniversary Years as the Eligibility Computation Period under AA §4-3(b)).

(2)	Application to Profit Sharing/401(k) Plan. If the Employer elects under AA §4-3(f) of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement to have the One-Year Break in Service rule apply to Salary Deferrals, an Employee who is precluded from making Salary Deferrals as a result of this Break in Service rule is eligible to recommence Salary Deferrals under the Plan immediately upon completing 1,000 Hours of Service with the Employer during a subsequent measuring period (as determined under subsection (1) above). No additional contribution need be made to an Employee due to the application of this subsection (2) as a result of the failure to retroactively permit the Employee to make Salary Deferrals under the Plan.

2.08	Waiver of Participation. As of the Effective Date of this Plan, an Employee may not waive participation under the Plan. For this purpose, the mere failure to make Salary Deferrals or After-Tax Contributions under the 401(k) plan is not a waiver of participation. If an Employee entered into a valid waiver of participation prior to the Effective Date of this Plan, such waiver will remain in effect pursuant to the terms of such waiver. Any Employee who does not participate under the Plan due to a prior valid waiver will be treated as a non-benefiting Participant for purposes of the minimum coverage requirements under Code §410(b).

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Prototype Defined Contribution Plan Section 3 – Plan Contributions

SECTION 3

PLAN CONTRIBUTIONS

This Section 3 describes the type of contributions that may be made to the Plan. The type of contributions that may be made to the Plan and the method for allocating such contributions may vary depending on the type of Plan involved. (See Section 5 for a discussion of the limits that apply to any contributions made under the Plan.)

3.01	Types of Contributions. An Employer may designate under AA §6 (including AA §§6A – 6D of the Profit Sharing/401(k) Plan Adoption Agreement) the amount and type of contributions that may be made under this Plan. If the Plan is a Money Purchase Plan or is a Profit Sharing Plan only (i.e., the Adoption Agreement provides for only Profit Sharing contributions (without a 401(k) feature)), the Plan may only provide for Employer Contributions (as authorized under AA §6). If the Employer adopts the Profit Sharing/401(k) Plan Adoption Agreement, the Plan may permit Salary Deferrals, Employer Contributions (including QNECs and Safe Harbor Employer Contributions), Matching Contributions (including QMACs and Safe Harbor Matching Contributions) and After-Tax Contributions. To share in a contribution under the Plan, an Employee must satisfy all of the conditions for being a Participant (as described in Section 2) and must satisfy any allocation conditions (as described in Section 3.09) applicable to the particular type of contribution.

The Employer may designate under the Adoption Agreement that the Plan is a frozen Plan. As a frozen Plan, the Employer will not make any Employer Contributions with respect to Plan Compensation earned after the date identified in the Agreement, and if the Plan is a 401(k) Plan, no Participant will be permitted to make Elective Deferrals or Employee After-Tax Contributions to the Plan for any period following the effective date of the freeze as identified in AA §2-5 (of the Profit Sharing Plan or Profit Sharing/401(k) Plan Adoption Agreement) or AA §6-2(g) (of the Money Purchase Plan Adoption Agreement).

3.02	Employer Contribution Formulas. If permitted under AA §6, the Employer may make an Employer Contribution to the Plan, in accordance with the contribution formula selected under AA §6-2. Subsection (a) below describes the Employer Contributions that may be selected under the Profit Sharing Plan or Profit Sharing/401(k) Plan Adoption Agreements and subsection (b) below describes the Employer Contributions that may be made under the Money Purchase Plan Adoption Agreement. Any Employer Contribution authorized under the Profit Sharing Plan or Profit Sharing/401(k) Plan must be allocated in accordance with a definite allocation formula as set forth in AA §6-3. To receive an allocation of Employer Contributions, a Participant must satisfy any allocations conditions designated under the Plan, as described in Section 3.09 below.

(a)	Employer Contribution formulas (Profit Sharing Plan and Profit Sharing/401(k) Plan). The Employer may elect under AA §6-2 of the Profit Sharing Plan or Profit Sharing/401(k) Plan Adoption Agreement to make any of the following Employer Contributions. If the Employer elects more than one Employer Contribution formula, each formula is applied separately. The Employer’s aggregate Employer Contribution for a Plan Year will be the sum of the Employer Contributions under all such formulas. Any reference to the Adoption Agreement under this subsection (a) is a reference to the Profit Sharing Plan or Profit Sharing/401(k) Plan Adoption Agreement, as applicable.

(1)	Discretionary Employer Contribution. If elected in AA §6-2(a), the Employer may decide on an annual basis how much (if any) it wishes to contribute to the Plan as an Employer Contribution. If the Employer elects to make a discretionary contribution, such amount may be allocated under the pro rata, permitted disparity, new comparability, age-based or uniform points allocation method (as selected in AA §6-3).

(i)	Pro rata allocation method. Under the pro rata allocation method, a pro rata share of the Employer Contribution is allocated to each Participant’s Employer Contribution Account. A Participant’s pro rata share is determined based on the ratio such Participant’s Plan Compensation bears to the total Plan Compensation of all Participants or as a uniform dollar amount. This allocation formula will satisfy a design-based safe harbor under Treas. Reg. §1.401(a)(4)-2(b) provided if the allocation is based on Plan Compensation, the Plan uses a definition of Plan Compensation that satisfies the nondiscrimination requirements under Treas. Reg. §1.414(s)-1.

(ii)	Permitted disparity allocation method. Under the permitted disparity allocation method, the Employer Contribution is allocated to Participants’ Employer Contribution Accounts using a two-step or four-step method. Unless provided otherwise under AA §6-3(b), the two-step method will apply for any Plan Year in which the Plan is not Top Heavy. For any Plan Year in which the Plan is Top Heavy, the four-step method will apply, unless provided otherwise under AA §6-3(b). This allocation formula is designed to satisfy a design-based safe harbor under Treas. Reg. §1.401(a)(4)-2(b).

The Employer may not elect the permitted disparity allocation method under the Plan if the Employer maintains another qualified plan, covering any of the same Employees, which uses permitted disparity in determining the allocation of contributions or the accrual of benefits under such plan.

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Prototype Defined Contribution Plan Section 3 – Plan Contributions

(A)	Two-step method. Under the two-step method, the discretionary Employer Contribution is allocated under the following method:

(I)	Step one. The Employer Contribution is allocated to each Participant’s Employer Contribution Account in the ratio that the sum of each Participant’s Plan Compensation plus Excess Compensation (as defined in subsection (C) below) bears to the sum of the total Plan Compensation plus Excess Compensation of all Participants, but not in excess of the Maximum Disparity Rate (as defined in subsection (E) below).

(II)	Step two. Any Employer Contribution remaining after the allocation in subsection (I) above one will be allocated in the ratio that each Participant’s Plan Compensation bears to the total Plan Compensation of all Participants.

(B)	Four-step method. Under the four-step method, the discretionary Employer Contribution is allocated under the following method:

(I)	Step one. The Employer Contribution is allocated to each Participant’s Employer Contribution Account in the ratio that each Participant’s Total Compensation bears to the Total Compensation of all Participants, but not in excess of 3% of each Participant’s Total Compensation.

(II)	Step two. Any Employer Contribution remaining after the allocation in subsection (I) above will be allocated to each Participant’s Employer Contribution Account in the ratio that each Participant’s Excess Compensation (as defined in subsection (C) below) bears to the Excess Compensation of all Participants, but not in excess of 3% of each Participant’s Excess Compensation. For purposes of this step two, Excess Compensation will be determined using Total Compensation (instead of Plan Compensation) for the Plan Year.

(III)	Step three. Any Employer Contribution remaining after the allocation in subsection (II) above will be allocated to each Participant’s Employer Contribution Account in the ratio that the sum of each Participant’s Plan Compensation plus Excess Compensation bears to the sum of the total Plan Compensation plus Excess Compensation of all Participants, but not in excess of the Maximum Disparity Rate (as defined in subsection (E) below).

(IV)	Step four. Any Employer Contribution remaining after the allocation in subsection (III) above will be allocated to each Participant’s Employer Contribution Account in the ratio that each Participant’s Plan Compensation bears to the total Plan Compensation of all Participants.

(C)	Excess Compensation. The amount of Plan Compensation that exceeds the Integration Level.

(D)	Integration Level. The Taxable Wage Base, unless specified otherwise under AA §6-3(b)(1).

(E)	Maximum Disparity Rate. The Maximum Disparity Rate is the maximum amount that may be allocated with respect to Excess Compensation. If the two-step allocation method is used under subsection (A) above, under step one of the two-step formula, the amount allocated as a percentage of Plan Compensation and Excess Compensation may not exceed the following percentage:

Integration Level (as a percentage of the Taxable Wage Base)	Maximum Disparity Rate

100%	5.7%

More than 80% but less than 100%	5.4%

More than 20% and not more than 80%	4.3%

20% or less	5.7%

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Prototype Defined Contribution Plan Section 3 – Plan Contributions

If the four-step allocation formula is used under subsection (B) above, under step three of the four-step formula, the amount allocated as a percentage of Plan Compensation and Excess Compensation may not exceed the following percentage:

Integration Level (as a percentage of the Taxable Wage Base)	Maximum Disparity Rate

100%	2.7%

More than 80% but less than 100%	2.4%

More than 20% and not more than 80%	1.3%

20% or less	2.7%

(F)	Taxable Wage Base. The maximum amount of wages that are considered for Social Security purposes as in effect at the beginning of the Plan Year.

(iii)	Uniform points allocation. Under the uniform points allocation, the Employer will allocate the discretionary Employer Contribution on the basis of each Participant’s total points for the Plan Year, as determined under AA §6-3(c) of the Nonstandardized Adoption Agreement. A Participant’s allocation of the Employer Contribution is determined by multiplying the Employer Contribution by a fraction, the numerator of which is the Participant’s total points for the Plan Year and the denominator of which is the sum of the points for all Participants for the Plan Year.

A Participant will receive points for each year(s) of age and/or each Year(s) of Service designated under AA §6-3(c) of the Nonstandardized Adoption Agreement. In addition, a Participant also may receive points based on his/her Plan Compensation. Each Participant will receive the same number of points for each designated year of age and/or service and the same number of points for each designated level of Plan Compensation. If the Employer provides points based on Plan Compensation, the Employer may not designate a level of Plan Compensation that exceeds $200.

To satisfy the nondiscrimination safe harbor under Treas. Reg. §1.401(a)(4)-2, the average of the allocation rates for Highly Compensated Employees in the Plan must not exceed the average of the allocation rates for the Nonhighly Compensated Employees in the Plan. For this purpose, the average allocation rates are determined in accordance with Treas. Reg. §1.401(a)(4)-2(b)(3)(B).

(iv)	New comparability allocation. Under the new comparability allocation method, the Employer may make a different discretionary contribution to each Participant’s Employer Contribution Account based on the Employee allocation groups designated under AA §6-3(d) of the Nonstandardized Adoption Agreements.

Under the new comparability allocation, the Employer may designate under AA §6-3(d)(1) separate Employee allocation groups for purposes of allocating the Employer Contribution under the Plan or may elect to have each Participant be in his/her own Employee allocation group. The Employer Contribution will be allocated separately to each Employee allocation group in an amount determined by the Employer. Amounts allocated to designated Employee allocation groups will be made as a uniform percentage of Plan Compensation.

In determining the amount that may be allocated to Participants under the new comparability allocation formula, only a limited number of allocation rates will be permitted (see subsection (A) below). Thus, the Employer Contribution made for the Plan Year must be allocated in a manner that results in no more than the maximum number of separate allocation rates described in subsection (A) below. A Plan will not violate this requirement if the designated Employee allocation groups under AA §6-3(d) exceed the maximum permitted number of allocation rates, as long as the actual amounts allocated for a Plan Year do not result in separate allocation rates that exceed the maximum number of allocation rates designated in subsection (A).

The Plan must satisfy the general nondiscrimination rate group test under Treas. Reg. §1.401(a)(4)-2(c) with respect to the separate allocation rates under the Plan. The Plan will use standard interest rate and mortality table assumptions in accordance with Treas. Reg. §1.401(a)(4)-12 when testing the allocation formula for nondiscrimination. In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.

(A)	Allocation rates. An allocation rate is the amount of Employer Contributions allocated to an Employee for a year, expressed as a percentage of Plan Compensation.

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(B)	Maximum number of allocation rates. The maximum allowable number of allocation rates is equal to the sum of the allowable number of allocation rates for eligible Highly Compensated Employees (eligible HCEs) and the allowable number of allocation rates for eligible Nonhighly Compensated Employees (eligible NHCEs). In determining the number of HCE and NHCE allocation rates, each separate Employee allocation group which has the same allocation rate (as defined in subsection (A) above), will be considered a single allocation rate.

(I)	HCE allocation rates. The allowable number of HCE allocation rates is equal to the number of eligible HCEs, limited to 25.

(II)	NHCE allocation rates. The allowable number of NHCE allocation rates depends on the number of eligible NHCEs, limited to 25. The number of eligible NHCEs to which a particular allocation rate applies must reflect a reasonable classification of Employees, and no Employee can be assigned to more than one Employee allocation group for a Plan Year.

(a)	If the Plan has only one or two eligible NHCEs, the allowable number of NHCE allocation rates is one.

(b)	If the Plan has 3 to 8 eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed two.

(c)	If the Plan has 9 to 11 eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed three.

(d)	If the Plan has 12 to 19 eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed four.

(e)	If the Plan has 20 to 29 eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed five.

(f)	If the Plan has 30 or more eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed the number of eligible NHCEs divided by five (rounded down to the next whole number if the result of dividing is not a whole number), but shall not exceed 25.

(C)	Must designate contribution in writing. The Employer must designate in writing how much of the Employer Contribution is made for each of the Employee allocation groups and whether such amounts are allocated on the basis of Plan Compensation or as a uniform dollar amount. The portion of the Employer Contribution designated for a specific allocation group will be allocated only to Participants within that allocation group. If a Participant is in more than one allocation group during the Plan Year, the Participant will receive an Employer Contribution based on the Participant’s status on the last day of the Plan Year. In the event a Participant is in two or more allocation groups on the last day of the Plan Year, the Participant will receive an Employer Contribution based on the first allocation group listed under AA §6-3(d) of the Nonstandardized Adoption Agreements in which the Participant is a part.

(D)	Special rules.

(I)	Family Members. The Employer may designate in AA §6-3(d)(3)(i) of the Nonstandardized Adoption Agreement to establish a separate allocation group for any Family Member of a Five-Percent Owner of the Employer. For this purpose, Family Members include the spouse, children, parents and grandparents of a Five-Percent Owner. (See Section 1.65(a) for the definition of a Five-Percent Owner.)

(II)	Benefiting Participants. The Employer may designate in AA §6-3(d)(3)(ii) of the Nonstandardized Adoption Agreement to establish a separate allocation group for any Nonhighly Compensated Benefiting Participant who does not receive the Minimum Gateway Contribution described under subsection (III)(a) below. For this purpose, a Participant is treated as a Benefiting Participant if such Participant receives an allocation of Employer Contributions (other than Salary Deferrals or Matching Contributions (including Safe Harbor Matching Contributions and QMACs)) or receives an allocation of forfeitures for the Plan Year (other than forfeitures that are subject to Code §401(m) because they are allocated as a Matching Contribution).

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(III)	Special gateway contribution. If a separate allocation group is not established for Benefiting Participants under AA §6-3(d)(3)(ii) of the Nonstandardized Adoption Agreement, the Employer may make an additional discretionary Employer Contribution (“special gateway contribution”) for all Nonhighly Compensated Benefiting Participants (as described in subsection (II)) in an amount necessary to provide the Minimum Gateway Contribution described in subsection (a) below. The special gateway contribution will be allocated to all Nonhighly Compensated Benefiting Participants who have not otherwise received the Minimum Gateway Contribution without regard to any allocation conditions otherwise applicable to Employer Contributions under the Plan. However, Participants who the Plan Administrator disaggregates pursuant to Treas. Reg. §1.410(b)-7(c)(4) because they have not satisfied the greatest minimum age and service conditions permissible under Code §410(a) shall not be eligible to receive an allocation of any special gateway contribution made pursuant to this subsection (III).

(a)	Minimum Gateway Contribution. A Benefiting Participant is treated as receiving the Minimum Gateway Contribution if the Participant has an allocation rate that is equal to the lesser of: (1) one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate for the Plan Year or (2) 5% of Compensation (as defined in subsection (b) below). In determining whether a Benefiting Participant has received an allocation that satisfies the Minimum Gateway Contribution, all Employer Contributions allocated to the Participant for the Plan Year are taken into account. For this purpose, Employer Contributions does not include any Matching Contributions, Salary Deferrals, or QNECs that are used in the ADP Test or ACP Test.

(b)	Compensation for 5% gateway allocation. For purposes of the 5% gateway contribution under (2) of subsection (a) above, Compensation means Total Compensation for the Plan Year. However, for this purpose, Total Compensation shall exclude amounts paid while an Employee is not a Participant in the Plan.

(c)	Compensation under one-third gateway allocation. To determine whether a Benefiting Participant has received an allocation that satisfies the one-third gateway allocation requirement under (1) of subsection (a) above, a Participant’s allocation rate is determined by dividing the total Employer Contribution made on behalf of such Participant by the Participant’s Plan Compensation (as defined in AA §5-2), provided the definition satisfies Treas. Reg. §1.414(s). However, solely for purposes of determining the allocation rate of any Nonhighly Compensated Employee, QNECs that are used in the ADP Test or ACP Test shall not be taken into account.

(IV)	Special restrictions that apply to “short-service” Employees. A designated Employee allocation group which is limited to Nonhighly Compensated Employees with the lowest amount of compensation and/or the shortest periods of service may be deemed to violate the nondiscrimination requirements under Code §401(a)(4).

(v)	Age-based allocation. Under the age-based allocation method, the Employer will allocate the discretionary Employer Contribution on the basis of each Participant’s adjusted Plan Compensation. Amounts allocated under an age-based allocation must satisfy the general nondiscrimination rate group test under Treas. Reg. §1.401(a)(4)-2(c).

(A)	Adjusted Plan Compensation. For this purpose, a Participant’s adjusted Plan Compensation is determined by multiplying the Participant’s Plan Compensation by an Actuarial Factor (as described in subsection (B) below).

(B)

Actuarial Factor. A Participant’s Actuarial Factor must be determined based on standard actuarial assumptions that satisfy Treas. Reg. §1.401(a)(4)-12 using a testing age that is the later of Normal Retirement Age or the Employee’s current age. Unless designated otherwise under AA §6-3(e) of the Nonstandardized Adoption Agreement, a Participant’s Actuarial Factor is determined based on an 8.5% interest rate and the UP-1984 mortality table. (See Appendix A of the Plan for the Actuarial Factors associated with an 8.5% interest rate and the UP-1984 mortality table and a testing age of 65. If an interest rate other than 8.5% or a mortality table other than the

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UP-1984 mortality table is selected under AA §6-3(e), or if a testing age other than age 65 is used, the Plan must determine the appropriate Actuarial Factors based on the designated interest rate, mortality table, and testing age.)

(2)	Fixed Employer Contribution. If elected in AA §6-2(b), the Employer will make a fixed contribution to the Plan as a designated percentage of Plan Compensation or as a uniform dollar amount. The Employer Contribution will be allocated under the prorata allocation formula under AA §6-3(a) in accordance with the selections made in AA §6-2(b). The allocation of the fixed Employer Contribution under the pro rata allocation formula will satisfy a design-based safe harbor under Treas. Reg. §1.401(a)(4)-2(b) provided, if the allocation is based on Plan Compensation, the Plan uses a definition of Plan Compensation that satisfies the nondiscrimination requirements under Treas. Reg. §1.414(s)-1.

(3)	Service-based Employer Contribution. If elected in AA §6-2(c) of the Nonstandardized Adoption Agreement, the Employer may make a contribution based on an Employee’s service with the Employer during the Plan Year (or other period designated under AA §6-5(a).) The Employer may elect to make the service-based contribution as a discretionary contribution or as a fixed contribution. Any such contribution will be allocated on the basis of Participants’ Hours of Service, weeks of employment or other measuring period selected under AA §6-2(c) of the Nonstandardized Adoption Agreement. The Employer Contribution will be allocated under the service-based allocation formula under AA §6-3(f). Amounts allocated on the basis of service must satisfy the general nondiscrimination rate group test under Treas. Reg. §1.401(a)(4)-2(c).

(4)	Prevailing Wage Contribution. If elected in AA §6-2(d) of the Nonstandardized Adoption Agreement, the Employer may make a Prevailing Wage Contribution for Participants who perform Prevailing Wage Service. For this purpose, Prevailing Wage Service is any service performed by an Employee under a public contract subject to the Davis-Bacon Act or to any other federal, state or municipal prevailing wage law. The Employer will make an Employer Contribution based on the hourly contribution rate for the Participant’s employment classification. The Prevailing Wage Contribution will be allocated under the Prevailing Wage allocation formula under AA §6-3(g). Special restrictions may apply in order for Prevailing Wage Contributions to be taken into account for purposes of satisfying the applicable federal, state or municipal prevailing wage laws. The Employer may attach an Addendum to the Adoption Agreement setting forth the hourly contribution rate for the employment classifications eligible for Prevailing Wage Contributions.

Unless provided otherwise in AA §6-2(d)(2) of the Nonstandardized Adoption Agreement, the following default rules apply for purposes of determining the Prevailing Wage Contribution.

(i)	Only available to Nonhighly Compensated Employees. Highly Compensated Employees are not eligible to share in the Prevailing Wage Contribution.

(ii)	No minimum age and service conditions. No minimum age or service conditions will apply for purposes of determining an Employee’s eligibility for the Prevailing Wage Contribution. An Employee who performs Prevailing Wage Service will be eligible to receive the Prevailing Wage Contribution as of his/her Employment Commencement Date.

(iii)	Full vesting. Prevailing Wage Contributions are always 100% vested.

If the Employer elects to provide eligibility requirements or vesting requirements with respect to Prevailing Wage Contributions under AA §6-2(d), the Employer may not be able to take full credit under applicable federal, state or municipal prevailing wage laws for the Prevailing Wage Contributions made under this Plan. See the applicable prevailing wage laws for more information regarding the effect of eligibility and/or vesting requirements.

The Employer may elect under AA §6-2(d)(1) of the Nonstandardized Adoption Agreement to offset other Employer Contributions made under the Plan by the Prevailing Wage Contribution. To the extent such contributions satisfy the requirements for a QNEC, as described in subsection (5) below, the Prevailing Wage Contribution may be treated as a QNEC under the Plan.

(5)	Qualified Nonelective Contributions (QNECs). Notwithstanding any contrary selections in the Profit Sharing/401(k) Plan Adoption Agreement, for any Plan Year, the Employer may make a discretionary QNEC on behalf of Nonhighly Compensated Participants under the Plan. Such QNEC will be allocated as a uniform percentage of Plan Compensation to all Nonhighly Compensated Participants, without regard to any allocation conditions selected in AA §6-6, unless designated otherwise under AA §6-4 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement. A QNEC must satisfy the requirements for a QNEC described in subsection (i) below at the time the contribution is made to the Plan, regardless of any inconsistent elections under the Profit Sharing/401(k) Plan Adoption Agreement.

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Alternatively, the Employer may elect under AA §6-4 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement to specifically permit discretionary QNECs under the Plan. The Employer may elect to allocate the QNEC under any of the allocation methods under subsection (ii) below. (If QNECs are authorized under the Standardized Adoption Agreement, such QNECs will be allocated as a uniform percentage of Plan Compensation to all Nonhighly Compensated Participants, without regard to the allocation conditions selected in AA §6-6.)

If the Employer makes both a discretionary Employer Contribution under AA §6-2(a) and a discretionary QNEC, the Employer must designate, in writing, the amount of the Employer Contribution which is designated as a regular Employer Contribution and the amount designated as a QNEC.

(i)	Requirements for a QNEC. In order to qualify as a QNEC, an Employer Contribution must satisfy the following requirements:

(A)	100% vesting. A QNEC must be 100% vested when contributed to the Plan.

(B)	Distribution restrictions. A QNEC must be subject to the same distribution restrictions applicable to Salary Deferrals under Section 8.10(c), except that no portion of a Participant’s QNEC Account may be distributed on account of Hardship. See Section 8.10(d).

(C)	Allocation conditions. A QNEC will not be subject to the allocation provisions applicable to Employer Contributions, as designated under AA §6-6, unless provided otherwise under AA §6-4 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement.

(ii)	Allocation method for QNECs.

(A)	Participants. The Employer may elect under AA §6-4(a) of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement to allocate any QNEC under the Plan to all Participants (rather than to just Nonhighly Compensated Participants).

(B)	Targeted QNECs. If the Employer elects to make Targeted QNECs under AA §6-4(b) of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement, the QNEC will be allocated to Nonhighly Compensated Participants in the QNEC Allocation Group, starting with Nonhighly Compensated Participants with the lowest Plan Compensation for the Plan Year. For this purpose, the QNEC Allocation Group is made up of the Nonhighly Compensated Participants (equal to one-half of total Nonhighly Compensated Participants under the Plan), with the lowest level of Plan Compensation for the Plan Year.

(I)	5% of Plan Compensation limit. The QNEC will be allocated to the Nonhighly Compensated Employees in the QNEC Allocation Group up to a maximum of 5% of Plan Compensation. The QNEC will be allocated first to the Nonhighly Compensated Participant(s) with the lowest Plan Compensation (up to the 5% of Plan Compensation maximum allocation) and continuing with Nonhighly Compensated Employees in the QNEC Allocation Group with the next higher level of Plan Compensation, until all of the QNEC has been allocated (or until all Nonhighly Compensated Employees in the QNEC Allocation Group have received the maximum 5% of Plan Compensation QNEC allocation).

(II)	Reallocation to lowest one-half of Nonhighly Compensated Participants. If a QNEC remains unallocated after the allocation under subsection (I), the remaining QNEC will continue to be allocated in accordance with subsections (I), in increments equal to twice the level of QNEC allocated to the rest of the QNEC Allocation Group. Thus, for example, if a QNEC remains unallocated after allocating the full 5% of Plan Compensation to the QNEC Allocation Group, the QNEC will continue to be allocated up to 10% of Plan Compensation (twice the QNEC already allocated to the QNEC Allocation Group) beginning with the Nonhighly Compensated Employee in the QNEC Allocation Group with the lowest Plan Compensation.

(III)	Additional members in QNEC Allocation Group. If at any time, a Nonhighly Compensated Participant is not able to receive a full QNEC allocation under subsection (I)

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or (II) (e.g., due to the application of the Code §415 Limitation), the Nonhighly Compensated Participant with the next higher level of Plan Compensation (that is not in the QNEC Allocation Group) will be added to the QNEC Allocation Group.

(IV)	Special rule for Plan Years beginning before January 1, 2006. For Plan Years beginning before January 1, 2006, a QNEC allocated under the Targeted QNEC method may be allocated to Participants without regard to the 5% of Plan Compensation limit. Thus, for such Plan Years, a Targeted QNEC may be allocated to a Participant up to the Participant’s Code §415 Limitation, as described in Section 5.03.

(6)	Frozen Plan. The Employer may designate under AA §2-5 that the Plan is a frozen Plan. As a frozen Plan, the Employer will not make any Employer Contributions with respect to Plan Compensation earned after the date identified in the Agreement.

(b)	Employer Contribution formulas (Money Purchase Plan). The Employer may elect under AA §6 of the Money Purchase Plan Adoption Agreement to make any of the following Employer Contributions. Each Participant will receive an allocation of Employer Contributions equal to the amount determined under the contribution formula elected under AA §6-2. Any reference to the Adoption Agreement under this subsection (b) is a reference to the Money Purchase Plan Adoption Agreement. To receive an allocation of Employer Contributions, a Participant must satisfy any allocations conditions designated under the Plan, as described in Section 3.09 below.

If the Employer adopts the Money Purchase Plan Adoption Agreement and also maintains another qualified retirement plan or plans, the contribution to be made under the Money Purchase Plan will not exceed the maximum amount that is deductible under Code §404(a)(7), taking into account all contributions that have been made to the other plan or plans prior to the date a contribution is made under the Money Purchase Plan.

(1)	Uniform Employer Contribution. If elected under AA §6-2(a), the Employer will make a contribution to each Participant under the Plan as a uniform percentage of Plan Compensation or as a uniform dollar amount. This contribution formula will satisfy a design-based safe harbor under Treas. Reg. §1.401(a)(4)-2(b) provided if the allocation is based on Plan Compensation, the Plan uses a definition of Plan Compensation that satisfies the nondiscrimination requirements under Treas. Reg. §1.414(s)-1.

(2)	Permitted disparity contribution. If elected under AA §6-2(b), the Employer will make a permitted disparity contribution to each Participant using either the individual or group method. The Employer may not elect the permitted disparity allocation method under the Plan if the Employer maintains another qualified plan, covering any of the same Employees, which uses permitted disparity in determining the allocation of contributions or the accrual of benefits under such plan. This contribution formula is designed to satisfy a design-based safe harbor under Treas. Reg. §1.401(a)(4)-2(b).

(i)	Individual method. Under the individual method, each Participant will receive an allocation of the Employer Contribution equal to the amount determined under the contribution formula under AA §6-2(b)(1). A Participant may not receive an allocation with respect to Excess Compensation that exceeds the Maximum Disparity Rate.

(A)	Excess Compensation. The amount of Plan Compensation that exceeds the Integration Level.

(B)	Integration Level. The Taxable Wage Base, unless specified otherwise under AA §6-2(b)(3).

(C)	Maximum Disparity Rate. The Maximum Disparity Rate is the maximum amount that may be allocated with respect to Excess Compensation under the permitted disparity formula. The maximum amount that may be allocated as a percentage of Plan Compensation and Excess Compensation is the following percentage:

Integration Level (as a percentage of the Taxable Wage Base)	Maximum Disparity Rate

100%	5.7%

More than 80% but less than 100%	5.4%

More than 20% and not more than 80%	4.3%

20% or less	5.7%

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(D)	Taxable Wage Base. The maximum amount of wages that are considered for Social Security purposes as in effect at the beginning of the Plan Year.

(ii)	Group method. Under the group method, the Employer contributes a fixed percentage of total Plan Compensation of all Participants. The Employer Contribution is then allocated under the two-step method (as described in subsection (a)(1)(ii)(A) above) or, if the Plan Is Top-Heavy, under the four-step method (as described in subsection (a)(1)(ii)(B) above). In determining Excess Compensation, the Integration Level is the Taxable Wage Base, unless designated otherwise under AA §6-2(b)(3).

(3)	New comparability contribution. Under the new comparability contribution method, the Employer may make a different contribution to each Participant’s Employer Contribution Account based on the designated Employee groups identified under AA §6-2(c).

The Employer Contribution made for a designated Employee group will be allocated to each eligible Participant in such group as a uniform percentage of Plan Compensation as designated in AA §6-2(c)(2). The Employer also may elect to allocate an amount to each eligible Participant in a designated Employee group the maximum amount permissible under Code §415. See Section 5.03.

The Employee groups designated in AA §6-2(c) must be clearly defined in a manner that will not violate the definite determinable requirement of Treas. Reg. §1.401-1(b)(1)(ii). The portion of the Employer Contribution designated for a specific Employee group will be allocated only to Participants within that group. If a Participant is in more than one Employee group during the Plan Year, the Participant will receive an Employer Contribution based on the Participant’s status on the last day of the Plan Year. In the event a Participant is in two or more Employee groups on the last day of the Plan Year, the Participant will receive an Employer Contribution based on the first Employee group listed under AA §6-2(c) in which the Participant is a part.

In applying the new comparability contribution method under this subsection (3), only a limited number of contribution rates (as defined in subsection (i) below) will be permitted (as set forth in subsection (ii) below). Thus, the use of the new comparability contribution method may not result in different contribution rates that exceed the maximum number of contribution rates permitted in subsection (ii) below. A Plan will not violate this requirement if the designated Employee contribution groups under AA §6-2(c) exceed the maximum permitted number of contribution rates, as long as the actual amounts contributed for a Plan Year do not result in separate contribution rates that exceed the maximum number of contribution rates designated in subsection (ii). The Plan still must satisfy the general nondiscrimination rate group test under Treas. Reg. §1.401(a)(4)-2(c) with respect to the separate contribution rates under the Plan. The Plan will use standard interest rate and mortality table assumptions in accordance with Treas. Reg. §1.401(a)(4)-12 when testing the allocation formula for nondiscrimination.

In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of 1.401(k)-1(a)(6) continue to apply, and the designation of Employee groups should not be such that a cash or deferred election is created for a self-employed individual as a result of application of such designation. A designated Employee group which is limited to Nonhighly Compensated Employees with the lowest amount of compensation and/or the shortest periods of service may be deemed to violate the nondiscrimination requirements under Code §401(a)(4).

(i)	Contribution rates. A contribution rate is the amount of Employer Contributions made to an Employee for a year, expressed as a percentage of Plan Compensation.

(ii)	Maximum number of contribution rates. The maximum allowable number of contribution rates is equal to the sum of the allowable number of contribution rates for eligible Highly Compensated Employees (eligible HCEs) and the allowable number of contribution rates for eligible Nonhighly Compensated Employees (eligible NHCEs). In determining the number of HCE and NHCE contribution rates, each separate Employee contribution group which has the same contribution rate (as defined in subsection (i) above), will be considered a single contribution rate.

(A)	HCE contribution rates. The allowable number of HCE contribution rates is equal to the number of eligible HCEs, limited to 25.

(B)	NHCE contribution rates. The allowable number of NHCE contribution rates depends on the number of eligible NHCEs, limited to 25. The number of eligible NHCEs to which a particular contribution rate applies must reflect a reasonable classification of Employees, and no Employee can be assigned to more than one Employee contribution group for a Plan Year.

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(I)	If the Plan has only one or two eligible NHCEs, the allowable number of NHCE contribution rates is one.

(II)	If the Plan has 3 to 8 eligible NHCEs, the allowable number of NHCE contribution rates cannot exceed two.

(III)	If the Plan has 9 to 11 eligible NHCEs, the allowable number of NHCE contribution rates cannot exceed three.

(IV)	If the Plan has 12 to 19 eligible NHCEs, the allowable number of NHCE contribution rates cannot exceed four.

(V)	If the Plan has 20 to 29 eligible NHCEs, the allowable number of NHCE contribution rates cannot exceed five.

(VI)	If the Plan has 30 or more eligible NHCEs, the allowable number of NHCE contribution rates cannot exceed the number of eligible NHCEs divided by five (rounded down to the next whole number if the result of dividing is not a whole number), but shall not exceed 25.

(4)	Age-based contribution. Under the age-based contribution method, the Employer will contribute a specific percentage of each Participant’s adjusted Plan Compensation. Amounts contributed under an age-based contribution formula must satisfy the general nondiscrimination rate group test under Treas. Reg. §1.401(a)(4)-2(c).

(i)	Adjusted Plan Compensation. For this purpose, a Participant’s adjusted Plan Compensation is determined by multiplying the Participant’s Plan Compensation by an Actuarial Factor (as described in subsection (ii) below).

(ii)	Actuarial Factor. A Participant’s Actuarial Factor must be determined based on standard actuarial assumptions that satisfy Treas. Reg. §1.401(a)(4)-12 using a testing age that is the later of Normal Retirement Age or the Employee’s current age. Unless designated otherwise under AA §6-2(d), a Participant’s Actuarial Factor is determined based on an 8.5% interest rate and the UP-1984 mortality table. (See Appendix A of the Plan for the Actuarial Factors associated with an 8.5% interest rate and the UP-1984 mortality table and a testing age of 65. If an interest rate other than 8.5% or a mortality table other than the UP-1984 mortality table is selected under AA §6-2(d), or if a testing age other than age 65 is used, the Plan must determine the appropriate Actuarial Factors based on the designated interest rate, mortality table and testing age.)

(5)	Service-based Employer Contribution. If elected in AA §6-2(e), the Employer will make a contribution based on an Employee’s service with the Employer during the Plan Year (or other period designated under AA §6-4.) The Employer Contribution will be allocated on the basis of Participants’ Hours of Service, weeks of employment or other measuring period selected under AA §6-2(e). Amounts contributed on the basis of service must satisfy the general nondiscrimination rate group test under Treas. Reg. §1.401(a)(4)-2(c).

(6)	Prevailing Wage Contribution. If elected in AA §6-2(f), the Employer will make a Prevailing Wage Contribution for Participants who perform Prevailing Wage service. For this purpose, Prevailing Wage service is any service performed by an Employee under a public contract subject to the Davis-Bacon Act or to any other federal, state or municipal prevailing wage law. The Employer will make an Employer Contribution based on the hourly contribution rate for the Participant’s employment classification. Special restrictions may apply in order for Prevailing Wage Contributions to be taken into account for purposes of satisfying the applicable federal, state or municipal prevailing wage laws. The Employer may attach an Addendum to the Adoption Agreement setting forth the hourly contribution rate for the employment classifications eligible for Prevailing Wage Contributions.

Unless provided otherwise in AA §6-2(f)(2), the default rules described in subsection (a)(4) above will apply for purposes of determining the Prevailing Wage Contribution. If the Employer elects to provide eligibility requirements or vesting requirements with respect to Prevailing Wage Contributions under AA §6-2(f), the Employer may not be able to take full credit under applicable federal, state or municipal prevailing wage laws for the Prevailing Wage Contributions made under this Plan. See the applicable prevailing wage laws for more information regarding the effect of eligibility and/or vesting requirements.

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The Employer may elect under AA §6-2(f)(1) to offset other Employer Contributions made under the Plan by the Prevailing Wage Contribution.

(7)	Frozen Plan. The Employer may designate under AA §6-2(g) that the Plan is a frozen Plan. As a frozen Plan, the Employer will not make any Employer Contributions with respect to Plan Compensation earned after the date identified in AA §6-2(g).

(c)	Period for determining Employer Contributions. In determining the amount of Employer Contributions to be allocated to Participants under the Plan, the Plan will take into account Plan Compensation (as defined in Section 1.90) for the Plan Year. The Employer may designate under AA §6-5 of the Nonstandardized Adoption Agreement alternative periods for determining the allocation of Employer Contributions. If alternative periods are designated under AA §6-5, a Participant’s allocation of Employer Contributions will be determined separately for each designated period based on Plan Compensation earned during such period. If an alternative period is designated under AA §6-5, the Employer need not actually make the Employer Contribution during the designated period, provided the total Employer Contribution for the Plan Year is allocated based on the proper Plan Compensation. (If the permitted disparity allocation method applies under AA §6-2(b), the allocation will be based on the Plan Year.)

(d)	Offset of Employer Contributions.

(1)	Offset of Employer Contributions by Safe Harbor Employer Contributions. If the Plan provides for Safe Harbor Employer Contributions under AA §6C of the Profit Sharing/401(k) Plan Adoption Agreement and such Safe Harbor Employer Contributions are not available to all eligible Participants (pursuant to the selections made in AA §6C-3(a)), the Employer may elect under AA §6C-4 to offset any additional Employer Contributions a Participant would otherwise receive by the amount of Safe Harbor Employer Contributions the Participant receives under the Plan. Thus, when allocating any additional Employer Contributions under the Plan, if so elected under AA §6C-4, no amounts will be allocated to Participants who receive a Safe Harbor Employer Contribution until the amount of additional Employer Contributions exceeds the amount of Safe Harbor Employer Contributions received under the Plan. For this purpose, if the permitted disparity allocation method applies, this offset applies only to the second step of the two-step permitted disparity formula or the fourth step of the four-step permitted disparity formula.

(2)	Offset for contributions under another qualified plan maintained by the Employer. If the Employer maintains any other qualified plan(s) which cover any Participants under this Plan, the Employer may elect under AA §6 to reduce such Participants’ allocation under this Plan to take into account the benefits provided under the Employer’s other qualified plan(s). For purposes of satisfying the coverage requirements under Code §410(b) and the nondiscrimination requirements under Code §401(a)(4), this Plan may need to be aggregated with such other qualified plan(s) in accordance with Treas. Reg. §1.410(b)-7. The Employer may attach an addendum to the Adoption Agreement describing how the offset will be applied.

3.03	Salary Deferrals. The Employer may elect under AA §6A of the Profit Sharing/401(k) Plan Adoption Agreement to authorize Participants to make Salary Deferrals under the Plan. A Participant’s total Salary Deferrals under this Plan may not exceed the lesser of: (i) any limitation designated under AA §6A-2; (ii) the Elective Deferral Dollar Limit described under Section 5.02; or (iii) the amount permitted under the Code §415 Limitation described under Section 5.03. The Employer may elect under AA §6A-2(c) of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement to apply a different limit on Salary Deferrals to the extent such Salary Deferrals are withheld from a Participant’s bonus payments.

(a)	Salary Deferral Election. In order to make Salary Deferrals under the Plan, a Participant must enter into a Salary Deferral Election which authorizes the Employer to withhold a specific dollar amount or a specific percentage from the Participant’s Plan Compensation. The Salary Reduction Agreement may permit a Participant to specify a different percentage or dollar amount be withheld from specified components of Plan Compensation, such as base pay, bonuses, commissions, etc. The Employer will deposit any amounts withheld from a Participant’s Plan Compensation as Salary Deferrals into the Participant’s Salary Deferral Account under the Plan. A Salary Deferral Election may only relate to Plan Compensation that is not currently available at the time the Salary Deferral Election is completed. In determining the amount to be withheld from a Participant’s Plan Compensation, the Plan Administrator may round any Salary Deferral election to the next highest or lowest whole dollar amount.

The Employer may designate under AA §6A-9 of the Profit Sharing/401(k) Plan Adoption Agreement to apply a special effective date as of which Participant’s may begin making Salary Deferrals under the Plan. Regardless of any special effective date designated under AA §6A-9, a Salary Deferral Election may not be effective prior to the later of: (a) the date the Employee becomes a Participant; (b) the date the Participant executes the Salary Deferral Election; or (c) the date the Profit Sharing/401(k) Plan is adopted or effective. In addition, Salary Deferrals made pursuant to a Salary Deferral Election may not be made earlier than the date the Participant performs the services to which such Salary Deferrals relate or the date the compensation subject to such Salary Deferral Election would be currently available to the Participant absent the deferral election (if earlier).

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A Salary Deferral Election is valid even though it is executed by an Employee before he/she actually has qualified as a Participant, so long as the Salary Deferral Election is not effective before the date the Employee is a Participant.

(b)	Change in deferral election. An Employee must be permitted to enter into a new Salary Deferral Election or to modify or terminate an existing Salary Deferral Election at least once a year. In addition, the Employer may designate under AA §6A-7 of the Profit Sharing/401(k) Plan Adoption Agreement additional dates for a Participant to modify or terminate an existing Salary Deferral Election. Alternatively, the Employer may designate additional dates on the Salary Deferral Election form (or other written procedures).

(c)	Automatic deferral election. The Employer may elect under AA §6A-8 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement to provide for an automatic deferral election under the Plan. If the Employer elects to apply an automatic deferral election, the Employer will automatically withhold the amount designated under AA §6A-8 from Participants’ Plan Compensation, unless the Participant completes a Salary Deferral Election electing a different deferral amount (including a zero deferral amount). If an automatic deferral election applies under the Plan, such election will not apply to Participants who have entered into a Salary Deferral Election for an amount equal to or greater than the automatic deferral amount designated under AA §6A-8. The Employer also may elect to apply the automatic deferral election only to Participants who become eligible to participate after a specified date. Any Salary Deferrals withheld pursuant to an automatic deferral election will be deposited into the Participant’s Salary Deferral Account.

The Plan may provide under AA §6A-8 that the automatic deferral amount will automatically increase by a designated percentage or dollar amount each Plan Year. In applying any automatic deferral increase under AA §6A-8, the initial deferral amount will apply for the period that begins when the employee first participates in the automatic contribution arrangement and ends on the last day of the following Plan Year. The automatic increase will apply for each full Plan Year beginning with the Plan Year immediately following the initial deferral period and for each subsequent full Plan Year. For example, if an Employee makes his/her first automatic deferral for the period beginning July 1, 2009, the first automatic increase would not take effect until January 1, 2011 (assuming the Plan is using a calendar Plan Year) which is the Plan Year beginning after the first full Plan Year following the period for which the Employee makes his/her first automatic deferral under the Plan.

Prior to the time an automatic deferral election first goes into effect, the Participant must receive written notice concerning the effect of the automatic deferral election and his/her right to elect a different level of deferral under the Plan, including the right to elect not to defer. After receiving the notice, a Participant must have a reasonable time to enter into a new Salary Deferral Election before any automatic deferral election goes into effect.

(d)	Catch-Up Contributions. If permitted under AA §6A-4, a Participant who is aged 50 or over by the end of his/her taxable year beginning in the calendar year may make Catch-Up Contributions under the Profit Sharing/401(k) Plan, provided such Catch-Up Contributions are in excess of an otherwise applicable limit under the Plan. For this purpose, an otherwise applicable Plan limit is a limit in the Plan that applies to Salary Deferrals without regard to Catch-up Contributions, such as a Plan-imposed Salary Deferral limit under AA §6A-2, the Code §415 Limitation (described in Section 5.03), the Elective Deferral Dollar Limit (described in Section 5.02), and the limit imposed by the ADP Test (described in Section 6.01). For this purpose, an ADP Test limit only applies to the extent a Highly Compensated Employee is required to receive a corrective refund under Section 6.01(b)(2).

(1)	Catch-Up Contribution Limit. Catch-up Contributions for a Participant for a taxable year may not exceed the Catch-Up Contribution Limit. The Catch-Up Contribution Limit for taxable years beginning in 2002 is $1,000, for taxable years beginning in 2003 is $2,000, for taxable years beginning in 2004 is $3,000, for taxable years beginning in 2005 is $4,000 and for taxable years beginning in 2006 is $5,000. For taxable years beginning after 2006, the Catch-Up Contribution Limit will be adjusted for cost-of-living increases under Code §414(v)(2)(C). For this purpose, the Employer may elect under AA §6A-4 to limit Catch-Up Contributions so that a Participant’s total Catch-Up Contributions , when added to other Salary Deferrals, may not exceed 75 percent of the Participant’s Plan Compensation for the taxable year. (A Different Catch-Up Contribution Limit applies for SIMPLE 401(k) Plans. See Section 6.05(b)(2).)

(2)	Special treatment of Catch-Up Contributions. Catch-up Contributions are not subject to the Elective Deferral Dollar Limit or the Code §415 Limitation, are not counted in the ADP Test, and are not counted in determining the minimum allocation under Code §416 (as defined in Section 4.04), but Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top Heavy.

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(e)	Roth Deferrals. If permitted under AA §6A-5, a Participant may designate all or a portion of his/her Salary Deferrals as Roth Deferrals. For this purpose, a Roth Deferral is a Salary Deferral that satisfies the following conditions:

(1)	Irrevocable election. The Participant makes an irrevocable election (at the time the Participant enters into his/her Salary Deferral Election) designating all or a portion of his/her Salary Deferrals as Roth Deferrals. The irrevocable election applies with respect to Salary Deferrals that are made pursuant to such election. A Participant may modify or change a Salary Deferral Election to increase or decrease the amount of Salary Deferrals designated as Roth Deferrals, provided such change or modification applies only with respect to Salary Deferrals made after such change or modification. (See subsection (b) above for rules regarding the timing of permissible changes or modifications to a Participant’s Salary Deferral Election.)

(2)	Subject to immediate taxation. To the extent a Participant designates all or a portion of his/her Salary Deferrals as Roth Deferrals, such amounts will be includible in the Participant’s income at the time the Participant would have received the contribution amounts in cash if the Employee had not made the Salary Deferral election.

(3)	Separate account. Any amounts designated as Roth Deferrals will be maintained by the Plan in a separate Roth Deferral Account. The Plan will credit and debit all contributions and withdrawals of Roth Deferrals to such separate Account. The Plan will separately allocate gains, losses, and other credits and charges to the Roth Deferral Account on a reasonable basis that is consistent with such allocations for other Accounts under the Plan. However, in no event may the Plan allocate forfeitures under the Plan to the Roth Deferral Account. The Plan will separately track Participants’ accumulated Roth Deferrals and the earnings on such amounts.

(4)	Satisfaction of Salary Deferral requirements. Roth Deferrals are subject to the same requirements as apply to Salary Deferrals. Thus Roth Deferrals are subject to the following requirements:

(i)	Roth Deferrals are always 100% vested, as provided in Section 7.01.

(ii)	Roth Deferrals are subject to the Elective Deferral Dollar Limit, as described in Section 5.02. For this purpose, all Salary Deferrals (both Pre-Tax Salary Deferrals and Roth Deferrals) are aggregated in applying the Elective Deferral Dollar Limit.

(iii)	Roth Deferrals are subject to the same distribution restrictions as apply to Salary Deferrals under Section 8.10(c). See Section 8.11(b) for special distribution provisions applicable to Roth Deferrals.

(iv)	Roth Deferrals are subject to ADP nondiscrimination testing, as set forth in Section 6.01.

(v)	Roth Deferrals are subject to the required minimum distribution requirements under Code §401(a)(9), as set forth in Section 8.12.

(vi)	Roth Deferrals are treated as Employer Contributions for purposes of Code §§401(a), 401(k), 402, 411, 412, 415, 416 and 417.

(5)	Rollover of Roth Deferrals.

(i)	Rollovers from this Plan. For purposes of the rollover rules under Section 8.05, a Direct Rollover of a distribution from a Participant’s Roth Deferral Account will only be made to another Roth Deferral Account under a qualified plan described in Code §401(a) or an annuity contract or custodial account described in Code §403(b) or to a Roth IRA described in §408A, and only to the extent the rollover is permitted under the rules of Code §402(c).

(ii)	Rollovers to this Plan. Subject to the provisions under Section 3.07, a Participant may make a Rollover Contribution to his/her Roth Deferral Account only if the rollover is a Direct Rollover from another Roth Deferral Account under a qualified retirement plan (as described in Section 3.07) and only to the extent the rollover is permitted under the rules of Code §402(c). A rollover of Roth Deferrals may not be made to this Plan from a Roth IRA.

(iii)	Minimum rollover amount. The Plan will not provide for a Direct Rollover (including an Automatic Rollover) for distributions from a Participant’s Roth Deferral Account if it is reasonably expected (at the time of the distribution) that the total amount the Participant will receive as a distribution during the calendar year will total less than $200. In addition, any distribution from a Participant’s Roth Deferral Account is not taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 during a year. However, Eligible Rollover Distributions from a Participant’s Roth Deferral Account are taken into account in determining whether the total amount of the Participant’s Account Balances under the Plan exceeds $1,000 for purposes of applying the Automatic Rollover provisions under Section 8.06.

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Prototype Defined Contribution Plan Section 3 – Plan Contributions

(iv)	Separate treatment of Roth Deferrals. The provisions under Section 8.05 that allow a Participant to elect a Direct Rollover of only a portion of an Eligible Rollover Distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant’s Roth Deferral Account as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time.

3.04	Matching Contributions. The Employer may elect under AA §6B of the Profit Sharing/401(k) Plan Adoption Agreement to authorize Matching Contributions under the Plan. If the Employer elects more than one Matching Contribution formula under AA §6B-2, each formula is applied separately. A Participant’s aggregate Matching Contributions will be the sum of the Matching Contributions under all such formulas. Any Matching Contribution made under the Plan will be allocated to Participants’ Matching Contribution Account. To receive an allocation of Matching Contributions, a Participant must satisfy any allocations conditions designated under the Plan, as described in Section 3.09 below.

(a)	Contributions eligible for Matching Contributions. The Matching Contribution formula(s) applies to Salary Deferrals and After-Tax Contributions, to the extent authorized under the Plan. The Employer may elect under AA §6D-3 of the Nonstandardized Adoption Agreement to exclude After-Tax Contributions from the Matching Contribution formula(s). If the Matching Contribution formula(s) applies to both Salary Deferrals and After-Tax Contributions, such contributions are aggregated to determine the Matching Contributions under the Plan. Any reference to Salary Deferrals under the Matching Contribution formula(s) includes After-Tax Contributions to the extent such amounts are eligible for Matching Contributions under the Plan.

(b)	Period for determining Matching Contributions. AA §6B-5 sets forth the period for which the Matching Contribution formula(s) applies. For this purpose, the period designated in AA §6B-5 applies for purposes of determining the amount of Salary Deferrals (and After-Tax Contributions, if applicable) taken into account in applying the Matching Contribution formula(s) and in applying any limits on the amount of Salary Deferrals that may be taken into account under the Matching Contribution formula(s). (See subsection (c) for rules applicable to “true-up” contributions where the Employer contributes Matching Contributions to the Plan on a different period than selected under AA §6B-5.)

(c)	True-up contributions. If the Employer makes Matching Contributions more frequently than annually, the Employer may have to make “true-up” contributions for Participants. Such “true-up” contributions will be required if the Employer actually contributes Matching Contributions to the Plan on a more frequent basis than is used for purposes of determining the amount of Salary Deferrals taken into account under AA §6B-5. For example, if the Plan limits Matching Contributions on the basis of Salary Deferrals for the Plan Year, but the Employer contributes the Matching Contributions on a quarterly basis, the Employer may have to make a “true-up” contribution to any Participant based on Salary Deferrals for the Plan Year. If a “true-up” contribution is required under this subsection (c), the Employer may make such additional contribution as required to satisfy the contribution requirements under the Plan. Similar “true-up” contribution requirements will apply with respect to Safe Harbor Matching Contributions under Section 6.04(a)(1)(ii).

(d)	Qualified Matching Contributions (QMACs). Notwithstanding any contrary selections in the Profit Sharing/401(k) Plan Adoption Agreement, for any Plan Year, the Employer may make a discretionary QMAC on behalf of Nonhighly Compensated Participants under the Plan. Such QMAC will be allocated uniformly to all Nonhighly Compensated Participants, without regard to any allocation conditions selected in AA §6B-7. In addition, the Employer may elect under AA §6B-4 of the Nonstandardized Adoption Agreement to treat all (or a portion) of the Matching Contributions designated under AA §6B-2 as QMACs.

Any QMAC contributed pursuant to this subsection (d) must satisfy the following requirements at the time the contribution is made to the Plan, regardless of any inconsistent elections under the Profit Sharing/401(k) Plan Adoption Agreement:

(1)	100% vesting. A QMAC must be 100% vested when contributed to the Plan.

(2)	Distribution restrictions. A QMAC must be subject to the same distribution restrictions applicable to Salary Deferrals under Section 8.10(c), except that no portion of a Participant’s QMAC Account may be distributed on account of Hardship. See Section 8.10(d).

(3)	Allocation conditions. A QMAC will not be subject to the allocation provisions applicable to Matching Contributions, as designated under AA §6B-7, unless provided otherwise under AA §6B-4 of the Nonstandardized Adoption Agreement.

(4)	Discretionary QMAC. If the Employer makes both a discretionary Matching Contribution under AA §6B-2(a) and a discretionary QMAC, the Employer must designate, in writing, the amount of the Matching Contribution that is designated as a regular Matching Contribution and the amount designated as a QMAC.

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Prototype Defined Contribution Plan Section 3 – Plan Contributions

3.05	Safe Harbor Contributions. The Employer may elect under AA §6C of the Profit Sharing/401(k) Plan Adoption Agreement to treat the Plan as a Safe Harbor 401(k) Plan. To qualify as a Safe Harbor 401(k) Plan, the Employer must make a Safe Harbor Employer Contribution or a Safe Harbor Matching Contribution. Such contributions are subject to special vesting and distribution restrictions and will be allocated to a Participant’s Safe Harbor Employer Contribution Account or Safe Harbor Matching Contribution Account, as applicable. See Section 6.04(a) for the requirements that must be met to qualify as a Safe Harbor 401(k) Plan.

3.06	After-Tax Contributions. The Employer may elect under AA §6D of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement to allow Participants to make After-Tax Contributions under the Plan. (After-Tax Contributions are not authorized under the Standardized Adoption Agreement.) Any After-Tax Contributions made under this Plan are subject to the ACP Test outlined in Section 6.02. Any After-Tax Contributions made under the Plan will be held in Participants’ After-Tax Contribution Account, which is always 100% vested. A Participant may withdraw amounts from his/her After-Tax Contribution Account at any time, in accordance with the distribution rules under Section 8.10(a), except as prohibited under AA §10. No forfeitures will occur solely as a result of an Employee’s withdrawal of After-Tax Contributions. The Plan Administrator may establish separate written administrative procedures addressing the acceptance of After-Tax Contributions. For example, the Employer may provide in separate administrative procedures that After-Tax Contributions will only be accepted through payroll reduction. Any separate procedures will apply uniformly to all Participants under the Plan.

3.07	Rollover Contributions. An Employee may make a Rollover Contribution to this Plan from another qualified retirement plan or from an IRA, if the acceptance of rollovers is permitted under AA §C-2 or if the Plan Administrator adopts administrative procedures regarding the acceptance of Rollover Contributions. Subject to the provisions under Section 3.03(e)(5)(ii) relating to rollovers of Roth Deferrals, any Rollover Contribution an Employee makes to this Plan will be held in the Employee’s Rollover Contribution Account, which is always 100% vested. A Participant may withdraw amounts from his/her Rollover Contribution Account at any time, in accordance with the distribution rules under Section 8, except as prohibited under AA §10.

For purposes of this Section 3.07, a “qualified retirement plan” is a tax-qualified retirement plan described in Code §401(a) or Code §403(a), an annuity contract described in §403(b) of the Code, or an eligible plan under §457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. To qualify as a Rollover Contribution under this Section, the Rollover Contribution must be transferred directly from the qualified retirement plan or IRA in a Direct Rollover or must be transferred to the Plan by the Employee within sixty (60) days following receipt of the amounts from the qualified plan or IRA.

If Rollover Contributions are permitted, an Employee may make a Rollover Contribution to the Plan even if the Employee is not a Participant with respect to any or all other contributions under the Plan, unless otherwise prohibited under separate administrative procedures adopted by the Plan Administrator. An Employee who makes a Rollover Contribution to this Plan prior to becoming a Participant shall be treated as a Participant only with respect to such Rollover Contribution Account, but shall not be treated as a Participant until he/she otherwise satisfies the eligibility conditions under the Plan.

The Plan Administrator may refuse to accept a Rollover Contribution if the Plan Administrator reasonably believes the Rollover Contribution (a) is not being made from a proper plan or IRA; (b) is not being made within sixty (60) days from receipt of the amounts from a qualified retirement plan or IRA; (c) could jeopardize the tax-exempt status of the Plan; or (d) could create adverse tax consequences for the Plan or the Employer. Prior to accepting a Rollover Contribution, the Plan Administrator may require the Employee to provide satisfactory evidence establishing that the Rollover Contribution meets the requirements of this Section.

The Plan Administrator may apply different conditions for accepting Rollover Contributions from qualified retirement plans and IRAs. Any conditions on Rollover Contributions must be applied uniformly to all Employees under the Plan.

3.08	Deductible Employee Contributions. The Plan Administrator will not accept deductible employee contributions that are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate Account which will be nonforfeitable at all times. The Account will share in the gains and losses under the Plan in the same manner as described in Section 10.03(d). No part of the deductible voluntary contribution Account will be used to purchase life insurance. Subject to the Joint and Survivor Annuity requirements under Section 9 (if applicable), the Participant may withdraw any part of the deductible voluntary contribution Account by making a written application to the Plan Administrator.

3.09

Allocation Conditions. In order to receive an allocation of Employer Contributions (other than Salary Deferrals and Safe Harbor Contributions) or an allocation of Matching Contributions, a Participant must satisfy any allocation conditions designated under AA §6-6 or AA §6B-7, as applicable. If the Employer elects under AA §6-6(d) or AA §6B-7(d) of the Nonstandardized Adoption Agreement to apply a minimum service requirement, the Employer may elect to base such

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Prototype Defined Contribution Plan Section 3 – Plan Contributions

minimum service requirement on the basis of Hours of Service or on the basis of consecutive days of employment under the Elapsed Time method. The imposition of an allocation condition may cause the Plan to fail the minimum coverage requirements under Code §410(b), unless the only allocation condition under the Plan is a safe harbor allocation condition. Under the safe harbor allocation condition, a Participant who completes the minimum service required under AA §6-6(b) or AA §6B-7(b), as applicable, will satisfy the safe harbor allocation condition for receiving an Employer Contribution or Matching Contribution, even if the Participant’s employment terminates during the Plan Year. (The safe harbor allocation condition is the only allocation condition that may be required under the Standardized Adoption Agreement.)

(a)	Application to designated period. Instead of applying the allocation conditions on the basis of the Plan Year, the Employer may elect in AA §6-6(e) or AA §6B-7(e) of the Nonstandardized Adoption Agreement to apply the allocation conditions on the basis of designated periods. If the Employer elects to apply a last day of employment condition on the basis of designated periods, a Participant will not be entitled to an allocation of Employer Contributions or Matching Contributions for any period designated under AA §6-5(a) or AA §6B-5, as applicable, unless the Participant is employed by the Employer at the end of such designated period. If the Employer elects to apply an Hours of Service allocation condition on the basis of designated periods, a Participant will not be entitled to an allocation of Employer Contributions or Matching Contributions for any period designated under AA §6-5(a) or AA §6B-5, as applicable, unless the Participant satisfies the required service condition before the end of such designated period.

If the Employer elects to apply the allocation conditions on the basis of designated periods, the Employer may elect to apply any Hours of Service condition using the cumulative method (as described in subsection (1) below) or the period-by-period method (as described in subsection (2) below). The Employer may elect operationally to use either method in applying the Hours of Service condition, provided the Employer uses the same method for all affected Employees during any given period. (If the Employer elects to apply a minimum service requirement on the basis of days of employment under AA §6-6(d)(2) or AA §6B-7(d)(2) of the Nonstandardized Adoption Agreement, as applicable, the Employer may not apply such minimum service condition on the basis of designated periods. Likewise, the Employer may not apply any Hours of Service requirement under a safe harbor allocation condition on the basis of designated periods. In either case, however, the Employer may apply a last day of employment condition, if applicable, on the basis of designated periods.)

(1)	Cumulative method. Under the cumulative method, the Hours of Service condition is applied with respect to each designated period on a cumulative basis for the Plan Year. The required service condition for any period is determined by multiplying the required Hours of Service (or days of employment, if applicable) by a fraction, the numerator of which is the total number of periods completed during the Plan Year (including the current period) and the denominator of which is the total number of periods during the Plan Year. For example, if a Participant must complete 1,000 Hours of Service to receive an Employer Contribution or Matching Contribution under the Plan, and the Employer elects to apply such condition on the basis of Plan Year quarters under AA §6-5(a) or AA §6B-5, as applicable, a Participant would have to complete 250 Hours of Service by the end of the first Plan Year quarter [1/4 x 1,000], 500 Hours of Service by the end of the second Plan Year quarter [2/4 x 1,000], 750 Hours of Service by the end of the third Plan Year quarter [3/4 x 1,000] and 1,000 Hours of Service by the end of the Plan Year [4/4 x 1,000] to receive an allocation of the Employer Contribution or Matching Contribution for such period. If a Participant does not satisfy the required service condition for any designated period during the Plan Year, no Employer Contribution or Matching Contribution will be allocated to that Participant for such period.

(2)	Period-by-period method. Under the period-by-period method, the minimum service allocation condition is applied separately for each designated period. The required service condition for any period is determined by multiplying the required Hours of Service (or days of employment, if applicable) by a fraction, the numerator of which is one (1) and the denominator of which is the total number of periods during the Plan Year. For example, if a Participant must complete 1,000 Hours of Service to receive an Employer Contribution or Matching Contribution under the Plan, and the Employer elects to apply such condition on the basis of Plan Year quarters under AA §6-5(a) or AA §6B-5, as applicable, a Participant would have to complete 250 Hours of Service in each Plan Year quarter [1/4 x 1,000] to receive an allocation of the Employer Contribution or Matching Contribution for such period. If a Participant does not satisfy the required service condition for any designated period during the Plan Year, no Employer Contribution or Matching Contribution will be allocated to that Participant for such period.

(b)	Special rule for year of termination. A last day employment condition automatically applies for any Plan Year in which the Plan is terminated, regardless of whether the Employer has elected to apply a last day employment condition under AA §6-6 or AA §6B-7, as applicable. Thus, the Employer will not be obligated to make an Employer Contribution or Matching Contribution for the Plan Year in which the Plan terminates, unless the Employer provides for an Employer Contribution and/or Matching Contribution in its termination amendment. If there are unallocated forfeitures at the time of Plan termination, such forfeitures will be allocated to Participants under the Plan’s procedures for allocating forfeitures.

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(c)	Special allocation condition for Matching Contributions under the Plan. The Employer may elect under AA §6B-7(f) of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement to require as a condition for receiving a Matching Contribution that a Participant not withdraw the underlying Salary Deferrals (and After-Tax Contributions, if applicable) prior to the end of the period for which the Matching Contribution is made. A Participant may take a distribution of matched contributions that were contributed for a prior period without losing eligibility for a current Matching Contribution. This subsection (c) will not prevent a Participant from taking a loan (as permitted under Section 13) with respect to matched contributions during the period for which a Matching Contribution is being determined.

(d)	Service with Predecessor Employers. If the Employer maintains the plan of a Predecessor Employer, any service with such Predecessor Employer is treated as service with the Employer for purposes of applying the allocation conditions under this Section 3.09. If the Employer does not maintain the plan of a Predecessor Employer, service with such Predecessor Employer does not count for purposes of applying the allocation conditions under this Section 3.09, unless the Employer specifically designates under AA §4-5 to credit service with such Predecessor Employer. Unless designated otherwise under AA §4-5, if the Employer takes into account service with a Predecessor Employer, such service will count for purposes of eligibility under Section 2 (see Section 2.06), vesting under Section 7 (see Section 7.06) and for purposes of the minimum allocation conditions under this Section 3.09.

3.10	Contribution of Property. Subject to the consent of the Trustee, the Employer may make its contribution to the Plan in the form of property, provided such contribution does not constitute a prohibited transaction under the Code or ERISA. The decision to make a contribution of property is subject to the general fiduciary rules under ERISA. This Section 3.10 does not apply for purposes of the Money Purchase Adoption Agreement.

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Prototype Defined Contribution Plan Section 4 – Top Heavy Plan Requirements

SECTION 4

TOP HEAVY PLAN REQUIREMENTS

For any Plan Year for which this Plan is Top Heavy, the provisions of this Section apply and supersede any conflicting provisions in the Plan or Adoption Agreement.

4.01	Top Heavy Plan. This Plan is Top Heavy if any of the following conditions exist:

(a)	If the Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

(b)	If this Plan is a part of a Required Aggregation Group (but is not part of a Permissive Aggregation Group) and the aggregate Top Heavy Ratio for the group of plans exceeds 60%; or

(c)	If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

If the Plan is a Safe Harbor 401(k) Plan and the Plan consists solely of Safe Harbor Contributions (as described in Section 6.04(a)(1)) and Matching Contributions that satisfy the ACP Test safe harbor (as described in Section 6.04(g)), the Plan is not subject to the Top Heavy requirements of this Section 4 provided the contributions under the Plan are provided to all Employees eligible to make Salary Deferrals.

4.02	Top Heavy Ratio.

(a)	Defined Contribution Plan(s) only. If the Employer maintains one or more Defined Contribution Plans (including a SEP described under Code §408(k)) and the Employer has not maintained any Defined Benefit Plan which during the 1-year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone (or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate) is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s) and the denominator of which is the sum of all Account Balances, both computed in accordance with Code §416 and the regulations thereunder. For this purpose, the Account Balance used for purposes of applying the Top Heavy rules includes any part of the Account Balance distributed in the 1-year period ending on the Determination Date(s) (or during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability). Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under § 416 of the Code and the regulations thereunder. In determining whether a Plan is Top Heavy for a Plan Year beginning before January 1, 2002, the 1-year period described in this subsection (a) is replaced with a 5-year period each place it appears.

(b)	Maintenance of Defined Benefit Plan. If the Employer maintains one or more Defined Contribution Plans (including a SEP, as described under Code §408(k)) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the 1-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group (as appropriate), is a fraction, the numerator of which is the sum of Account Balances under the Defined Contribution Plan(s) for all Key Employees, determined in accordance with subsection (a) above, and the present value of accrued benefits under the aggregated Defined Benefit Plan(s) for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account Balances under the aggregated Defined Contribution Plan(s) for all Participants, determined in accordance with subsection (a) above, and the present value of accrued benefits under the Defined Benefit Plan(s) for all Participants as of the Determination Date(s), all determined in accordance with Code §416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distributions of an accrued benefit made during the 1-year period ending on the Determination Date (or during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability). In determining whether a Plan is Top Heavy for a Plan Year beginning before January 1, 2002, the 1-year period described in this subsection (b) is replaced with a 5-year period each place it appears.

(c)	Determining value of Account Balance or accrued benefit. For purposes of subsections (a) and (b) above, the value of Account Balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the regulations thereunder for the first and second Plan Years of a Defined Benefit Plan. When aggregating plans the value of Account Balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

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Prototype Defined Contribution Plan Section 4 – Top Heavy Plan Requirements

(1)	The Account Balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 1-year period ending on the Determination Date will be disregarded. In determining whether a plan is Top Heavy for a Plan Year beginning before January 1, 2002, the 1-year period described in the prior sentence is replaced with a 5-year period.

(2)	The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio.

(3)	The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

4.03	Other Definitions.

(a)	Key Employee. Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is:

(1)	an officer of the Employer with annual Total Compensation greater than $130,000 (as adjusted under Code §416(i)(1)),

(2)	a Five-Percent Owner (as defined in Section 1.65(a); or

(3)	a more than 1-percent owner of the Employer with an annual Total Compensation of more than $150,000.

In determining whether a plan is Top Heavy for Plan Years beginning before January 1, 2002, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the 5-year period ending on the Determination Date, was an officer of the Employer having an annual Total Compensation that exceeds 50% of the dollar limitation under Code §415(b)(1)(A), an owner (or considered an owner under Code §318) of one of the ten largest interests in the Employer if such individual’s Total Compensation exceeded 100% of the dollar limitation under Code §415(c)(1)(A), a more than Five-Percent Owner, or a more than 1-percent owner of the Employer who had annual Total Compensation of more than $150,000.

The Key Employee determination will be made in accordance with Code §416(i)(1) and the regulations and other guidance of general applicability issued thereunder.

(b)	Non-Key Employee. An Employee or former Employee who does not satisfy the definition of Key Employee under subsection (a) above.

(c)	Determination Date. For any Plan Year subsequent to the first Plan Year, the Determination Date is the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that first Plan Year.

(d)	Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

(e)	Required Aggregation Group.

(1)	Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated), and

(2)	any other qualified plan of the Employer that enables a plan described in subsection (1) to meet the coverage or nondiscrimination requirements of Code §§401(a)(4) or 410(b).

(f)	Present Value. The present value based on the interest and mortality rates specified in the relevant Defined Benefit Plan. In the event that more than one Defined Benefit Plan is included in a Required Aggregation Group or Permissive Aggregation Group, a uniform set of actuarial assumptions must be applied to determine present value. The Employer may specify in AA §11-4(b) the actuarial assumptions that will apply if the Defined Benefit Plans do not specify a uniform set of actuarial assumptions to be used to determine if the plans are Top Heavy.

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Prototype Defined Contribution Plan Section 4 – Top Heavy Plan Requirements

(g)	Total Compensation. For purposes of determining the minimum Top Heavy contribution under Section 4.04, Total Compensation is determined using the definition under Section 1.126. For this purpose, Total Compensation is subject to the Compensation Limit as defined in Section 1.24.

(h)	Valuation Date. The date as of which Account Balances or accrued benefits are valued for purposes of calculating the Top Heavy Ratio. See AA §11-1.

4.04	Minimum Allocation. If a Plan is Top Heavy, each Participant who is not a Key Employee must receive a minimum allocation as described in this Section 4.04. Except as otherwise provided in subsections (d) and (e) below, the minimum allocation under this Section 4.04 is the lesser of 3% of Total Compensation or the largest percentage of Employer Contributions and forfeitures, as a percentage of Total Compensation, allocated on behalf of any Key Employee for that year. If any Non-Key Employee who is entitled to receive a Top Heavy minimum contribution pursuant to this Section 4.04 fails to receive an appropriate allocation, the Employer will make an additional contribution on behalf of such Non-Key Employee to satisfy the requirements of this Section. The Employer may elect under AA §6-5(c) of the Nonstandardized Adoption Agreement to make the Top Heavy contribution to all Participants. If the Employer elects to provide the Top Heavy minimum contribution to all Participants, the Employer also will make an additional contribution on behalf of any Key Employee who is a Participant and who did not receive an allocation equal to the Top Heavy minimum contribution.

(a)	Determination of Key Employee contribution percentage. In determining the largest contribution percentage of any Key Employee, the Key Employee’s contribution percentage includes Salary Deferrals made by the Key Employee for the Plan Year (except as provided by regulation or statute).

(b)	Determining of Non-Key Employee minimum allocation. In determining whether a Non-Key Employee’s allocation of Employer Contributions and forfeitures is at least equal to the minimum allocation percentage (as described in Section 4.04 above), the Employee’s Salary Deferrals for the Plan Year are disregarded. To the extent a Non-Key Participant receives an allocation of Matching Contributions under the Plan (including Safe Harbor Matching Contributions or QMACs), such Matching Contributions can be taken into account in determining whether the minimum allocation has been satisfied.

(c)	Certain allocation conditions inapplicable. The Top Heavy Plan minimum allocation shall be made even though, under other Plan provisions, the Non-Key Employee would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of:

(1)	the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan),

(2)	the Participant’s failure to make Salary Deferrals or After-Tax Contributions to the Plan, or

(3)	Total Compensation is less than a stated amount.

The minimum allocation also is determined without regard to any Social Security contribution or whether a Participant fails to make Salary Deferrals for a Plan Year in which the Plan includes a 401(k) feature.

(d)	Participants not employed on the last day of the Plan Year. The minimum allocation requirement described in this Section 4.04 does not apply to a Participant who is not employed by the Employer on the last day of the Plan Year.

(e)	Participation in more than one Top Heavy Plan. The minimum allocation requirement described in this Section 4.04 does not apply to a Participant who is covered under another plan maintained by the Employer if, pursuant to AA §11-4, the other Plan will satisfy the minimum allocation requirement.

(1)	More than one Defined Contribution Plans. If the Employer maintains one or more Defined Contribution Plans in addition to this Plan, the Employer may designate in AA §11-4(a) which plan(s) will provide the Top Heavy minimum allocation, if such plans are Top Heavy. If the Employer maintains more than one Defined Contribution Plan and does not designate the Plan to provide the Top Heavy minimum allocation, the Employer will be deemed to have selected this Plan as the Plan under which the Top Heavy minimum contribution will be provided. If an Employee is entitled to a Top Heavy minimum contribution but has not satisfied the minimum age and/or service requirements under the Plan designated to provide the Top Heavy minimum contribution, the Employee may receive a Top Heavy minimum contribution under the designated Plan.

(2)

Defined Contribution Plan and a Defined Benefit Plan. If the Employer maintains a Defined Benefit Plan in addition to this Plan, the Employer may elect to provide the Top Heavy minimum allocation (i) in the Defined Benefit Plan; (ii) in this Plan (or any other Defined Contribution Plan) but increasing the minimum allocation from 3% to 5%; or (iii) under any other acceptable method of compliance. If a Non-Key Employee participates only under the Defined Benefit Plan, the Top Heavy minimum benefit will be provided under the Defined

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Prototype Defined Contribution Plan Section 4 – Top Heavy Plan Requirements

Benefit Plan. If a Non-Key Employee participates only under the Defined Contribution Plan, the Top Heavy minimum benefit will be provided under the Defined Contribution Plan (without regard to this subsection (2)). If the Employer maintains a Defined Benefit Plan in addition to this Plan and does not designate how the minimum allocation will be provided, the Employer will be deemed to have selected this Plan as the Plan under which the Top Heavy minimum allocation will be provided.

(f)	No forfeiture for certain events. The minimum Top Heavy allocation (to the extent required to be nonforfeitable under Code §416(b)) may not be forfeited under the suspension of benefit rules of Code §411(a)(3)(B) or the withdrawal of mandatory contribution rules of Code §411(a)(3)(D).

4.05	Special Top Heavy Vesting Rules.

(a)	Minimum vesting schedules. For any Plan Year in which this Plan is Top Heavy, the Top Heavy vesting schedule elected in AA §8-3 will automatically apply to the Plan. The Top Heavy vesting schedule will apply to all benefits within the meaning of Code §411(a)(7) except those attributable to After-Tax Contributions, including benefits accrued before the effective date of Code §416 and benefits accrued before the Plan became Top Heavy. No decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as Top Heavy changes for any Plan Year. However, this subsection does not apply to the Account Balance of any Employee who does not have an Hour of Service after the Plan has initially become Top Heavy and such Employee’s Account Balance attributable to Employer Contributions and forfeitures will be determined without regard to this section.

(b)	Shifting Top Heavy Plan status. If the vesting schedule under the Plan shifts in or out of the Top Heavy Plan vesting schedule for any Plan Year because of a change in Top Heavy Plan status, such shift is an amendment to the vesting schedule subject to the provisions of Section 7.08.

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Prototype Defined Contribution Plan Section 5 – Limits on Contributions

SECTION 5

LIMITS ON CONTRIBUTIONS

5.01	Limits on Employer Contributions. Any contributions the Employer makes under the Plan are subject to the limitations set forth in this Section 5.

(a)	Limitation on Salary Deferrals. If the Employer adopts the Profit Sharing/401(k) Plan Adoption Agreement, any Salary Deferrals made under the Plan are subject to the Elective Deferral Dollar Limit, as described in Section 5.02 below.

(b)	Limitation on total Employer Contributions. All Employer Contributions the Employer makes under the Plan are subject to the Code §415 Limitation, as described in Section 5.03 below. For purposes of applying the Code §415 Limitation, Employer Contributions include any Employer Contributions, Salary Deferrals, Matching Contributions, QNECs, QMACs, or Safe Harbor Contributions made under the Plan. See the definition of Annual Additions under Section 5.03(c)(1) below.

5.02	Elective Deferral Dollar Limit. No Participant may contribute as Elective Deferrals to this Plan (and any other plan, contract or arrangement maintained by the Employer) during any calendar year, an amount that exceeds the Elective Deferral Dollar Limit in effect for the Participant’s taxable year beginning in such calendar year. Additional restrictions apply if a Participant participates in a plan maintained by an unrelated employer. (See subsection (b)(7) below.)

The Elective Deferral Dollar Limit is $10,500 for taxable years beginning in 2000 and 2001, $11,000 for taxable years beginning in 2002, $12,000 for taxable years beginning in 2003, $13,000 for taxable years beginning in 2004, $14,000 for taxable years beginning in 2005, and $15,000 for taxable years beginning in 2006. For taxable years beginning after 2006, the Elective Deferral Dollar Limit will be adjusted for cost-of-living increases under Code §402(g)(4). Any such adjustments will be in multiples of $500.

If a Participant is aged 50 or over by the end of the taxable year, the Elective Deferral Dollar Limit is increased by the Catch-Up Contribution Limit (as defined in Section 3.03(d)(1)). If the Plan does not provide for Catch-up Contributions, the Elective Deferral Dollar Limit is not increased by the Catch-Up Contribution Limit.

(a)	Excess Deferrals. Excess Deferrals are Elective Deferrals made during the Participant’s taxable year that exceed the Elective Deferral Dollar Limit (as described above) for such year; counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer. (See subsection (b)(7) below for provisions that apply when a Participant makes Elective Deferrals to a plan of an unrelated Employer.)

(b)	Correction of Excess Deferrals. If a Participant makes Excess Deferrals (i.e., Elective Deferrals in excess of the Elective Deferral Dollar Limit) under this Plan and any other plan maintained by the Employer, such Excess Deferrals (plus allocable income or loss) shall be distributed to the Participant no later than April 15 of the following calendar year.

(1)	Amount of corrective distribution. The amount to be distributed from this Plan as a correction of Excess Deferrals equals the amount of Elective Deferrals the Participant contributes during the taxable year to this Plan and any other plan maintained by the Employer in excess of the Elective Deferral Dollar Limit, reduced by any corrective distribution of Excess Deferrals the Participant receives during the calendar year from this Plan or other plan(s) maintained by the Employer. If a Participant has both a Pre Tax-Deferral Account and a Roth Deferral Account, the Participant may designate the extent to which the corrective distribution of Excess Deferrals is taken from the Pre-Tax Deferral Account or from the Roth Deferral Account, unless designated otherwise under AA §6A-5(d). If a Participant does not designate the Account(s) from which the distribution will be made, the corrective distribution will be made first from the Participant’s Pre-Tax Deferral Account.

(2)	Allocable gain or loss. A corrective distribution of Excess Deferrals must include any allocable gain or loss for the taxable year in which the Excess Deferrals are contributed to the Plan. The gain or loss allocable to Excess Deferrals may be determined in any reasonable manner, provided the manner used to determine allocable gain or loss is applied consistently for all Participants and in a manner that is reasonably reflective of the method used by the Plan for allocating income to Participants’ Accounts. Income or loss allocable to the period between the end of the taxable year and the date of distribution may be disregarded in determining income or loss. For example, the gain or loss attributable to Excess Deferrals for the taxable year may be determined by multiplying the gain or loss for the taxable year allocable to Elective Deferrals by a fraction, the numerator of which is the Excess Deferrals for the Employee for the taxable year, and the denominator of which is the Employee’s Account Balance attributable to Elective Deferrals as of the beginning of the taxable year, plus the Employee’s Elective Deferrals for the taxable year.

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Prototype Defined Contribution Plan Section 5 – Limits on Contributions

(3)	Taxation of corrective distribution. If a corrective distribution of Excess Deferrals is made by April 15 of the following calendar year, amounts attributable to the Excess Deferrals will be includible in the Participant’s gross income in the taxable year in which such amounts are deferred under the Plan and amounts attributable to income or loss on the Excess Deferrals will be includible in gross income in the year of distribution. However, a corrective distribution of Excess Deferrals will not be included in gross income to the extent such distribution is comprised of Roth Deferrals. A Roth Deferral is treated as an Excess Deferral only to the extent that the total amount of Roth Deferrals for an individual exceeds the applicable limit for the taxable year or the Roth Deferrals are identified as Excess Deferrals and the individual receives a distribution of the Excess Deferrals and allocable income under this paragraph.

If a corrective distribution of Excess Deferrals is made after April 15, the amount of the corrective distribution attributable to Excess Deferrals will be includible in the Participant’s gross income in both the taxable year in which such amounts are deferred under the Plan and the taxable year in which such amounts are distributed. (See Section 8.11(b)(2) for a discussion of the ordering rules for determining the Accounts from which the corrective distribution is made where a Participant has both a Pre-Tax Deferral Account and a Roth Deferral Account.)

If a corrective distribution of Excess Deferrals made after April 15 of the following calendar year apply to Excess Deferrals that are Roth Deferrals, such amounts are includible in gross income (without adjustment for any return of investment in the contract under Code §72(e)(8)). In addition, such distribution cannot be a “qualified distribution” as described in Code §402A(d)(2) and is not an Eligible Rollover Distributions (within the meaning of Code §402(c)(4)). For this purpose, if a Roth Deferral account includes any Excess Deferrals, any distributions from the Roth Deferral account are treated as attributable to those Excess Deferrals until the total amount distributed from the Roth Deferral account equals the total of such Excess Deferrals and attributable income.

(4)	Coordination with other provisions. A corrective distribution of Excess Deferrals made by April 15 of the following calendar year may be made without consent of the Participant or the Participant’s spouse, and without regard to any distribution restrictions applicable under Section 8. A corrective distribution of Excess Deferrals made by the appropriate April 15 also is not treated as a distribution for purposes of applying the required minimum distribution rules under Section 8.12.

(5)	Coordination with ADP failure. If a Participant receives a corrective distribution of Excess Contributions to correct an ADP Test failure for a Plan Year beginning with or within a calendar year for which the Participant makes Excess Deferrals, any corrective distribution from the Plan is treated first as a corrective distribution of Excess Deferrals to the extent necessary to eliminate the Excess Deferral violation. The amount which must be distributed to correct the ADP Test failure is reduced by the amount treated as a corrective distribution of Excess Deferrals.

(6)	Suspension of Salary Deferrals. If a Participant’s Salary Deferrals under this Plan, in combination with any Elective Deferrals the Participant makes during the calendar year under any other plan maintained by the Employer, equal or exceed the Elective Deferral Dollar Limit, the Employer may suspend the Participant’s Salary Deferrals under this Plan for the remainder of the calendar year without the Participant’s consent.

(7)	Correction of Excess Deferrals under plans not maintained by the Employer. The correction provisions under this subsection (b) apply only if a Participant makes Excess Deferrals under this Plan (or under this Plan and other plans maintained by the Employer). However, if a Participant has Excess Deferrals for a calendar year on account of making Elective Deferrals to a plan of an unrelated employer, the Participant may assign to this Plan any portion of his/her Elective Deferrals made under all plans during the calendar year to the extent such Elective Deferrals exceed the Elective Deferral Dollar Limit. The Participant must notify the Plan Administrator in writing on or before March 1 of the following calendar year of the amount of the Excess Deferrals to be assigned to this Plan. If any Roth Deferrals were made to a plan, the notification must also identify the extent to which, if any, the Excess Deferrals are comprised of Roth Deferrals.

Upon receipt of a timely notification, the Excess Deferrals assigned to this Plan will be distributed (along with any allocable income or loss) to the Participant in accordance with the corrective distribution provisions under this subsection (b). A Participant is deemed to notify the Plan Administrator of Excess Deferrals (including any portion of Excess Deferrals that are comprised of Roth Deferrals) to the extent such Excess Deferrals arise only under this Plan and any other plan maintained by the Employer.

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Prototype Defined Contribution Plan Section 5 – Limits on Contributions

5.03	Code §415 Limitation.

(a)	No other plan participation. If the Participant does not participate in, and has never participated in another qualified retirement plan, a welfare benefit fund (as defined under Code §419(e)), an individual medical account (as defined under Code §415(l)(2)), or a SEP (as defined under Code §408(k)) maintained by the Employer, then the amount of Annual Additions which may be credited to the Participant’s Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

If an Employer Contribution that would otherwise be contributed or allocated to a Participant’s Account will cause that Participant’s Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount to be contributed or allocated to such Participant will be reduced so that the Annual Additions allocated to such Participant’s Account for the Limitation Year will equal the Maximum Permissible Amount. However, if a contribution or allocation to a Participant’s Account will exceed the Maximum Permissible Amount due to a correctable event described in subsection (2) below, the Excess Amount may be distributed or allocated to such Participant and corrected in accordance with the correction procedures outlined in subsection (2) below.

(1)	Using estimated Total Compensation. Prior to determining the Participant’s actual Total Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Total Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

As soon as administratively feasible after the end of the Limitation Year, the Employer will determine the Maximum Permissible Amount for the Limitation Year on the basis of the Participant’s actual Total Compensation for the Limitation Year.

(2)	Disposition of Excess Amount. If, as a result of the use of estimated Total Compensation, the allocation of forfeitures, a reasonable error in determining the amount of Salary Deferrals that may be made under the Plan, or other reasonable error in applying the Code §415 Limitation, an Excess Amount arises, the excess will be disposed of as follows:

(i)	Any After-Tax Contributions (plus attributable earnings), to the extent such contributions would reduce the Excess Amount, will be returned to the Participant. The Employer may elect not to apply this subsection (i) if the ACP Test (as defined in Section 6.02) has already been performed and the distribution of After-Tax Contributions to correct the Excess Amount will cause the ACP Test to fail or will change the amount of corrective distributions required under Section 6.02(b)(2).

If Matching Contributions were allocated with respect to After-Tax Contributions for the Limitation Year, the After-Tax Contributions and Matching Contributions will be corrected together. After-Tax Contributions will be distributed under this subsection (i) only to the extent the After-Tax Contributions, plus the Matching Contributions allocated with respect to such After-Tax Contributions, reduce the Excess Amount. Thus, after correction under this subsection (i), each Participant should have the same level of Matching Contribution with respect to the remaining After-Tax Contributions as provided under AA §6B. Any Matching Contributions identified under this subsection (i) will be treated as an Excess Amount correctable under subsections (iii) and (iv) below. If Matching Contributions are allocated to both After-Tax Contributions and to Salary Deferrals, this subsection (i) is applied by treating Matching Contributions as allocated first to Salary Deferrals.

(ii)	If, after the application of subsection (i), an Excess Amount still exists, any Salary Deferrals (plus attributable earnings), to the extent such deferrals would reduce the Excess Amount, will be distributed to the Participant. The Employer may elect not to apply this subsection (ii) if the ADP Test (as defined in Section 6.01) has already been performed and the distribution of Salary Deferrals to correct the Excess Amount will cause the ADP Test to fail or will change the amount of corrective distributions required under Section 6.01(b)(2).

If Matching Contributions are allocated with respect to Salary Deferrals for the Limitation Year, the Salary Deferrals and Matching Contributions will be corrected together. Salary Deferrals will be distributed under this subsection (ii) only to the extent the Salary Deferrals, plus Matching Contributions allocated with respect to such Salary Deferrals, reduce the Excess Amount. Thus, after correction under this subsection (ii), each Participant should have the same level of Matching Contribution with respect to the remaining Salary Deferrals as provided under AA §6B. Any Matching Contributions identified under this subsection (ii) will be treated as an Excess Amount correctable under subsection (iii) or (iv) below.

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Prototype Defined Contribution Plan Section 5 – Limits on Contributions

(iii)	If, after the application of subsection (ii), an Excess Amount still exists, the Excess Amount will be allocated to a suspense account and used in the next Limitation Year (and succeeding Limitation Years, if necessary) to reduce Employer Contributions for all Participants under the Plan. The Excess Amounts are treated as Annual Additions for the Limitation Year in which such amounts are allocated from the suspense account.

(iv)	If a suspense account is in existence at any time during a Limitation Year pursuant to subsection (iii), such suspense account will not participate in the allocation of investment gains and losses, unless otherwise provided in uniform valuation procedures established by the Plan Administrator. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated to Participants’ Accounts before the Employer makes any Employer Contributions, or any After-Tax Contributions are made, for that Limitation Year.

(b)	Participation in another plan. This subsection (b) applies if, in addition to this Plan, the Participant receives an Annual Addition during any Limitation Year from another Defined Contribution Plan, a welfare benefit fund (as defined under Code §419(e)), an individual medical account (as defined under Code §415(l)(2)), or a SEP (as defined under Code §408(k)) maintained by the Employer.

(1)	This Plan’s Code §415 Limitation. The Annual Additions that may be credited to a Participant’s Account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount (defined in subsection (c)(6) below) reduced by the Annual Additions credited to a Participant’s Account under any other Defined Contribution Plan, welfare benefit fund, individual medical account, or SEP maintained by the Employer for the same Limitation Year.

(2)	Annual Additions reduction. If the Annual Additions with respect to the Participant under any other Defined Contribution Plan, welfare benefit fund, individual medical account, or SEP maintained by the Employer are less than the Maximum Permissible Amount and the Annual Additions that would otherwise be contributed or allocated to the Participant’s Account under this Plan would exceed the Code §415 Limitation for the Limitation Year, the amount contributed or allocated will be reduced so that the Annual Additions under all such Plans and funds for the Limitation Year will equal the Maximum Permissible Amount. However, if a contribution or allocation to a Participant’s Account will exceed the Maximum Permissible Amount due to a correctable event described in subsection (a)(2), the Excess Amount may be distributed or allocated to such Participant and corrected in accordance with the correction procedures outlined in subsection (a)(2).

(3)	No Annual Additions permitted. If the Annual Additions with respect to the Participant under such other Defined Contribution Plan(s), welfare benefit fund(s), individual medical account(s), or SEP(s) in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year. However, if a contribution or allocation to a Participant’s Account will exceed the Maximum Permissible Amount due to a correctable event described in subsection (a)(2), the Excess Amount may be distributed or allocated to such Participant and corrected in accordance with the correction procedures outlined in subsection (a)(2).

(4)	Using estimated Total Compensation. Prior to determining the Participant’s actual Total Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in subsection (a)(1) above. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Total Compensation for the Limitation Year.

(5)	Excess Amounts. If, as a result of the use of estimated Total Compensation, an allocation of forfeitures, a reasonable error in determining the amount of Salary Deferrals that may be made under this Section 5.03, or other reasonable error in applying the Code §415 Limitation, a Participant’s Annual Additions would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a SEP will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

(i)	Same allocation date. If an Excess Amount is allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan maintained by the Employer, the Excess Amount attributed to this Plan will be the product of:

(A)	the total Excess Amount allocated as of such date, times

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Prototype Defined Contribution Plan Section 5 – Limits on Contributions

(B)	the ratio of (I) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (II) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other Defined Contribution Plans.

(ii)	Alternative methods. The Employer may elect under AA §11-4(c) of the Nonstandardized Adoption Agreement to modify the default rules under this subsection (5). For example, the Employer may elect to attribute any Excess Amount which is allocated on the same date to this Plan and to another plan maintained by the Employer by designating the specific plan to which the Excess Amount is allocated.

(6)	Disposition of Excess Amounts. Any Excess Amount attributed to this Plan will be disposed in the manner described in subsection (a)(2).

(c)	Definitions.

(1)	Annual Additions. The sum of the following amounts credited to a Participant’s Account for the Limitation Year:

(i)	Employer Contributions, including Matching Contributions, Salary Deferrals, QNECs, QMACs and Safe Harbor Contributions;

(ii)	After-Tax Contributions;

(iii)	forfeitures;

(iv)	amounts allocated to an individual medical account (as defined in Code §415(l)(2)), which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a Defined Contribution Plan. Also, amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code §419A(d)(3)) under a welfare benefit fund (as defined in Code §419(e)) maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan; and

(v)	allocations under a SEP (as defined in Code §408(k)).

For this purpose, any Excess Amount applied under subsections (a)(2) or (b)(5) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

An Annual Addition is credited to a Participant’s Account for a particular Limitation Year if such amount is allocated to the Participant’s Account as of any date within that Limitation Year. An Annual Addition will not be deemed credited to a Participant’s Account for a particular Limitation Year unless such amount is actually contributed to the Plan no later than 30 days after the time prescribed by law for filing the Employer’s income tax return (including extensions) for the taxable year with or within which the Limitation Year ends. In the case of After-Tax Contributions, such amount shall not be deemed credited to a Participant’s Account for a particular Limitation Year unless the contributions are actually contributed to the Plan no later than 30 days after the close of that Limitation Year.

(2)	Defined Contribution Dollar Limitation. $40,000, as adjusted under Code §415(d).

(3)	Employer. For purposes of this Section 5.03, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in §414(b) of the Code as modified by §415(h)), all commonly controlled trades or businesses (as defined in §414(c) of the Code as modified by §415(h)) or affiliated service groups (as defined in §414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under §414(o) of the Code.

(4)	Excess Amount. The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(5)	Limitation Year. The Plan Year, unless the Employer elects another 12-consecutive month period under AA §11-3(a) of the Nonstandardized Adoption Agreement. All qualified retirement plans under Code §401(a) maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. If the Plan has an initial Plan Year that is less than 12 months, the Limitation Year for such first Plan Year is the 12-month period ending on the last day of that Plan Year, unless otherwise specified in AA §11-3(a).

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Prototype Defined Contribution Plan Section 5 – Limits on Contributions

(6)	Maximum Permissible Amount. For Limitation Years beginning on or after January 1, 2002, the maximum Annual Additions that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(i)	the Defined Contribution Dollar Limitation, or

(ii)	100 percent of the Participant’s Total Compensation for the Limitation Year.

The Total Compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Code §401(h) or §419A(f)(2)) which is otherwise treated as an Annual Addition.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

If a short Limitation Year is created because the Plan has an initial Plan Year that is less than 12 months, no proration of the Defined Contribution Dollar Limitation is required, unless provided otherwise under AA §11-3(a) of the Nonstandardized Adoption Agreement. (See subsection (5) above for the rule allowing the use of a full 12-month Limitation Year for the first year of the Plan, thereby avoiding the need to prorate the Defined Contribution Dollar Limitation.)

(7)	Total Compensation. The amount of compensation as defined under Section 1.126, subject to the Employer’s election under AA §5-2.

(i)	Self-Employed Individuals. For a Self-Employed Individual, Total Compensation is such individual’s Earned Income.

(ii)	Total Compensation actually paid or made available. For purposes of applying the limitations of this Section 5.03, Total Compensation for a Limitation Year is the Total Compensation actually paid or made available to an Employee during such Limitation Year. However, the Employer may include in Total Compensation for a Limitation Year amounts earned but not paid in the Limitation Year because of the timing of pay periods and pay days, but only if these amounts are paid during the first few weeks of the next Limitation Year, such amounts are included on a uniform and consistent basis with respect to all similarly-situated Employees, and no amounts are included in Total Compensation in more than one Limitation Year. The Employer need not make any formal election to include accrued Total Compensation described in the preceding sentence.

(iii)	Disabled Participants. Total Compensation does not include any imputed compensation for the period a Participant is Disabled. However, the Employer may elect under AA §11-3(b) of the Nonstandardized Adoption Agreement to include under the definition of Total Compensation the amount a terminated Participant who is permanently and totally Disabled (as defined in Section 1.36) would have received for the Limitation Year if the Participant had been paid at the rate of Total Compensation paid immediately before becoming permanently and totally Disabled. If the Employer elects under AA §11-3(b) of the Nonstandardized Adoption Agreement to include imputed compensation for a Disabled Participant, a Disabled Participant will receive an allocation of any Employer Contribution the Employer makes to the Plan based on the Employee’s imputed compensation for the Plan Year. Any Employer Contributions made to a Disabled Participant under this subsection (iii) are fully vested when made and will be made only to Non-Highly Compensated Employees. Any modifications made to the definition of Disabled (under AA §9-4(b)) will not apply to this section.

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Prototype Defined Contribution Plan Section 6 – Special Rules Affecting 401(k) Plans

SECTION 6

SPECIAL RULES AFFECTING 401(k) PLANS

6.01	Nondiscrimination Testing of Salary Deferrals – ADP Test. Except as provided under Section 6.04 for Safe Harbor 401(k) Plans, if the Plan permits Participants to make Salary Deferrals, the Plan must satisfy the Actual Deferral Percentage Test (“ADP Test”) each Plan Year. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP Test, including the amount of any QNECs or QMACs included in such test, pursuant to subsection (a)(4) below. If the Plan fails the ADP Test for any Plan Year, the corrective provisions under subsection (b) below will apply.

(a)	ADP Test. The ADP Test compares the Average Deferral Percentage (ADP) of the Highly Compensated Group with the ADP of the Nonhighly Compensated Group. The Highly Compensated Group is the group of Participants who are Highly Compensated for the current Plan Year. The Nonhighly Compensated Group is the group of Participants who are Nonhighly Compensated for the applicable Plan Year. If the Prior Year Testing Method is selected under AA §6A-6, the Nonhighly Compensated Group is the group of Participants in the prior Plan Year who were Nonhighly Compensated for that year. If the Current Year Testing Method is selected under AA §6A-6, the Nonhighly Compensated Group is the group of Participants who are Nonhighly Compensated for the current Plan Year.

(1)	Average Deferral Percentage – ADP. The ADP for a specified group is the average of the deferral percentages calculated separately for each Participant in such group. A Participant’s deferral percentage is the ratio of the Participant’s deferral contributions expressed as a percentage of the Participant’s Testing Compensation for the Plan Year. (See Section 1.122 for the definition of Testing Compensation.) For this purpose, a Participant’s deferral contributions include any Salary Deferrals (other than Catch-Up Contributions) made pursuant to the Participant’s deferral election (including Excess Deferrals of Highly Compensated Employees that arise solely from Elective Deferrals made under this Plan or other plans maintained by the Employer) and other contributions provided under subsection (4) below, if applicable, but excluding:

(i)	Excess Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under this Plan or other plans maintained by the Employer; and

(ii)	Salary Deferrals that are taken into account in the ACP Test (pursuant to Section 6.02(a)(4)).

For purposes of computing Actual Deferral Percentages, a Participant who does not make Salary Deferrals for the Plan Year shall be included in the ADP Test as a Participant on whose behalf no Salary Deferrals are made.

(2)	ADP Test testing methods. In applying the ADP Test for any Plan Year, the Plan may use the Prior Year Testing Method or the Current Year Testing Method, as selected under AA §6A-6. If no testing method is selected under AA §6A-6, the Plan will use the Current Year Testing Method. Unless specifically precluded under statute, regulations or other IRS guidance, the Employer may amend the testing method designated under AA §6A-6 for a particular Plan Year (subject to the requirements under subsection (ii) below) at any time through the end of the 12-month period following the Plan Year for which the amendment is effective.

(i)	Prior Year Testing Method. Under the Prior Year Testing Method, the Average Deferral Percentage (“ADP”) of the Highly Compensated Group (as defined in subsection (a) above) for the current Plan Year and the ADP of the Nonhighly Compensated Group (as defined in subsection (a) above) for the prior Plan Year must satisfy one of the following tests for each Plan Year:

(A)	The ADP of the Highly Compensated Group for the current Plan Year shall not exceed 1.25 times the ADP of the Nonhighly Compensated Group for the prior Plan Year.

(B)	The ADP of the Highly Compensated Group for the current Plan Year shall not exceed the percentage (whichever is less) determined by (A) adding 2 percentage points to the ADP of the Nonhighly Compensated Group for the prior Plan Year or (B) multiplying the ADP of the Nonhighly Compensated Group for the prior Plan Year by 2.

(ii)	Current Year Testing Method. Under the Current Year Testing Method, the Average Deferral Percentage (“ADP”) of the Highly Compensated Group (as defined in subsection (a) above) for the current Plan Year and the ADP of the Nonhighly Compensated Group (as defined in subsection (a) above) for the current Plan Year must satisfy the ADP Test, as described in subsection (i) above, for each Plan Year. If the Current Year Testing Method is used for a Plan Year, the Plan may switch to the Prior Year Testing Method for a Plan Year only if the Plan has used Current Year Testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

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Prototype Defined Contribution Plan Section 6 – Special Rules Affecting 401(k) Plans

(3)	Special rule for first Plan Year. For the first Plan Year that the Plan permits Salary Deferrals, the testing method selected under AA §6A-6(a) applies, unless designated otherwise under AA §6A-6(b). If the Prior Year Testing Method applies for the first year of the Plan, the ADP Test applies by assuming the ADP for the Nonhighly Compensated Group is 3%. If the Current Year Testing Method applies for the first year of the Plan, the ADP Test applies using the actual data for the Nonhighly Compensated Group in the first Plan Year. This first Plan Year rule does not apply if this Plan is a successor to a plan (as described in IRS Notice 98-1 or subsequent guidance) that included a 401(k) arrangement or the Plan is aggregated for purposes of applying the ADP Test with another plan that included a 401(k) arrangement in the prior Plan Year. For subsequent Plan Years, the testing method selected under AA §6A-6(a) will apply.

(4)	Use of QMACs and QNECs under the ADP Test. The Plan Administrator may take into account all or any portion of QMACs and QNECs (see Sections 3.02(a)(5) and 3.04(d)) for purposes of applying the ADP Test. QMACs and QNECs may not be included in the ADP Test to the extent such amounts are included in the ACP Test for such Plan Year. QMACs and QNECs made to another qualified plan maintained by the Employer may also be taken into account, so long as the other plan has the same Plan Year as this Plan. To include QNECs under the ADP Test, all Employer Nonelective Contributions, including the QNECs, must satisfy Code §401(a)(4). In addition, the Employer Nonelective Contributions, excluding any QNECs used in the ADP Test or ACP Test, must also satisfy Code §401(a)(4). If the Employer is using the Prior Year Testing Method (as described in subsection (2)(i) above), the Employer may not include QMACs or QNECs in the ADP Test.

Effective for Plan Years beginning on or after January 1, 2006, no QNEC may be taken into account under the ADP Test for any individual Nonhighly Compensated Employee to the extent such QNEC exceeds the greater of 5% of such Nonhighly Compensated Employee’s Plan Compensation or two times the lowest “applicable contribution rate” for any eligible Nonhighly Compensated Employee within a group of Nonhighly Compensated Employees that consist of 50% of the total eligible Nonhighly Compensated Employees under the Plan (or, if greater, the lowest “applicable contribution rate” allocated to any Nonhighly Compensated Employee who is in the group of Nonhighly Compensated Employees employed as of the last day of the Plan Year). For this purpose, the applicable contribution rate is the sum of QNECs and QMACs (to the extent taken into account under the ADP Test) allocated to a Nonhighly Compensated Employee (determined as a percentage of Plan Compensation). If QNECs are being made in connection with the Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation, QNECs can be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10% of Plan Compensation.

(i)	Timing of contributions. In order to be used in the ADP Test for a given Plan Year, QNECs and QMACs must be made before the end of the 12-month period immediately following the Plan Year for which they are allocated.

(ii)	Testing flexibility. The Plan Administrator is expressly granted the full flexibility permitted by applicable Treasury regulations to determine the amount of QMACs and QNECs used in the ADP Test. QMACs and QNECs taken into account under the ADP Test do not have to be uniformly determined for each Participant, and may represent all or any portion of the QMACs and QNECs allocated to each Participant, provided the conditions described above are satisfied.

(5)	Double-counting limits. This subsection (5) applies if the Prior Year Testing Method is used to run the ADP Test and, in the prior Plan Year, the Current Year Testing Method was used to run the ADP Test. If this paragraph applies, all QNECs or QMACs that were included in either the ADP Test or ACP Test for the prior Plan Year are disregarded in calculating the ADP of the Nonhighly Compensated Group for the prior Plan Year.

For purposes of applying the double-counting limits, if actual data of the Nonhighly Compensated Group is used for a first Plan Year described in subsection (3) above, the Plan is still considered to be using the Prior Year Testing Method for that first Plan Year. Thus, the double-counting limits do not apply if the Prior Year Testing Method is used for the next Plan Year.

(b)	Correction of Excess Contributions. If the Plan fails the ADP Test for a Plan Year, the Plan Administrator may use any combination of the correction methods under this Section to correct the Excess Contributions under the Plan.

(1)

Excess Contributions. Excess Contributions are the amount of Salary Deferrals (and other contributions) taken into account in computing the ADP of the Highly Compensated Group that exceed the maximum amount permitted under the ADP Test for the Plan Year. The amount of Excess Contributions for a Plan Year are the

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Prototype Defined Contribution Plan Section 6 – Special Rules Affecting 401(k) Plans

amounts determined by hypothetically reducing the ADP contributions of the Highly Compensated Employees, beginning with the Highly Compensated Employee(s) with the highest ADP for the Plan Year, and reducing the ADP of such Highly Compensated Employees until the reduced percentage reaches the ADP of the Highly Compensated Employee(s) with the next higher ADP or until the adjusted ADP percentage satisfies the ADP Test. The reduction continues for each level of Highly Compensated Employees until the Plan satisfies the ADP Test. The total dollar amount so determined is then divided among the Highly Compensated Group in the manner described in subsection (2) to determine the actual corrective distributions to be made.

(2)	Corrective distributions. If the Plan fails the ADP Test for a Plan Year, the Plan Administrator may, in its discretion, distribute Excess Contributions (including any allocable income or loss) no later than 12 months following the end of the Plan Year to correct the ADP Test violation, except to the extent such Excess Contributions are recharacterized as Catch-Up Contributions. If the Excess Contributions are distributed more than 2 1⁄2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer with respect to such amounts.

(i)	Amount to be distributed. In determining the amount of Excess Contributions to be distributed to a Highly Compensated Employee under this Section, Excess Contributions are first allocated equally to the Highly Compensated Employee(s) with the largest dollar amount of ADP contributions for the Plan Year in which the excess occurs until all of the Excess Contributions are allocated or the dollar amount of ADP contributions for such Highly Compensated Employee(s) is reduced to the next highest dollar amount of such contributions for any other Highly Compensated Employee(s). Once all Excess Contributions have been allocated, to the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, the Excess Contributions allocated to such Highly Compensated Employee are recharacterized as Catch-up Contributions and will not be treated as Excess Contributions.

(ii)	Allocable gain or loss. A corrective distribution of Excess Contributions must include any allocable gain or loss for the Plan Year in which the excess occurs. For this purpose, allocable gain or loss on Excess Contributions may be determined in any reasonable manner, provided the manner used is applied uniformly and in a manner that is reasonably reflective of the method used by the Plan for allocating income to Participants’ Accounts.

(A)	Method of allocating gain or loss. For Plan Years beginning after December 31, 2005, the income allocable to Excess Contributions is equal to (I) the sum of the allocable gain or loss for the Plan Year plus (II) to the extent the Excess Contributions are credited with gain or loss for the gap period (i.e., the Plan contains a Valuation Date during the gap period), the allocable gain or loss determined for the gap period. For this purpose, the gap period is the period after the close of the Plan Year and prior to the distribution of Excess Contributions. The Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined as of a Valuation Date that occurs no more than 7 days before the date of the distribution. (For Plan Years beginning before January 1, 2006, income or loss allocable to the period between the end of the Plan Year and the date of distribution can be disregarded in determining income or loss.)

(B)	Alternative method of allocating plan year gain or loss. The gain or loss attributable to Excess Contributions for the Plan Year may be determined by multiplying the gain or loss for the Plan Year allocable to Salary Deferrals (and other contributions included in the ADP Test) by a fraction, the numerator of which is the Excess Contributions for the Participant for the Plan Year, and the denominator of which is the Participant’s Account Balance attributable to Salary Deferrals (and other contributions included in the ADP Test) without regard to any income or loss occurring during such Plan Year.

(C)	Safe harbor method of allocating gap period income. The allocation of gain or loss for the gap period (as defined in subsection (A)) will be deemed to be reasonable if the gain or loss on Excess Contributions for the gap period is equal to 10% of the gain or loss allocable to Excess Contributions for the Plan Year (as determined under subsection (B) above) multiplied by the number of calendar months that have elapsed since the end of the plan year. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(D)	Alternative method for allocating plan year and gap period income. The Plan may determine the allocable gain or loss for the aggregate of the Plan Year and the gap period by applying the

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Prototype Defined Contribution Plan Section 6 – Special Rules Affecting 401(k) Plans

alternative method provided under subsection (B) above to this aggregate period. This is accomplished by substituting the gain or loss for the Plan Year and the gap period for the gain or loss for the Plan Year and by substituting the contributions taken into account under this Section for the Plan Year and the gap period for the contributions taken into account under this Section for the Plan Year in determining the fraction that is multiplied by that gain or loss.

(iii)	Coordination with other provisions. A corrective distribution of Excess Contributions made by the end of the Plan Year following the Plan Year in which the excess occurs may be made without consent of the Participant or the Participant’s spouse, and without regard to any distribution restrictions applicable under Section 8.10. Excess Contributions are treated as Annual Additions for purposes of Code §415 even if distributed from the Plan. A corrective distribution of Excess Contributions is not treated as a distribution for purposes of applying the required minimum distribution rules under Section 8.12.

If a Participant has Excess Deferrals for the calendar year ending with or within the Plan Year for which the Participant receives a corrective distribution of Excess Contributions, the corrective distribution of Excess Contributions is treated first as a corrective distribution of Excess Deferrals. The amount of the corrective distribution of Excess Contributions that must be distributed to correct an ADP Test failure for a Plan Year is reduced by any amount distributed as a corrective distribution of Excess Deferrals for the calendar year ending with or within such Plan Year.

(iv)	Accounting for Excess Contributions. Excess Contributions are distributed from the following sources and in the following priority:

(A)	Salary Deferrals that are not matched;

(B)	proportionately from Salary Deferrals not distributed under subsection (A) and related QMACs that are included in the ADP Test;

(C)	QMACs included in the ADP Test that are not distributed under subsection (B) and

(D)	QNECs included in the ADP Test.

If a Participant has both a Pre Tax-Deferral Account and a Roth Deferral Account, the Participant may designate the extent to which the corrective distribution of Salary Deferrals is taken from the Pre-Tax Deferral Account or from the Roth Deferral Account, unless designated otherwise under AA §6A-5(e). If a Participant does not designate the Account(s) from which the distribution will be made, the corrective distribution will be made first from the Participant’s Pre-Tax Deferral Account.

(3)	Making QNECs or QMACs. Regardless of any elections under AA §6-4 or AA §6B-4 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement, the Employer may make additional QNECs or QMACs to the Plan on behalf of the Nonhighly Compensated Employees and use such amounts to correct an ADP Test violation. Any QNECs contributed under this subsection (3) which are not specifically authorized under AA §6-4 will be allocated to all Participants who are Nonhighly Compensated Employees in the ratio that each such Participant’s Plan Compensation bears to the Plan Compensation of all Participants for the Plan Year. Any QMACs contributed under this subsection (3) which are not specifically authorized under AA §6B-4 will be allocated to all Participants who are Nonhighly Compensated as a uniform percentage of Salary Deferrals made during the Plan Year. See Sections 3.02(a)(5) and 3.04(d), as applicable.

(4)	Recharacterization. If After-Tax Contributions are permitted under AA §6D, the Plan Administrator, in its sole discretion, may permit a Participant to treat any Excess Contributions that are allocated to that Participant as if he/she received the Excess Contributions as a distribution from the Plan and then contributed such amounts to the Plan as After-Tax Contributions. Any amounts recharacterized under this subsection (4)will be 100% vested at all times. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other After-Tax Contributions made by that Participant would exceed any limit on After-Tax Contributions under AA §6D-2 of the Nonstandardized Adoption Agreement.

Recharacterization must occur no later than 2 1⁄2 months after the last day of the Plan Year in which such Excess Contributions arise and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s taxable year in which the Participant would have received such amounts in cash had he/she not deferred such amounts into the Plan.

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(c)	Adjustment of deferral rate for Highly Compensated Employees. The Employer may suspend (or automatically reduce the rate of) Salary Deferrals for the Highly Compensated Group, to the extent necessary to satisfy the ADP Test or to reduce the margin of failure. A suspension or reduction shall not affect Salary Deferrals already contributed by the Highly Compensated Employees for the Plan Year. As of the first day of the subsequent Plan Year, Salary Deferrals shall resume at the levels stated in the Salary Deferral Elections of the Highly Compensated Employees.

(d)	Special testing rules.

(1)	Special rule for determining ADP of Highly Compensated Group. When calculating the ADP of the Highly Compensated Group for any Plan Year, a Highly Compensated Employee’s Salary Deferrals under all qualified plans maintained by the Employer are taken into account as if such contributions were made to a single plan. For this purpose, any QNECs or QMACs treated as Salary Deferrals for purposes of the ADP also are treated as made under a single plan. In addition, if a Highly Compensated Employee participates in two or more 401(k) plans of the Employer that have different Plan Years, all Salary Deferrals made during the Plan Year under all such plans shall be aggregated. For Plan Years beginning before 2006, all Salary Deferrals made in Plan Years that end with or within the same calendar year are treated as made under a single plan. This aggregation rule does not apply to plans that are mandatorily disaggregated under regulations under Code §410(k).

(2)	Aggregation of plans. When calculating the ADP Test, if this Plan satisfies the requirements of Code §401(k), §401(a)(4), or §410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, all such plans are treated as a single plan. If more than 10% of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in Treas. Reg. §1.401(k)-2(c)(4), then any adjustments to the ADP of the Nonhighly Compensated Group for the prior year will be made in accordance with such regulations, unless the Employer has elected under AA §6A-6 to use the Current Year Testing Method. Plans may be aggregated in order to satisfy Code §401(k) only if they have the same Plan Year and use the same ADP testing method.

(3)	Multiple use test. The multiple use test described under Treas. Reg. §1.401(m)(2) does not apply for any Plan Year beginning on or after January 1, 2002.

6.02	Nondiscrimination Testing of Matching Contributions and After-Tax Contributions – ACP Test. Except as provided under Section 6.04 for Safe Harbor 401(k) Plans, if the Plan provides for Matching Contributions and/or After-Tax Contributions, the Plan must satisfy the Actual Contribution Percentage Test (“ACP Test”) each Plan Year. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP Test, including the amount of any Salary Deferrals or QNECs included in such test, pursuant to subsection (a)(4) below. If the Plan fails the ACP Test for any Plan Year, the corrective provisions under subsection (b) below will apply.

(a)	ACP Test. The ACP Test compares the Average Contribution Percentage (ACP) of the Highly Compensated Group with the ACP of the Nonhighly Compensated Group. The Highly Compensated Group is the group of Participants who are Highly Compensated for the current Plan Year. The Nonhighly Compensated Group is the group of Participants who are Nonhighly Compensated for the applicable Plan Year. If the Prior Year Testing Method is selected under AA §6B-6, the Nonhighly Compensated Group is the group of Participants in the prior Plan Year who were Nonhighly Compensated for that year. If the Current Year Testing Method is selected under AA §6B-6, the Nonhighly Compensated Group is the group of Participants who are Nonhighly Compensated for the current Plan Year.

(1)	Average Contribution Percentage – ACP. The ACP for a specified group is the average of the contribution percentages calculated separately for each Participant in the group. A Participant’s contribution percentage is the ratio of the contributions made on behalf of the Participant that are included under the ACP Test, expressed as a percentage of the Participant’s Testing Compensation for the Plan Year. (See Section 1.122 for the definition of Testing Compensation.) For this purpose, the contributions included under the ACP Test are the sum of the After-Tax Contributions, Matching Contributions, and QMACs (to the extent not taken into account for purposes of the ADP Test) made under the Plan on behalf of the Participant for the Plan Year. The ACP may also include other contributions as provided in subsection (4) below, if applicable but excluding Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

For purposes of computing Actual Contribution Percentages, a Participant who is eligible for After-Tax Contributions, Matching Contributions (including forfeitures), QMACs or Salary Deferrals (to the extent Salary Deferrals are included in the ACP Test pursuant to subsection (4) below) but does not make or receive any such contributions shall be included in the ACP Test as a Participant on whose behalf no such contributions are made.

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Prototype Defined Contribution Plan Section 6 – Special Rules Affecting 401(k) Plans

For Plan Years beginning on or after January 1, 2006, no Matching Contributions may be taken into account under the ACP Test for any individual Nonhighly Compensated Employee to the extent such Matching Contributions exceed the greater of:

(i)	5% of such Nonhighly Compensated Employee’s Plan Compensation;

(ii)	100% of the Nonhighly Compensated Employee’s Salary Deferrals and/or After-Tax Contributions (to the extent such contributions are eligible for Matching Contributions); or

(iii)	two times the lowest “matching contribution rate” for any eligible Nonhighly Compensated Employee within a group of Nonhighly Compensated Employees that consists of 50% of the total Nonhighly Compensated Employees who actually make Salary Deferrals and/or After-Tax Contributions that are eligible for Matching Contributions for the Plan Year (or, if greater, the lowest “matching contribution rate” for any Nonhighly Compensated Employee who is employed as of the last day of the Plan Year and who actually makes Salary Deferrals and/or After-Tax Contributions that are eligible for Matching Contributions for the Plan Year).

For this purpose, the “matching contribution rate” is the total Matching Contributions allocated to the Nonhighly Compensated Employee (determined as a percentage of Salary Deferrals and/or After-Tax Contributions, to the extent eligible for Matching Contributions). If the matching contribution rate is not the same for all levels of Salary Deferrals and or After-Tax Contributions, the Nonhighly Compensated Employee’s matching contribution rate will be treated as equal to 6% Plan Compensation.

(2)	ACP Test testing methods. In applying the ACP Test for any Plan Year, the Plan may use the Prior Year Testing Method or the Current Year Testing Method, as selected under AA §6B-6. If no testing method is selected under AA §6B-6, the Plan will use the Current Year Testing Method. Unless specifically precluded under statute, regulations or other IRS guidance, the Employer may amend the testing method designated under AA §6B-6 for a particular Plan Year (subject to the requirements under subsection (ii) below) at any time through the end of the 12-month period following the Plan Year for which the amendment is effective.

(i)	Prior Year Testing Method. Under the Prior Year Testing Method, the Average Contribution Percentage (“ACP”) of the Highly Compensated Group (as defined in subsection (a) above) for the current Plan Year and the ACP of the Nonhighly Compensated Group (as defined in Section (a) above) for the prior Plan Year must satisfy one of the following tests for each Plan Year:

(A)	The ACP of the Highly Compensated Group for the current Plan Year shall not exceed 1.25 times the ACP of the Nonhighly Compensated Group for the prior Plan Year.

(B)	The ACP of the Highly Compensated Group for the current Plan Year shall not exceed the percentage (whichever is less) determined by (A) adding 2 percentage points to the ACP of the Nonhighly Compensated Group for the prior Plan Year or (B) multiplying the ACP of the Nonhighly Compensated Group for the prior Plan Year by 2.

(ii)	Current Year Testing Method. Under the Current Year Testing Method, the Average Contribution Percentage (“ACP”) of the Highly Compensated Group (as defined in subsection (a) above) for the current Plan Year and the ACP of the Nonhighly Compensated Group (as defined in subsection (a) above) for the current Plan Year must satisfy the ACP Test, as described in subsection (i) above, for each Plan Year. If the Current Year Testing Method is used for a Plan Year, the Plan may switch to the Prior Year Testing Method for a Plan Year only if the Plan has used Current Year Testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(3)	Special rule for first Plan Year. For the first Plan Year that the Plan provides for either Matching Contributions or After-Tax Contributions, the testing method selected under AA §6B-6(a) applies, unless designated otherwise under AA §6B-6(b). If the Prior Year Testing Method applies for the first year of the Plan, the ACP Test applies by assuming the ACP for the Nonhighly Compensated Group is 3%. If the Current Year Testing Method applies for the first year of the Plan, the ACP Test applies using the actual data for the Nonhighly Compensated Group in the first Plan Year. This first Plan Year rule does not apply if this Plan is a successor to a plan (as described in IRS Notice 98-1 or subsequent guidance) that was subject to the ACP Test or if the Plan is aggregated for purposes of applying the ACP Test with another plan that was subject to the ACP test in the prior Plan Year. For subsequent Plan Years, the testing method selected under AA §6B-6(a) will apply.

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(4)	Use of Salary Deferrals and QNECs under the ACP Test. The Plan Administrator may take into account all or any portion of Salary Deferrals and QNECs (see Section 3.02(a)(5)) for purposes of applying the ACP Test. QNECs may not be included in the ACP Test to the extent such amounts are included in the ADP Test for such Plan Year. Salary Deferrals and QNECs made to another qualified plan maintained by the Employer may also be taken into account, so long as the other plan has the same Plan Year as this Plan. To include Salary Deferrals under the ACP Test, the Plan must satisfy the ADP Test taking into account all Salary Deferrals, including those used under the ACP Test, and taking into account only those Salary Deferrals not included in the ACP Test. To include QNECs under the ACP Test, all Employer Nonelective Contributions, including the QNECs, must satisfy Code §401(a)(4). In addition, the Employer Nonelective Contributions, excluding any QNECs used in the ADP Test or ACP Test, must also satisfy Code §401(a)(4). If the Employer is using the Prior Year Testing Method (as described in subsection 6.01(a)(2)(i) above), the Employer may not include QNECs in the ACP Test.

Effective for Plan Years beginning on or after January 1, 2006, no QNEC may be taken into account under the ACP Test for any individual Nonhighly Compensated Employee to the extent such QNEC exceeds the greater of 5% of such Nonhighly Compensated Employee’s Plan Compensation or two times the lowest “applicable contribution rate” for any eligible Nonhighly Compensated Employee within a group of Nonhighly Compensated Employees that consist of 50% of the total eligible Nonhighly Compensated Employees under the Plan (or, if greater, the lowest “applicable contribution rate” allocated to any Nonhighly Compensated Employee who is in the group of Nonhighly Compensated Employees employed as of the last day of the Plan Year). For this purpose, the applicable contribution percentage is the sum of QNECs and Matching Contributions allocated to a Nonhighly Compensated Employee (determined as a percentage of Plan Compensation). If QNECs are being made in connection with the Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation, QNECs can be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10% of Plan Compensation.

(i)	Timing of contributions. In order to be used in the ACP Test for a given Plan Year, QNECs must be made before the end of the 12-month period immediately following the Plan Year for which they are allocated.

(ii)	Testing flexibility. The Plan Administrator is expressly granted the full flexibility permitted by applicable Treasury regulations to determine the amount of Salary Deferrals and QNECs used in the ACP Test. Salary Deferrals and QNECs taken into account under the ACP Test do not have to be uniformly determined for each Participant, and may represent all or any portion of the Salary Deferrals and QNECs allocated to each Participant, provided the conditions described above are satisfied.

(5)	Double-counting limits. This subsection (5) applies if the Prior Year Testing Method is used to run the ACP Test and, in the prior Plan Year, the Current Year Testing Method was used to run the ACP Test. If this paragraph applies, all QNECs or QMACs that were included in either the ADP Test or ACP Test for the prior Plan Year are disregarded in calculating the ACP of the Nonhighly Compensated Group for the prior Plan Year.

For purposes of applying the double-counting limits, if actual data of the Nonhighly Compensated Group is used for a first Plan Year described in subsection (3) above, the Plan is still considered to be using the Prior Year Testing Method for that first Plan Year. Thus, the double-counting limits do not apply if the Prior Year Testing Method is used for the next Plan Year.

(b)	Correction of Excess Aggregate Contributions. If the Plan fails the ACP Test for a Plan Year, the Plan Administrator may use any combination of the correction methods under this Section to correct the Excess Aggregate Contributions under the Plan.

(1)

Excess Aggregate Contributions. Excess Aggregate Contributions are the amount of Matching Contributions and/or After-Tax Contributions taken into account in computing the ACP of the Highly Compensated Group that exceed the maximum amount permitted under the ACP Test for the Plan Year. The amount of Excess Aggregate Contributions for a Plan Year are the amounts determined by hypothetically reducing the ACP contributions of the Highly Compensated Employees, beginning with the Highly Compensated Employee(s) with the highest ACP for the Plan Year, and reducing the ACP of such Highly Compensated Employees until the reduced percentage reaches the ACP of the Highly Compensated Employee(s) with the next higher ACP or until the adjusted ACP percentage satisfies the ACP Test. The reduction continues for each level of Highly Compensated Employees until the Plan satisfies the ACP Test. The total dollar amount so determined is then divided among the Highly Compensated Group in the manner described in subsection (2) to determine the actual corrective

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distributions to be made. For this purpose, any Excess Contributions that are recharacterized as After-Tax Employee Contributions under Section 6.01(b)(4) are taken into account as After-Tax Employee Contributions for the Plan Year that includes the time at which the Excess Contribution is includible in the gross income of the Employee under §1.401(k)-2(b)(3)(ii).

(2)	Corrective distribution of Excess Aggregate Contributions. If the Plan fails the ACP Test for a Plan Year, the Plan Administrator may, in its discretion, distribute Excess Aggregate Contributions (including any allocable income or loss) no later than 12 months following the end of the Plan Year to correct the ACP Test violation. Excess Aggregate Contributions will be distributed only to the extent they are vested under Section 7.02, determined as of the last day of the Plan Year for which the contributions are made to the Plan. To the extent Excess Aggregate Contributions are not vested, the Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited in accordance with Section 7.10 in the Plan Year in which the corrective distribution is made from the Plan. If the Excess Aggregate Contributions are distributed more than 2 1⁄2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the Employer with respect to such amounts.

(i)	Amount to be distributed. In determining the amount of Excess Aggregate Contributions to be distributed to a Highly Compensated Employee under this Section, Excess Aggregate Contributions are first allocated equally to the Highly Compensated Employee(s) with the largest dollar amount of ACP contributions for the Plan Year in which the excess occurs until all of the Excess Aggregate Contributions are allocated or until the dollar amount of ACP contributions for such Highly Compensated Employee(s) is reduced to the next highest dollar amount of such contributions for any other Highly Compensated Employee(s).

(ii)	Allocable gain or loss. A corrective distribution of Excess Aggregate Contributions must include any allocable gain or loss for the Plan Year in which the excess occurs. For this purpose, allocable gain or loss on Excess Aggregate Contributions may be determined in any reasonable manner, provided the manner used is applied uniformly and in a manner that is reasonably reflective of the method used by the Plan for allocating income to Participants’ Accounts.

(A)	Method of allocating gain or loss. For Plan Years beginning after December 31, 2005, the income allocable to Excess Aggregate Contributions is equal to (I) the sum of the allocable gain or loss for the Plan Year plus (II) to the extent the Excess Aggregate Contributions are credited with gain or loss for the gap period (i.e., the Plan contains a Valuation Date during the gap period), the allocable gain or loss determined for the gap period. For this purpose, the gap period is the period after the close of the Plan Year and prior to the distribution of Excess Aggregate Contributions. The Plan will not fail to use a reasonable method for computing the income allocable to Excess Aggregate Contributions merely because the income allocable to Excess Aggregate Contributions is determined as of a Valuation Date that occurs no more than 7 days before the date of the distribution. (For Plan Years beginning before January 1, 2006, income or loss allocable to the period between the end of the Plan Year and the date of distribution can be disregarded in determining income or loss.)

(B)	Alternative method of allocating plan year gain or loss. The gain or loss attributable to Excess Aggregate Contributions for the Plan Year may be determined by multiplying the gain or loss for the Plan Year allocable to Matching Contributions and After-Tax Contributions (and other contributions included in the ACP Test) by a fraction, the numerator of which is the Excess Aggregate Contributions for the Participant for the Plan Year, and the denominator of which is the Participant’s Account Balance attributable to Matching Contributions and After-Tax Contributions (and other contributions included in the ACP Test) without regard to any income or loss occurring during such Plan Year.

(C)	Safe harbor method of allocating gap period income. The allocation of gain or loss for the gap period (as defined in subsection (A) above) will be deemed to be reasonable if the gain or loss on Excess Aggregate Contributions for the gap period is equal to 10% of the gain or loss allocable to Excess Aggregate Contributions for the Plan Year (as determined under subsection (B) above) multiplied by the number of calendar months that have elapsed since the end of the plan year. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

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(D)	Alternative method for allocating plan year and gap period income. The Plan may determine the allocable gain or loss for the aggregate of the Plan Year and the gap period by applying the alternative method provided under subsection (B) above to this aggregate period. This is accomplished by substituting the gain or loss for the Plan Year and the gap period for the gain or loss for the Plan Year and by substituting the contributions taken into account under this Section for the Plan Year and the gap period for the contributions taken into account under this Section for the Plan Year in determining the fraction that is multiplied by that gain or loss.

(iii)	Coordination with other provisions. A corrective distribution of Excess Aggregate Contributions made by the end of the Plan Year following the Plan Year in which the excess occurs may be made without consent of the Participant or the Participant’s spouse, and without regard to any distribution restrictions applicable under Section 8.10. Excess Aggregate Contributions are treated as Annual Additions for purposes of Code §415 even if distributed from the Plan. A corrective distribution of Excess Aggregate Contributions is not treated as a distribution for purposes of applying the required minimum distribution rules under Section 8.12.

(iv)	Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions are distributed from the following sources and in the following priority:

(A)	After-Tax Contributions that are not matched;

(B)	proportionately from After-Tax Contributions not distributed under subsection (A) and related Matching Contributions that are included in the ACP Test;

(C)	Matching Contributions included in the ACP Test that are not distributed under subsection (B);

(D)	Salary Deferrals included in the ACP Test that are not matched;

(E)	proportionately from Salary Deferrals included in the ACP Test that are not distributed under subsection (D) and related Matching Contributions that are included in the ACP Test and not distributed under subsection (B) or (C)); and

(F)	QNECs included in the ACP Test.

If a Participant has both a Pre Tax-Deferral Account and a Roth Deferral Account, the Participant may designate the extent to which the corrective distribution of Salary Deferrals is taken from the Pre-Tax Deferral Account or from the Roth Deferral Account, unless designated otherwise under AA §6A-5(e). If a Participant does not designate the Account(s) from which the distribution will be made, the corrective distribution will be made first from the Participant’s Pre-Tax Deferral Account.

(3)	Making QNECs or QMACs. Regardless of any elections under AA §6-4 or AA §6B-4 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement, the Employer may make additional QNECs or QMACs to the Plan on behalf of the Nonhighly Compensated Employees and use such amount to correct an ACP Test violation to the extent such amounts are not used in the ADP Test. Any QNECs contributed under this subsection (3) which are not specifically authorized under AA §6-4 will be allocated to all Participants who are Nonhighly Compensated Employees in the ratio that each such Participant’s Plan Compensation bears to the Plan Compensation of all Participants for the Plan Year. Any QMACs contributed under this subsection (3) which are not specifically authorized under AA §6B-4 will be allocated to all Participants who are Nonhighly Compensated as a uniform percentage of Salary Deferrals made during the Plan Year. See Sections 3.02(a)(5) and 3.04(d), as applicable.

(c)	Adjustment of contribution rate for Highly Compensated Employees. The Employer may suspend (or automatically reduce the rate of) After-Tax Contributions for the Highly Compensated Group, to the extent necessary to satisfy the ACP Test or to reduce the margin of failure. A suspension or reduction shall not affect After-Tax Contributions already contributed by the Highly Compensated Employees for the Plan Year. As of the first day of the subsequent Plan Year, After-Tax Contributions shall resume at the levels elected by the Highly Compensated Employees.

(d)	Special testing rules.

(1)

Special rule for determining ACP of Highly Compensated Group. When calculating the ACP of the Highly Compensated Group for any Plan Year, a Highly Compensated Employee’s After-Tax Contributions and/or Matching Contributions under all qualified plans maintained by the Employer are taken into account as if such

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contributions were made to a single plan. For this purpose, any QNECs or QMACs taken into account under the ACP Test also are treated as made under a single plan. In addition, if a Highly Compensated Employee participates in two or more plans of the Employer that have different Plan Years, all ACP contributions made during the Plan Year under all such plans shall be aggregated. For Plan Years beginning before 2006, all ACP contributions made in Plan Years that end with or within the same calendar year are treated as made under a single plan. This aggregation rule does not apply to plans that are mandatorily disaggregated under regulations under Code §410(m).

(2)	Aggregation of plans. When calculating the ACP Test, if this Plan satisfies the requirements of Code §401(m), §401(a)(4), or §410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, all such plans are treated as a single plan. If more than 10% of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in Treas. Reg. §1.401(m)-2(c)(4), then any adjustments to the ACP of the Nonhighly Compensated Group for the prior year will be made in accordance with such regulations, unless the Employer has elected under AA §6B-6 to use the Current Year Testing Method. Plans may be aggregated in order to satisfy Code §401(m) only if they have the same Plan Year and use the same ACP testing method.

(3)	Multiple use test. The multiple use test described under Treas. Reg. §1.401(m)(2) does not apply for any Plan Year beginning on or after January 1, 2002.

6.03	Disaggregation of Plans. Subject to the provisions of this Section 6.03, certain plans shall be treated as constituting separate plans to the extent required under the mandatory disaggregation rules under Code §§401(k) and 401(m).

(a)	Plans covering Collectively Bargained Employees and non-Collectively Bargained Employees. If the Plan covers Collectively Bargained Employees and non-Collectively Bargained Employees, the Plan is mandatorily disaggregated for purposes of applying the ADP Test and the ACP Test into two separate plans, one covering the Collectively Bargained Employees and one covering the non-Collectively Bargained Employees. A separate ADP Test must be applied for each disaggregated portion of the Plan in accordance with applicable Treasury regulations. A separate ACP Test must be applied to the disaggregated portion of the Plan that covers the non-Collectively Bargained Employees. The disaggregated portion of the Plan that includes the Collectively Bargained Employees is deemed to pass the ACP Test.

(b)	Otherwise excludable Employees. If the minimum coverage test under Code §410(b) is performed by disaggregating “otherwise excludable Employees” (i.e., Employees who have not satisfied the maximum age 21 and one Year of Service eligibility conditions permitted under Code §410(a)), then the Plan is treated as two separate plans, one benefiting the otherwise excludable Employees and the other benefiting Employees who have satisfied the maximum age and service eligibility conditions. If such disaggregation applies, the following operating rules apply to the ADP Test and the ACP Test.

(1)	Separate ADP and ACP Tests. For Plan Years beginning before January 1, 1999, the ADP Test and the ACP Test are applied separately for each disaggregated plan. If there are no Highly Compensated Employees benefiting under a disaggregated plan, then no ADP Test or ACP Test is required for such plan.

(2)	Single ADP and ACP Test. For Plan Years beginning after December 31, 1998, only the disaggregated plan that benefits the Employees who have satisfied the maximum age and service eligibility conditions permitted under Code §410(a) is subject to the ADP Test and the ACP Test. However, any Highly Compensated Employee who is benefiting under the disaggregated plan that includes the otherwise excludable Employees is taken into account in such tests. The Employer may elect to apply the rule in subsection (1) instead.

(3)	Application of Entry Dates. In determining whether an Employee is an “otherwise excludible Employee” for purposes of applying the testing rules in subsection (1) and (2) above, the Plan will be deemed to provide the maximum Entry Dates permitted under Code §410(a)(4). Thus, an Employee is treated as an “otherwise excludible employee” for purposes of applying the special testing rules in subsection (1) and (2) above if the Employee has not satisfied the maximum minimum age and service requirements permitted under Code §410(a), taking into account the maximum Entry Date provisions under Code §410(a)(4) (i.e., the Plan will be deemed to apply an Entry Date that is the earlier of the date that is 6 months after the date the Employee satisfies the maximum age and service conditions or the first day of the Plan Year following satisfaction of such maximum age and service conditions).

(c)	Corrective action for disaggregated plans. Any corrective action authorized by this Section 6 may be determined separately with respect to each disaggregated portion of the Plan. A corrective action taken with respect to a disaggregated portion of the Plan need not be consistent with the method of correction (if any) used for another disaggregated portion of the Plan. To the extent the Adoption Agreement authorizes the Employer to make discretionary QNECs or discretionary QMACs, the Employer is expressly permitted to designate such QNECs or QMACs as allocable only to Participants in a particular disaggregated portion of the Plan.

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6.04	Safe Harbor 401(k) Plan Provisions. The Employer may elect in AA §6C to apply the Safe Harbor 401(k) Plan provisions under this Section 6.04. The ADP Test described in Section 6.01(a) is deemed to be satisfied for any Plan Year in which the Plan qualifies as a Safe Harbor 401(k) Plan. In addition, if Matching Contributions are made for such Plan Year, the ACP Test is deemed satisfied with respect to such contributions if the conditions of subsection (g) below are satisfied. To qualify as a Safe Harbor 401(k) Plan, the requirements under this Section 6.04 must be satisfied for the entire Plan Year.

(a)	Safe harbor requirements. To qualify as a Safe Harbor 401(k) Plan, the Plan must satisfy the requirements under subsections (1), (2), (3) and (4) below.

(1)	Safe Harbor Contribution. To qualify as a Safe Harbor 401(k) Plan, the Employer must provide a Safe Harbor Employer Contribution or a Safe Harbor Matching Contribution to Nonhighly Compensated Participants under the Plan. (See subsection (b) below for a discussion of the Participants eligible for a Safe Harbor Contribution.) The Safe Harbor Contribution must be made to the Plan no later than 12 months following the close of the Plan Year for which it is being used to qualify the Plan as a Safe Harbor 401(k) Plan.

(i)	Safe Harbor Employer Contribution. The Employer may elect under AA §6C-2(b) to make a Safe Harbor Employer Contribution of at least 3% of Plan Compensation. The Employer has the discretion to increase the amount of the Safe Harbor Employer Contribution in excess of the percentage designated under AA §6C-2(b). (See subsection (4)(iii) below for the ability to condition the Safe Harbor Employer Contribution on the provision of a supplemental notice.)

(ii)	Safe Harbor Matching Contribution. The Employer may elect under AA §6C-2(a) to satisfy the Safe Harbor Contribution requirement by making a Safe Harbor Matching Contribution with respect to each Participant’s Salary Deferrals under the Plan. If After-Tax Contributions are authorized under AA §6D of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement, the Employer may elect in AA §6D-3 to provide the Safe Harbor Matching Contribution with respect to such After-Tax Contributions. The Employer may elect under AA §6C-2(a) of the Profit Sharing/401(k) Plan Adoption Agreement to provide a basic Safe Harbor Matching Contribution, an enhanced Safe Harbor Matching Contribution, or a tiered Safe Harbor Matching Contribution.

(A)	Basic Safe Harbor Matching Contribution. Under the basic Safe Harbor Matching Contribution formula, each eligible Participant (as defined in AA §6C-3) will receive a Safe Harbor Matching Contribution equal to:

(I)	100% of the amount of a Participant’s Salary Deferrals that do not exceed 3% of the Participant’s Plan Compensation, plus

(II)	50% of the amount of a Participant’s Salary Deferrals that exceed 3% of the Participant’s Plan Compensation but that do not exceed 5% of the Participant’s Plan Compensation.

(B)	Enhanced Safe Harbor Matching Contribution. Under the enhanced Safe Harbor Matching Contribution formula, the Safe Harbor Matching Contribution must not be less, at each level of Salary Deferrals, than the amount required under the basic Safe Harbor Matching Contribution formula under subsection (A) above. Under the enhanced Safe Harbor Matching Contribution formula, the rate of Matching Contributions may not increase as an Employee’s rate of Salary Deferrals increase.

(C)	Contributions for Highly Compensated Employees. The Plan will not fail to be a Safe Harbor 401(k) Plan merely because Highly Compensated Employees also receive a Safe Harbor Matching Contribution under the Plan. However, a Safe Harbor Matching Contribution will not satisfy this Section if any Highly Compensated Employee is eligible for a higher rate of Safe Harbor Matching Contribution than is provided for any Nonhighly Compensated Employee who has the same rate of Salary Deferrals.

(D)

Period for making Safe Harbor Matching Contribution. In determining a Participant’s Safe Harbor Matching Contributions, the Employer may elect under AA §6C-2(a)(2) of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement or under AA §6C-3(a) of the Standardized Profit Sharing/401(k) Plan Adoption Agreement to determine the Safe Harbor Matching Contribution on the basis of Salary Deferrals the Participant makes during the Plan Year. Alternatively, the Employer may elect to determine the Safe Harbor Matching Contribution

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on a payroll, monthly, or quarterly basis. If the Employer elects to use a period other than the Plan Year, the Safe Harbor Matching Contribution must be deposited into the Plan by the last day of the Plan Year quarter following the Plan Year quarter for which the Salary Deferrals are made. (See Section 3.04(c) for rules applicable to “true-up” contributions where the Employer contributes Matching Contributions to the Plan on a different period than selected under AA §6C-2(a)(2) or AA §6C-3(a), as applicable.)

(2)	Full and immediate vesting. The Safe Harbor Contribution under subsection (1) above must be 100% vested, regardless of the Employee’s length of service, at the time the contribution is made to the Plan. Any additional amounts contributed under the Plan may be subject to a vesting schedule.

(3)	Distribution restrictions. Distributions of the Safe Harbor Contribution under subsection (1) must be restricted in the same manner as Salary Deferrals under Section 8.10(c), except that such contributions may not be distributed upon Hardship. See Section 8.10(d).

(4)	Annual notice. Each eligible Participant (as defined in subsection (b) below) must receive a written notice describing the Participant’s rights and obligations under the Plan.

(i)	Contents of notice. The annual notice must include a description of:

(A)	the Safe Harbor Contribution formula being used under the Plan;

(B)	any other contributions under the Plan;

(C)	the plan to which the Safe Harbor Contributions will be made (if different from this Plan);

(D)	the type and amount of Plan Compensation that may be deferred under the Plan;

(E)	the administrative requirements for making and changing Salary Deferral elections; and

(F)	the withdrawal and vesting provisions under the Plan.

In addition to any other election periods provided under the Plan, each eligible Participant may make or modify his/her Salary Deferral election during the 30-day period immediately following receipt of the annual notice.

(ii)	Timing of notice. Each Participant must receive the annual notice within a reasonable period before the beginning of the Plan Year (or within a reasonable period before an Employee becomes a Participant, if later). For this purpose, an Employee will be deemed to have received the notice in a timely manner if the Employee receives such notice at least 30 days, but not more than 90 days, before the beginning of the Plan Year. For an Employee who becomes a Participant after the 90th day before the beginning of the Plan Year, the notice will be deemed timely if it is provided before the date the Employee becomes eligible to participate under the Plan (but no more than 90 days before the Employee becomes eligible).

(iii)	Supplemental notice. If the Employer elects to provide the Safe Harbor Employer Contribution described in subsection (1)(i) above, the Employer may elect under AA §6C-2(b)(1) to make such contribution only as authorized under a supplemental notice described in this subsection (iii). If the Employer elects to make the Safe Harbor Employer Contribution pursuant to a supplemental notice, the Employer will notify each Participant in the annual notice described in this subsection (4) that the Employer may provide the Safe Harbor Employer Contribution and that a supplemental notice will be provided if the Employer decides to make the Safe Harbor Employer Contribution. The supplemental notice indicating the Employer’s intention to make the Safe Harbor Employer Contribution must be provided no later than 30 days prior to the last day of the Plan Year for the Plan to qualify as a Safe Harbor 401(k) Plan. If the Employer does not provide the supplemental notice in accordance with this paragraph, the Employer is not obligated to make the Safe Harbor Employer Contribution and the Plan does not qualify as a Safe Harbor 401(k) Plan. The Plan will qualify as a Safe Harbor 401(k) Plan for subsequent Plan Years if the appropriate notices are provided for such years. No amendment is required to make the Safe Harbor Employer Contribution in subsequent Plan Years.

(b)

Eligibility for Safe Harbor Contributions. The Employer may elect under AA §6C-3 to provide the Safe Harbor Contribution to all Participants or only to Participants who are Nonhighly Compensated Employees. Alternatively, the Employer may elect under the Nonstandardized Adoption Agreement to provide the Safe Harbor Contribution to all Nonhighly Compensated Employees who are Participants and all Highly Compensated Employees who are Participants

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but who are not Key Employees. This permits a Plan providing the Safe Harbor Employer Contribution to use such amounts to satisfy the Top Heavy minimum contribution requirements under Section 4. See subsection (c) for a description of the eligibility conditions applicable to Safe Harbor Contributions. Also see Section 3.02(d)(1) for provisions for offsetting additional Employer Contributions by the Safe Harbor Employer Contributions under the Plan.

(c)	Different eligibility conditions. In determining who is a Participant for purposes of the Safe Harbor Contribution, the eligibility conditions applicable to Salary Deferrals under AA §4-1 apply. However, the Employer may elect under AA §6C-3(b) to apply different eligibility conditions for the Safe Harbor Contribution than apply to Salary Deferrals. If the Employer elects under AA §6C-3(b)(1) to require a Year of Service for determining eligibility for Safe Harbor Matching Contributions, a Year of Service for this purpose is the completion of 1,000 Hours of Service during an Eligibility Computation Period. An Eligibility Computation Period is as defined under Section 2.03(a)(2) using Plan Years for subsequent Eligibility Computation Periods. If different eligibility conditions are selected for the Safe Harbor Contribution, the Plan must be disaggregated into separate plans for coverage purposes pursuant to Code §410(b)(4). If the Plan uses different eligibility conditions for Safe Harbor Contributions, the portion of the disaggregated plan that covers Employees who are not eligible for the Safe Harbor Contribution must satisfy the ADP Test (and ACP Test, if applicable). See IRS Notice 2000-3, Q&A-10.

(d)	Provision of Safe Harbor Contribution in separate plan. The Employer may elect under AA §6C-2(b)(2) to provide the Safe Harbor Contribution under another Defined Contribution Plan maintained by the Employer. The Safe Harbor Contribution under such other plan must satisfy the conditions under this Section 6.04 for this Plan to qualify as a Safe Harbor 401(k) Plan. To make the Safe Harbor Contribution under another Defined Contribution Plan, each Employee eligible to participate under this Plan must also be eligible to participate under the other Defined Contribution Plan and the other Defined Contribution Plan must have the same Plan Year as this Plan.

(e)	Reduction or suspension of Safe Harbor Contributions.

(1)	Safe Harbor Matching Contributions. The Employer may amend the Plan during the Plan Year to reduce or suspend the Safe Harbor Matching Contributions (on a prospective basis) provided the Employer provides a supplemental notice to all Participants explaining the consequences and effective date of the amendment, and that such Participants have a reasonable opportunity (including a reasonable period) to change their Salary Deferral and/or After-Tax Contribution elections, as applicable. The amendment reducing or eliminating the Safe Harbor Matching Contribution must be effective no earlier than the later of: (i) 30 days after Participants are given the supplemental notice or (ii) the date the amendment is adopted. Participants must be given a reasonable opportunity (and reasonable period) prior to the reduction or elimination of the Safe Harbor Matching Contribution to change their Salary Deferral or After-Tax Contribution elections, as applicable. If the Employer amends the Plan to reduce or eliminate the Safe Harbor Matching Contribution, the Plan is subject to the ADP Test and ACP Test for the entire Plan Year.

(2)	Safe Harbor Employer Contributions. The Employer may amend the Plan during the Plan Year to reduce or suspend the Safe Harbor Employer Contributions (on a prospective basis) provided the Employer notifies all Participants of the amendment and provides each Participant with a reasonable opportunity (including a reasonable period) to change Salary Deferral and/or After-Tax Contribution elections, as applicable. The amendment reducing or eliminating the Safe Harbor Employer Contributions must be effective no earlier than the later of: (A) 30 days after Participants are notified of the amendment or (B) the date the amendment is adopted. If the Employer reduces or eliminates the Safe Harbor Employer Contribution during the Plan Year, the Plan is subject to the ADP Test (and ACP Test, if applicable) for the entire Plan Year. [This provision may no longer be used by an Employer effective for Plan Years beginning on or after September 1, 2009.]

(f)	Deemed compliance with ADP Test. If the Plan satisfies all the conditions under subsection (a) above to qualify as a Safe Harbor 401(k) Plan, the Plan is deemed to satisfy the ADP Test for the Plan Year. This Plan will not be deemed to satisfy the ADP Test for a Plan Year if a Participant is covered under another Safe Harbor 401(k) Plan maintained by the Employer which uses the provisions under this Section to comply with the ADP Test.

(g)	Deemed compliance with ACP Test. If the Plan satisfies all the conditions under subsection (a) above to qualify as a Safe Harbor 401(k) Plan, the Plan is deemed to satisfy the ACP Test for the Plan Year with respect to Matching Contributions (including Matching Contributions that are not used to qualify as a Safe Harbor 401(k) Plan), provided the following conditions are satisfied. If the Plan does not satisfy the requirements under this subsection (g) for a Plan Year, the Plan must satisfy the ACP Test for such Plan Year in accordance with subsection (h) below.

(1)	Only Safe Harbor Matching Contributions. If the only Matching Contributions provided under the Plan are Safe Harbor Matching Contributions under AA §6C-2(a)(1), the Plan is deemed to satisfy the ACP Test, without regard to the conditions under subsections (2) - (5) below.

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(2)	Additional Matching Contributions. If Matching Contributions are provided (other than Safe Harbor Matching Contributions under AA §6C-2(a)) the total Matching Contributions provided under the Plan (whether or not such Matching Contributions are provided under a Safe Harbor Matching Contribution formula) must not apply to any Salary Deferrals or After-Tax Contributions that exceed 6% of Plan Compensation. If a Matching Contribution formula applies to both Salary Deferrals and After-Tax Contributions, then the sum of such contributions that exceed 6% of Plan Compensation must be disregarded under the formula.

(3)	Discretionary Matching Contributions. If the Employer elects to provide discretionary Matching Contributions under a Safe Harbor 401(k) Plan, such discretionary Matching Contributions will not be subject to the ACP Test only if the total amount of the discretionary Matching Contributions are limited to no more than 4% of the Employee’s Plan Compensation.

(4)	Rate of Matching Contribution may not increase. The Matching Contribution formula may not provide a higher rate of match at higher levels of Salary Deferrals or After-Tax Contributions.

(5)	Limit on Matching Contributions for Highly Compensated Employees. The Matching Contributions made for any Highly Compensated Employee at any rate of Salary Deferrals and/or After-Tax Contributions cannot be greater than the Matching Contributions provided for any Nonhighly Compensated Employee at the same rate of Salary Deferrals and/or After-Tax Contributions.

(6)	After-Tax Contributions. If the Plan permits After-Tax Contributions, such contributions must satisfy the ACP Test, regardless of whether the Matching Contributions under Plan are deemed to satisfy the ACP Test under this subsection (g). The ACP Test must be performed in accordance with subsection (h) below.

(7)	Additional Matching Contributions may be subject to vesting and distribution restrictions. Additional Matching Contributions may satisfy the ACP Test safe harbor described in this subsection (g) even if such Matching Contributions are subject to the normal vesting schedule and distribution rules applicable to Matching Contributions. However, if such Matching Contributions are subject to allocation conditions under AA §6B-7, such Matching Contributions will fail to satisfy the ACP Test safe harbor described in this subsection (g).

(h)	Rules for applying the ACP Test. If the ACP Test must be performed under a Safe Harbor 401(k) Plan, either because there are After-Tax Contributions, or because the Matching Contributions do not satisfy the conditions described in subsection (g) above, the Current Year Testing Method must be used to perform such test, even if the Adoption Agreement specifies that the Prior Year Testing Method applies. In addition, the testing rules provided in IRS Notice 98-52 (or any successor guidance) are applicable in applying the ACP Test.

(i)	Application of Top Heavy rules. Effective for years beginning after December 31, 2001, if the only contributions under a Safe Harbor 401(k) Plan are Safe Harbor Contributions described under subsection (a) and Matching Contributions eligible for the ACP Test safe harbor, as described in subsection (g), the Plan is deemed to satisfy the Top Heavy requirements, as described in Section 4. For this purpose, if a Plan has only safe harbor contributions described under this subsection (i) and the Plan has forfeitures for a Plan Year, such forfeitures will be used to reduce the Safe Harbor Contributions for such Plan Year.

(j)	Plan Year. Except as provided in subsections (1) - (3) below, to qualify as a Safe Harbor 401(k) Plan, the safe harbor requirements under this Section 6.04 must be satisfied for an entire 12-month Plan Year.

(1)	First year of plan. A newly established plan (other than a successor plan within the meaning of Treas. Reg. §1.401(m)-2(c)(2)(iii)) will not fail to satisfy the requirements of subsection (j) merely because the Plan Year is less than 12 months, provided that the Plan Year is at least 3 months long. If an Employer is newly established and adopts the Plan as soon as administratively feasible after the Employer comes into existence, the initial Plan Year may be shorter than 3 months.

If the Plan has an initial Plan Year that is less than 12 months, for purposes of applying the Code §415 Limitation under Section 5.03, the Limitation Year will be the 12-month period ending on the last day of the short Plan Year. Thus, no proration of the Defined Contribution Dollar Limitation will be required. See Section 5.03(c)(2). In addition, the Employer’s Plan Compensation will be determined for the 12-month period ending on the last day of the short Plan Year. Thus, no proration of the Compensation Limit will be required. See Section 1.24.

(2)	Change of Plan Year. If the Plan is amended to change its Plan Year, resulting in a Short Plan Year (see Section 11.08), the Plan will not fail to satisfy the requirements of subsection (j), provided:

(i)	The Plan satisfies the safe harbor requirements under this Section 6.04 for the immediately preceding Plan Year; and

(ii)	The plan satisfies the safe harbor requirements under this Section 6.04 (determined without regard to subsection (e) above) for the immediately following Plan Year or for the immediately following 12 months if the immediately following Plan Year is less than 12 months.

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(3)	Final plan year. If the Plan is terminated during a Plan Year, the Plan will not fail to satisfy the requirements of subsection (j) merely because the final Plan Year is less than 12 months, provided that the plan satisfies the safe harbor requirements under this Section 6.04 through the date of termination and either:

(i)	The Plan would satisfy the requirements of subsection (e), treating the termination of the Plan as a reduction or suspension of Safe Harbor Matching Contributions (other than the requirement that Employees have a reasonable opportunity to change their Salary Deferral or After-Tax Contribution elections); or

(ii)	The Plan termination is in connection with a transaction described in Code §410(b)(6)(C) or the Employer incurs a substantial business hardship, comparable to a substantial business hardship described in Code §412(d). If this subsection (ii) applies, the Plan will continue to qualify as a Safe Harbor 401(k) Plan for the year of termination.

6.05	SIMPLE 401(k) Plan contributions. The Employer may designate in AA §6A-10 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement to treat the Plan as a SIMPLE 401(k) Plan. To treat the Plan as a SIMPLE 401(k) Plan for a Plan Year, the Employer must be an Eligible Employer (as defined in subsection (a)(1) below) and no contributions may be made, or benefits accrued, for services during the calendar year, on behalf of any Eligible Employee under any other plan, contract, pension, or trust described in Code §219(g)(5)(A) or (B), maintained by the Employer. If the Plan is designated as a SIMPLE 401(k) Plan, to the extent that any other provision of the Plan is inconsistent with the provisions of this Section 6.05, the provisions of this Section govern.

(a)	Definitions.

(1)	Eligible Employer. An Eligible Employer means, with respect to any calendar year, an Employer that had no more than 100 employees who received at least $5,000 of SIMPLE Compensation from the Employer for the preceding calendar year. In applying the preceding sentence, all Employees of Related Employers and Leased Employees are taken into account.

An Eligible Employer that elects to have the SIMPLE 401(k) provisions apply to the Plan and that fails to be an Eligible Employer for any subsequent calendar year is treated as an Eligible Employer for the 2 calendar years following the last calendar year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Code §410(b)(6)(C)(i) are satisfied.

(2)	Eligible Employee. An Eligible Employee means, for purposes of the SIMPLE 401(k) provisions, any Employee who is entitled to make Salary Deferrals under the terms of the Plan.

(b)	Contributions.

(1)	Salary Deferrals. Each Eligible Employee may make Salary Deferrals in an amount not to exceed $6,000 for 2000, $6,500 for 2001, $7,000 for 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After 2005, the $10,000 limit will be adjusted for cost-of living increases under Code §408(p)(2)(E). Any such adjustments will be in multiples of $500.

(2)	Catch-Up Contributions. Beginning in 2002, the amount of an Employee’s Salary Deferrals permitted for a calendar year is increased for Employees aged 50 or over by the end of the calendar year by the amount of allowable Catch-up Contributions. The allowable Catch-up Contribution is $500 for 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006. After 2006, the $2,500 limit will be adjusted for cost-of-living increases under Code § 414(v)(2)(C). Any such adjustments will be in multiples of $500. Catch-up Contributions are otherwise treated the same as other Salary Deferrals.

(3)	Matching Contributions. Each calendar year, the Employer will contribute a Matching Contribution to the Plan on behalf of each Employee who makes Salary Deferrals. The amount of the Matching Contribution will be equal to the Employee’s Salary Deferrals up to a limit of 3 percent of the Employee’s SIMPLE Compensation for the full calendar year.

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(4)	Employer Contributions. For any calendar year, instead of a Matching Contribution, the Employer may elect to contribute an Employer Contribution of 2 percent of Total Compensation for the full calendar year for each Eligible Employee who received at least $5,000 of SIMPLE Compensation for the calendar year.

(c)	Limit on Contributions. No Employer or Employee Contributions may be made to this Plan for a calendar year other than Salary Deferrals described in subsections (b)(1) and (b)(2), Matching Contributions described in subsection (b)(3), Employer Contributions described in subsection (b)(4), and Rollover Contributions described in Treas. Reg. §1.402(c)-2, Q&A-1(a). Such contributions (other than Catch-Up Contributions under subsection (b)(2)) are subject to the Code §415 Limitation.

(d)	Election and notice requirements.

(1)	Election period.

(i)	In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify Salary Deferral elections during the 60-day period immediately preceding each January 1.

(ii)	For the calendar year an Employee becomes eligible to make Salary Deferrals under the SIMPLE 401(k) provisions, the 60-day election period requirement under subsection (i) is deemed satisfied if the Employee may make or modify a Salary Deferral election during a 60-day period that includes either the date the Employee becomes eligible or the day before.

(iii)	Each Employee may terminate a Salary Deferral election at any time during the calendar year

(2)	Notice requirements.

(i)	The Employer will notify each Eligible Employee prior to the 60-day election period described in subsection (1) that he/she can make a Salary Deferral election or modify a prior election during that period.

(ii)	The notification described in subsection (i) will indicate whether the Employer will provide a 3-percent Matching Contribution described in subsection (b)(3) or a 2-percent Employer Contribution described in subsection (b)(4).

(e)	Vesting requirements. All benefits attributable to contributions described in subsections (b)(3) and (b)(4) are fully vested at all times, and all previous contributions made under the Plan are fully vested as of the beginning of the calendar year the SIMPLE 401(k) provisions apply.

(f)	Top Heavy rules. The Plan is not treated as a Top Heavy Plan under Code §416 for any calendar year for which this Section 6.05 applies.

(g)	Nondiscrimination tests. The ADP and ACP Tests described in Sections 6.01(a) and 6.02(a) are treated as satisfied for any calendar year for which this Section 6.05 applies.

(h)	SIMPLE Compensation. SIMPLE Compensation for purposes of this Section 6.05 means the sum of wages, tips, and other compensation from the Eligible Employer subject to federal income tax withholding (as described in Code §6051(a)(3)) and the Employee’s Salary Deferrals made under any other plan, and if applicable, Elective Deferrals under a SIMPLE IRA (as defined under Code §408(p), a SARSEP (as defined in Code §408(a)(6), or a plan or contract that satisfies the requirements of Code §403(b), and compensation deferred under a section 457 plan, required to be reported by the employer on Form W-2 (as described in Code §6051(a)(8)). For self-employed individuals, SIMPLE Compensation means net earnings from self-employment determined under Code §1402(a) prior to subtracting any contributions made under the SIMPLE 401(k) plan on behalf of the individual. Compensation also includes amounts paid for domestic service (as described in Code §3401(a)(3). SIMPLE Compensation taken into account under the Plan is subject to the Compensation Limit (as defined under Section 1.24).

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SECTION 7

PARTICIPANT VESTING AND FORFEITURES

7.01	Vesting of Contributions. A Participant’s vested interest in his/her Employer Contribution Account and Matching Contribution Account is determined based on the vesting schedule elected in AA §8. A Participant is always fully vested in his/her Salary Deferral Account, After-Tax Contribution Account, QNEC Account, QMAC Account, Safe Harbor Employer Contribution Account, Safe Harbor Matching Contribution Account, and Rollover Contribution Account.

7.02	Vesting Schedules. A Participant’s vested interest in his/her Employer Contribution Account and/or Matching Contribution Account is determined by multiplying the Participant’s vesting percentage (determined under the applicable vesting schedule selected in AA §8) by the total amount under the applicable Account. The Employer must elect both a normal vesting schedule and a Top Heavy Plan vesting schedule (which applies for any Plan Year in which the plan is Top Heavy).

(a)	Normal vesting schedules. The Employer may choose any of the vesting schedules described in this subsection (a) as the normal vesting schedule with respect to Employer Contributions. For Plan Years beginning on or after January 1, 2002, Matching Contributions must vest under the full and immediate, 6-year graded, 3-year cliff, or modified vesting schedule, as described below. Unless elected otherwise under AA §8-2(c) of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement, the vesting schedule selected under AA §8-2(b) of the Profit Sharing/401(k) Plan Adoption Agreement applies with respect to all Matching Contributions under the Plan, including Matching Contributions made for Plan Years beginning prior to January 1, 2002. However, the vesting schedule designated in AA §8-2(b) will not apply with respect to Matching Contributions for any Employee who does not complete an Hour of Service on or after January 1, 2002. For Employees who do not complete an Hour of Service in a Plan Year beginning on or after January 1, 2002, the vesting schedule under the Plan in effect for the Plan Year during which such Employee last completed an Hour of Service will continue to apply with respect to that Employee.

(1)	Full and immediate vesting schedule. Under the full and immediate vesting schedule, the Participant is always 100% vested in his/her Account Balance.

(2)	7-year graded vesting schedule. Under the 7-year graded vesting schedule, an Employee vests in his/her Employer Contribution Account in the following manner:

After 3 Years of Service – 20% vesting
After 4 Years of Service – 40% vesting
After 5 Years of Service – 60% vesting
After 6 Years of Service – 80% vesting
After 7 Years of Service – 100% vesting

Effective for Plan Years beginning on or after January 1, 2002, the 7-year graded vesting schedule may not apply to Matching Contributions under the Plan.

(3)	6-year graded vesting schedule. Under the 6-year graded vesting schedule, an Employee vests in his/her Employer Contribution Account and/or Matching Contribution Account in the following manner:

After 2 Years of Service – 20% vesting
After 3 Years of Service – 40% vesting
After 4 Years of Service – 60% vesting
After 5 Years of Service – 80% vesting
After 6 Years of Service – 100% vesting

(4)	5-year cliff vesting schedule. Under the 5-year cliff vesting schedule, an Employee is 100% vested after 5 Years of Service. Prior to the fifth Year of Service, the vesting percentage is zero. Effective for Plan Years beginning on or after January 1, 2002, the 5-year cliff vesting schedule may not apply to Matching Contributions under the Plan.

(5)	3-year cliff vesting schedule. Under the 3-year cliff vesting schedule, an Employee is 100% vested after 3 Years of Service. Prior to the third Year of Service, the vesting percentage is zero.

(6)

Modified vesting schedule. Under the modified vesting schedule, the Employer may designate the vesting percentage that applies for each Year of Service. The vesting percentage selected under the modified vesting schedule for any Year of Service may not be less than the percentage that would be permitted under a permitted vesting schedule under this subsection (a). Thus, for example, for Employer Contributions, the modified vesting schedule would have to satisfy the 7-year graded vesting schedule for each Year of Service, unless 100% vesting occurs after no more than 5 Years of Service. For Matching Contributions, the modified vesting schedule for

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each Year of Service would have to satisfy the 6-year graded vesting schedule, unless 100% vesting occurs after no more than 3 Years of Service. (A modified vesting schedule may not be selected under the Standardized Adoption Agreement.)

(b)	Top Heavy vesting schedules. For any Plan Year in which the plan is Top Heavy, the Plan automatically will apply the Top Heavy vesting schedule selected under AA §8-3. Once a Plan has shifted to a Top Heavy vesting schedule, that schedule will continue to apply for all subsequent Plan Years, unless the Employer elects otherwise under AA §8-6 of the Nonstandardized Adoption Agreement. The rules under Section 7.08 will apply when a Plan shifts to or from a Top Heavy vesting schedule.

The Employer may choose the full and immediate, 6-year graded, 3-year cliff, or modified vesting schedule, as described in subsection (a) above. If the Employer selects a modified vesting schedule under AA §8-3(a)(4) or AA §8-3(b)(4) of the Nonstandardized Adoption Agreement, as applicable], the modified vesting schedule must satisfy one of the permissible Top Heavy vesting schedules for all Plan Years.

(c)	Special vesting rules.

(1)	Normal Retirement Age. Regardless of the Plan’s vesting schedule, an Employee’s right to his/her Account Balance is fully vested upon the date he/she attains Normal Retirement Age (as defined in AA §7-1).

(2)	100% vesting upon death, disability, or Early Retirement Age. The Employer may elect under AA §8-5 to allow a Participant’s vesting percentage to automatically increase to 100% if the Participant dies, becomes Disabled, and/or attains Early Retirement Age while employed by the Employer.

(3)	Safe Harbor 401(k) Plans. If the Plan is a Safe Harbor 401(k) Plan as defined in Section 6.04, any Safe Harbor Employer Contributions and/or Safe Harbor Matching Contributions made under the Plan are always 100% vested. If a Safe Harbor 401(k) Plan provides for regular Employer Contributions or Matching Contributions, such amounts will be vested in accordance with the vesting schedule selected under AA §8. Section 7.08 will not apply merely because the Plan is amended to add a vesting schedule for regular Employer Contributions or Matching Contributions.

(4)	Vesting upon merger, consolidation or transfer. No accelerated vesting will be required solely because a Defined Contribution Plan is merged with another Defined Contribution Plan, or because assets are transferred from a Defined Contribution Plan to another Defined Contribution Plan. (See Section 14.05(a) for the benefits that must be protected as a result of a merger, consolidation or transfer.)

(5)	Vesting schedules applicable to prior contributions. If the Plan holds Employer Contributions and/or Matching Contributions that are subject to vesting, but the Plan no longer provides for such contributions, the Plan will continue to apply the vesting schedule applicable to those contributions as determined under the prior Plan document. See Section 7.11(e) for the rules applicable to forfeitures of such prior contributions. The Employer may document any prior vesting schedule in AA §A-10.

7.03	Year of Service. An Employee’s position on the vesting schedule is dependent on the Employee’s Years of Service with the Employer. Generally, an Employee will earn a vesting Year of Service for each Vesting Computation Period during which the Employee completes at least 1,000 Hours of Service. Alternatively, the Employer may elect under AA §8-7(a) of the Nonstandardized Adoption Agreement to modify the definition of Year of Service to require completion of any lesser number of Hours of Service or may elect to calculate Years of Service using the Elapsed Time method (as defined in subsection (b) below).

(a)	Hours of Service. Unless the Employer elects to use the Elapsed Time method under AA §8-7, vesting Years of Service will be determined based on an Employee’s Hours of Service earned during the Vesting Computation Period.

(1)	Actual Hours of Service. In determining an Employee’s vesting Years of Service, the Employer will credit an Employee with the actual Hours of Service earned during the Vesting Computation Period, unless the Employer elects under AA §8-7(d) of the Nonstandardized Adoption Agreement to determine Hours of Service using the Equivalency Method.

(2)	Equivalency Method. Instead of counting actual Hours of Service in applying the Plan’s vesting schedules, the Employer may elect under AA §8-7(d) of the Nonstandardized Adoption Agreement to determine Hours of Service based on the Equivalency Method. Under the Equivalency Method, an Employee receives credit for a specified number of Hours of Service based on the period worked with the Employer.

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(i)	Monthly. Under the monthly Equivalency Method, an Employee is credited with 190 Hours of Service for each calendar month during which the Employee completes at least one Hour of Service with the Employer.

(ii)	Daily. Under the daily Equivalency Method, an Employee is credited with 10 Hours of Service for each day during which the Employee completes at least one Hour of Service with the Employer.

(iii)	Weekly. Under the weekly Equivalency Method, an Employee is credited with 45 Hours of Service for each week during which the Employee completes at least one Hour of Service with the Employer.

(iv)	Semi-monthly. Under the semi-monthly Equivalency Method, an Employee is credited with 95 Hours of Service for each semi-monthly period during which the Employee completes at least one Hour of Service with the Employer.

(3)	Employee need not be employed for entire Vesting Computation Period. If an Employee completes the required Hours of Service during a Vesting Computation Period, the Employee will receive credit for a Year of Service as of the end of such Vesting Computation Period, even if the Employee is not employed for the entire Vesting Computation Period.

(b)	Elapsed Time method. Instead of using Hours of Service in applying the Plan’s vesting schedules, the Employer may elect under AA §8-7 to apply the Elapsed Time method for calculating an Employee’s vesting service with the Employer. Under the Elapsed Time method, an Employee receives credit for the aggregate period of time worked for the Employer commencing with the Employee’s first day of employment (or reemployment, if applicable) and ending on the date the Employee begins a Period of Severance which lasts at least 12 consecutive months. In calculating an Employee’s aggregate period of service, an Employee receives credit for any Period of Severance that lasts less than 12 consecutive months. If an Employee’s aggregate period of service includes fractional years, such fractional years are expressed in terms of days.

(1)	Period of Severance. For purposes of applying the Elapsed Time method, a Period of Severance is any continuous period of time during which the Employee is not employed by the Employer. A Period of Severance begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee is first absent from service for a reason other than retirement, quit or discharge.

In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for a child of the Employee for a period beginning immediately following the birth or placement of such child.

(2)	Related Employers/Leased Employees. For purposes of applying the Elapsed Time method, service will be credited for employment with any Related Employer. Service also will be credited for any service as a Leased Employee or as an employee under Code §414(o).

7.04	Vesting Computation Period. Generally, the Vesting Computation Period is the Plan Year. Alternatively, the Employer may elect under AA §8-7(b) of the Nonstandardized Adoption Agreement to use the 12-month period commencing on the Employee’s date of hire (or reemployment date, if applicable) and each subsequent 12-month period commencing on the anniversary of such date or the Employer may elect to use any other 12-consecutive month period as the Vesting Computation Period.

7.05	Excluded service. Generally, except as provided under Section 7.07 with respect to service excluded under the Break in Service rules, all service with the Employer counts for purposes of applying the Plan’s vesting schedules. However, the Employer may elect under AA §8-4 to exclude certain service with the Employer in calculating an Employee’s vesting Years of Service.

(a)	Service before the Effective Date of the Plan. The Employer may elect under AA §8-4(b) to exclude service earned during any period prior to the date the Employer established the Plan or a Predecessor Plan. For this purpose, a Predecessor Plan is a qualified plan maintained by the Employer that is terminated within the 5-year period immediately preceding or following the establishment of this Plan. A Participant’s service under a Predecessor Plan must be counted for purposes of determining the Participant’s vested percentage under this Plan.

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(b)	Service before a specified age. The Employer may elect under AA §8-4(c) to exclude service before an Employee attains a specified age (not to exceed age 18). An Employee will be credited with a Year of Service for the Vesting Computation Period during which the Employee attains the required age, provided the Employee satisfies all other conditions required for a Year of Service.

7.06	Service with Predecessor Employers. If the Employer maintains the plan of a Predecessor Employer, any service with such Predecessor Employer is treated as service with the Employer for purposes of applying the provisions of this Plan. If the Employer does not maintain the plan of a Predecessor Employer, service with such Predecessor Employer does not count for vesting purposes under this Section 7, unless the Employer specifically designates under AA §4-5 to credit service with such Predecessor Employer for vesting. Unless designated otherwise under AA §4-5, if the Employer takes into account service with a Predecessor Employer, such service will count for purposes of eligibility under Section 2 (see Section 2.06) vesting under this Section 7, and for purposes of the minimum allocation conditions under Section 3.09 (see Section 3.09(d)).

7.07	Break in Service Rules. In addition to any service excluded under Section 7.05, the Employer may elect under AA §8-7 of the Nonstandardized Adoption Agreement to disregard an Employee’s vesting service with the Employer under the Break in Service rules set forth in this Section 7.07.

(a)	Break in Service. An Employee incurs a Break in Service for any Vesting Computation Period (as defined in Section 7.04) during which the Employee does not complete more than five hundred (500) Hours of Service with the Employer. However, if the Employer elects under AA §8-7(a) to require less than 1,000 Hours of Service to earn a vesting Year of Service, a Break in Service will occur for any Vesting Computation Period during which the Employee does not complete more than one-half (1/2) of the Hours of Service required to earn a vesting Year of Service. In applying these Break in Service rules, Years of Service and Breaks in Service are measured on the same Vesting Computation Period.

(b)	One-Year Break in Service rule. Under the One-Year Break in Service rule, if an Employee incurs a one-year Break in Service, such Employee will not be credited with any service earned prior to such one-year Break in Service for purposes of applying the Plan’s vesting schedules until the Employee has completed a Year of Service after the Employee’s return to employment. The Employer must elect to apply the One-Year Break in Service rule under AA §8-7(f) of the Nonstandardized Plan. The One-Year Break in Service rule is not available under the Standardized Adoption Agreement.

If a Participant has service disregarded under the One-Year Break in Service rule, such Participant will have his/her service reinstated upon returning to employment as of the first day of the Vesting Computation Period during which the Participant completes a Year of Service.

(c)	Nonvested Participant Break in Service rule. Under the Nonvested Participant Break in Service rule, if a Participant is totally nonvested (i.e., 0% vested) in his/her entire Account Balance, and such Participant incurs five (5) or more consecutive one-year Breaks in Service (or, if greater, a consecutive period of Breaks in Service at least equal to the Participant’s aggregate number of Years of Service with the Employer), the Plan will disregard all service earned prior to such consecutive Breaks in Service for purposes of applying the vesting schedules under the Plan. If the Employee returns to employment with the Employer, such Employee will be treated as a new Employee for purposes of determining vesting under the Plan. For this purpose, a Participant who has made Salary Deferrals under the Plan will be treated as having a vested interest in the Plan. Thus, the Nonvested Participant Break in Service rule may not be used with respect to any contributions under the Plan (even if such Employee is totally nonvested in such contributions) for a Participant who has made Salary Deferrals under the Plan. The Employer must elect to apply the Nonvested Participant Break in Service rule under AA §8-7. In determining a Participant’s aggregate Years of Service for purposes of applying the Nonvested Participant Break in Service rule, any Years of Service otherwise disregarded under a previous application of this rule are not counted.

(d)	Five-Year Forfeiture Break in Service. A Participant’s vesting service also may be disregarded if the Participant incurs a Five-Year Forfeiture Break in Service, as described in Section 7.10(b) below.

7.08	Amendment of Vesting Schedule. If the Plan’s vesting schedule is amended (or is deemed amended by an automatic change to or from a Top Heavy Plan vesting schedule) or if the plan is amended in any way that directly or indirectly affects the computation of the Participant’s vested percentage, each Participant with at least three (3) Years of Service with the Employer, as of the end of the election period described in the following paragraph, may elect to have his/her vested interest computed under the Plan without regard to such amendment or change. However, the new vesting schedule will apply automatically to an Employee, and no election will be provided, if the new vesting schedule is at least as favorable to such Employee, in all circumstances, as the prior vesting schedule.

The period during which the election may be made shall commence with the date the amendment is adopted or is deemed to be made and shall end on the latest of:

(a)	60 days after the amendment is adopted;

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(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

No amendment to the plan shall be effective to the extent that it has the effect of decreasing a participant’s accrued benefit. Notwithstanding the preceding sentence, a participant’s Account Balance may be reduced to the extent permitted under Code §412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of decreasing a participant’s Account Balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or effective, the vested percentage of such Employee’s Account Balance derived from Employer Contributions (determined as of such date) will not be less than the percentage computed under the Plan without regard to such amendment.

7.09	Special Vesting Rule - In-Service Distribution When Account Balance is Less than 100% Vested. If amounts are distributed from a Participant’s Employer Contribution Account or Matching Contribution Account at a time when the Participant’s vested percentage in such amounts is less than 100% and the Participant may increase the vested percentage in the Account Balance:

(a)	A separate Account will be established for the Participant’s interest in the Plan as of the time of the distribution, and

(b)	At any relevant time the Participant’s vested portion of the separate Account will be equal to an amount (“X”) determined by the formula:

X = P (AB + D) - D

Where:

P is the vested percentage at the relevant time;

AB is the Account Balance at the relevant time; and

D is the amount of the distribution.

7.10	Forfeiture of Benefits. A Participant will forfeit the nonvested portion of his/her Employer Contribution and/or Matching Contribution Account upon the occurrence of any of the events described below. The Plan Administrator has the responsibility to determine the amount of a Participant’s forfeiture. Until an amount is forfeited pursuant to this Section 7.10, a Participant’s entire Account must remain in the Plan and continue to share in gains and losses of the Trust. A Participant will not forfeit any of his/her nonvested Account until the occurrence of one of the following events.

(a)	Cash-Out Distribution. Following termination of employment, a Participant may receive a total distribution of his/her vested benefit under the Plan (a “Cash-Out Distribution”) in accordance with the distribution and Participant consent provisions under Section 8. If a Participant receives a Cash-Out Distribution upon termination of employment, the Participant’s nonvested benefit under the Plan will be forfeited in accordance with subsection (1) below. If at the time of termination, a Participant is totally nonvested in his/her entire Account Balance, the Participant will be deemed to receive a total Cash-Out Distribution of his/her entire vested Account Balance (i.e., a deemed Cash-Out Distribution of zero dollars) as of the date of termination, subject to the forfeiture provisions under subsection (1) below.

A Cash-Out Distribution does not occur until such time as the Participant receives a distribution of his/her entire vested Account Balance, including amounts attributable to Salary Deferrals. If a Participant receives a distribution of less than the entire vested portion of his/her Account Balance (including any additional amounts to be allocated under subsection (1)(ii) below), the Participant will not be treated as receiving a Cash-Out Distribution until such time as the Participant receives a distribution of the remainder of the vested portion of his/her Account Balance.

(1)	Timing of forfeiture. Unless elected otherwise under AA §8-9(b), if a Participant receives a Cash-Out Distribution of his/her vested Account Balance (as defined in subsection (a) above), the Participant will immediately forfeit the nonvested portion of such Account Balance, as of the date of the distribution or deemed distribution (as determined under subsection (i) or (ii) below, whichever applies). (See Section 7.11 below for a discussion of the treatment of forfeitures under the Plan.)

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(i)	No further allocations. For purposes of applying the Cash-Out Distribution rules, a terminated Participant who receives a total distribution of his/her vested Account Balance will be treated as receiving the Cash-Out Distribution as of the date the Participant receives such distribution (or in the case of a deemed Cash-Out Distribution (as described in subsection (a) above) as of the date the Participant terminates employment), provided the Participant is not entitled to any further allocations under the Plan for the Plan Year in which the Participant terminates employment. The Participant’ will forfeit his/her nonvested benefit as of the date the Participant receives the Cash-Out Distribution, in accordance with the provisions under Section 7.11.

(ii)	Additional allocations. For purposes of applying the Cash-Out Distribution rules, if upon termination of employment, a Participant is entitled to an additional allocation for the Plan Year in which the Participant terminates, such Participant will not be deemed to receive a Cash-Out Distribution until such time as the Participant receives a distribution of his/her entire vested Account Balance, including any amounts that are still to be allocated under the Plan. Thus, a terminated Participant who is entitled to an additional allocation (e.g., an additional Employer Contribution) for the Plan Year of termination will not be deemed to have a total Cash-Out Distribution until the Participant receives a distribution of such additional amounts. In the case of a deemed Cash-Out Distribution (as described in subsection (a) above), if the Participant is entitled to an additional allocation under the Plan for the Plan Year in which the Participant terminates employment, the deemed Cash-Out Distribution is deemed to occur on the first day of the Plan Year following the Plan Year in which the termination occurs, provided the Participant is still totally nonvested in his/her Account Balance.

(iii)	Modification of Cash-Out Distribution rules. The Employer may elect under AA §8-9(a) to modify the Cash-Out Distribution provision under subsection (ii) above to provide that the Cash-Out Distribution and related forfeiture occur immediately upon distribution (or deemed distribution) of the terminated Participant’s vested Account Balance, without regard to whether the Participant is entitled to an additional allocation under the Plan.

(2)	Repayment of Cash-Out Distribution. If a Participant receives a Cash-Out Distribution (as defined in subsection (a) above) that results in a forfeiture under subsection (1) above, and the Participant resumes employment covered under the Plan, such Participant may repay to the Plan the amount received as a Cash-Out Distribution. For this purpose, to be entitled to a restoration of benefits (as described in subsection (3) below), the Participant must repay the entire amount of the Cash-Out Distribution, including any amounts attributable to Salary Deferrals. A Participant will only be permitted to repay his/her Cash-Out Distribution if such repayment is made before the earlier of:

(i)	five (5) years after the first date on which the Participant is subsequently re-employed by the Employer, or

(ii)	the date the Participant incurs a Five-Year Forfeiture Break in Service (as defined in subsection (b) below).

If a Participant receives a deemed Cash-Out Distribution (as described in subsection (a) above), and the Participant resumes employment covered under this Plan before the date the Participant incurs a Five-Year Forfeiture Break in Service, the Participant is deemed to repay the Cash-Out Distribution immediately upon his/her reemployment.

(3)	Restoration of forfeited benefit. If a rehired Participant repays a Cash-Out Distribution in accordance with subsection (2) above, any amounts that were forfeited on account of such Cash-Out Distribution (unadjusted for any interest that might have accrued on such amounts after the distribution date) will be restored to the Plan no later than the end of the Plan Year following the Plan Year in which the Participant repays the Cash-Out Distribution (or is deemed to repay the Cash-Out Distribution under subsection (2) above). No amount will be restored under the Plan, however, until such time as the Participant repays the entire amount of the Cash-Out Distribution. (However, see subsection (d) below for a discussion of special rules that apply if a Participant’s Cash-Out Distribution includes a distribution of Salary Deferrals.) In no event will a Participant be entitled to a restoration under this subsection (3) if the Participant returns to employment after incurring a Five-Year Forfeiture Break in Service (as defined in subsection (b) below).

(4)	Sources of restoration. If a Participant’s forfeited benefit is required to be restored under subsection (3), the restoration of such forfeited benefits will occur from the following sources. If the following sources are not sufficient to completely restore the Participant’s benefit, the Employer must make an additional contribution to the Plan.

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(i)	Any unallocated forfeitures for the Plan Year of the restoration.

(ii)	Any unallocated earnings for the Plan Year of the restoration.

(iii)	Any portion of a discretionary Employer Contribution to the extent such contribution has not been allocated to Participants’ Accounts for the Plan Year of the restoration.

(b)	Five-Year Forfeiture Break in Service. If a Participant has five (5) consecutive one-year Breaks in Service (a “Five-Year Forfeiture Break in Service”), all Years of Service after such Breaks in Service will be disregarded for the purpose of vesting in the portion of the Participant’s Employer Contribution Account and/or Matching Contribution Account that accrued before such Breaks in Service. A Participant who incurs a Five-Year Forfeiture Break in Service will forfeit the nonvested portion of his/her Employer Contribution and/or Matching Contribution Account as of the end of the Vesting Computation Period in which the Participant incurs the fifth consecutive Break in Service. Except as provided under Section 7.07, a Participant who is rehired after incurring a Five-Year Forfeiture Break in Service will be credited with both pre-break and post-break service for purposes of determining his/her vested percentage in amounts that accrue under the Plan after the Five Year Forfeiture Break in Service.

(c)	Missing Participant or Beneficiary. If the Plan is able to make a distribution to a Participant or Beneficiary without consent (as permitted under Section 8.04) and such Participant or Beneficiary cannot be located within a reasonable period following a reasonable diligent search, the Plan Administrator may forfeit the missing Participant’s or Beneficiary’s Account, as provided in subsection (2) below. An Employer will be deemed to have performed a reasonable diligent search if it performs the actions described in subsection (1) below. In determining whether a reasonable period has elapsed following a reasonable diligent search, the Plan Administrator may follow any applicable guidance provided under statute, regulation, or other IRS or DOL guidance of general applicability. However, the Plan Administrator will be deemed to have waited a reasonable period following a reasonable diligent search if the Plan Administrator waits at least 6 months following the completion of the actions described in subsection (1) below. For purposes of applying this subsection (c), a Participant or Beneficiary is considered missing only if the Plan may make a distribution to such Participant or Beneficiary without consent. (See Section 14.03(b)(4) for rules that apply for missing Participants or Beneficiaries upon Plan termination. Also see Section 8.06 for the availability of Automatic Rollover rules that permit the Plan Administrator to automatically rollover a Participant’s Involuntary Cash-Out Distribution to an IRA upon the Participant’s failure to consent to a distribution, without the need to locate the Participant.)

(1)	Reasonable diligent search. The Plan Administrator will be deemed to have performed a reasonable diligent search if it performs the following actions:

(i)	Send a certified letter to the Participant’s or Beneficiary’s last known address.

(ii)	Check related plan records of the Employer (e.g., health plan records) to determine if a more current address exists for the Participant or Beneficiary.

(iii)	If the Participant cannot be located, the Plan Administrator may attempt to identify and contact any individual that the Participant has designated as a Beneficiary under the Plan for updated information concerning the location of the missing Participant.

(iv)	Utilize either the IRS or Social Security Administration (SSA) letter-forwarding services for locating lost participants. (See Rev. Proc. 94-22 for additional information regarding the IRS letter forwarding program. Additional information regarding the SSA letter forwarding program can be located at www.ssa.gov.)

(v)	In addition to the search methods discussed above, the Plan Administrator may use other search methods, including the use of Internet search tools, commercial locator services, and credit reporting agencies to locate the missing Participant.

(2)	Forfeiture of Account of missing Participant or Beneficiary. If a Participant or Beneficiary is deemed to be missing (as described in subsection (c) above), the Plan Administrator may forfeit the distributable amount attributable to such missing Participant or Beneficiary, as permitted under applicable laws and regulations. If, after an amount is forfeited under this subsection (2), the missing Participant or Beneficiary is located, the Plan will restore the forfeited amount (unadjusted for gains or losses) to such Participant or Beneficiary within a reasonable time in accordance with the provisions of subsection (a)(3) above. However, if a missing Participant or Beneficiary has not been located by the time the Plan terminates, the forfeiture of such Participant’s or Beneficiary’s distributable amount will be irrevocable.

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(3)	Expenses attributable to search for missing Participant, Reasonable expenses attendant to locating a missing Participant may be charged to such Participant’s Account, provided that the amount of such expenses is reasonable. The Plan Administrator may take into account the size of a Participant’s Account in relation to the cost of the search when deciding how extensive a search is required before declaring such Participant as missing under subsection (c).

(d)	Excess Deferrals, Excess Contributions, and Excess Aggregate Contributions. If a Participant receives a distribution of Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions, the Employer will forfeit the portion of his/her Matching Contribution Account (whether vested or not) which is attributable to such distributed amounts (except to the extent such amount has been distributed as Excess Contributions or Excess Aggregate Contributions, pursuant to Section 6.01(b)(2) or 6.02(b)(2)). A forfeiture of Matching Contributions under this subsection (e) occurs in the Plan Year in which the Participant receives the distribution of Excess Deferrals, Excess Contributions, and/or Excess Aggregate Contributions.

7.11	Allocation of Forfeitures. The Employer may elect in AA §8-8 how it wishes to allocate forfeitures under the Plan. Forfeitures may be used in the Plan Year in which the forfeitures occur or in the Plan Year following the Plan Year in which the forfeitures occur. In applying the forfeiture provisions under the Plan, if there are any unused forfeitures as of the end of the Plan Year designated in AA §8-8(c) or (d), as applicable, any remaining forfeiture will be used (as designated in AA §8-8) in the immediately following Plan Year.

(a)	Reallocation as additional contributions under Profit Sharing and Profit Sharing/401(k) Plan Adoption Agreements. The Employer may elect in AA §8-8 to reallocate forfeitures as additional contributions under the Plan. If the Employer elects under the Profit Sharing/401(k) Plan Adoption Agreement to reallocate forfeitures as additional contributions, the Employer may elect, in its discretion, to allocate such amounts as additional Employer Contributions and/or additional Matching Contributions. Forfeitures allocated under this subsection (a) will be allocated in the same manner as selected under AA §6-3 or AA §6B-2 with respect to the contribution type being allocated. In applying the provisions of this subsection (a), no allocation of forfeitures will be made to any Participant with respect to forfeitures that arise out of his/her own Account.

(b)	Reallocation as additional Employer Contributions under Money Purchase Plan Adoption Agreement. The Employer may elect in AA §8-8 to reallocate forfeitures as additional Employer Contributions under the Plan. If the Employer elects under the Money Purchase Plan Adoption Agreement to reallocate forfeitures as additional Employer Contributions, such amounts will be allocated in the ratio that the Plan Compensation of each Participant bears to the Plan Compensation of all Participants. In applying the provisions of this subsection (b), no allocation of forfeitures will be made to any Participant with respect to forfeitures that arise out of his/her own Account.

(c)	Reduction of contributions. The Employer may elect in AA §8-8 to use forfeitures to reduce Employer Contributions and/or Matching Contributions under the Plan. If the Employer elects under the Profit Sharing/401(k) Plan Adoption Agreement to use forfeitures to reduce contributions, the Employer may, in its discretion, use such forfeitures to reduce Employer Contributions, Matching Contributions, or both. The Employer may adjust its contribution deposits in any manner, provided the total Employer Contributions made for the Plan Year properly take into account the forfeitures that are to be used to reduce such contributions for that Plan Year. For example, if the Plan is a Safe Harbor 401(k) Plan, the Employer may designate that forfeitures are first used to reduce the Safe Harbor Employer Contribution or Safe Harbor Matching Contribution under the Plan. (See Section 6.04(i).) If contributions are allocated over multiple allocation periods, the Employer may reduce its contribution for any allocation periods within the Plan Year in which the forfeitures are to be allocated so that the total amount allocated for the Plan Year is proper.

(d)	Payment of Plan expenses. The Employer may elect under AA §8-8 to first use forfeitures to pay Plan expenses for the Plan Year in which the forfeitures would otherwise be applied. If any forfeitures remain after the payment of Plan expenses under this subsection, the remaining forfeitures will be allocated as selected under AA §8-8. This subsection (d) only applies to the extent Plan expenses are paid by the Plan. Nothing herein affects the ability of the Employer to pay Plan expenses, as authorized under Section 11.05(a).

(e)	Forfeiture rules for prior contribution types. If the Plan holds Employer Contributions and/or Matching Contributions that are subject to a vesting schedule but the Plan no longer provides for such contributions, any forfeitures related to such prior contributions may be reallocated as an additional Employer Contribution (in accordance with the formula selected under AA §6-2) or as an additional Matching Contribution (in accordance with the formula selected under AA §6B-2), or may be used to reduce any fixed Employer Contribution or Matching Contribution, consistent with the provisions of subsection (c) above. If the Plan does not provide for either Employer Contributions or Matching Contributions, the Employer may reallocate forfeitures of prior contributions as an Employer Contribution (using the pro rata allocation formula under AA §6-3(a)) or as a discretionary Matching Contribution under AA §6B-2(a).

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Prototype Defined Contribution Plan Section 8 – Plan Distributions

SECTION 8

PLAN DISTRIBUTIONS

Subject to the Qualified Joint and Survivor Annuity Requirements under Section 9, a Participant may receive a distribution of his/her vested Account Balance at the time and in the manner provided under this Section 8. Upon reaching the Required Beginning Date (defined in Section 8.12(d)(5)), a Participant must begin receiving distributions under the Plan (in accordance with the provisions of Section 8.12.)

8.01	Deferred distributions. A Participant must be permitted to receive a distribution from the Plan no later than the 60th day after the latest of the close of the Plan Year in which:

(a)	the Participant attains age 65 (or Normal Retirement Age, if earlier);

(b)	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(c)	the Participant terminates service with the Employer.

A failure by the Participant (and spouse, if applicable) to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section. For this purpose, an Account Balance is immediately distributable if any part of the Account Balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained if not deceased) the later of Normal Retirement Age or age 62.

8.02	Available Forms of Distribution. Subject to the Qualified Joint and Survivor Annuity (QJSA) rules described in Section 9, the Employer may elect under AA §9-1 the forms of distribution that are available to a Participant or Beneficiary under the Plan. Different distribution options may apply depending on whether a distribution is made upon termination of employment, death, disability or as an in-service withdrawal. Available distribution options under AA §9-1 may include a lump sum of all or a portion of the Participant’s vested Account Balance, installments, annuity payments, or any other form designated in AA §9-1. Any distribution options selected under the Plan must comply with the required minimum distribution rules under Section 8.12.

If the Plan provides for installment payments as an optional form of distribution, such payments may be made in monthly, quarterly, semi-annual, or annual payments over a period not exceeding the life expectancy of the Participant and his/her designated Beneficiary. The Plan Administrator may permit a Participant or Beneficiary to accelerate the payment of all, or any portion, of an installment distribution. If the Plan provides for annuity payments, the Plan must purchase an annuity that provides for payments over a period that does not extend beyond either the life of the Participant (or the lives of the Participant and his/her designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his/her designated Beneficiary). (The availability of installments and or annuity payments may be restricted under AA §9-1(c) of the Nonstandardized Adoption Agreement.)

Regardless of the distribution options selected under AA §9-1, if the Plan is subject to the Joint and Survivor Annuity requirements (as described in Section 9), the Plan must make distribution in the form of a QJSA (as defined in Section 9.02(a)) unless the Participant (and spouse, if the Participant is married) elects an alternative distribution form in accordance with a Qualified Election (as defined in Section 9.04).

8.03	Amount Eligible for Distribution. For purposes of determining the amount a Participant or Beneficiary may receive as a distribution from the Plan, a Participant’s Account Balance is determined as of the Valuation Date (as specified in AA §11-1) immediately preceding the date the Participant or Beneficiary receives his/her distribution from the Plan. For this purpose, the Account Balance must be increased for any contributions allocated to the Participant’s Account since the most recent Valuation Date and must be reduced for any distributions made from the Participant’s Account since the most recent Valuation Date. A Participant or Beneficiary does not share in any allocation of gains or losses attributable to the period between the most recent Valuation Date and the date of the distribution, unless provided otherwise under uniform funding and valuation procedures established by the Plan Administrator. See Section 10.03.

8.04	Participant Consent. If the value of a Participant’s entire vested Account Balance exceeds the Involuntary Cash-Out threshold (as defined in subsection (a) below), the Participant must consent to any distribution of such Account Balance prior to his/her Required Beginning Date (as defined in Section 8.12(d)(5)) or, if so provided in AA §9-5(d), as of the date the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62. If a distribution is subject to Participant consent, the Participant must consent in writing to the distribution within the 90-day period ending on the Annuity Starting Date (as defined in Section 1.11). If the distribution is subject to the Qualified Joint and Survivor Annuity requirements under Section 9, the Participant’s spouse (if the Participant is married at the time of the distribution) also must consent to the distribution in accordance with Section 9.04.

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(a)	Involuntary Cash-Out threshold. For purposes of determining whether a distribution is subject to the Participant consent requirements as described in Section 8.04, the Involuntary Cash-Out threshold is $5,000 unless a lesser amount is designated under AA §9-5(a). (See Section 8.06 for a discussion of the Automatic Rollover rules that apply if a Participant does not consent to a distribution that does not exceed the Involuntary Cash-Out threshold.)

(b)	Rollovers disregarded in determining value of Account Balance for Involuntary Cash-Outs. For purposes of determining whether a Participant’s vested Account Balance exceeds the Involuntary Cash-Out threshold described in subsection (a), then effective for distributions made after December 31, 2001, the value of the Participant’s vested Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code §§402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). The Employer may elect in AA §9-5(c) to include Rollover Contributions (and earnings allocable thereto) in determining whether the Participant’s vested Account Balance exceeds the Involuntary Cash-Out threshold.

(c)	Participant notice. Prior to receiving a distribution from the Plan, a Participant must be notified of his/her right to defer any distribution from the Plan in accordance with the provisions under Section 8.01. The notification shall include a general description of the material features and the relative values of the optional forms of benefit available under the Plan (consistent with the requirements under Code §417(a)(3)). The notice must be provided no less than 30 days and no more than 90 days prior to the Participant’s Annuity Starting Date. However, distribution may commence less than 30 days after the notice is given, if the Participant is clearly informed of his/her right to take 30 days after receiving the notice to decide whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects to receive the distribution prior to the expiration of the 30-day minimum period. (But see Section 9.02(b) for the rules regarding the timing of distributions when the Qualified Joint and Survivor Annuity requirements apply.) The notice requirements described in this paragraph may be satisfied by providing a summary of the required information, so long as the conditions described in applicable regulations for the provision of such a summary are satisfied, and the full notice is also provided (without regard to the 90-day period described in this subsection).

(d)	Special rules. The consent rules under this Section 8.04 apply to distributions made after the Participant’s termination of employment and to distributions made prior to the Participant’s termination of employment. However, the consent of the Participant (and the Participant’s spouse, if applicable) shall not be required to the extent that a distribution is required to satisfy the required minimum distribution rules under Section 8.12 or to satisfy the requirements of Code §415, as described in Section 5.03. A Participant also will not be required to consent to a corrective distribution of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

8.05	Direct Rollovers. This Section 8.05 applies to distributions made after December 31, 2001. Notwithstanding any provision in the Plan to the contrary, a Participant may elect, at the time and the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan in a Direct Rollover. If an Eligible Rollover Distribution is less than $500, the Participant may not elect a Direct Rollover of only a portion of such distribution (i.e., a Participant must elect a complete Direct Rollover if the Eligible Rollover Distribution is less than $500). For purposes of this Section 8.05, a Participant includes a Participant or former Participant. In addition, this Section applies to any distribution from the Plan made to a Participant’s surviving spouse or to a Participant’s spouse or former spouse who is the Alternate Payee under a QDRO, as defined in Section 11.06(b)(3).

(a)	Definitions.

(1)	Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of a Participant’s Account Balance, except an Eligible Rollover Distribution does not include:

(i)	any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s Beneficiary, or for a specified period of ten years or more;

(ii)	any distribution to the extent such distribution is a required minimum distribution under Code §401(a)(9), as described under Section 8.12;

(iii)	any Hardship distribution, as described in Section 8.10(d);

(iv)	the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities);

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(v)	any distribution if it is reasonably expected (at the time of the distribution) that the total amount the Participant will receive as a distribution during the calendar year will total less than $200;

(vi)	a distribution made to satisfy the requirements of Code §415 (as described in Section 5.03) or a distribution to correct Excess Deferrals, Excess Contributions or Excess Aggregate Contributions (as described in Sections 5.02(b), 6.01(b)(2), and 6.02(b)(2)).

(2)	Eligible Retirement Plan. For purposes of applying the Direct Rollover provisions under this Section 8.05, an Eligible Retirement Plan is:

(i)	a qualified plan described in Code §401(a);

(ii)	an individual retirement account described in Code §408(a);

(iii)	an individual retirement annuity described in Code §408(b);

(iv)	an annuity plan described in Code §403(a);

(v)	an annuity contract described in Code §403(b); or

(vi)	an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan

The definition of Eligible Retirement Plan also applies in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a QDRO, as defined in Section 11.06(b)(3).

To the extent any portion of an Eligible Rollover Distribution is attributable to Roth Deferrals (as defined in Section 3.03(e)), an Eligible Retirement Plan with respect to such portion of the distribution shall include only another designated Roth account of the Participant or a Roth IRA. To the extent any portion of an Eligible Rollover Distribution is attributable to After-Tax Contributions, an Eligible Retirement Plan with respect to such portion of the distribution shall include only an individual retirement account or annuity described in Code §408(a) or (b) or a qualified Defined Contribution Plan described in Code §401(a) or §403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

(3)	Direct Rollover. A Direct Rollover is a payment made directly from the Plan to the Eligible Retirement Plan specified by the Participant. The Plan Administrator may develop reasonable procedures for accommodating Direct Rollover requests.

(b)	Direct Rollover notice. A Participant entitled to an Eligible Rollover Distribution must receive a written explanation of his/her right to a Direct Rollover, the tax consequences of not making a Direct Rollover, and, if applicable, any available special income tax elections. The notice must be provided within the same 30 – 90 day timeframe applicable to the Participant consent notice under Section 8.04(c). The Direct Rollover notice must be provided to all Participants, unless the total amount the Participant will receive as a distribution during the calendar year is expected to be less than $200.

If a Participant terminates employment with a total vested Account Balance that does not exceed the Involuntary Cash-Out threshold (as defined in Section 8.04(a)) and the Participant does not respond to the Direct Rollover notice indicating whether a Direct Rollover is desired and the name of the Eligible Retirement Plan to which the Direct Rollover is to be made, the Plan Administrator will distribute the Participant’s entire vested Account Balance in the form of an Automatic Rollover (pursuant to Section 8.06) no earlier than 30 days and no later than 90 days following the provision of the Direct Rollover notice. (However, see Section 8.06(b) for special rules that apply to Involuntary Cash-Out Distributions below $1,000.) The Direct Rollover notice must describe the procedures for making an Automatic Rollover, including the name, address, and telephone number of the IRA trustee and information regarding IRA maintenance and withdrawal fees and how the IRA funds will be invested. The Direct Rollover notice also must describe the timing of the Automatic Rollover and the Participant’s ability to affirmatively opt out of the Automatic Rollover.

8.06	Automatic Rollover. The Automatic Rollover rules in this Section 8.06 are effective for all Involuntary Cash-Out Distributions (as defined in subsection (b)) made on or after March 28, 2005. See Section 14.03(b)(4) for special rules that apply upon termination of the Plan.

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(a)	Automatic Rollover requirements. If a Participant is entitled to an Involuntary Cash-Out Distribution (as defined in subsection (b)), and the Participant does not elect to receive a distribution of such amount (either as a Direct Rollover to an Eligible Retirement Plan or as a direct distribution to the Participant), then the Plan Administrator may pay the distribution in a Direct Rollover to an individual retirement plan (IRA) designated by the Plan Administrator. (The Automatic Rollover provisions under this subsection (a) apply to any Involuntary Cash-Out Distribution for which the Participant fails to consent to a distribution, without regard to whether the Participant can be located. See Section 7.10(c) for alternatives if the Participant cannot be located after a reasonable diligent search.)

(b)	Involuntary Cash-Out Distribution. An Involuntary Cash-Out Distribution is any distribution that is made from the Plan without the Participant’s consent. Unless elected otherwise under AA §9-5(b), an Involuntary Cash-Out Distribution, for purposes of applying the Automatic Rollover requirements under this Section 8.06, does not include any amounts below $1,000. (See Section 8.04 for the Participant consent requirements with respect to distributions under the Plan.)

(c)	Treatment of Rollover Contributions. Unless elected otherwise under AA §9-5(c), for purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant’s distribution attributable to any Rollover Contribution is excluded.

8.07	Distribution Upon Termination of Employment. Subject to the required minimum distribution provisions under Section 8.12, a Participant who terminates employment for any reason (other than death) is entitled to receive a distribution of his/her vested Account Balance in accordance with this Section 8.07. (See Section 8.08 for the applicable rules when a Participant dies before distribution of his/her vested Account Balance is completed.)

(a)	Account Balance not exceeding $5,000. If a Participant’s vested Account Balance does not exceed $5,000 at the time of distribution, the only distribution option available under the Plan is a lump sum option. The Participant will be eligible to receive a distribution of his/her vested Account Balance as of the date selected in AA §9-3(b) of the Nonstandardized Adoption Agreement or AA §9-4 of the Standardized Adoption Agreement. (The Employer may elect in AA §9-5(a) to require a Participant to consent to a distribution where his/her vested Account Balance does not exceed $5,000. However this will not change the distribution options described in this subsection (a), unless the Employer specifically modifies such options under AA §9-3(b)(4) of the Nonstandardized Adoption Agreement. See Section 8.04 for a further discussion of the consent requirements under the Plan.)

(b)	Account Balance exceeding $5,000. If a Participant’s vested Account Balance exceeds $5,000 at the time of distribution, the Participant may elect to receive a distribution of his/her vested Account Balance in any form permitted under AA §9-1. The Participant will be eligible to receive a distribution of his/her vested Account Balance as of the date selected in AA §9-3. (See Section 8.04 for a discussion of the consent requirements under the Plan.)

8.08	Distribution Upon Death. Subject to the required minimum distribution rules in Section 8.12, a Participant’s vested Account Balance will be distributed to the Participant’s Beneficiary(ies) in accordance with this Section 8.08. (See subsection (c) for rules regarding the determination of Beneficiaries upon the death of the Participant.) The form of benefit payable with respect to a deceased Participant will depend on whether the Participant dies before or after distribution of his/her Account Balance has commenced.

(a)	Death after commencement of benefits. If a Participant begins receiving a distribution of his/her benefits under the Plan, and subsequently dies prior to receiving the full value of his/her vested Account Balance, the remaining benefit will continue to be paid to the Participant’s Beneficiary(ies) in accordance with the form of payment that has already commenced. If a Participant commences distribution prior to death only with respect to a portion of his/her Account Balance, then the rules in subsection (b) apply to the rest of the Account Balance.

(b)	Death before commencement of benefits. If a Participant dies before commencing distribution of his/her benefits under the Plan, the form and timing of any death benefits will depend on whether the value of the death benefit exceeds $5,000. In determining whether the value of the death benefit exceeds $5,000, if there is both a QPSA death benefit and a non-QPSA death benefit, each death benefit is valued separately to determine whether it exceeds $5,000.

(1)	Death benefit not exceeding $5,000. If the value of the death benefit does not exceed $5,000, such benefit will be paid to the Participant’s Beneficiary(ies) in a single sum as soon as administratively feasible following the Participant’s death.

(2)	Death benefit exceeding $5,000. If the value of the death benefit exceeds $5,000, the payment of the death benefit will depend on whether the Qualified Joint and Survivor Annuity requirements apply. See Section 9 to determine whether the Qualified Joint and Survivor Annuity rules apply to a death distribution from the Plan.

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(i)	If the Qualified Joint and Survivor Annuity requirements do not apply, the entire death benefit is payable in the form and at the time described in subsection (ii)(B).

(ii)	If the Qualified Joint and Survivor Annuity requirements apply, the death benefit may consist of a QPSA death benefit (as described in Section 9.03(a)) and, if applicable, a non-QPSA death benefit.

(A)	QPSA death benefit. Subject to the waiver procedures under Section 9.04(b), if the Participant is married at the time of death, the surviving spouse is entitled to a QPSA death benefit payable in accordance with the provisions under Section 9.03. (See Section 9.04(c) for rules regarding the determination of a Participant’s marital status.)

(B)	Non-QPSA death benefits. If a Participant is not married at the time of death, the QPSA death benefit was waived under a Qualified Election, or if the QPSA death benefit is less than 100% of the Participant’s vested Account Balance, then the non-QPSA death benefit is payable in the form and at the time described in this subsection (B). Any death benefit payable under this subsection (B) will be paid in a lump sum as soon as administratively feasible following the Participant’s death. However, the death benefit may be payable in a different form if prescribed by the Participant’s Beneficiary designation, or the Beneficiary, before a lump sum payment of the benefit is made, elects to receive the distribution in an alternative form of benefit permitted under Section 8.02.

In no event will any death benefit be paid in a manner that is inconsistent with the required minimum distribution rules under Section 8.12. The Beneficiary of any pre-retirement death benefit described in this subsection (b) may postpone the commencement of the death benefit to a date that is not later than the latest commencement date permitted under Section 8.12.

(c)	Determining a Participant’s Beneficiary. The determination of a Participant’s Beneficiary(ies) to receive any death benefits under the Plan will be based on the Participant’s Beneficiary designation under the Plan. If a Participant does not designate a Beneficiary to receive the death benefits under the Plan, distribution will be made to the default Beneficiaries, as set forth in subsection (3) below. However, any designation of a Beneficiary other than the Participant’s spouse, must satisfy the consent requirements under subsection (1) and (2) below.

(1)	Post-retirement death benefit. If a Participant dies after commencing distribution of benefits under the Plan (but prior to receiving a distribution of his/her entire vested Account Balance under the Plan), the Beneficiary of any post-retirement death benefit is the Participant’s surviving spouse, unless (i) there is no surviving spouse, (ii) the surviving spouse has consented to the designation of an alternate Beneficiary(ies) under a Qualified Election (as defined in Section 9.04), or (iii) the surviving spouse makes a valid disclaimer of the death benefit. If the Qualified Joint and Survivor Annuity requirements apply, the spouse is determined as of the Annuity Starting Date for purposes of determining whether a valid election has been made to waive the post-retirement death benefit. If the Qualified Joint and Survivor Annuity requirements do not apply, the spouse is determined as of the Participant’s date of death for purposes of determining whether a valid election has been made to waive the post-retirement death benefit.

(2)	Pre-retirement death benefit. If a Participant dies before commencing distribution of his/her benefits under the Plan, the determination of the Participant’s Beneficiary will be determined under subsection (i) or (ii), as applicable.

(i)	If the Qualified Joint and Survivor Annuity requirements apply, the QPSA death benefit will be payable in accordance with Section 9.02. If a QPSA death benefit is payable under Section 9.02, such benefit will be paid to the Participant’s surviving spouse, unless the spouse consents to the designation of an alternative Beneficiary pursuant to a Qualified Election under Section 9.04 or a valid disclaimer. If the QPSA death benefit applies to less than 100% of the Participant’s vested Account Balance, the remaining death benefit is payable to any Beneficiary(ies) named in the Participant’s Beneficiary designation, without regard to whether spousal consent is obtained for such designation. If a spouse does not properly consent to a Beneficiary designation, the QPSA waiver is invalid and the QPSA death benefit is still payable to the spouse, but the Beneficiary designation remains valid with respect to any non-QPSA death benefit.

(ii)	If the Qualified Joint and Survivor Annuity requirements do not apply, the surviving spouse (determined at the time of the Participant’s death) will be treated as the sole Beneficiary, regardless of any contrary Beneficiary designation, unless there is no surviving spouse, or the spouse has consented to the Beneficiary designation in a manner that is consistent with the requirements for a Qualified Election under Section 9.04 or makes a valid disclaimer. (See Section 9.04(c) for rules regarding the determination of a Participant’s marital status.)

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(3)	Default beneficiaries. To the extent a Beneficiary has not been named by the Participant (subject to the spousal consent rules discussed above) and is not designated under the terms of this Plan to receive all or any portion of the deceased Participant’s death benefit, such amount shall be distributed to the Participant’s surviving spouse (if the Participant was married at the time of death). If the Participant does not have a surviving spouse at the time of death, distribution will be made to the Participant’s surviving children, in equal shares. If the Participant has no surviving children, distribution will be made to the Participant’s estate. The Employer may modify the default beneficiary rules described in this subparagraph by attaching appropriate language as an addendum to the Adoption Agreement.

(4)	Identification of Beneficiaries. The Plan Administrator may request proof of the Participant’s death and may require the Beneficiary to provide evidence of his/her right to receive a distribution from the Plan in any form or manner the Plan Administrator may deem appropriate. The Plan Administrator’s determination of the Participant’s death and of the right of a Beneficiary to receive payment under the Plan shall be conclusive. If a distribution is to be made to a minor or incompetent Beneficiary, payments may be made to the person’s legal guardian, conservator recognized under state law, or custodian in accordance with the Uniform Gifts to Minors Act or similar law as permitted under the laws of the state where the Beneficiary resides. The Plan Administrator or Trustee will not be liable for any payments made in accordance with this subsection (4) and will not be required to make any inquiries with respect to the competence of any person entitled to benefits under the Plan.

(5)	Death of Beneficiary. Unless specified otherwise in the Participant’s Beneficiary designation form, if a Beneficiary does not predecease the Participant but dies before distribution of the death benefit is made to the Beneficiary, the death benefit will be paid to the Beneficiary’s estate.

(6)	Divorce or legal separation from spouse. If a Participant designates his/her spouse as Beneficiary and subsequent to such Beneficiary designation, the Participant and spouse are divorced or legally separated, the designation of the spouse as Beneficiary under the Plan is automatically rescinded unless specifically provided otherwise under a divorce decree or QDRO, or unless the Participant enters into a new Beneficiary designation naming the prior spouse as Beneficiary.

8.09	Distribution to Disabled Employees. Unless elected otherwise under AA §9-4 of the Nonstandardized Adoption Agreement, no special distribution rules apply to Disabled Employees. However, the Employer may elect in AA §9-4 to permit a distribution at an earlier date for Disabled Employees.

8.10	In-Service Distributions. The Employer may elect under AA §10 to permit in-service distributions under the Plan. If an in-service distribution is not specifically permitted under AA §10, a Participant may not receive a distribution from the Plan until termination of employment, death or disability. If the Plan permits a Participant to receive an in-service distribution, and such distribution is subject to the Qualified Joint and Survivor Annuity requirements under Section 9, such distribution may be made only if the Participant’s spouse (if the Participant is married at the time of distribution) consents to such distribution in accordance with the requirements under Section 9.04.

(a)	After-Tax Contributions and Rollover Contributions. A Participant may withdraw at any time, upon written request, all or any portion of his/her Account Balance attributable to After-Tax Contributions or Rollover Contributions. Any amounts transferred to the Plan pursuant to a Qualified Transfer (as defined in Section 14.05(d)) also may be withdrawn at any time pursuant to a written request. No forfeiture will occur solely as a result of an Employer’s withdrawal of After-Tax Contributions. (See Section 14.05 for a discussion of the distribution rules applicable to transferred Plan assets.)

(b)	Employer Contributions. The Employer may elect under AA §10 the extent to which in-service distributions will be permitted from Employer Contributions (including Matching Contributions, if applicable) under the Plan. (See subsection (c) below for the in-service distribution rules applicable to Salary Deferrals, QNECs, QMACs and Safe Harbor Contributions under the Profit Sharing/401(k) Plan.) If permitted under AA §10 of the Profit Sharing or Profit Sharing/401(k) Plan Adoption Agreement, Employer Contributions may be withdrawn upon the occurrence of a specified event (including a Hardship, as defined in subsection (d)) or upon the completion of a certain number of years, provided no distribution on account of years may be made with respect to Employer Contributions that have been accumulated in the Plan for less than 2 years, unless the Participant has been a Participant in the Plan for at least 5 years. (See Section 7.09 for special vesting rules that apply if a Participant takes an in-service distribution prior to becoming 100% vested in such contributions.)

(c)

Salary Deferrals, QNECs, QMACs, and Safe Harbor Contributions. If the Employer has adopted the Profit Sharing/401(k) Plan Adoption Agreement, any Salary Deferrals, QNECs, QMACs, or Safe Harbor Contributions

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(including any earnings on such amounts) generally may not be distributed prior to the Participant’s severance from employment, death, or disability. However, the Employer may elect under AA §10 to permit an in-service distribution of such amounts upon attainment of a specified age (no earlier than age 59 1⁄2) or upon a Hardship (as defined in subsection (d)). A Hardship distribution is not available with respect to QNECs, QMACs, or Safe Harbor Contributions.

(d)	Hardship distribution. The Employer may elect under AA §10 of the Profit Sharing or Profit Sharing/401(k) Plan Adoption Agreement to authorize an in-service distribution upon the occurrence of a Hardship event. A Hardship distribution of Salary Deferrals must meet the requirements of a safe harbor Hardship as described under subsection (1) below. For other contribution types (except QNECs, QMACs, and Safe Harbor Contributions), the Employer may elect to apply the safe harbor Hardship rules under subsection (1) or the non-safe harbor Hardship provisions under subsection (2) below. A Hardship distribution is not available for QNECs, QMACs or Safe Harbor Contributions.

(1)	Safe harbor Hardship distribution. To qualify for a safe harbor Hardship, a Participant must demonstrate an immediate and heavy financial need, as described in subsection (i), and the distribution must be necessary to satisfy such need, as described in subsection (ii).

(i)	Immediate and heavy financial need. To be considered an immediate and heavy financial need, the Hardship distribution must be made to satisfy one of the following financial needs:

(A)	to pay expenses incurred or necessary for medical care (as described in Code §213(d)) of the Participant, the Participant’s spouse or dependents (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)	for the purchase (excluding mortgage payments) of a principal residence for the Participant;

(C)	for payment of tuition and related educational fees (including room and board) for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents;

(D)	to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;

(E)	to pay funeral or burial expenses for the Participant’s deceased parent, spouse, child or dependent;

(F)	to pay expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to whether the loss exceeds the 10% of adjusted gross income limit); or

(G)	for any other event that the IRS recognizes as a safe harbor Hardship distribution event under ruling, notice or other guidance of general applicability.

The payment of funeral or burial expenses under subsection (E) and the payment of expenses to repair damage to a principal residence under subsection (F) only apply to Plan Years beginning on or after January 1, 2006. For purposes of determining eligibility of a Hardship distribution under this subsection (i), a dependent is determined under Code §152. However, for taxable years beginning on or after January 1, 2005, the determination of dependent for purposes of tuition and education fees under subsection (C) above will be made without regard to Code §152(b)(1), (b)(2), and (d)(1)(B) and the determination of dependent for purposes of funeral or burial expenses under subsection (E) above will be made without regard to Code §152(d)(1)(B).

A Participant must provide the Plan Administrator with a written request for a Hardship distribution. The Plan Administrator may require written documentation, as it deems necessary, to sufficiently document the existence of a proper Hardship event.

(ii)	Distribution necessary to satisfy need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant if:

(A)	The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

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(B)	The Participant has obtained all available distributions, other than Hardship distributions, and all nontaxable loans under the Plan and all plans maintained by the Employer;

(C)	The Participant is suspended from making Salary Deferrals (and After-Tax Contributions) for 6 months (12 months, for Hardship distributions made before January 1, 2002) after the receipt of the Hardship distribution; and

(D)	For Hardship distributions made before January 1, 2002, the Participant may not make Salary Deferrals for the taxable year immediately following the taxable year of the Hardship distribution in excess of the Elective Deferral Dollar Limit reduced by the amount of such Participant’s Salary Deferrals for the taxable year of the Hardship distribution.

(2)	Non-safe harbor Hardship distribution. The Employer may elect in AA §10-1(d) of the Nonstandardized Profit Sharing or Profit Sharing/401(k) Plan Adoption Agreement to permit Participants to take a Hardship distribution of Employer Contributions without satisfying the requirements of subsection (1) above. For purposes of determining whether a Hardship exists under this subsection (2), the same Hardship distribution events described in subsection (1)(i) will qualify as a Hardship distribution event under this subsection (2). The Employer may modify the permissible Hardship distribution events under AA §10-1(i) of the Nonstandardized Profit Sharing or Profit Sharing/401(k) Plan Adoption Agreement. A Hardship distribution under this subsection (2) need not satisfy the requirements under (1)(ii) above. A non-safe harbor Hardship distribution is not available for Salary Deferrals, QNECs, QMACs, or Safe Harbor Contribution.

(3)	Amount available for Hardship distribution. A Participant may receive a Hardship distribution of any portion of his/her vested Employer Contribution Account or Matching Contribution Account (including earnings thereon), as permitted under AA §10. A Participant may receive a Hardship distribution of Salary Deferrals provided such distribution, when added to other Hardship distributions from Salary Deferrals, does not exceed the total Salary Deferrals the Participant has made to the Plan (increased by income allocable to such Salary Deferrals as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989).

8.11	Sources of Distribution. Unless provided otherwise in separate administrative provisions adopted by the Plan Administrator, in applying the distribution provisions under this Section 8.11, distributions will be made on a pro rata basis from all Accounts from which a distribution is permitted under this Section 8. Alternatively, the Plan Administrator may permit Participants to direct the Plan Administrator as to which Account the distribution is to be made. Regardless of a Participant’s direction as to the source of any distribution, the tax effect of such a distribution will be governed by Code §72 and the regulations thereunder.

(a)	Exception for Hardship withdrawals. If the Plan permits a Hardship withdrawal from both Salary Deferrals (including Roth Deferrals) and Employer Contributions, a Hardship distribution will first be treated as having been made from a Participant’s Employer Contribution Account and then from the Employer’s Matching Contribution Account, to the extent such Hardship distribution is available with respect to such Accounts. Only when all available amounts have been exhausted under the Participant’s Employer Contribution Account and/or Matching Contribution Account will a Hardship distribution be made from a Participant’s Pre-Tax Salary Deferral Account and/or Roth Deferral Account. (See subsection (b) below for the ordering rules for distributions from the Pre-Tax Salary Deferral and Roth Deferral Accounts.) The Plan Administrator may modify the ordering rules under this subsection (a) under separate administrative procedures.

(b)	Roth Deferrals. If a Participant has both a Pre-Tax Salary Deferral Account and a Roth Deferral Account, withdrawals and loans from such Accounts will be made in accordance with this subsection (b).

(1)	Distributions and withdrawals. Unless designated otherwise under AA §6A-5 or separate administrative procedures, if a Participant has both a Pre-Tax Salary Deferral Account and a Roth Deferral Account, the Participant may designate the extent to which a distribution or withdrawal of Salary Deferrals will come from the Pre-Tax Salary Deferral Account or the Roth Deferral Account. Alternatively, the Employer may provide under AA §6A-5 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement (or under separate administrative procedures) that any distribution or withdrawal of Salary Deferrals will be made on a pro rata basis from the Pre-Tax Salary Deferral Account and the Roth Deferral Account. Alternatively, the Employer may designate any other order of distribution and withdrawals under AA §6A-5 or separate administrative procedures.

(2)

Distribution of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. Unless designated otherwise under AA §6A-5 of the Profit Sharing/401(k) Plan Adoption Agreement or separate administrative procedures, if a Participant has both a Pre-Tax Salary Deferral Account and a Roth Deferral Account, and the Plan is required to make a corrective distribution of Excess Deferrals or Excess Contributions to such Participant (in accordance with Section 5.02(b) or Section 6.01(b)(2)) or is required to make a

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distribution of Salary Deferrals as a correction of Excess Aggregate Contributions (in accordance with Section 6.02(b)(2)), the Participant may designate whether the Plan will make such corrective distribution of Excess Deferrals or Excess Contributions from the Pre-Tax Salary Deferral Account or the Roth Deferral Account. Alternatively, the Employer may elect under AA §6A-5 of the Nonstandardized Profit Sharing/401(k) Plan Adoption Agreement (or under separate administrative procedures) that corrective distributions of Salary Deferrals to correct Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions will be made pro rata from the Pre-Tax Salary Deferral Account and Roth Deferral Account or first from the Pre-Tax Salary Deferral Account or first from the Roth Deferral Account. (Unless designated otherwise under separate administrative procedures, if a Participant is permitted to designate the extent to which a corrective distribution is made from the Pre-Tax Salary Deferral Account or the Roth Deferral Account, and the Participant fails to designate the appropriate Account by the date the corrective distribution is made from the Plan, such corrective distribution will be made first from Pre-Tax Salary Deferral Account and then from the Roth Deferral Account.)

(c)	In-kind distributions. Nothing in this Section 8 precludes the Plan Administrator from making a distribution in the form of property, or other in-kind distribution.

8.12	Required Minimum Distributions. Unless specified otherwise under Appendix A of the Adoption Agreement, the provisions of this Section apply to calendar years beginning after December 31, 2002. A Participant’s entire interest under the Plan will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date (as defined in Section (d)(5)). All distributions required under this Section 8.12 will be determined and made in accordance with the regulations under Code §401(a)(9) and the minimum distribution incidental benefit requirement of Code §401(a)(9)(G). For purposes of applying the required minimum distribution rules under this Section 8.12, any distribution made in a form other than a lump sum must be made over one of the following periods (or a combination thereof): (1) the life of the Participant; (2) the life of the Participant and a Designated Beneficiary; (3) a period certain not extending beyond the life expectancy of the Participant; or (4) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a Designated Beneficiary.

(a)	Death of Participant Before Distributions Begin. If the Participant dies before required distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	Surviving spouse is sole Designated Beneficiary. Unless designated otherwise under AA §10-4 of the Nonstandardized Adoption Agreement, If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the surviving spouse may elect to take distributions under the five-year rule (as described in subsection (e)(1) below) or under the life expectancy method. If the life expectancy method applies, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(2)	Surviving spouse is not the sole Designated Beneficiary. Unless designated otherwise under AA §10-4 of the Nonstandardized Adoption Agreement, if the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary may elect to take distributions under the five-year rule (as described in subsection (e)(1) below) or under the life expectancy method. If the life expectancy method applies, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	No Designated Beneficiary. If there is no Designated Beneficiary as of the date of the Participant’s death who remains a Beneficiary as of September 30 of the year immediately following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	Death of surviving spouse. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section (a) (other than subsection (1)) will apply as if the surviving spouse were the Participant.

For purposes of this subsection (a) and AA §10-4, unless subsection (4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (1) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (1)), the date distributions are considered to begin is the date distributions actually commence.

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(b)	Required Minimum Distributions during Participant’s lifetime.

(1)	Amount of Required Minimum Distribution for each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period set forth in the Uniform Lifetime Table found in Treas. Reg. §1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, Q&A-3, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2)	Lifetime Required Minimum Distributions continue through year of Participant’s death. Required Minimum Distributions will be determined under this section (b) beginning with the first Distribution Calendar Year and continuing up to, and including, the Distribution Calendar Year that includes the Participant’s date of death.

(c)	Required Minimum Distributions After Participant’s Death.

(1)	Death on or after date required distributions begin.

(i)	Participant survived by Designated Beneficiary. If the Participant dies on or after the date required distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated in accordance with the Single Life Table found in Treas. Reg. §1.401(a)(9)-9, Q&A-1, using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated using the Single Life Table found in Treas. Reg. §1.401(a)(9)-9, Q&A-1, for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated under the Single Life Table using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the participant dies on or after the date required distributions begin and there is no Designated Beneficiary as of the Participant’s date of death who remains a Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy under the Single Life Table calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death before date required distributions begin.

(i)	Participant survived by Designated Beneficiary. Unless designated otherwise under AA §10-4 of the Nonstandardized Adoption Agreement, if the Participant dies before the date required distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in subsection (1).

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(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of the date of death of the Participant who remains a Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of surviving spouse before distributions to surviving spouse are required to begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section (a)(1), this subsection (2) will apply as if the surviving spouse were the Participant.

(d)	Definitions.

(1)	Designated Beneficiary. A Beneficiary designated by the Participant (or the Plan), whose life expectancy may be taken into account to calculate minimum distributions, pursuant to Code §401(a)(9) and Treas. Reg. §1.401(a)(9)-4.

(2)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section (a). The Required Minimum Distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The Required Minimum Distribution for other Distribution Calendar Years, including the Required Minimum Distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life expectancy. For purposes of determining a Participant’s Required Minimum Distribution amount, life expectancy is computed using one of the following tables, as appropriate: (1) Single Life Table, (2) Uniform Life Table, or (3) Joint and Last Survivor Table found in Treas. Reg. §1.401(a)(9)-9.

(4)	Account Balance. For purposes of determining a Participant’s Required Minimum Distribution, the Participant’s Account Balance is determined based on the Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “valuation calendar year”) increased by the amount of any contributions or forfeitures allocated to the Account Balance as of dates in the calendar year after the Valuation Date and decreased by distributions made in the calendar year after the Valuation Date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. Unless designated otherwise under AA §10-3 of the Nonstandardized Adoption Agreement, a Participant’s Required Beginning Date under the Plan is:

(i)	For Five-Percent Owners. April 1 that follows the end of the calendar year in which the Participant attains age 70 1⁄2.

(ii)	For Participants other than Five-Percent Owners. April 1 that follows the end of the calendar year in which the later of the following two events occurs:

(A)	the Participant attains age 70 1⁄2 or

(B)	the Participant retires.

If a Participant is not a Five-Percent Owner for the Plan Year that ends with or within the calendar year in which the Participant attains age 70-1/2, and the Participant has not retired by the end of such calendar year, his/her Required Beginning Date is April 1 that follows the end of the first subsequent calendar year in which the Participant becomes a Five-Percent Owner or retires.

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A Participant may begin in-service distributions prior to his/her Required Beginning Date only to the extent authorized under Section 8.10 and AA §10. However, if this Plan were amended to add the Required Beginning Date rules under this subsection (5), a Participant who attained age 70 1⁄2 prior to January 1, 1999 (or, if later, January 1 following the date the Plan is first amended to contain the Required Beginning Date rules under this subsection (5)) may receive in-service minimum distributions in accordance with the terms of the Plan in existence prior to such amendment.

(iii)	Alternative Required Beginning Date for Participants other than Five-Percent Owners. The Employer may designate under AA §10-3 of the Nonstandardized Adoption Agreement to determine the Required Beginning Date for Participants other than Five-Percent Owners without regard to the rule in subsection (ii) above. If so designated under AA §10-3, the Required Beginning Date for all Participants under the Plan will be April 1 of the calendar year following attainment of age 70 1⁄2.

(6)	Five-Percent Owner. A Participant is a Five-Percent Owner for purposes of this Section if such Participant is a Five-Percent Owner (as defined in Section 1.65(a)) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 70 1⁄2. Once distributions have begun to a Five-Percent Owner under this Section 8.12, they must continue to be distributed, even if the Participant ceases to be a Five-Percent Owner in a subsequent year.

(e)	Special Rules.

(1)	Election to apply 5-year rule to required distributions after death. If the Participant dies before distributions begin and there is a Designated Beneficiary, the Employer may elect under AA §10-4 of the Nonstandardized Adoption Agreement, instead of applying the provisions of subsections (a) and (c), to require the Participant’s entire interest to be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(2)	Election to allow Participants or Beneficiaries to elect 5-year rule. If a Participant or Designated Beneficiary is permitted under AA §10-4 to elect whether to apply the life expectancy rule under subsection (a) above or the five year rule under subsection (1), the election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (a) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with the five-year rule under subsection (1) above.

(3)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections (a) and (c). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the regulations.

(4)	Treatment of trust beneficiaries as Designated Beneficiaries. If a trust is properly named as a Beneficiary under the Plan, the beneficiaries of the trust will be treated as the Designated Beneficiaries of the Participant solely for purposes of determining the distribution period under this 8.12 with respect to the trust’s interests in the Participant’s vested Account Balance. The beneficiaries of a trust will be treated as Designated Beneficiaries for this purpose only if, during any period during which required minimum distributions are being determined by treating the beneficiaries of the trust as Designated Beneficiaries, the following requirements are met:

(i)	the trust is a valid trust under state law, or would be but for the fact there is no corpus;

(ii)	the trust is irrevocable or will, by its terms, become irrevocable upon the death of the Participant;

(iii)	the beneficiaries of the trust who are beneficiaries with respect to the trust’s interests in the Participant’s vested Account Balance are identifiable from the trust instrument; and

(iv)	the Plan Administrator receives the documentation described in subsection (5)(i) below.

If the foregoing requirements are satisfied and the Plan Administrator receives such additional information as it may request, the Plan Administrator may treat such beneficiaries of the trust as Designated Beneficiaries.

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(5)	Special rules applicable to trust beneficiaries.

(i)	Information that must be supplied to Plan Administrator.

(A)	Required minimum distribution before death where spouse is sole beneficiary. If a Participant designates a trust as the beneficiary of his/her entire benefit and the Participant’s spouse is the sole beneficiary of the trust, the Participant must provide the information under (I) or (II) below to satisfy the information requirements under (4)(iv) above.

(I)	The Participant must provide to the Plan Administrator a copy of the trust instrument and agree that if the trust instrument is amended at any time in the future, the Participant will, within a reasonable time, provide to the Plan Administrator a copy of each such amendment; or

(II)	The Participant must:

(a)	provide to the Plan Administrator a list of all of the beneficiaries of the trust (including contingent and remaindermen beneficiaries with a description of the conditions on their entitlement sufficient to establish that the spouse is the sole beneficiary) for purposes of Code §401(a)(9);

(b)	certify that, to the best of the Participant’s knowledge, the list under subsection (a) is correct and complete and that the requirements of subsection (4) above are satisfied;

(c)	agree that, if the trust instrument is amended at any time in the future, the Participant will, within a reasonable time, provide to the Plan Administrator corrected certifications to the extent that the amendment changes any information previously certified; and

(d)	agree to provide a copy of the trust instrument to the Plan Administrator upon demand.

(B)	Required minimum distribution after death. In order to satisfy the documentation requirement of subsection (4)(iv) above for required minimum distributions after the death of the Participant (or spouse in a case to which Treas. Reg. §.401(a)(9)-3, A-5 applies), the trustee of the trust must satisfy the requirements of (I) or (II) by October 31 of the calendar year immediately following the calendar year in which the Participant died.

(I)	The trustee of the trust must:

(a)	provide the Plan Administrator with a final list of all beneficiaries of the trust (including contingent and remaindermen beneficiaries with a description of the conditions on their entitlement) as of September 30 of the calendar year following the calendar year of the Participant’s death;

(b)	certify that, to the best of the trustee’s knowledge, the list in subsection (a) is correct and complete and that the requirements of subsection (4) above are satisfied;

(c)	and agree to provide a copy of the trust instrument to the Plan Administrator upon demand.

(II)	The trustee of the trust must provide the Plan Administrator with a copy of the actual trust document for the trust that is named as a beneficiary of the Participant under the Plan as of the Participant’s date of death.

(ii)	Relief for discrepancy. If required minimum distributions are determined based on the information provided to the Plan Administrator in certifications or trust instruments described in subsection (i) above, the Plan will not fail to satisfy Code §401(a)(9) merely because the actual terms of the trust instrument are inconsistent with the information in those certifications or trust instruments previously provided to the Plan Administrator, provided the Plan Administrator reasonably relied on the information provided and the required minimum distributions for calendar years after the calendar year in which the discrepancy is discovered are determined based on the actual terms of the trust instrument.

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(6)	Trust beneficiary qualifying for marital deduction. If a Beneficiary is a trust (other than an estate marital trust) that is intended to qualify for the federal estate tax marital deduction under Code §2056 (“marital trust”), then:

(i)	in no event will the annual amount distributed from the Plan to the marital trust be less than the greater of:

(A)	all fiduciary accounting income with respect to such Beneficiary’s interest in the Plan, as determined by the trustee of the marital trust, or

(B)	the minimum distribution required under this Section 8.12;

(ii)	the trustee of the marital trust (or the trustee’s legal representative) shall be responsible for calculating the amount to be distributed under subsection (i) above and shall instruct the Plan Administrator in writing to distribute such amount to the marital trust;

(iii)	the trustee of the marital trust may from time to time notify the Plan Administrator in writing to accelerate payment of all or any part of the portion of such beneficiary’s interest that remains to be distributed, and may also notify the Plan Administrator to change the frequency of distributions (but not less often than annually); and

(iv)	the trustee of the marital trust shall be responsible for characterizing the amounts so distributed form the Plan as income or principle under applicable state laws.

(f)	Transitional Rule. Notwithstanding the other requirements of this Section 8.12, and subject to the Joint and Survivor Annuity Requirements under Section 9, distribution on behalf of any employee, including a Five-Percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(1)	The distribution by the Plan is one that would not have disqualified the Plan under Code §401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(2)	The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3)	Such designation was in writing, was signed by the Participant or the beneficiary, and was made before January 1, 1984.

(4)	The Participant had accrued a benefit under the Plan as of December 31, 1983.

(5)	The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the beneficiaries of the Participant listed in order of priority.

A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (1) and (5) above.

If a designation is revoked any subsequent distribution must satisfy the requirements of Code §401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code §401(a)(9) and the proposed regulations thereunder, but for the TEFRA §242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treas. Reg. §1.401(a)(9)-8, Q&A-14 and Q&A-15 shall apply.

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8.13	Correction of Qualification Defects. Nothing in this Section 8 precludes the Plan Administrator from making a distribution to a Participant to correct a qualification defect consistent with the correction procedures under the IRS’ voluntary compliance programs. Thus, for example, if an Employee is permitted to enter the Plan prior to his/her proper Entry Date under Section 2.03(b) and the Plan Administrator determines that a corrective distribution is a proper means of correcting the operational violation, nothing in this Section 8 would prevent the Plan from making such corrective distribution. Any such distribution must be made in accordance with the correction procedures applicable under the IRS’ voluntary correction programs.

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SECTION 9

JOINT AND SURVIVOR ANNUITY REQUIREMENTS

9.01	Application of Joint and Survivor Annuity Rules. The Qualified Joint and Survivor Annuity rules under this Section 9 will apply to any Participant who is credited with an Hour of Service with the Employer on or after August 23, 1984. (Also see Section 9.05 for special transitional rules that may apply.) The application of the Joint and Survivor Annuity rules will differ based on the type of Plan involved.

(a)	Money Purchase Plan. If the Employer adopts the Money Purchase Plan Adoption Agreement, the Plan will be subject to the Joint and Survivor rules described under this Section 9.

(b)	Profit Sharing or Profit Sharing/401(k) Plan. If the Employer adopts the Profit Sharing or Profit Sharing/401(k) Plan Adoption Agreement, the Employer may elect under AA §9-2(a) of the Nonstandardized Adoption Agreement to apply the Joint and Survivor Annuity requirements under this Section 9 to all Participants under the Plan. If the Employer adopts the Standardized Adoption Agreement or does not elect under AA §9-2(a) of the Nonstandardized Adoption Agreement to apply the Joint and Survivor Annuity requirements to all Participants, such requirements will only apply to a distribution from the Plan if:

(1)	the distribution is actually made in the form of a life annuity; or

(2)	the distribution is made from benefits that were directly or indirectly transferred from a plan that was subject to the Joint and Survivor Annuity requirements at the time of the transfer; or

(3)	the distribution is made from benefits that are used to offset the benefits under another plan of the Employer that is subject to the Joint and Survivor Annuity requirements.

(c)	Exception to the Joint and Survivor Annuity Requirements. If, as of the Annuity Starting Date, the Participant’s vested Account Balance (for pre-death distributions) or the value of the QPSA death benefit (for post-death distributions) does not exceed $5,000, the Participant or surviving spouse, as applicable, will receive a lump sum distribution pursuant to Section 8.07(a) or Section 8.08(b)(1), in lieu of any QJSA or QPSA benefits.

(d)	Administrative procedures. The Plan Administrator may provide alternative procedures for applying the spousal consent requirements under this Section 9 provided such procedures are consistent with the requirements under this Section 9. For example, the Plan Administrator may require under separate administrative procedures to require spousal consent to Participant distributions or may in a separate loan procedure require spousal consent prior to granting a Participant loan, without subjecting the Plan to the Joint and Survivor Annuity requirements.

(e)	Accumulated deductible employee contributions. A distribution from or under a separate Account under a money purchase plan which is attributable solely to accumulated deductible employee contributions, as defined in Code §72(o)(5)(B), is subject to the rules under subsection (b) above.

9.02	Pre-Death Distribution Requirements. If a pre-death distribution is subject to the Qualified Joint and Survivor Annuity requirements under this Section 9, the distribution will be paid in the form of a Qualified Joint and Survivor Annuity, unless the Participant (and spouse, if the Participant is married) elects to receive the distribution in an alternative form. Any election of an alternative form of distribution must be pursuant to a Qualified Election (as defined in Section 9.04).

(a)	Qualified Joint and Survivor Annuity (QJSA). A QJSA is an immediate annuity payable over the life of the Participant with a survivor annuity payable over the life of the spouse equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse. The Employer may elect under AA §9-2(a) of the Nonstandardized Adoption Agreement to increase the percentage of the spouse’s survivor annuity to 100%, 75% or 66-2/3% (instead of 50%). If the Participant is not married as of the Annuity Starting Date, the QJSA is an immediate annuity payable over the life of the Participant.

(b)	Notice requirements. The Plan Administrator shall provide each Participant with a written explanation of: (1) the terms and conditions of the QJSA; (2) the Participant’s right to make and the effect of an election to waive the QJSA form of benefit; (3) the rights of the Participant’s spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the QJSA. The notice must be provided to each Participant under the Plan no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

The Annuity Starting Date for a distribution in a form other than a QJSA may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the QJSA and elect (with spousal consent) a form of distribution other than a QJSA; (2) the Participant is permitted to revoke any

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affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the QJSA is provided to the Participant; and (3) the Annuity Starting Date is after the date the written explanation was provided to the Participant. For distributions on or after December 31, 1996, the Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period described above.

(c)	Annuity Starting Date. The Annuity Starting Date is the date an Employee commences distributions from the Plan. If a Participant commences distribution with respect to a portion of his/her Account Balance, a separate Annuity Starting Date applies to any subsequent distribution. If distribution is made in the form of an annuity, the Annuity Starting Date is the first day of the first period for which annuity payments are made.

9.03	Distributions After Death. If the Joint and Survivor Annuity requirements apply with respect to a distribution on behalf of a married Participant who dies before the Annuity Starting Date (as defined in Section 9.02(c) above), the surviving spouse of that Participant is entitled to receive such distribution in the form of a QPSA, unless the Participant and spouse have waived the QPSA pursuant to a Qualified Election. Any portion of a Participant’s vested Account Balance that is not payable to the surviving spouse as a QPSA will be payable under the rules described in Section 8.08(b)(2)(ii)(B).

(a)	Qualified Preretirement Survivor Annuity (QPSA). A QPSA is an annuity payable over the life of the surviving spouse that is purchased using 50% of the Participant’s vested Account Balance (that is subject to the Qualified Joint and Survivor Annuity requirements) as of the date of death. The Employer may elect under AA §9-2(a)(3) of the Nonstandardized Adoption Agreement to increase the amount used to purchase the QPSA to 100% (instead of 50%) of the Participant’s vested Account Balance. To the extent that less than 100% of the Participant’s vested Account Balance is paid to the surviving spouse, any After-Tax Contributions will be allocated to the surviving spouse in the same proportion as the After-Tax Contributions bear to the total vested Account Balance of the Participant. If elected under AA §9-2 of the Nonstandardized Adoption Agreement, a surviving spouse will not be entitled to a QPSA if the Participant and surviving spouse were not married throughout the one year period ending on the date of the Participant’s death.

If a surviving spouse is entitled to a QPSA distribution, the surviving spouse may elect to receive such distribution at any time following the Participant’s death (subject to the required minimum distribution rules under Section 8.12) and may elect to receive distribution in any form permitted under Section 8.01 of the Plan. A QPSA distribution will not commence to a surviving spouse without the consent of the surviving spouse prior to the date the Participant would have reached Normal Retirement Age (or age 62, if later). If the QPSA death benefit has been waived, in accordance with the procedures in Section 9.04(b), then the portion of the Participant’s vested Account Balance that would have been payable as a QPSA death benefit in the absence of such a waiver is treated as a non-QPSA death benefit payable under Section 8.08(b)(2)(ii)(B).

The QPSA death benefit may be payable to a non-spouse Beneficiary only if the spouse consents to the Beneficiary designation, pursuant to the Qualified Election requirements under Section 9.04, or makes a valid disclaimer. The non-QPSA death benefit, if any, is payable to the person named in the Beneficiary designation, without regard to whether spousal consent is obtained for such designation. If a spouse does not properly consent to a Beneficiary designation, the QPSA waiver is invalid, and the QPSA death benefit is still payable to the spouse, but the Beneficiary designation remains valid with respect to any non-QPSA death benefit.

(b)	Notice requirements. The Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the QPSA in such terms and in such manner as would be comparable to the explanation provided for the QJSA in subsection (b) above. The applicable period for a Participant is whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) a reasonable period ending after the individual becomes a Participant; or (3) a reasonable period ending after the joint and survivor annuity requirements first apply to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (2) and (3) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the employer, the applicable period for such Participant shall be redetermined.

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9.04	Qualified Election. A Participant (and the Participant’s spouse) may waive the QJSA or QPSA pursuant to a Qualified Election. A Qualified Election is a written election signed by both the Participant and the Participant’s spouse (if applicable) that specifically acknowledges the effect of the election. The spouse’s consent must be witnessed by a plan representative or notary public. Any consent by a spouse under a Qualified Election (or a determination that the consent of a spouse is not required) shall be effective only with respect to such spouse. If the Qualified Election permits the Participant to change a payment form or Beneficiary designation without any further consent by the spouse, the Qualified Election must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, as applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A Participant or spouse may revoke a prior waiver of the QPSA benefit at any time before the commencement of benefits. Spousal consent is not required for a Participant to revoke a prior QPSA waiver. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 9.02(b) or Section 9.03(b), as applicable.

(a)	QJSA. In the case of a waiver of the QJSA, the election must designate an alternative form of benefit payment that may not be changed without spousal consent (unless the spouse enters into a general consent agreement expressly permitting the Participant to change the form of payment without any further spousal consent). Only the Participant needs consent to the commencement of a distribution in the form of a QJSA.

(b)	QPSA. In the case of a waiver of the QPSA, the election must be made on a timely basis and the election must designate a specific alternate Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (unless the spouse enters into a general consent agreement expressly permitting the Participant to change the Beneficiary designation without any further spousal consent). To be timely, a Participant (and the Participant’s spouse) may waive the QPSA at any time during the period beginning on the first day of the Plan Year in which the Participant attains age 35 and ending on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Account Balance as of the date of separation, the election period begins on the date of separation. A Participant who has not yet attained age 35 as of the end of a Plan Year may make a special Qualified Election to waive, with spousal consent, the QPSA for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election is not valid unless the Participant receives the proper notice required under Section 9.03(b). QPSA coverage is automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date must satisfy all the requirements for a Qualified Election.

(c)	Identification of surviving spouse. If it is established to the satisfaction of the Plan Administrator that there is no spouse or that the spouse cannot be located, any waiver signed by the Participant is deemed to be a Qualified Election.

(1)	Definition of spouse. For this purpose, a Participant will be deemed to not have a spouse if the Participant is legally separated or has been abandoned and the Participant has a court order to such effect. However, a former spouse of the Participant will be treated as the spouse or surviving spouse and any current spouse will not be treated as the spouse or surviving spouse to the extent provided under a QDRO.

(2)	One-year marriage rule. The Employer may elect under AA §9-2 of the Nonstandardized Adoption Agreement, for purposes of applying the provisions of this Section 9, that an individual will not be considered the surviving spouse of the Participant if the Participant and the surviving spouse have not been married for the entire one-year period ending on the date of the Participant’s death.

9.05	Transitional Rules. Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed under this Section 9 must be given the opportunity to elect to have the preceding provisions of this Section 9 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he or she separated from service. The Participant must be given the opportunity to elect to have this Section 9 apply during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to such Participant. A Participant described in this paragraph who has not elected to have this Section 9 apply is subject to the rules in this Section 9.05 instead. Also, a Participant who does not qualify to elect to have this Section 9 apply because such Participant does not have at least 10 Years of Service for vesting purposes is subject to the rules of this Section 9.05.

Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his/her benefits paid in accordance with the following paragraph. The Participant must be given the opportunity to elect to have this Section 9.05 apply (other than the first paragraph of this Section) during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to such Participant.

If, under either of the preceding two paragraphs, a Participant is subject to this Section 9.05, the following rules apply.

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Prototype Defined Contribution Plan Section 9 – Joint and Survivor Annuity Requirements

(a)	Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(1)	begins to receive payments under the Plan on or after Normal Retirement Age;

(2)	dies on or after Normal Retirement Age while still working for the Employer;

(3)	begins to receive payments on or after the Qualified Early Retirement Age; or

(4)	separates from service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this plan in the form of a QJSA, unless the Participant has elected otherwise during the election period. For this purpose, the election period must begin at least 6 months before the participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(b)	Election of early survivor annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments that would have been made to the spouse under the QJSA if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. For this purpose, the election period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

(c)	Qualified Early Retirement Age. The Qualified Early Retirement Age is the latest of:

(1)	the earliest date, under the plan, on which the Participant may elect to receive retirement benefits,

(2)	the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

(3)	the date the Participant begins participation under the Plan.

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Prototype Defined Contribution Plan Section 10 – Plan Accounting and Investment

SECTION 10

PLAN ACCOUNTING AND INVESTMENTS

10.01	Participant Accounts. The Plan Administrator will maintain a separate Account for each Participant to reflect the Participant’s entire interest under the Plan. The Plan Administrator may maintain any (or all) of the following separate sub-Accounts:

•	Pre-Tax Deferral Account

•	Roth Deferral Account

•	Employer Contribution Account

•	Matching Contribution Account

•	Qualified Nonelective Contribution (QNEC) Account

•	Qualified Matching Contribution (QMAC) Account

•	Safe Harbor Employer Contribution Account

•	Safe Harbor Matching Contribution Account

•	After-Tax Contribution Account

•	Rollover Contribution Account

•	Transfer Account.

The Plan Administrator may establish other Accounts, as it deems necessary, for the proper administration of the Plan.

10.02	Valuation of Accounts. A Participant’s portion of the Trust assets is determined as of each Valuation Date under the Plan. The value of a Participant’s Account consists of the fair market value of the Participant’s share of the Trust assets. The Trustee must value Plan assets at least annually. The Trustee’s determination of the value of Trust assets shall be final and conclusive.

(a)	Periodic valuation. The Employer may elect under AA §11-1 or may elect operationally to value assets on a periodic basis. The Trustee and the Plan Administrator may adopt reasonable procedures for performing such valuations.

(b)	Daily valuation. The Employer may elect under AA §11-1 or may elect operationally to value assets on a daily basis. The Plan Administrator may adopt reasonable procedures for performing such valuations. Unless otherwise set forth in the written procedures, a daily valued Plan will have its assets valued at the end of each business day during which the New York Stock Exchange is open. The Plan Administrator has authority to interpret the provisions of this Plan in the context of a daily valuation procedure. This includes, but is not limited to, the determination of the value of the Participant’s Account for purposes of Participant loans, distribution and consent rights, and corrective distributions.

(c)	Interim valuations. The Plan Administrator may request the Trustee to perform interim valuations, provided such valuations do not result in discrimination in favor of Highly Compensated Employees.

10.03	Adjustments to Participant Accounts. Unless the Plan Administrator adopts other reasonable administrative procedures, as of each Valuation Date under the Plan, each Participant’s Account is adjusted in the following manner.

(a)	Distributions and forfeitures from a Participant’s Account. A Participant’s Account will be reduced by any distributions, forfeitures and other reductions from the Account since the previous Valuation Date.

(b)	Life insurance premiums and dividends. A Participant’s Account will be reduced by the amount of any life insurance premium payments under the Plan made for the benefit of the Participant since the previous Valuation Date. The Account will be credited with any dividends or credits paid on any life insurance policy held by the Trust for the benefit of the Participant.

(c)	Contributions and forfeitures allocated to a Participant’s Account. A Participant’s Account will be credited with any contribution, forfeiture or other additions allocated to the Participant since the previous Valuation Date.

(d)	Net income or loss. A Participant’s Account will be adjusted for any net income or loss in accordance with any reasonable procedures that the Plan Administrator may establish. Such procedures may be reflected in a funding agreement governing the applicable investments under the Plan. To the extent the Plan Administrator does not establish separate written procedures, net income or loss will be allocated to Participants’ Accounts in accordance with the following provisions.

(1)

Net income or loss attributable to General Trust Account. To the extent a Participant’s Account is invested as part of a General Trust Account, such Account is adjusted for its allocable share of net income or loss experienced by the General Trust Account. The net income or loss of the General Trust Account is allocated to the Participant Accounts in the ratio that each Participant’s Account bears to all Accounts, based on the value of each Participant’s Account as of the prior Valuation Date, as adjusted in subsections (a) - (c) above. In

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determining Participant Account Balances as of the prior Valuation Date, the Employer may apply a weighted average method that credits each Participant’s Account with a portion of the contributions made since the prior Valuation Date. The Plan’s investment procedures may designate the specific type(s) of contributions eligible for a weighted allocation of net income or loss and may designate alternative methods for determining the weighted allocation. If the Employer elects to apply a weighted average method, such method will be applied uniformly to all Participant Accounts under the General Trust Account.

(2)	Net income or loss attributable to a Directed Account. If the Participant or Beneficiary is entitled to direct the investment of all or part of his/her Account (see Section 10.07), the Account (or the portion of the Account which is subject to such direction) will be maintained as a Directed Account, which reflects the value of the directed investments as of any Valuation Date. The assets held in a Directed Account may be (but are not required to be) segregated from the other investments held in the Trust. Net income or loss attributable to the investments made by a Directed Account is allocated to such Account in a manner that reasonably reflects the investment experience of such Directed Account. Where a Directed Account reflects segregated investments, the manner of allocating net income or loss shall not result in a Participant (or Beneficiary) being entitled to distribution from the Directed Account that exceeds the value of such Account as of the date of distribution.

10.04	Share or unit accounting. The Plan’s investment procedures may provide for share or unit accounting to reflect the value of Accounts, if such method is appropriate for the investments allocable to such Accounts.

10.05	Suspense accounts. The Plan’s investment procedures also may provide for special valuation procedures for suspense accounts that are properly established under the Plan.

10.06	Investments under the Plan.

(a)	Investment options. The Trustee or other person(s) responsible for the investment of Plan assets is authorized to invest Plan assets in any prudent investment consistent with the funding policy of the Plan and the requirements of ERISA. Investment options include, but are not limited to, the following:

•	common and preferred stock or other equity securities (including stock bought and sold on margin);

•	Qualifying Employer Securities and Qualifying Employer Real Property (to the extent permitted under subsection (c) below);

•	corporate bonds;

•	open-end or closed-end mutual funds (including funds for which a Prototype Sponsor, Trustee, or affiliate serves as investment advisor or other capacity);

•	money market accounts;

•	certificates of deposit;

•	debentures;

•	commercial paper;

•	put and call options;

•	limited partnerships;

•	mortgages;

•	U.S. Government obligations, including U.S. Treasury notes and bonds;

•	real and personal property having a ready market;

•	life insurance or annuity policies;

•	commodities;

•	savings accounts;

•	notes; and

•	securities issued by the Trustee and/or its affiliates, as permitted by law.

(b)	Common/collective trusts and collectibles. Plan assets may also be invested in a common/collective trust fund, or in a group trust fund that satisfies the requirements of IRS Revenue Ruling 81-100. All of the terms and provisions of any such common/collective trust fund or group trust into which Plan assets are invested are incorporated by reference into the provisions of the Trust for this Plan. No portion of any voluntary, tax deductible Employee contributions being held under the Plan (or any earnings thereon) may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible.

(c)

Limitations on the investment in Qualifying Employer Securities and Qualifying Employer Real Property. The Trustee may invest in Qualifying Employer Securities and Qualifying Employer Real Property within certain limits. Any such investment shall only be made upon written direction of the Employer who shall be solely responsible for the

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propriety of such investment. Additional directives regarding the purchase, sale, retention or valuing of such securities may be addressed in a funding policy, statement of investment policy, or other separate procedures or documents governing the investment of Plan assets.

(1)	Profit Sharing Plan other than a 401(k) Plan. In the case of a Profit Sharing Plan (without a 401(k) feature), no limit applies to the percentage of Plan assets invested in Qualifying Employer Securities and Qualifying Employer Real Property, except as provided in a funding policy, statement of investment policy, or other separate procedures or documents governing the investment of Plan assets.

(2)	401(k) Plan. With respect to the portion of the Plan consisting of amounts attributable to Salary Deferrals (including Roth Deferrals), no more than 10% of the fair market value of Plan assets attributable to Salary Deferrals and Roth Deferrals may be invested in Qualifying Employer Securities and Qualifying Employer Real Property if the Employer, the Trustee, or a person other than the Participant requires any portion of the Salary Deferrals or Roth Deferrals and attributable earnings to be invested in Qualifying Employer Securities or Qualifying Employer Real Property.

(i)	Exceptions to Limitation. The limitation in this subsection (2) shall not apply if any one of the conditions in subsections (A), (B) or (C) applies.

(A)	Investment of Salary Deferrals or Roth Deferrals in Qualifying Employer Securities or Qualifying Real Property is solely at the discretion of the Participant.

(B)	As of the last day of the preceding Plan Year, the fair market value of assets of all profit sharing plans and 401(k) plans of the Employer was not more than 10% of the fair market value of all assets under plans maintained by the Employer.

(C)	The portion of a Participant’s Salary Deferrals or Roth Deferrals required to be invested in Qualifying Employer Securities and Qualifying Employer Real Property for the Plan Year does not exceed 1% of such Participant’s Plan Compensation.

(ii)	No application to other contributions. The limitation in this subsection (2) has no application to Matching Contributions or Employer Contributions. Instead, the rules under subsection (1) above apply for such contributions.

(3)	Money purchase plan. In the case of a money purchase plan, no more than 10% of the fair market value of Plan assets may be invested in Qualifying Employer Securities and Qualifying Employer Real Property.

10.07	Participant-directed investments. If the Plan (by election in AA §C-1 or under separate investment procedures) permits Participant direction of investments, each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all or a portion of the amounts allocated to the separate Accounts of the Participant under the Plan. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of Plan assets, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator’s approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. Except as otherwise provided in this Plan, neither the Trustee, the Employer, nor any other fiduciary of the Plan will be liable to the Participant or Beneficiary for any loss resulting from action taken at the direction of the Participant.

(a)	Limits on participant investment direction. The Employer may elect under AA §C-1 or under separate investment procedures to limit Participant direction of investment to specific types of contributions. If Participant investment direction is limited to specific investment options, it shall be the sole and exclusive responsibility of the Employer or Plan Administrator to select the investment options, and the Trustee shall not be responsible for selecting or monitoring such investment options, unless the Trustee has otherwise agreed in writing. In no case may Participants direct that investments be made in collectibles, other than U.S. Government or State issued gold and silver coins. (See Section 10.03(d)(2) for rules regarding allocation of net income or loss to a Directed Account.)

(b)	Failure to direct investment. If Participant direction of investments is permitted, the Plan Administrator will designate how accounts will be invested in the absence of proper affirmative direction from the Participant. The Plan or Plan Administrator may designate a default fund under the Plan in which the Trustee shall deposit contributions to the Trust on behalf of Participants who have been identified by the Plan Administrator as having not specified investment choices under the Plan. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Plan Administrator of that fact, and the Trustee may, in its discretion, hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions.

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(c)	Trustee to follow Participant direction. To the extent the Plan allows Participant direction of investment, the Trustee is authorized to follow the Participant’s written direction (or other form of direction deemed acceptable by the Trustee). A Directed Account will be established for the portion of the Participant’s Account that is subject to Participant direction of investment. The Trustee may decline to follow a Participant’s investment direction to the extent such direction would:

(1)	result in a prohibited transaction;

(2)	cause the assets of the Plan to be maintained outside the jurisdiction of the U.S. courts;

(3)	jeopardize the Plan’s tax qualification;

(4)	be contrary to the Plan’s governing documents;

(5)	cause the assets to be invested in collectibles within the meaning of Code §408(m);

(6)	generate unrelated business taxable income; or

(7)	result (or could result) in a loss exceeding the value of the Participant’s Account.

The Trustee will not be responsible for any loss or expense resulting from a failure to follow a Participant’s direction in accordance with the requirements of this paragraph.

Participant directions will be processed as soon as administratively practicable following receipt of such directions by the Trustee. The Trustee, Plan Administrator, or Employer will not be liable for a delay in the processing of a Participant direction that is caused by a legitimate business reason (including, but not limited to, a failure of computer systems or programs, failure in the means of data transmission, the failure to timely receive values or prices, or other unforeseen problems outside of the control of the Trustee, Plan Administrator, or Employer).

(d)	ERISA §404(c) protection. If the Plan (by Employer election under AA §C-1(b)(2) or pursuant to the Plan’s investment procedures) is intended to comply with ERISA §404(c), the Participant investment direction program adopted by the Plan Administrator should comply with applicable Department of Labor regulations. Compliance with ERISA §404(c) is not required for plan qualification purposes. The following information is provided solely as guidance to assist the Plan Administrator in meeting the requirements of ERISA §404(c). Failure to meet any of the following safe harbor requirements does not impose any liability on the Plan Administrator (or any other fiduciary under the Plan) for investment decisions made by Participants, nor does it mean that the Plan does not comply with ERISA §404(c). Nothing in this Plan shall impose any greater duties upon the Trustee with respect to the implementation of ERISA §404(c) than those duties expressly provided for in procedures adopted by the Employer and agreed to by the Trustee.

(1)	Disclosure requirements. The Plan Administrator (or other Plan fiduciary who has agreed to perform this activity) shall provide, or shall cause a person designated to act on his behalf to provide, the following information to Participants:

(i)	Mandatory disclosures. To satisfy the requirements of ERISA §404(c), the Participants must receive certain mandatory disclosures, including:

(A)	an explanation that the Plan is intended to be an ERISA §404(c) plan;

(B)	a description of the investment options under the Plan;

(C)	the identity of any designated Investment Managers that may be selected by the Participant;

(D)	any restrictions on investment selection or transfers among investment vehicles;

(E)	an explanation of the fees and expenses that may be charged in connection with the investment transactions;

(F)	the materials relating to voting rights or other rights incidental to the holding of an investment;

(G)	the most recent prospectus for an investment option which is subject to the Securities Act of 1933.

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(ii)	Disclosures upon request. In addition, a Participant must be able to receive upon request:

(A)	the current value of the Participant’s interest in an investment option;

(B)	the value and investment performance of investment alternatives available under the Plan;

(C)	the annual operating expenses of a designated investment alternative; and

(D)	copies of any prospectuses, or other material, relating to available investment options.

(2)	Diversified investment options. The Plan must provide at least three diversified investment options that offer a broad range of investment opportunity. Each of the investment opportunities must have materially different risk and return characteristics. The procedure may allow investment under a segregated brokerage account.

(3)	Frequency of investment instructions. Participants must have the opportunity to give investment instructions as frequently as is appropriate to the volatility of the investment. For each investment option, the frequency can be no less than quarterly.

10.08	Investment in Life Insurance. A group or individual life insurance policy purchased by the Plan may be issued on the life of a Participant, a Participant’s spouse, a Participant’s child or children, a family member of the Participant, or any other individual with an insurable interest. If this Plan is a money purchase plan, a life insurance policy may only be issued on the life of the Participant. A life insurance policy includes any type of policy, including a second-to-die policy, provided that the holding of a particular type of policy is not prohibited under rules applicable to qualified plans.

Any premiums on life insurance held for the benefit of a Participant will be charged against such Participant’s vested Account Balance. Unless directed otherwise, the Plan Administrator will reduce each of the Participant’s Accounts under the Plan equally to pay premiums on life insurance held for such Participant’s benefit. Any premiums paid for life insurance policies must satisfy the incidental life insurance rules under subsection (a).

(a)	Incidental Life Insurance Rules. Any life insurance purchased under the Plan must meet the following requirements:

(1)	Ordinary life insurance policies. The aggregate premiums paid for ordinary life insurance policies (i.e., policies with both nondecreasing death benefits and nonincreasing premiums) for the benefit of a Participant shall not at any time exceed 49% of the aggregate amount of Employer Contributions (including Salary Deferrals) and forfeitures that have been allocated to the Account of such Participant.

(2)	Life insurance policies other than ordinary life. The aggregate premiums paid for term, universal or other life insurance policies (other than ordinary life insurance policies) for the benefit of a Participant shall not at any time exceed 25% of the aggregate amount of Employer Contributions (including Salary Deferrals) and forfeitures that have been allocated to the Account of such Participant.

(3)	Combination of ordinary and other life insurance policies. The sum of one-half ( 1⁄2) of the aggregate premiums paid for ordinary life insurance policies plus all the aggregate premiums paid for any other life insurance policies for the benefit of a Participant shall not at any time exceed 25% of the aggregate amount of Employer Contributions (including Salary Deferrals) and forfeitures which have been allocated to the Account of such Participant.

(4)	Exception for certain Profit Sharing and 401(k) Plans. If the Plan is a Profit Sharing Plan or a Profit Sharing/401(k) Plan, the limitations in this Section do not apply to the extent life insurance premiums are paid only with Employer Contributions and forfeitures that have been accumulated in the Participant’s Account for at least two years or are paid with respect to a Participant who has been a Participant for at least five years. For purposes of applying this special limitation, Employer Contributions do not include any Salary Deferrals, QMACs, QNECs or Safe-Harbor Contributions under a 401(k) plan.

(5)	Exception for After-Tax Contributions and Rollover Contributions. The Plan Administrator also may invest, with the Participant’s consent, any portion of the Participant’s After-Tax Contribution Account or Rollover Contribution Account in a group or individual life insurance policy for the benefit of such Participant, without regard to the incidental life insurance rules under this Section.

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(b)	Ownership of Life Insurance Policies. The Trustee is the owner of any life insurance policies purchased under the Plan. Any life insurance policy purchased under the Plan must designate the Trustee as owner and beneficiary under the policy. The Trustee will pay all proceeds of any life insurance policies to the Beneficiary of the Participant for whom such policy is held in accordance with the distribution provisions under Section 8 and the Joint and Survivor Annuity requirements under Section 9. In no event shall the Trustee retain any part of the proceeds from any life insurance policies for the benefit of the Plan.

(c)	Evidence of Insurability. Prior to purchasing a life insurance policy, the Plan Administrator may require the individual whose life is being insured to provide evidence of insurability, such as a physical examination, as may be required by the Insurer.

(d)	Distribution of Insurance Policies. Life insurance policies under the Plan, which are held on behalf of a Participant, must be distributed to the Participant or converted to cash upon the later of the Participant’s Annuity Starting Date (as defined in Section 1.11) or termination of employment. Any life insurance policies that are held on behalf of a terminated Participant must continue to satisfy the incidental life insurance rules under subsection (a). If a life insurance policy is purchased on behalf of an individual other than the Participant, and such individual dies, the Participant may withdraw any or all life insurance proceeds from the Plan, to the extent such proceeds exceed the cash value of the life insurance policy determined immediately before the death of the insured individual.

(e)	Discontinuance of Insurance Policies. Investments in life insurance may be discontinued at any time, either at the direction of the Trustee or other fiduciary responsible for making investment decisions. If the Plan provides for Participant direction of investments, life insurance as an investment option may be eliminated at any time by the Plan Administrator. Where life insurance investment options are being discontinued, the Plan Administrator, in its sole discretion, may offer the sale of the insurance policies to the Participant, or to another person, provided that the prohibited transaction exemption requirements prescribed by the Department of Labor are satisfied.

(f)	Protection of Insurer. An Insurer (as defined in Section 1.68) that issues a life insurance policy under the terms of this Section 10.08, shall not be responsible for the validity of this Plan and shall be protected and held harmless for any actions taken or not taken by the Trustee or any actions taken in accordance with written directions from the Trustee or the Employer (or any duly authorized representatives of the Trustee or Employer). An Insurer shall have no obligation to determine the propriety of any premium payments or to guarantee the proper application of any payments made by the insurance company to the Trustee.

The	Insurer is not and shall not be considered a party to this Plan and is not a fiduciary with respect to the Plan solely as a result of the issuance of life insurance policies under this Section 10.08.

(g)	No Responsibility for Act of Insurer. Neither the Employer, the Plan Administrator nor the Trustee shall be responsible for the validity of the provisions under a life insurance policy issued under this Section 10.08 or for the failure or refusal by the Insurer to provide benefits under such policy. The Employer, the Plan Administrator and the Trustee are also not responsible for any action or failure to act by the Insurer or any other person which results in the delay of a payment under the life insurance policy or which renders the policy invalid or unenforceable in whole or in part.

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Prototype Defined Contribution Plan Section 11 – Plan Administration and Special Operating Rules

SECTION 11

PLAN ADMINISTRATION AND OPERATION

11.01	Plan Administrator. The Employer is the Plan Administrator, unless the Employer designates in writing an alternative Plan Administrator. The Plan Administrator has the responsibilities described in this Section 11.

11.02	Designation of Alternative Plan Administrator. The Employer may designate another person or persons as he Plan Administrator by name, by reference to the person or group of persons holding a particular position, by reference to a procedure under which the Plan Administrator is designated, or by reference to a person or group of persons charged with the specific responsibilities of Plan Administrator.

(a)	Acceptance of responsibility by designated Plan Administrator. If the Employer designates an alternative Plan Administrator, the designated Plan Administrator must accept its responsibilities in writing. The Employer and the designated Plan Administrator jointly will determine the time period for which the alternative Plan Administrator will serve.

(b)	Multiple alternative Plan Administrators. If the Employer designated more than one person as an alternative Plan Administrator, such Plan Administrators shall act by majority vote, unless the group delegates particular Plan Administrator duties to a specific person.

(c)	Resignation or removal of designated Plan Administrator. A designated Plan Administrator may resign by delivering a written notice of resignation to the Employer. The Employer may remove a designated Plan Administrator by delivering a written notice of removal. If a designated Plan Administrator resigns or is removed, and no new alternative Plan Administrator is designated, the Employer is the Plan Administrator.

(d)	Employer responsibilities. If the Employer designates an alternative Plan Administrator, the Employer will provide in a timely manner all appropriate information necessary for the Plan Administrator to perform its duties. This information includes, but is not limited to, Participant compensation data, Employee employment, service and termination information, and other information the Plan Administrator may require. The Plan Administrator may rely on the accuracy of any information and data provided by the Employer.

(e)	Indemnification of Plan Administrator. The Employer will indemnify, defend and hold harmless the Plan Administrator (including the individual members of any administrative committee appointed by the Employer to handle administrative functions of the Plan or any Employees who have administrative responsibility for the Plan) with respect to any liability, loss, damage or expense resulting from any act or omission (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan, including attorney, accountant and advisory fees and all other expenses reasonably incurred in their defense. The indemnification provisions of this Section do not relieve any person from any liability under ERISA for breach of a fiduciary duty. Furthermore, the Employer may execute a written agreement further delineating the indemnification agreement of this Section, provided the agreement is consistent with and does not violate ERISA.

11.03	Named Fiduciary. The Plan Administrator is the Named Fiduciary for the Plan, unless the Plan Administrator specifically names another person or persons as Named Fiduciary and the designated person accepts its responsibilities as Named Fiduciary in writing. The Plan must always have at least one Named Fiduciary.

11.04	Duties, Powers and Responsibilities of the Plan Administrator. The Plan Administrator will administer the Plan for the exclusive benefit of the Plan Participants and Beneficiaries, and in accordance with the terms of the Plan. If the terms of the Plan are unclear, the Plan Administrator may interpret the Plan, provided such interpretation is consistent with the rules of ERISA and Code §401 and is performed in a uniform and nondiscriminatory manner. This right to interpret the Plan is an express grant of discretionary authority to resolve ambiguities in the Plan document and to make discretionary decisions regarding the interpretation of the Plan’s terms, including who is eligible to participate under the Plan, and the benefit rights of a Participant or Beneficiary. Unless an interpretation or decision is determined to be arbitrary and capricious, the Plan Administrator will not be held liable for any interpretation of the Plan terms or decision regarding the application of a Plan provision.

(a)	Delegation of duties, powers and responsibilities. The Plan Administrator may delegate its duties, powers or responsibilities to one or more persons. Such delegation must be in writing and accepted by the person or persons receiving the delegation. The Employer must agree to such delegation by an alternative Plan Administrator.

(b)	Specific Plan Administrator responsibilities. The Plan Administrator has the general responsibility to control and manage the operation of the Plan. This responsibility includes, but is not limited to, the following:

(1)	To interpret and enforce the provisions of the Plan, including those related to Plan eligibility, vesting and benefits;

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(2)	To communicate with the Trustee and other responsible persons with respect to the crediting of Plan contributions, the disbursement of Plan distributions and other relevant matters;

(3)	To develop separate procedures (if necessary) consistent with the terms of the Plan to assist in the administration of the Plan, including the adoption of a separate or modified loan policy (see Section 13), procedures for direction of investment by Participants (see Section 10.07), procedures for determining whether domestic relations orders are QDROs (see Section 11.06), and procedures for the determination of investment earnings to be allocated to Participants’ Accounts (see Section 10.03(d));

(4)	To maintain all records necessary for tax and other administration purposes;

(5)	To furnish and to file all appropriate notices, reports and other information to Participants, Beneficiaries, the Employer, the Trustee and government agencies (as necessary);

(6)	To provide information relating to Plan Participants and Beneficiaries;

(7)	To retain the services of other persons, including Investment Managers, attorneys, consultants, advisers and others, to assist in the administration of the Plan;

(8)	To review and decide on claims for benefits under the Plan;

(9)	To correct any defect or error in the operation of the Plan;

(10)	To establish a “funding policy and method” for the Plan for purposes of ensuring the Plan is satisfying its financial objectives and is able to meet its liquidity needs; and

(11)	To suspend contributions, including Salary Deferrals and/or After-Tax Contributions, on behalf of any or all Highly Compensated Employees, if the Plan Administrator reasonably believes that such contributions will cause the Plan to discriminate in favor of Highly Compensated Employees. See Sections 6.01(c) and 6.02(c).

11.05	Plan Administration Expenses.

(a)	Reasonable Plan administration expenses. All reasonable expenses related to plan administration will be paid from Plan assets, except to the extent the expenses are paid (or reimbursed) by the Employer. For this purpose, Plan expenses include, but are not limited to, all reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Trust (including such reasonable compensation to the Trustee as may be agreed upon from time to time between the Employer or Plan Administrator and the Trustee and any fees for legal services rendered to the Trustee). If liquid assets of the Trust are insufficient to cover the fees of the Trustee or the Plan Administrator, then Trust assets shall be liquidated to the extent necessary for such fees. In the event any part of the Trust becomes subject to tax, all taxes incurred will be paid from the Trust.

(b)	Plan expense allocation. The Plan Administrator will allocate plan expenses among the accounts of Plan Participants. The Plan Administrator has authority to allocate these expenses either proportionally based on the value of the Account Balances or pro rata based on the number of Participants in the Plan. The Plan Administrator will determine the proper method for allocating expenses in accordance with such reasonable nondiscriminatory rules as the Plan Administrator deems appropriate under the circumstances. Unless the Plan Administrator decides otherwise, the following expenses will be allocated to the Participant’s Account relative to which the expense is incurred: distribution expenses, including those relating to lump sums, installments, QDROs, hardship, in-service and required minimum distributions; loan expenses; participant direction expenses, including brokerage fees; and benefit calculations.

(c)	Expenses related to administration of former Employee or surviving spouse. If the Plan is making distributions to a former Employee or surviving spouse, the Plan may charge reasonable Plan administrative expenses to the Account of that former Employee or surviving spouse, but only if the administrative expenses are on a pro rata basis, Under the pro rata basis, the expenses are based on the amount in each account of a former Employee or surviving spouse receiving benefits from the Plan. The Plan Administrator may use another reasonable basis for charging the expenses, provided it complies with the requirements of Title I of ERISA) In any event, the allocation of plan expenses must meet the nondiscrimination rules of § 401(a)(4).)

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11.06	Qualified Domestic Relations Orders (QDROs).

(a)	In general. The Plan Administrator must develop written procedures for determining whether a domestic relations order is a QDRO and for administering distributions under a QDRO. For this purpose, the Plan Administrator may use the default QDRO procedures set forth in subsection (h) below or may develop separate QDRO procedures.

(b)	Definitions related to Qualified Domestic Relations Orders (QDROs).

(1)	QDRO. A QDRO is a domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to receive, or assigns to an Alternate Payee the right to receive, all or a portion of the benefits payable with respect to a Participant under the Plan. (See Code §414(p).) The QDRO must contain certain information and meet other requirements described in this Section 11.06.

(2)	Domestic relations order. A domestic relations order is a judgment, decree, or order (including the approval of a property settlement) that is made pursuant to state domestic relations law (including community property law).

(3)	Alternate Payee. An Alternate Payee must be a spouse, former spouse, child, or other dependent of a Participant.

(c)	Recognition as a QDRO. To be a QDRO, an order must be a domestic relations order (as defined in subsection (b)(2) above) that relates to the provision of child support, alimony payments, or marital property rights for the benefit of an Alternate Payee. The Plan Administrator is not required to determine whether the court or agency issuing the domestic relations order had jurisdiction to issue an order, whether state law is correctly applied in the order, whether service was properly made on the parties, or whether an individual identified in an order as an Alternate Payee is a proper Alternate Payee under state law.

(d)	Contents of QDRO. A QDRO must contain the following information:

(1)	the name and last known mailing address of the Participant and each Alternate Payee;

(2)	the name of each plan to which the order applies;

(3)	the dollar amount or percentage (or the method of determining the amount or percentage) of the benefit to be paid to the Alternate Payee; and

(4)	the number of payments or time period to which the order applies.

(e)	Impermissible QDRO provisions.

(1)	The order must not require the Plan to provide an Alternate Payee or Participant with any type or form of benefit, or any option, not otherwise provided under the Plan;

(2)	The order must not require the Plan to provide for increased benefits (determined on the basis of actuarial value);

(3)	The order must not require the Plan to pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a QDRO; and

(4)	The order must not require the Plan to pay benefits to an Alternate Payee in the form of a Qualified Joint and Survivor Annuity for the lives of the Alternate Payee and his or her subsequent spouse.

(f)	Immediate distribution to Alternate Payee. Even if a Participant is not eligible to receive an immediate distribution from the Plan, an Alternate Payee may receive a QDRO benefit immediately in a lump sum, provided such distribution is consistent with the QDRO provisions.

(g)	Fee for QDRO determination. The Plan Administrator may condition the making of a QDRO determination on the payment of a fee by a Participant or an Alternate Payee (either directly or as a charge against the Participant’s Account).

(h)	Default QDRO procedure. If the Plan Administrator chooses this default QDRO procedure or if the Plan Administrator does not establish a separate QDRO procedure, this subsection (h) will apply as the procedure the Plan Administrator will use to determine whether a domestic relations order is a QDRO. This default QDRO procedure incorporates the requirements set forth below.

(1)	Access to information. The Plan Administrator will provide access to Plan and Participant benefit information sufficient for a prospective Alternate Payee to prepare a QDRO. Such information might include the summary plan description, other relevant plan documents, and a statement of the Participant’s benefit entitlements. The disclosure of this information is conditioned on the prospective Alternate Payee providing to the Plan Administrator information sufficient to reasonably establish that the disclosure request is being made in connection with a domestic relations order.

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(2)	Notifications to Participant and Alternate Payee. The Plan Administrator will promptly notify the affected Participant and each Alternate Payee named in the domestic relations order of the receipt of the order. The Plan Administrator will send the notification to the address included in the domestic relations order. Along with the notification, the Plan Administrator will provide a copy of the Plan’s procedures for determining whether a domestic relations order is a QDRO.

(3)	Alternate Payee representative. The prospective Alternate Payee may designate a representative to receive copies of notices and Plan information that are sent to the Alternate Payee with respect to the domestic relations order.

(4)	Evaluation of domestic relations order. Within a reasonable period of time, the Plan Administrator will evaluate the domestic relations order to determine whether it is a QDRO. A reasonable period will depend on the specific circumstances. The domestic relations order must contain the information described in subsection (d). If the order is only deficient in a minor respect, the Plan Administrator may supplement information in the order from information within the Plan Administrator’s control or through communication with the prospective Alternate Payee.

(i)	Separate accounting. Upon receipt of a domestic relations order, the Plan Administrator will separately account for and preserve the amounts that would be payable to an Alternate Payee until a determination is made with respect to the status of the order. During the period in which the status of the order is being determined, the Plan Administrator will take whatever steps are necessary to ensure that amounts that would be payable to the Alternate Payee, if the order were a QDRO, are not distributed to the Participant or any other person. The separate accounting requirement may be satisfied, at the Plan Administrator’s discretion, by a segregation of the assets that are subject to separate accounting.

(ii)	Separate accounting until the end of “18 month period”. The Plan Administrator will continue to separately account for amounts that are payable under the QDRO until the end of an “18-month period.” The “18-month period” will begin on the first date following the Plan’s receipt of the order upon which a payment would be required to be made to an Alternate Payee under the order. If, within the “18-month period,” the Plan Administrator determines that the order is a QDRO, the Plan Administrator must pay the Alternate Payee in accordance with the terms of the QDRO. If, however, the Plan Administrator determines within the “18-month period” that the order is not a QDRO, or, if the status of the order is not resolved by the end of the “18-month period,” the Plan Administrator may pay out the amounts otherwise payable under the order to the person or persons who would have been entitled to such amounts if there had been no order. If the order is later determined to be a QDRO, the order will apply only prospectively; that is, the Alternate Payee will be entitled only to amounts payable under the order after the subsequent determination.

(iii)	Preliminary review. The Plan Administrator will perform a preliminary review of the domestic relations order to determine if it is a QDRO. If this preliminary review indicates the order is deficient in some manner, the Plan Administrator will allow the parties to attempt to correct any deficiency before issuing a final decision on the domestic relations order. The ability to correct is limited to a reasonable period of time.

(iv)	Notification of determination. The Plan Administrator will notify in writing the Participant and each Alternate Payee of the Plan Administrator’s decision as to whether a domestic relations order is a QDRO. In the case of a determination that an order is not a QDRO, the written notice will contain the following information:

(A)	references to the Plan provisions on which the Plan Administrator based its decision;

(B)	an explanation of any time limits that apply to rights available to the parties under the Plan (such as the duration of any protective actions the Plan Administrator will take); and

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(C)	a description of any additional material, information, or modifications necessary for the order to be a QDRO and an explanation of why such material, information, or modifications are necessary.

(v)	Treatment of Alternate Payee. If an order is accepted as a QDRO, the Plan Administrator will act in accordance with the terms of the QDRO as if it were a part of the Plan. An Alternate Payee will be considered a Beneficiary under the Plan and be afforded the same rights as a Beneficiary. The Plan Administrator will provide any appropriate disclosure information relating to the Plan to the Alternate Payee.

11.07	Claims Procedure. The Plan Administrator shall establish a procedure for benefit claims consistent with the requirements of ERISA Reg. §2560.503-1. The Plan Administrator is authorized to conduct an examination of the relevant facts to determine the merits of a Participant’s or Beneficiary’s claim for Plan benefits. The claims procedure must incorporate the following guidelines:

(a)	Filing a claim. The claims procedure will set forth a reasonable means for a Participant or Beneficiary to file a claim for benefits under the Plan.

(b)	Plan Administrator’s decision. The Plan Administrator must provide a claimant with written notification of the Plan Administrator’s decision relating to a claim within a reasonable period of time (not more than 90 days unless special circumstances require an extension to process the claim) after the claim was filed. If the claim is denied, the notification must set forth the reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information necessary for the claimant to perfect the claim, and the steps the claimant must take to submit the claim for review.

(c)	Review procedure. The claims procedure will provide a claimant a reasonable opportunity to have a full and fair review of a denied claim. Such procedure shall allow a review upon a written application, for the claimant to review pertinent documents, and to allow the claimant to submit written comments to the Plan Administrator. The procedure may establish a limited period (not less than 60 days after the claimant receives written notification of the denial of the claim) for the claimant to request a review of the claim denial.

(d)	Decision on review. If a claimant requests a review, the Plan Administrator must respond promptly to the request. Unless special circumstances exist (such as the need for a hearing), the Plan Administrator must respond in writing within 60 days of the date the claimant submitted the review application. The response must explain the Plan Administrator’s decision on review.

11.08	Operational Rules for Short Plan Years. The following operational rules apply if the Plan has a Short Plan Year. A Short Plan Year is any Plan Year that is less than a 12-month period, either because of the amendment of the Plan Year, or because the Effective Date of a new Plan is less than 12 months prior to the end of the first Plan Year.

(a)	If the Plan is amended to create a Short Plan Year, and an Eligibility Computation Period or Vesting Computation Period is based on the Plan Year, the applicable computation period begins on the first day of the Short Plan Year, but such period ends on the day which is 12 months from the first day of such Short Plan Year. Thus, the computation period that begins on the first day of the Short Plan Year overlaps with the computation period that starts on the first day of the next Plan Year. This rule applies only to an Employee who has at least one Hour of Service during the Short Plan Year.

If a Plan has an initial Short Plan Year, the rule in the above paragraph applies only for purposes of determining an Employee’s Vesting Computation Period and only if the Employer elects under AA §8-4 to exclude service earned prior to the adoption of the Plan. For eligibility and vesting (where service prior to the adoption of the Plan is not ignored), if the Eligibility Computation Period or Vesting Computation Period is based on the Plan Year, the applicable computation period will be determined on the basis of the Plan’s normal Plan Year, without regard to the initial short Plan Year.

(b)	If Employer Contributions are allocated for a Short Plan Year, any allocation condition under AA §6-6 or AA §6B-7 (under the Profit Sharing/401(k) Plan Adoption Agreement) that requires a Participant to complete a specified number of Hours of Service to receive an allocation of such Employer Contributions will not be prorated as a result of such Short Plan Year unless otherwise specified in AA §6-6 or AA §6B-7, if applicable.

(c)	If the permitted disparity method is used to allocate any Employer Contributions made for a Short Plan Year, the Integration Level will be prorated to reflect the number of months (or partial months) included in the Short Plan Year.

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(d)	The Compensation Limit, as defined in Section 1.24, will be prorated to reflect the number of months (or partial months) included in the Short Plan Year unless the compensation used for such Short Plan Year is a period of 12 months. (See Section 6.04(j)(1) for special rules that apply for the first year of a Safe Harbor 401(k) Plan.)

In all other respects, the Plan shall be operated for the Short Plan Year in the same manner as for a 12-month Plan Year, unless the context requires otherwise. If the terms of the Plan are ambiguous with respect to the operation of the Plan for a Short Plan Year, the Plan Administrator has the authority to make a final determination on the proper interpretation of the Plan.

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SECTION 12

TRUST PROVISIONS

12.01	Establishment of Trust. In conjunction with the establishment of this Plan, the Employer and the Trustee agree to establish and maintain a domestic Trust in the United States consisting of such sums as shall from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon. The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Employer or any Participant is in accordance with the terms of the Plan, nor shall the Trustee be responsible for the collection of any contributions required under the Plan.

The Trust shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 15.02, no assets of the Plan shall inure to the benefit of the Employer.

12.02	Types of Trustees. The Trustee identified in the Trustee Declaration page under the Adoption Agreement shall act either as a Directed Trustee or as a Discretionary Trustee, as designated on the Trustee Declaration page.

(a)	Directed Trustee. A Directed Trustee is subject to the direction of the Plan Administrator, the Employer, a properly appointed Investment Manager, a Named Fiduciary, or Plan Participant. A Directed Trustee does not have any discretionary authority with respect to the investment of Plan assets. In addition, a Directed Trustee is not responsible for the propriety of any directed investment made pursuant to this Section and shall not be required to consult or advise the Employer regarding the investment quality of any directed investment held under the Plan.

(1)	Delegation of powers. The Directed Trustee shall be advised in writing regarding the retention of investment powers by the Employer or the appointment of an Investment Manager or other Named Fiduciary with power to direct the investment of Plan assets. Any such delegation of investment powers will remain in force until such delegation is revoked or amended in writing. The Employer is deemed to have retained investment powers under this subsection to the extent the Employer directs the investment of Participant Accounts for which affirmative investment direction has not been received.

(2)	Direction of Trustee. The Employer is a Named Fiduciary for investment purposes if the Employer directs investments pursuant to this subsection. Any investment direction shall be made in writing by the Employer, Investment Manager, or Named Fiduciary, as applicable. A Directed Trustee must act solely in accordance with the direction of the Plan Administrator, the Employer, any employees or agents of the Employer, a properly appointed Investment Manager or other fiduciary of the Plan, a Named Fiduciary, or Plan Participants. (See Section 10.07 for a discussion of the Trustee’s responsibilities with regard to Participant directed investments.)

(3)	Restriction on Trustee. The Employer may direct the Directed Trustee to invest in any media in which the Trustee may invest, as described in Section 12.03(b). However, the Employer may not borrow from the Trust or pledge any of the assets of the Trust as security for a loan to itself; buy property or assets from or sell property or assets to the Trust; charge any fee for services rendered to the Trust; or receive any services from the Trust on a preferential basis.

(b)	Discretionary Trustee. A Discretionary Trustee has exclusive authority and discretion with respect to the investment, management or control of Plan assets. Notwithstanding a Trustee’s designation as a Discretionary Trustee, a Trustee’s discretion is limited, and the Trustee shall be considered a Directed Trustee, to the extent the Trustee is subject to the direction of the Plan Administrator, the Employer, a properly appointed Investment Manager, or a Named Fiduciary under an agreement between the Plan Administrator and the Trustee. A Trustee also is considered a Directed Trustee to the extent the Trustee is subject to investment direction of Plan Participants. (See Section 10.07 for a discussion of the Trustee’s responsibilities with regard to Participant-directed investments.)

12.03	Responsibilities of the Trustee. In addition to the powers, rights and responsibilities enumerated under this Section, the Trustee has all powers necessary to carry out its duties in a prudent manner. The Trustee’s powers, rights and responsibilities may be modified, supplemented or limited by a separate trust agreement, investment policy, funding agreement, or other binding document entered into between the Trustee and the Plan Administrator or Employer. Such binding document must designate the Trustee’s responsibilities with respect to the Plan. A separate trust agreement, investment policy, funding agreement, or other binding document must be consistent with the terms of this Plan and must comply with all qualification requirements under the Code and regulations. To the extent the exercise of any power, right or responsibility is subject to discretion, such exercise by a Directed Trustee must be made at the direction of the Plan Administrator, the Employer, an Investment Manager, a Named Fiduciary, or Plan Participant.

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(a)	Responsibilities regarding administration of Trust.

(1)	The Trustee, the Employer and the Plan Administrator shall each discharge their assigned duties and responsibilities under this Agreement and the Plan solely in the interest of Participants and their Beneficiaries in the following manner:

(i)	for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(ii)	with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(iii)	by diversifying the available investments under the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(iv)	in accordance with the provisions of the Plan insofar as they are consistent with the provisions of ERISA.

(2)	The Trustee will receive all contributions, earnings and other amounts made to and under the terms of the Plan. The Trustee is not obligated in any manner to ensure that such amounts are correct in amount or that such amounts comply with the terms of the Plan, the Code or ERISA. In addition, the Trustee is under no obligation to compel the Employer to make contributions to the Trust. The Trustee is not liable for the manner in which such amounts are deposited or the allocation between Participant’s Accounts, to the extent the Trustee follows the written direction of the Plan Administrator or Employer.

(3)	The Trustee will make distributions from the Trust in accordance with the written directions of the Plan Administrator or other authorized representative. To the extent the Trustee follows such written direction, the Trustee is not obligated in any manner to ensure a distribution complies with the terms of the Plan, that a Participant or Beneficiary is entitled to such a distribution, or that the amount distributed is proper under the terms of the Plan. If there is a dispute as to a payment from the Trust, the Trustee may decline to make payment of such amounts until the proper payment of such amounts is determined by a court of competent jurisdiction, or the Trustee has been indemnified to its satisfaction.

(4)	The Trustee may employ agents, attorneys, accountants and other third parties to provide counsel on behalf of the Plan, where the Trustee deems advisable. The Trustee may reimburse such persons from the Trust for reasonable expenses and compensation incurred as a result of such employment. The Trustee shall not be liable for the actions of such persons, provided the Trustee acted prudently in the employment and retention of such persons. In addition, the Trustee will not be liable for any actions taken as a result of good faith reliance on the advice of such persons.

(5)	The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Trustee or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

(6)	Except as provided in Section 15.02, at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

(b)	Responsibilities regarding investment of Plan assets.

(1)	The Trustee shall be responsible for holding the assets of the Trust in accordance with the provisions of this Plan.

(2)	The Trustee may invest and reinvest, manage and control the Plan assets in a manner that is consistent with the Plan’s funding policy and investment objectives of the Plan. The Trustee may invest in any investment, as authorized under this subsection (b), which the Trustee deems advisable and prudent, subject to the proper written direction of the Plan Administrator, the Employer, a properly appointed Investment Manager, a Named Fiduciary or a Plan Participant. The Trustee is not liable for the investment of Plan assets to the extent the Trustee is following the proper direction of the Plan Administrator, the Employer, a Participant, an Investment Manager, or other person or persons duly appointed by the Employer to provide investment direction. In addition, the Trustee does not guarantee the Trust in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Trust to meet and discharge any or all liabilities of the Plan.

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(3)	The Trustee may hold any securities or other property in the name of the Trustee or in the name of the Trustee’s nominee, and may hold any investments in bearer form, provided the books and records of the Trustee at all times show such investment to be part of the Trust. If securities are held on behalf of the Plan in the name of the Trustee’s nominee, such securities must be held by:

(i)	A bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company;

(ii)	A broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or

(iii)	A “clearing agency” as defined in section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee.

(4)	The Trustee may retain such portion of the Plan assets in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon.

(5)	The Trustee may collect and receive any and all moneys and other property due the Plan and to settle, compromise, or submit to arbitration any claims, debts, or damages with respect to the Plan, and to commence or defend on behalf of the Plan any lawsuit, or other legal or administrative proceedings.

(6)	The Trustee may pay expenses out of Plan assets as necessary to administer the Trust and as authorized under the Plan.

(7)	The Trustee may borrow or raise money on behalf of the Plan in such amount, and upon such terms and conditions, as the Trustee deems advisable. The Trustee may issue a promissory note as Trustee to secure the repayment of such amounts and may pledge all, or any part, of the Trust as security.

(8)	The Trustee is authorized to execute, acknowledge and deliver all documents of transfer and conveyance, receipts, releases, and any other instruments that the Trustee deems necessary or appropriate to carry out its powers, rights and duties hereunder.

(9)	The Trustee, upon the written direction of the Plan Administrator, is authorized to enter into a transfer agreement with the Trustee of another qualified retirement plan and to accept a transfer of assets from such retirement plan on behalf of any Employee of the Employer. The Trustee is also authorized, upon the written direction of the Plan Administrator, to transfer some or all of a Participant’s vested Account Balance to another qualified retirement plan on behalf of such Participant. A transfer agreement entered into by the Trustee does not affect the Plan’s status as a Prototype Plan.

(10)	If the Employer maintains more than one Plan, the assets of such Plans may be commingled for investment purposes. The Trustee must separately account for the assets of each Plan. A commingling of assets does not cause the Trusts maintained with respect to the Employer’s Plans to be treated as a single Trust, except as provided in a separate document authorized in the first paragraph of this Section 12.03.

(11)	If the Trustee is a bank or similar financial institution, the Trustee is authorized to invest in any type of deposit of the Trustee (including its own money market fund) at a reasonable rate of interest.

(12)	The Trustee is authorized to invest Plan assets in a common/collective trust fund, or in a group trust fund that satisfies the requirements of IRS Revenue Ruling 81-100. All of the terms and provisions of any such common/collective trust fund or group trust into which Plan assets are invested are incorporated by reference into the provisions of the Trust for this Plan.

(13)	The Trustee must be bonded as required by applicable law. The bonding requirements shall not apply to a bank, insurance company, or similar financial institution that satisfies the requirements of §412(a)(2) of ERISA.

12.04

Voting and Other Rights Related to Employer Stock. Each Participant or Beneficiary of a deceased Participant (referred to herein collectively as Participant) shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to shares (and fractional shares) of Employer Stock which have been allocated to the Participant’s separate account including, but not limited to, the right to sell or retain shares in a public or private tender offer. All shares (and fractional shares) of Employer Stock for which the Trustee has not received timely

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Participant directions shall be voted or exercised by the Trustee in the same proportion as the shares (and fractional shares) of Employer Stock for which the Trustee received timely Participant directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. All reasonable efforts shall be made to inform each Participant that shares of Employer Stock for which the Trustee does not receive Participant direction shall be voted pro rata in proportion to the shares for which the Trustee has received Participant direction.

Notwithstanding anything to the contrary, in the event of a tender offer for Employer Stock, the Trustee shall interpret a Participant’s silence as a direction not to tender the shares of Employer Stock allocated to the Participant’s separate account and, therefore, the Trustee shall not tender any shares (or fractional shares) of Employer Stock for which it does not receive timely directions to tender such shares (or fractional shares) from Participants, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. Furthermore, tender offer materials provided to Participants shall specifically inform Participants that the Trustee shall interpret a Participant’s silence as a direction not to tender the Participant’s shares of Employer Stock.

Information relating to the purchase, holding and sale of securities and the exercise of voting, tender and other similar rights with respect to Employer Stock by Participants and Beneficiaries shall be maintained in accordance with procedures that are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or State laws not preempted by ERISA. The Trustee shall be the fiduciary who is responsible for ensuring that such procedures are sufficient to safeguard the confidentiality of the information described above, and that such procedures are followed.

12.05	Responsibilities of the Employer. The Employer will provide to the Trustee written notification of the appointment of any person or persons as Plan Administrator, Investment Manager, or other Plan fiduciary, and the names, titles and authorities of any individuals who are authorized to act on behalf of such persons. The Trustee shall be entitled to rely upon such information until it receives written notice of a change in such appointments or authorizations.

The Employer may authorize the Trustee to enter into a merger agreement with the Trustee of another plan to effect such merger or consolidation. A merger agreement entered into by the Trustee is not part of this Plan and does not affect the assets transferred to this Plan from another plan.

12.06	Effect of Plan Amendment. Any amendment that affects the rights, duties or responsibilities of the Trustee or Plan Administrator may only be made with the Trustee’s or Plan Administrator’s written consent. Any amendment to the Plan must be in writing and a copy of the resolution (or similar instrument) setting forth such amendment (with the applicable effective date of such amendment) must be delivered to the Trustee.

12.07	More than One Trustee. If the Plan has more than one person acting as Trustee, the Trustees may allocate the Trustee responsibilities by mutual agreement and Trustee decisions will be made by a majority vote (unless otherwise agreed to by the Trustees) or as otherwise provided in a separate trust agreement or other binding document.

12.08	Annual Valuation. The Plan assets will be valued at least on an annual basis. The Employer may designate more frequent Valuation Dates under AA §11-1. Notwithstanding any election under AA §11-1, the Trustee and Plan Administrator may agree to value the Trust on a more frequent basis, and/or to perform an interim valuation of the Trust.

12.09	Reporting to Plan Administrator and Employer. Within 120 days after the end of each Plan Year or within 120 days after its removal or resignation, the Trustee shall file with the Plan Administrator a written account of the administration of the Trust showing all transactions effected by the Trustee from the last preceding accounting to the end of such Plan Year or date of removal or resignation. The accounting will include a statement of cash receipts, disbursements and other transactions effected by the Trustee since the date of its last accounting, and such further information as the Trustee and/or Employer deems appropriate. Upon approval of such accounting by the Plan Administrator, neither the Employer nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator. The Trustee shall have sixty (60) days following its receipt of a written disapproval from the Employer to provide the Employer with a written explanation of the terms in question. If the Employer again disapproves of the accounting, the Trustee may file its accounting with a court of competent jurisdiction for audit and adjudication.

12.10	Reasonable Compensation. The Trustee shall be paid reasonable compensation in an amount agreed upon by the Plan Administrator and Trustee. The Trustee also will be reimbursed for any reasonable expenses or fees incurred in its function as Trustee. An individual Trustee who is already receiving full-time pay as an Employee of the Employer may not receive any additional compensation for services as Trustee. The Plan will pay the reasonable compensation and expenses incurred by the Trustee, unless the Employer pays such compensation and expenses. Any compensation or expense paid directly by the Employer to the Trustee is not an Employer Contribution to the Plan.

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12.11	Resignation and Removal of Trustee. The Trustee may resign at any time by delivering to the Employer a written notice of resignation at least thirty (30) days prior to the effective date of such resignation, unless the Employer consents in writing to a shorter notice period. The Employer and Trustee may agree to a longer notification period prior to the resignation of the Trustee The Employer may remove the Trustee at any time, with or without cause, by delivering written notice to the Trustee at least 30 days prior to the effective date of such removal. The Employer may remove the Trustee upon a shorter written notice period if the Employer reasonably determines such shorter period is necessary to protect Plan assets. Upon the resignation, removal, death or incapacity of a Trustee, the Employer may appoint a successor Trustee which, upon accepting such appointment, will have all the powers, rights and duties conferred upon the preceding Trustee. In the event there is a period of time following the effective date of a Trustee’s removal or resignation before a successor Trustee is appointed, the Employer is deemed to be the Trustee. During such period, the Trust continues to be in existence and legally enforceable, and the assets of the Plan shall continue to be protected by the provisions of the Trust.

12.12	Indemnification of Trustee. Except to the extent that it is judicially determined that the Trustee has acted with gross negligence or willful misconduct, the Employer shall indemnify the Trustee (whether or not the Trustee has resigned or been removed) against any liabilities, losses, damages, and expenses, including attorney, accountant, and other advisory fees, incurred as a result of:

(a)	any action of the Trustee taken in good faith in accordance with any information, instruction, direction, or opinion given to the Trustee by the Employer, the Plan Administrator, Investment Manager, Named Fiduciary or legal counsel of the Employer, or any person or entity appointed by any of them and authorized to give any information, instruction, direction, or opinion to the Trustee;

(b)	the failure of the Employer, the Plan Administrator, Investment Manager, Named Fiduciary or any person or entity appointed by any of them to make timely disclosure to the Trustee of information which any of them or any appointee knows or should know if it acted in a reasonably prudent manner; or

(c)	any breach of fiduciary duty by the Employer, the Plan Administrator, Investment Manager, Named Fiduciary or any person or entity appointed by any of them, other than such a breach which is caused by any failure of the Trustee to perform its duties under this Trust.

12.13	Liability of Trustee. The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this Plan document and Trust or as subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee shall rest solely with the Plan Administrator and the Employer.

The Employer agrees that the Trustee shall have no liability with regard to the investment or management of illiquid Plan assets transferred from a prior Trustee, and shall have no responsibility for investments made before the transfer of Plan assets to it, or for the viability or prudence of any investment made by a prior Trustee, including those represented by assets now transferred to the custody of the Trustee, or for any dealings whatsoever with respect to Plan assets before the transfer of such assets to the Trustee. The Employer shall indemnify and hold the Trustee harmless for any and all claims, actions or causes of action for loss or damage, or any liability whatsoever relating to the assets of the Plan transferred to the Trustee by any prior Trustee of the Plan, including any liability arising out of or related to any act or event, including prohibited transactions, occurring prior to the date the Trustee accepts such assets, including all claims, actions, causes of action, loss, damage, or any liability whatsoever arising out of or related to that act or event, although that claim, action, cause of action, loss, damage, or liability may not be asserted, may not have accrued, or may not have been made known until after the date the Trustee accepts the Plan assets. Such indemnification shall extend to all applicable periods, including periods for which the Plan is retroactively restated to comply with any tax law or regulation.

12.14	Appointment of Custodian. The Plan Administrator may appoint a Custodian to hold all or any portion of the Plan assets. A Custodian has the powers, rights and responsibilities similar to those of a Directed Trustee. The Custodian will be protected from any liability with respect to actions taken pursuant to the direction of the Trustee, Plan Administrator, the Employer, an Investment Manager, a Named Fiduciary or other third party with authority to provide direction to the Custodian. The Custodian may designate its acceptance of the responsibilities and obligations described under this Plan document by executing the Trustee Declaration Page. The Employer also may enter into a separate agreement with the Custodian. Such separate agreement must be consistent with the responsibilities and obligations set forth in this Plan document. If there is no Custodian that will be executing the Trustee Declaration, the provisions of the Trustee Declaration addressing the Custodian (i.e., the Custodian signature provisions) may be removed from the Trustee Declaration Page.

12.15

Modification of Trust Provisions. The Employer may amend the administrative trust or custodial provisions under this Plan (such as provisions relating to investments and the duties of trustees), provided the amended provisions are not in conflict with any other provision of the Plan and do not cause the plan to fail to qualify under Code §401(a). The Employer may document any amendment modifying the trust or custodial provisions under this Plan or other overriding language in an Addendum to the Adoption Agreement. If the Employer adopts the Standardized Adoption Agreement, the Employer may amend the trust or

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custodial provisions provided such amendment merely involves the specification of the names of the Plan, Employer, Trustee or Custodian, Plan Administrator and other fiduciaries, the Trust year, or the name of any pooled Trust in which the Plan will participate.

12.16	Custodial Accounts, Annuity Contracts and Insurance Contracts. As provided under Code §401(f), a custodial account, an annuity contract or a contract issued by an Insurer is treated as a qualified trust under the Plan if (i) the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code §401(a) and (ii) in the case of a custodial account the assets therof are held by a bank (as defined in Code §408(n)) or another person who demonstrates to the IRS that the manner in which the assets are held are consistent with the requirements of Code §401(a).

No insurance contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer and the Insurer provides that: (1) no value under contracts providing benefits under the Plan or credits determined by the Insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

If this Plan is funded by individual contracts that provide a Participant’s benefit under the plan, such individual contracts shall constitute the Participant’s Account Balance. If this Plan is funded by group contracts, under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants’ accounts under the Plan.

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Section 13 – Participant Loans

SECTION 13

PARTICIPANT LOANS

13.01	Availability of Participant Loans. The Employer may elect under Appendix B of the Adoption Agreement to permit Participants to take loans from their vested Account Balance under the Plan. If the Employer elects to permit loans under the Plan, the Employer may elect to use the default loan policy under this Section 13, as modified under Appendix B of the Adoption Agreement, or may establish an outside loan policy for purposes of administering Participant loans under the Plan. If the Employer adopts a separate written loan policy, the terms of such separate loan policy will control over the terms of this Plan with respect to the administration of any Participant loans. Any separate written loan policy must satisfy the requirements under Code §72(p) and the regulations thereunder.

Participant loans under this Section 13 are available to Participants and Beneficiaries who are parties in interest (as defined in ERISA §3(14)). Unless modified in a separate loan policy, any reference to Participant under this Section is a reference to a Participant or Beneficiary who is a party in interest.

To receive a Participant loan, a Participant must sign a promissory note along with a pledge or assignment of the portion of the Account Balance used for security on the loan. The loan will be evidenced by a legally enforceable agreement which specifies the amount and term of the loan, and the repayment schedule.

13.02	Must be Available in Reasonably Equivalent Manner. Participant loans must be made available to Participants in a reasonably equivalent manner. Participant loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. The Employer may elect under AA §B-7 to limit the availability of Participant loans to specified events. For example, the Employer may limit the availability of Participant loans to the occurrence of a hardship event as described in Section 8.10(d)(1)(i).

13.03	Loan Limitations. A Participant loan may not be made to the extent such loan (when added to the outstanding balance of all other loans made to the Participant) exceeds the lesser of:

(a)	$50,000 (reduced by the excess, if any, of the Participant’s highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, over the Participant’s outstanding balance of loans from the Plan as of the date such loan is made) or

(b)	one-half ( 1⁄2) of the Participant’s vested Account Balance, determined as of the Valuation Date coinciding with or immediately preceding such loan, adjusted for any contributions or distributions made since such Valuation Date.

In applying the limitations under this Section 13.03, all plans maintained by the Employer are aggregated and treated as a single plan. In addition, any assignment or pledge of any portion of the Participant’s interest in the Plan and any loan, pledge, or assignment with respect to any insurance contract purchased under the Plan will be treated as loan under this Section.

13.04	Limit on Amount and Number of Loans. Unless elected otherwise under AA §B4 and/or AA §B-6, or under a separate written loan policy, a Participant may not receive a Participant loan of less than $1,000 nor may a Participant have more than one Participant loan outstanding at any time.

(a)	Loan renegotiation. A Participant may renegotiate a loan without violating the one outstanding loan requirement to the extent such renegotiated loan is a new loan (i.e., the renegotiated loan separately satisfies the reasonable interest rate requirement under Section 13.05, the adequate security requirement under Section 13.06, and the periodic repayment requirement under Section 13.07) and the renegotiated loan does not exceed the limitations under Section 13.03 above, treating both the replaced loan and the renegotiated loan as outstanding at the same time. However, if the term of the renegotiated loan does not end later than the original term of the replaced loan, the replaced loan may be ignored in applying the limitations under Section 13.03 above.

(b)	Participant must be creditworthy. The Plan Administrator may refuse to make a loan to any Participant who is determined to be not creditworthy. For this purpose, a Participant is not creditworthy if, based on the facts and circumstances, it is reasonable to believe that the Participant will not repay the loan. A Participant who has defaulted on a previous loan from the Plan and has not repaid such loan (with accrued interest) at the time of any subsequent loan will be treated as not creditworthy until such time as the Participant repays the defaulted loan (with accrued interest).

13.05	Reasonable Rate of Interest. All Participant loans will be charged a reasonable rate of interest. For this purpose, the interest rate charged on a Participant loan must be commensurate with the interest rates charged by persons in the business of lending money for loans under similar circumstances. The Employer may identify alternative methods for determining a reasonable rate of interest under AA §B-5 or under a separate written loan policy. The Plan Administrator must periodically review its interest rate assumptions to ensure the interest rate charged on Participant loans is reasonable.

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If a Participant is in “military service” while he/she has an outstanding Participant loan, the applicable interest charged on such loan during the period while the Participant is in “military service” will not exceed 6% per year provided the Participant provides written notice and a copy of his/her call-up or extension orders to the Plan Administrator within 180 days following the Participant’s termination or release from “military service.” For this purpose, “military service” is as defined in the Soldier’s and Sailor’s Civil Relief Act of 1940 as modified by the Servicemembers Civil Relief Act of 2003. The Participant may voluntarily waive this 6% interest limitation and the Plan Administrator may petition the court to retain the original interest rate if the ability to repay is not affected by the Participant’s activation to military duty.

13.06	Adequate Security. All Participant loans must be adequately secured. The Participant’s vested Account Balance shall be used as security for a Participant loan provided the outstanding balance of all Participant loans made to such Participant does not exceed 50% of the Participants vested Account Balance, determined immediately after the origination of each loan, and if applicable, the spousal consent requirements described in Section 13.08 have been satisfied. The Plan Administrator (with the consent of the Trustee) may require a Participant to provide additional collateral to receive a Participant loan if the Plan Administrator determines such additional collateral is required to protect the interests of Plan Participants. A separate loan policy or written modifications to this loan policy may prescribe alternative rules for obtaining adequate security. However, the 50% rule in this paragraph may not be replaced with a greater percentage.

13.07	Periodic Repayment. A Participant loan must provide for level amortization with payments to be made not less frequently than quarterly. A Participant loan must be payable within a period not exceeding five (5) years from the date the Participant receives the loan from the Plan, unless the loan is for the purchase of the Participant’s principal residence, in which case the loan may be payable within ten (10) years or such longer period that is commensurate with the repayment period permitted by commercial lenders for similar loans. Loan repayments must be made through payroll withholding, except to the extent the Plan Administrator determines payroll withholding is not practical given the level of a Participant’s wages, the frequency with which the Participant is paid, or other circumstances.

(a)	Unpaid leave of absence. A Participant with an outstanding Participant loan may suspend loan payments to the Plan for up to 12 months for any period during which the Participant is on an unpaid leave of absence. Upon the Participant’s return to employment (or after the end of the 12-month period, if earlier), the Participant’s outstanding loan will be reamortized over the remaining period of such loan to make up for the missed payments. The reamortized loan may extend beyond the original loan term so long as the loan is paid in full by whichever of the following dates comes first: (1) the date which is five (5) years from the original date of the loan (or the end of the suspension, if sooner), or (2) the original loan repayment deadline (or the end of the suspension period, if later) plus the length of the suspension period.

(b)	Military leave. A Participant with an outstanding Participant loan also may suspend loan payments for any period such Participant is on military leave, in accordance with Code §414(u)(4). Upon the Participant’s return from military leave (or the expiration of five years from the date the Participant began his/her military leave, if earlier), loan payments will recommence under the amortization schedule in effect prior to the Participant’s military leave, without regard to the five-year maximum loan repayment period. Alternatively, the loan may be reamortized to require a different level of loan payment, as long as the amount and frequency of such payments are not less than the amount and frequency under the amortization schedule in effect prior to the Participant’s military leave.

13.08	Spousal Consent. If this Plan is subject to the Joint and Survivor Annuity requirements under Section 9, a Participant may not use his/her Account Balance as security for a Participant loan unless the Participant’s spouse, if any, consents to the use of such Account Balance as security for the loan. The spousal consent must be made within the 90-day period ending on the date the Participant’s Account Balance is to be used as security for the loan. Spousal consent is not required, however, if the value of the Participant’s total vested Account Balance does not exceed $5,000. If the Plan is not subject to the Joint and Survivor Annuity requirements under Section 9, a spouse’s consent is not required to use a Participant’s Account Balance as security for a Participant loan, regardless of the value of the Participant’s Account Balance.

Any spousal consent required under this Section must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Any such consent to use the Participant’s Account Balance as security for a Participant loan is binding with respect to the consenting spouse and with respect to any subsequent spouse as it applies to such loan. A new spousal consent will be required if the Account Balance is subsequently used as security for a renegotiation, extension, renewal, or other revision of the loan. A new spousal consent also will be required only if any portion of the Participant’s Account Balance will be used as security for a subsequent Participant loan.

13.09

Designation of Accounts. Unless designated otherwise under AA §B-8 or under a separate loan procedure, Participant loans will first be taken proportionately from the Participant’s Employer Contribution Account and Matching Contribution Account, to the extent the Participant has a vested interest in such Accounts and subject to the loan limits under Section 13.03. If a Participant’s total vested Account Balance attributable to the Employer Contribution and Matching Contribution Accounts is not sufficient to satisfy the amount of the loan, the Participant loan will next be taken from the Participant’s Salary Deferral Account. If the Plan provides for both Pre-Tax Deferrals and Roth Deferrals, the loan will be taken first from the Pre-Tax

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Deferral Account. The Employer may elect under separate loan procedures to modify this provision with respect to the Pre-Tax and Roth Deferral Account, including allowing the Participant to designate the extent to which the loan will be made from Pre-Tax or Roth Deferral Accounts. Finally, the loan will be taken from the Participant’s Rollover Contribution Account.

A Participant loan will be treated as a segregated investment on behalf of the individual Participant for whom the loan is made. Each payment of principal and interest paid by a Participant on his/her Participant loan shall be credited to the Participant’s Accounts and investment funds within such Accounts in the same manner as allocated under the above paragraph.

13.10	Procedures for Loan Default. A Participant will be considered to be in default with respect to a loan if any scheduled repayment with respect to such loan is not made by the end of the calendar quarter following the calendar quarter in which the missed payment was due.

If a Participant defaults on a Participant loan, the Plan may not offset the Participant’s Account Balance until the Participant is otherwise entitled to an immediate distribution of the portion of the Account Balance which will be offset and such amount being offset is available as security on the loan, pursuant to Section 13.06. For this purpose, a loan default is treated as an immediate distribution event to the extent the law does not prohibit an actual distribution of the type of contributions which would be offset as a result of the loan default (determined without regard to the consent requirements under Sections 8.04 and 9.04, so long as spousal consent was properly obtained at the time of the loan, if required under Section 13.08). The Participant may repay the outstanding balance of a defaulted loan (including accrued interest through the date of repayment) at any time.

Pending the offset of a Participant’s Account Balance following a defaulted loan, the following rules apply to the amount in default.

(a)	Interest continues to accrue on the amount in default until the time of the loan offset or, if earlier, the date the loan repayments are made current or the amount is satisfied with other collateral.

(b)	A subsequent offset of the amount in default is not reported as a taxable distribution, except to the extent the taxable portion of the default amount was not previously reported by the Plan as a taxable distribution.

(c)	The post-default accrued interest included in the loan offset is not reported as a taxable distribution at the time of the offset.

A separate loan policy or written modifications to this loan policy may modify the procedures for determining a loan default.

13.11	Termination of Employment.

(a)	Offset of outstanding loan. A Participant loan becomes due and payable in full immediately upon the Participant’s termination of employment. Upon a Participant’s termination, the Participant may repay the entire outstanding balance of the loan (including any accrued interest) within a reasonable period following termination of employment. If the Participant does not repay the entire outstanding loan balance, the Participant’s vested Account Balance will be reduced by the remaining outstanding balance of the loan (without regard to the consent requirements under Sections 8.04 and 9.04, so long as spousal consent was properly obtained at the time of the loan, if required under Section 13.08), to the extent such Account Balance is available as security on the loan, pursuant to Section 13.06, and the remaining vested Account Balance will be distributed in accordance with the distribution provisions under Section 8. If the outstanding loan balance of a deceased Participant is not repaid, the outstanding loan balance shall be treated as a distribution to the Participant and shall reduce the death benefit amount payable to the Beneficiary under Section 8.08.

(b)	Direct Rollover. Upon termination of employment, a Participant may request a Direct Rollover of the loan note (provided the distribution is an Eligible Rollover Distribution as defined in Section 8.05(a)(1)) to another qualified plan which agrees to accept a Direct Rollover of the loan note. A Participant may not engage in a Direct Rollover of a loan to the extent the Participant has already received a deemed distribution with respect to such loan. (See the rules regarding deemed distributions upon a loan default under Section 13.10.)

(c)	Modified loan policy. A separate loan policy or written modifications to this loan policy may modify this Section 13.11, including, but not limited to: (1) a provision to permit loan repayments to continue beyond termination of employment; (2) to prohibit the Direct Rollover of a loan note; and (3) to provide for other events that may accelerate the Participant’s repayment obligation under the loan.

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Prototype Defined Contribution Plan Section 14 – Plan Amendments, Termination, Mergers and Transfers

SECTION 14

PLAN AMENDMENTS, TERMINATION, MERGERS AND TRANSFERS

14.01	Plan Amendments.

(a)	Amendment by the Prototype Sponsor. The Prototype Sponsor (as defined in Section 1.98) may amend the Plan on behalf of all adopting Employers, including those Employers who have adopted the Plan prior to the amendment, for changes in the Code, regulations, revenue rulings, and other statements published by the Internal Revenue Service, including model, sample or other required good faith amendments (but only if their adoption will not cause such Plan to be individually designed), and for corrections of prior approved plans. These amendments will be applied to all Employers who have adopted the Plan.

If the Prototype Plan is amended by the mass submitter, the mass submitter is treated as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt any amendments made by the mass submitter, the Prototype Plan will no longer be identical to or a minor modifier of the mass submitter Prototype Plan.

(b)	Amendment by the Employer. The Employer shall have the right at any time to amend the Adoption Agreement in the following manner without affecting the Plan’s status as a Prototype Plan. (The ability to amend the Plan as authorized under this subsection (b) applies only to the Employer that executes the Employer Signature Page of the Adoption Agreement. Any amendment to the Plan by the Employer under this subsection (b) also applies to any other Employer that participates under the Plan as a Participating Employer.)

(1)	The Employer may change any optional selections under the Adoption Agreement.

(2)	The Employer may add overriding language to the Adoption Agreement when such language is necessary to satisfy Code §415 or Code §416 because of the required aggregation of multiple plans.

(3)	The Employer may change the administrative selections under Appendix C of the Adoption Agreement by replacing the appropriate page(s) within the Adoption Agreement. Such amendment does not require reexecution of the Employer Signature Page of the Adoption Agreement.

(4)	The Employer may amend administrative provisions of the trust or custodial document, including the name of the Plan, Employer, Trustee or Custodian, Plan Administrator and other fiduciaries, the trust year, and the name of any pooled trust in which the Plan’s trust will participate.

(5)	The Employer may add certain sample or model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan.

(6)	The Employer may add or change provisions permitted under the Plan and/or specify or change the effective date of a provision as permitted under the Plan and correct obvious and unambiguous typographical errors and/or cross-references that merely correct a reference but that do not in any way change the original intended meaning of the provisions.

(7)	The Employer may adopt any amendments that it deems necessary to satisfy the requirements for resolving qualification failures under the IRS’ compliance resolution programs.

(8)	The Employer may adopt an amendment to cure a coverage or nondiscrimination testing failure, as permitted under applicable Treasury regulations.

The Employer may amend the Plan at any time for any other reason, including a waiver of the minimum funding requirement under Code §412(d). If such amendment is not deemed to be significant, the Plan will not lose its status as a Prototype Plan. However, if the Employer modifies the language of the Plan or Adoption Agreement (other than the completion of optional selections (e.g., Describe lines), the Employer will not be able to rely on the Favorable IRS Letter issued with respect to the Plan and will need to submit the Plan to the IRS for a favorable determination letter to retain reliance.

(c)

Reduction of accrued benefit. No amendment to the plan shall be effective to the extent that it has the effect of reducing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Account Balance may be reduced to the extent permitted under statute (e.g., Code §412(c)(8)), regulations (e.g., Treas. Reg. §1.411(d)-4), or other IRS guidance of general applicability. For this purpose, a Plan amendment (or other transaction having the effect of a Plan amendment, such as a merger, acquisition, plan transfer, or similar transaction) shall have the effect of reducing a Participant’s accrued benefit to the extent such amendment eliminates or reduces a protected benefit (as defined in Code §411(d)(6)) with respect to benefits accrued prior to the adoption date (or effective date, if later) of the

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Plan amendment. If the adoption of this Plan will result in the elimination of a protected benefit, the Employer may preserve such protected benefit by identifying the protected benefit in accordance with AA §11-7 of the Nonstandardized Adoption Agreement. Failure to identify protected benefits under the Adoption Agreement will not override the requirement that such protected benefits be preserved under this Plan. The availability of each optional form of benefit under the Plan must not be subject to Employer discretion.

If the Plan is a Profit Sharing Plan or a Profit Sharing/401(k) Plan, the Employer may eliminate or restrict the ability of a Participant to receive payment of his/her Account Balance under a particular form of benefit for distributions with annuity starting dates after the date the amendment is adopted if, after the amendment is effective with respect to the Participant, the Participant has the ability to elect to receive distribution in the form of a lump sum that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a lump sum distribution form is otherwise identical only if the lump sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the participant) except with respect to the timing of payments after commencement.

(d)	Effective Date of Plan Amendments. If the Plan is restated or amended, such restatement or amendment is generally effective as of the Effective Date of the restatement or amendment (as designated on the Employer Signature Page with respect to such amendment), except where the context indicates a reference to an earlier Effective Date. The Employer may designate special effective dates for individual provisions under the Plan where provided in the Adoption Agreement or under Appendix A of the Adoption Agreement.

(1)	Retroactive Effective Date. If the Plan is amended retroactively (e.g., to add language required to comply with IRS guidance or law), the provisions of this Plan generally override the provisions of any prior Plan. However, if the provisions of this Plan are different from the provisions of the Employer’s prior plan and, after the retroactive Effective Date of this Plan, the Employer operated in compliance with the provisions of the prior plan, the provisions of such prior plan are incorporated into this Plan for purposes of determining whether the Employer operated the Plan in compliance with its terms, provided operation in compliance with the terms of the prior plan do not violate any qualification requirements under the Code, regulations, or other IRS guidance.

(2)	Retroactive effect of EGTRRA provisions. This Plan is designed to comply with the Code, regulations, and general guidance applicable to qualified retirement plans, including the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). If this Plan is being restated or amended to comply with the provisions of EGTRRA, the Plan contains special effective dates for such provisions that apply with respect to such provisions. If the Plan is amended within the remedial amendment period for retroactive compliance with the EGTRRA provisions, the special effective dates for such provisions (as described below) will apply, even if such special effective dates precede the Effective Date of the amendment designated on the Employer Signature Page of the Adoption Agreement. Thus, if the Plan is being restated or amended to comply with EGTRRA, and Effective Date of this restatement or amendment is later than the special effective date applicable to of any of the EGTRRA provisions described below, such special effective dates will apply and any prior plan being replaced by this Plan will be considered to have been timely amended for the EGTRRA provisions.

The following provisions contain special effective dates for purposes of complying with the requirements of EGTRRA:

(i)	Compensation Limit. The increase in the Compensation Limit to $200,000, as described in Section 1.24, is effective for Plan Years beginning on or after January 1, 2002.

(ii)	Rollovers disregarded for purposes of Involuntary Cash-Outs. Section 8.04(b) provides that, effective for distributions made after December 31, 2001, Rollover Contributions are disregarded in applying the Involuntary Cash-Out provisions of the Plan.

(iii)	Hardship provisions. The hardship provisions under Sections 8.10(d)(1)(ii)(C) and (D) modify the suspension requirements applicable to Safe Harbor hardship distributions, effective for Hardship distributions made on or after January 1, 2002.

(iv)	Catch-Up Contributions. Section 3.03(d) sets forth the provisions applicable to Catch-Up Contributions under the Plan. To the extent Catch-Up Contributions are authorized under the Plan, the Catch-Up Contribution provisions are effective for calendar years beginning on or after January 1, 2002.

(v)	Loans to owner-employees and shareholder-employees. If the Plan permits Participant loans, then effective for Participant loans made after December 31, 2001, any Plan provisions prohibiting loans to owner-employee or Shareholder-Employee shall cease to apply.

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(vi)	Maximum Permissible Amount. The Maximum Permissible Amount described in Section 5.03(c)(6) is modified effective for Limitation Years beginning on or after January 1, 2002.

(vii)	Top Heavy provisions. Section 4 sets forth the rules applicable to Top Heavy Plans, as modified by EGTRRA. To the extent applicable, the provisions under Section 4 are effective for Plan Years beginning on or after January 1, 2002.

(viii)	Safe Harbor provisions. Section 6.04(i) provides that, effective for years beginning after December 31, 2001, a Safe Harbor Plan that only provides for Safe Harbor Contributions is deemed to satisfy the Top Heavy requirements.

(ix)	Vesting schedule for Matching Contributions. The vesting schedule applicable to Matching Contributions is modified effective for Plan Years beginning on or after January 1, 2002.

(x)	Direct Rollovers. The Direct Rollover provisions under Section 8.05 are effective for distributions made after December 31, 2001.

(xi)	Multiple use test. The multiple use test described under Treas. Reg. §1.401(m)(2) does not apply for any Plan Year beginning on or after January 1, 2002.

(xii)	Distribution of Salary Deferrals, QNECs, QMACs and Safe Harbor Contributions. The provisions under Section 8.10(c) allowing for distribution of Salary Deferrals, QNECs, QMACs, and Safe Harbor Contribution upon severance of employment is effective for distributions occurring on or after January 1, 2002.

(3)	Merged plans. Except for retroactive application of the EGTRRA provisions pursuant to subsection (2) above, if one or more qualified retirement plans have been merged into this Plan, the provisions of the merging plan(s) will remain in full force and effect until the Effective Date of the plan merger(s), unless provided otherwise under Appendix A of the Adoption Agreement.

14.02	Amendment to Correct Coverage or Nondiscrimination Violation.

(a)	Amendment within correction period under Treas. Reg. §1.401(a)(4)-11(g). If the Plan fails the minimum coverage test under Code §410(b) or the nondiscrimination requirements under Code §401(a)(4) for any Plan Year, the Employer may amend the Plan to correct the coverage or nondiscrimination violation within 9 1⁄2 months after the end of the Plan Year, as permitted under Treas. Reg. §1.401(a)(4)-11(g).

(b)	Fail-Safe Coverage Provision. If the Employer has elected to apply a last day of the Plan Year allocation condition and/or an Hours of Service allocation condition, the Employer may elect under AA §11-5 of the Nonstandardized Adoption Agreement to apply the Fail-Safe Coverage Provision described in this subsection (b). Under the Fail-Safe Coverage Provision, if the Plan fails to satisfy the ratio percentage coverage requirements under Code §410(b) for a Plan Year due to the application of a last day of the Plan Year allocation condition and/or an Hours of Service allocation condition, such allocation condition(s) will be automatically eliminated for the Plan Year for certain Employees, under the process described in subsections (1) through (2) below, until enough Employees are benefiting under the Plan so that the ratio percentage test of Treasury Regulation §1.410(b)-2(b)(2) is satisfied.

If the Employer elects to have the Fail-Safe Coverage Provision apply, such provision automatically applies for any Plan Year for which the Plan does not satisfy the ratio percentage coverage test under Code §410(b). (Except as provided in the following paragraph, the Plan may not use the average benefits test to comply with the minimum coverage requirements if the Fail-Safe Coverage Provision is elected.) The Plan satisfies the ratio percentage test if the percentage of the Nonhighly Compensated Employees under the Plan is at least 70% of the percentage of the Highly Compensated Employees who benefit under the Plan. An Employee is benefiting for this purpose only if he/she actually receives an allocation of Employer Contributions or forfeitures or, if testing coverage of a 401(m) arrangement (i.e., a Plan that provides for Matching Contributions and/or After-Tax Contributions), the Employee would receive an allocation of Matching Contributions by making the necessary contributions or the Employee is eligible to make After-Tax Contributions. To determine the percentage of Nonhighly Compensated Employees or Highly Compensated Employees who are benefiting, the following Employees are excluded for purposes of applying the ratio percentage test: (i) Employees who have not satisfied the Plan’s minimum age and service conditions under Section 2.03; (ii) Nonresident Alien Employees; (iii) Union Employees; and (iv) Employees who terminate employment during the Plan Year with less than 501 Hours of Service and do not benefit under the Plan.

Under the Fail-Safe Coverage Provision, certain Employees who are not benefiting for the Plan Year as a result of a last day of the Plan Year allocation condition or an Hours of Service allocation condition will participate under the Plan

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based on whether such Employees are Category 1 Employees or Category 2 Employees. If after applying the Fail-Safe Coverage Provision, the Plan does not satisfy the ratio percentage coverage test, the Fail-Safe Coverage Provision does not apply, and the Plan may use any other available method (including the average benefit test) to satisfy the minimum coverage requirements under Code §410(b).

(1)	Service-based method.

(i)	Category 1 Employees – Nonhighly Compensated Employees who are still employed by the Employer on the last day of the Plan Year but who failed to satisfy the Plan’s Hours of Service condition. The Hours of Service allocation condition will first be eliminated for Category 1 Employees (who did not receive an allocation under the Plan due to the Hours of Service allocation condition) beginning with the Category 1 Employee(s) credited with the most Hours of Service for the Plan Year and continuing with the Category 1 Employee(s) with the next most Hours of Service until the ratio percentage test is satisfied. If two or more Category 1 Employees have the same number of Hours of Service, the allocation condition will be eliminated for those Category 1 Employees starting with the Category 1 Employee(s) with the lowest Plan Compensation. If the Plan still fails to satisfy the ratio percentage test after all Category 1 Employees receive an allocation, the Plan proceeds to Category 2 Employees.

(ii)	Category 2 Employees - Nonhighly Compensated Employees) who terminated employment during the Plan Year with more than 500 Hours of Service. The last day of the Plan Year allocation condition will then be eliminated for Category 2 Employees (who did not receive an allocation under the Plan due to the last day of the Plan Year allocation condition) beginning with the Category 2 Employee(s) who terminated employment closest to the last day of the Plan Year and continuing with the Category 2 Employee(s) with a termination of employment date that is next closest to the last day of the Plan Year until the ratio percentage test is satisfied. If two or more Category 2 Employees terminate employment on the same day, the allocation condition will be eliminated for those Category 2 Employees starting with the Category 2 Employee(s) with the lowest Plan Compensation.

(2)	Special rule for Top Heavy Plans. In applying the Fail-Safe Coverage Provision under this Section 14.02, if the Plan is a Top-Heavy Plan, the Employer may first eliminate the Hours of Service allocation condition for all Non-Key Employees who are Nonhighly Compensated Employees, prior to applying the Fail-Safe Coverage Provisions described above.

14.03	Plan Termination. The Employer may terminate this Plan at any time by delivering to the Trustee and Plan Administrator written notice of such termination.

(a)	Full and immediate vesting. Upon a full or partial termination of the Plan (or in the case of a Profit Sharing Plan, the complete discontinuance of contributions), all amounts credited to an affected Participant’s Account become 100% vested, regardless of the Participant’s vested percentage determined under Section 7.02. The Plan Administrator has discretion to determine whether a partial termination has occurred.

(b)	Distribution upon Plan termination. Upon the termination of the Plan, the Plan Administrator shall direct the distribution of Plan assets to Participants in accordance with the provisions under Section 8. For purposes of applying the provisions of this subsection (b), distribution may be delayed until the Employer receives a favorable determination letter from the IRS as to the qualified status of the Plan upon termination, provided the determination letter request is made within a reasonable period following the termination of the Plan.

(1)	General distribution procedures. Upon termination of the Plan, distribution shall be made to Participants with vested Account Balances of $5,000 or less in lump sum as soon as administratively feasible following the Plan termination, regardless of any contrary election under AA §9. No consent is necessary for a distribution of a vested Account Balance of $5,000 or less. For Participants with vested Account Balances in excess of $5,000, distribution will be made through the purchase of deferred annuity contracts which protect all protected benefits under the Plan (as defined in Code §411(d)(6)), unless a Participant elects to receive an immediate distribution in any form of payment permitted under the Plan. If an immediate distribution is elected in a form other than a lump sum, the distribution will be satisfied through the purchase of an immediate annuity contract. Distributions will be made as soon as administratively feasible following the Plan termination, regardless of any contrary election under AA §9.

(2)

Special rule for certain Profit Sharing Plans. If this Plan is a Profit Sharing Plan or Profit Sharing/401(k) Plan, distribution will be made to all Participants in the form of a lump sum, without consent, as soon as administratively feasible following the termination of the Plan, without regard to the value of the Participants’ vested Account Balance. This special rule applies only if the Plan does not provide for an annuity option under

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AA §9-1 and the Employer (or any Related Employer) does not maintain another Defined Contribution Plan (other than an ESOP defined in Code §4975(e)(8)) at any time between the termination of the Plan and the distribution. If the Employer (or Related Employer) maintains another Defined Contribution Plan (other than an ESOP), then the Participant’s Account Balance will be transferred, without the Participant’s consent, to the other plan, if the Participant does not consent to an immediate distribution (to the extent consent is required under subsection (1).

(3)	Special rules for 401(k) Plans. If this Plan is a Profit Sharing/401(k) Plan, a distribution of Salary Deferrals, QMACs, QNECs, and Safe Harbor Contributions may be distributed in a lump sum upon Plan termination only if the Employer does not maintain another Defined Contribution Plan (other than an ESOP (as defined in Code §4975(e)(7) or §409(a)), a SEP (as defined in Code §408(k)), a SIMPLE IRA (as defined in Code §408(p)), a plan or contract described in Code §403(b) or a plan described in Code §457(b) or (f)), at any time during the period beginning on the date of termination and ending 12 months after the final distribution of all Plan assets. This subsection (3) will not apply to restrict distribution upon termination of the Plan if at all times during the 24-month period beginning 12 months before the Plan termination, fewer than 2% of the Participants under the Profit Sharing/401(k) Plan are eligible under the other Defined Contribution Plan. This subsection (3) also will not apply to the extent a Participant may take a distribution under another permissible distribution event.

(4)	Missing Participants. Upon termination of the Plan, if any Participant cannot be located after a reasonable diligent search (as defined in Section 7.10(c)(1)), the Plan Administrator may make a direct rollover to an IRA selected by the Plan Administrator. For this purpose, the Plan Administrator will adopt procedures similar to the procedures required under Section 8.06 for making Automatic Rollovers in applying the provisions under this subsection (4). An Automatic Rollover under this subsection (4) may be made on behalf of any missing Participant, regardless of the value of his/her vested Account Balance under the Plan.

(c)	Termination upon merger, liquidation or dissolution of the Employer. The Plan shall terminate upon the liquidation or dissolution of the Employer or the death of the Employer (if the Employer is a sole proprietor) provided however, that in any such event, arrangements may be made for the Plan to be continued by any successor to the Employer.

14.04	Merger or Consolidation. In the event the Plan is merged or consolidated with another plan, each Participant must be entitled to a benefit immediately after such merger or consolidation that is at least equal to the benefit the Participant would have been entitled to had the Plan terminated immediately before such merger or consolidation.

If the Employer’s amends the Plan from one type of Defined Contribution Plan (e.g., a Money Purchase Plan) into another type of Defined Contribution Plan (e.g., a Profit Sharing Plan) will not result in a partial termination or any other event that would require full vesting of some or all Plan Participants.

14.05	Transfer of Assets. The Plan may accept a transfer of assets from another qualified retirement plan on behalf of any Employee, even if such Employee is not eligible to receive other contributions under the Plan. If a transfer of assets is made on behalf of an Employee prior to the Employee’s becoming a Participant, the Employee shall be treated as a Participant for all purposes with respect to such transferred amount. Any assets transferred to this Plan from another plan must be accompanied by written instructions designating the name of each Employee for whose benefit such amounts are being transferred, the current value of such assets, and the sources from which such amounts are derived. The Plan Administrator will deposit any transferred assets in the appropriate Participant’s Transfer Account. The Transfer Account will contain any sub-Accounts necessary to separately track the sources of the transferred assets. Each sub-Account will be treated in the same manner as the corresponding Plan Account.

The Plan Administrator may refuse to accept a transfer of assets if the Plan Administrator reasonably believes the transfer (1) is not being made from a proper qualified plan; (2) could jeopardize the tax-exempt status of the Plan; or (3) could create adverse tax consequences for the Plan or the Employer. Prior to accepting a transfer of assets, the Plan Administrator may require evidence documenting that the transfer of assets meets the requirements of this Section. The Trustee will have no responsibility to determine whether the transfer of assets meets the requirements of this Section; to verify the correctness of the amount and type of assets being transferred to the Plan; or to perform a due diligence review with respect to such transfer.

(a)	Protected benefits. Except in the case of a Qualified Transfer (as defined in subsection (d) below), a transfer of assets is initiated at the Plan level and does not require Participant or spousal consent. If the Plan Administrator directs the Trustee to accept a transfer of assets to this Plan, the Participant on whose behalf the transfer is made retains all protected benefits (as defined in Code §411(d)(6)) that applied to such transferred assets under the transferor plan.

(b)

Application of QJSA requirements. Except in the case of a Qualified Transfer (as defined in subsection (d)), if the Plan accepts a transfer of assets from another plan which is subject to the Qualified Joint and Survivor Annuity requirements (as described in Section 9), the amounts transferred to this Plan continue to be subject to the QJSA

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requirements. If this Plan is not otherwise subject to the QJSA requirements (as determined under AA §9-2), the QJSA requirements apply only to the extent the transferred amounts were subject to the Qualified Joint and Survivor Annuity requirements under the transferor plan. The Employer must maintain such amounts in a separate Transfer Account under this Plan in order to apply the QJSA rules to such transferred amounts. The Employer may override this default rule by checking AA §9-2(a) of the Nonstandardized Profit Sharing Plan or Profit Sharing/401(k) Plan Adoption Agreement thereby subjecting the entire Plan to the QJSA requirements.

(c)	Transfers from a Defined Benefit Plan, Money Purchase Plan or 401(k) Plan.

(1)	Transfer from Defined Benefit Plan. The Plan will not accept a transfer of assets from a Defined Benefit Plan unless such transfer qualifies as a Qualified Transfer (as defined in subsection (d) below) or the assets transferred from the Defined Benefit Plan are in the form of paid-up annuity contracts which protect all of the Participant’s protected benefits (as defined under Code §411(d)(6)) under the Defined Benefit Plan.

However, the Plan may accept a transfer of assets from a Defined Benefit Plan maintained by the Employer in order to comply with the qualified replacement plan requirements under Code §4980(d) (relating to the excise tax on reversions from a qualified plan). A transfer made pursuant to Code §4980(d) will be allocated as Employer Contributions either in the Plan Year in which the transfer occurs, or over a period of Plan Years (not exceeding the maximum period permitted under Code §4980(d)), as provided in the applicable transfer agreement. To the extent a transfer described in this paragraph is not totally allocable in the Plan Year in which the transfer occurs, the portion which is not allocable will be credited to a suspense account until allocated in accordance with the transfer agreement.

(2)	Transfer from Money Purchase Plan. If this Plan is a Profit Sharing Plan or a 401(k) Plan and the Plan accepts a transfer of assets from a money purchase plan (other than as a Qualified Transfer as defined in subsection (d) below), the amounts transferred (and any gains attributable to such transferred amounts) continue to be subject to the distribution restrictions applicable to money purchase plan assets under the transferor plan. Such amounts may not be distributed for reasons other than death, disability, attainment of Normal Retirement Age, or termination of employment, regardless of any distribution provisions under this Plan that would otherwise permit a distribution prior to such events.

(3)	401(k) Plan. If the Plan accepts a transfer of Salary Deferrals, QMACs, QNECs, or Safe Harbor Contributions from a 401(k) plan, such amounts retain their character under this Plan and such amounts (including any allocable gains or losses) remain subject to the distribution restrictions applicable to such amounts under the Code. If the Plan accepts a transfer of Roth Deferrals, the Plan must continue to apply the Roth Deferral rules (as described in Section 3.03(e)) to such transferred Roth Deferrals.

(d)	Qualified Transfer. The Plan may eliminate certain protected benefits (as provided under subsection (3) below) related to plan assets that are received in a Qualified Transfer from another plan. A Qualified Transfer is a plan-to-plan transfer of a Participant’s benefits that meets the requirements under subsection (1) or (2) below.

(1)	Elective transfer. A plan-to-plan transfer of a Participant’s benefits from another qualified plan is a Qualified Transfer if such transfer satisfies the following requirements.

(i)	The Participant must have the right to receive an immediate distribution of his/her benefits under the transferor plan at the time of the Qualified Transfer. For transfers that occur on or after January 1, 2002, the Participant must not be eligible at the time of the Qualified Transfer to take an immediate distribution of his/her entire benefit in a form that would be entirely eligible for a Direct Rollover.

(ii)	The Participant on whose behalf benefits are being transferred must make a voluntary, fully informed election to transfer his/her benefits to this Plan.

(iii)	The Participant must be provided an opportunity to retain the protected benefits under the transferor plan. This requirement is satisfied if the Participant is given the option to receive an annuity that protects all protected benefits under the transferor plan or the option of leaving his/her benefits in the transferor plan.

(iv)	The Participant’s spouse must consent to the Qualified Transfer if the transferor plan is subject to the Joint and Survivor Annuity requirements under Section 9. The spouse’s consent must satisfy the requirements for a Qualified Election under Section 9.04.

(v)	The amount transferred (along with any contemporaneous Direct Rollover) must not be less than the value of the Participant’s vested benefit under the transferor plan.

(vi)	The Participant must be fully vested in the transferred benefit.

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(2)	Transfer upon specified events. A plan-to-plan transfer of a Participant’s entire benefit (other than amounts the Plan accepts as a Direct Rollover) from another Defined Contribution Plan that is made in connection with an asset or stock acquisition, merger, or other similar transaction involving a change in the Employer or is made in connection with a Participant’s change in employment status that causes the Participant to become ineligible for additional allocations under the transferor plan, is a Qualified Transfer if such transfer satisfies the following requirements:

(i)	The Participant need not be eligible for an immediate distribution of his/her benefits under the transferor plan.

(ii)	The Participant on whose behalf benefits are being transferred must make a voluntary, fully informed election to transfer his/her benefits to this Plan.

(iii)	The Participant must be provided an opportunity to retain the protected benefits under the transferor plan. This requirement is satisfied if the Participant is given the option to receive an annuity that protects all protected benefits under the transferor plan or the option of leaving his/her benefits in the transferor plan.

(iv)	The benefits must be transferred between plans of the same type. To satisfy this requirement, the transfer must satisfy the following requirements:

(A)	To accept a Qualified Transfer under this subsection (2) from a money purchase plan, this Plan also must be a money purchase plan.

(B)	To accept a Qualified Transfer under this subsection (2) from a 401(k) plan, this Plan also must be a 401(k) plan.

(C)	To accept a Qualified Transfer under this subsection (2) from a profit sharing plan, this Plan may be any type of Defined Contribution Plan.

(3)	Treatment of Qualified Transfer.

(i)	Rollover Contribution Account. If the Plan Administrator directs the Trustee to accept on behalf of a Participant a transfer of assets that qualifies as a Qualified Transfer, the Plan Administrator will treat such amounts as a Rollover Contribution and will deposit such amounts in the Participant’s Rollover Contribution Account. A Qualified Transfer may include benefits derived from After-Tax Contributions.

(ii)	Elimination of protected benefits. If the Plan accepts a Qualified Transfer, the Plan does not have to protect any protected benefits (defined under Code §411(d)(6)) derived from the transferor plan. However, if the Plan accepts a Qualified Transfer that meets the requirements for a transfer under subsection (2) above, the Plan must continue to protect the QJSA benefit if the transferor plan is subject to the QJSA requirements

(e)	Trustee’s right to refuse transfer. If the assets to be transferred to the Plan under this Section 14.05 are not susceptible to proper valuation and identification or are of such a nature that their valuation is incompatible with other Plan assets, the Trustee may refuse to accept the transfer of all or any specific asset, or may condition acceptance of the assets on the sale or disposition of any specific asset.

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SECTION 15

MISCELLANEOUS

15.01	Exclusive Benefit. Plan assets will not be used for, or diverted to, a purpose other than the exclusive benefit of Participants or their Beneficiaries.

No amendment may authorize or permit any portion of the assets held under the Plan to be used for or diverted to a purpose other than the exclusive benefit of Participants or their Beneficiaries, except to the extent such assets are used to pay taxes or administrative expenses of the Plan. An amendment also may not cause or permit any portion of the assets held under the Plan to revert to or become property of the Employer.

15.02	Return of Employer Contributions. Upon written request by the Employer, the Trustee must return any Employer Contributions provided that the circumstances and the time frames described below are satisfied. The Trustee may request the Employer to provide additional information to ensure the amounts may be properly returned. Any amounts returned shall not include earnings, but must be reduced by any losses.

(a)	Mistake of fact. Any Employer Contributions made because of a mistake of fact must be returned to the Employer within one year of the contribution.

(b)	Disallowance of deduction. Employer Contributions to the Trust are made with the understanding that they are deductible. In the event the deduction of an Employer Contribution is disallowed by the IRS, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

(c)	Failure to initially qualify. Employer Contributions to the Plan are made with the understanding, in the case of a new Plan, that the Plan satisfies the qualification requirements of Code §401(a) as of the Plan’s Effective Date. In the event that the Internal Revenue Service determines that the Plan is not initially qualified under the Code, any Employer Contributions (and allocable earnings) made incident to that initial qualification must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the employer’s return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

15.03	Alienation or Assignment. Except as permitted under applicable statute or regulation, a Participant or Beneficiary may not assign, alienate, transfer or sell any right or claim to a benefit or distribution from the Plan, and any attempt to assign, alienate, transfer or sell such a right or claim shall be void, except as permitted by statute or regulation. Any such right or claim under the Plan shall not be subject to attachment, execution, garnishment, sequestration, or other legal or equitable process. This prohibition against alienation or assignment also applies to the creation, assignment, or recognition of a right to a benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a QDRO pursuant to Section 11.06, or any domestic relations order entered before January 1, 1985.

15.04	Participants’ Rights. The adoption of this Plan by the Employer does not give any Participant, Beneficiary, or Employee a right to continued employment with the Employer and does not affect the Employer’s right to discharge an Employee or Participant at any time. This Plan also does not create any legal or equitable rights in favor of any Participant, Beneficiary, or Employee against the Employer, Plan Administrator or Trustee. Unless the context indicates otherwise, any amendment to this Plan is not applicable to determine the benefits accrued (and the extent to which such benefits are vested) by a Participant or former Employee whose employment terminated before the effective date of such amendment, except where application of such amendment to the terminated Participant or former Employee is required by statute, regulation or other guidance of general applicability. Where the provisions of the Plan are ambiguous as to the application of an amendment to a terminated Participant or former Employee, the Plan Administrator has the authority to make a final determination on the proper interpretation of the Plan.

15.05	Military Service. To the extent required under Code §414(u), an Employee who returns to employment with the Employer following a period of qualified military service will receive any contributions, benefits and service credit required under Code §414(u), provided the Employee satisfies all applicable requirements under the Code and regulations.

15.06	Annuity Contract. Any annuity contract distributed under the Plan must be nontransferable. In addition, the terms of any annuity contract purchased and distributed to a Participant or to a Participant’s spouse must comply with all requirements under this Plan.

15.07	Use of IRS Compliance Programs. Nothing in this Plan document should be construed to limit the availability of the IRS’ voluntary compliance programs, An Employer may take whatever corrective actions are permitted under the IRS voluntary compliance programs, as is deemed appropriate by the Plan Administrator or Employer. If the Employer’s Plan fails to attain or retain qualification, such Plan will no longer participate in this Prototype Plan and will be considered an individually designed plan.

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15.08	Governing Law. The provisions of this Plan shall be construed, administered, and enforced in accordance with the provisions of applicable Federal Law and, to the extent applicable, the laws of the state in which the Trustee has its principal place of business. The foregoing provisions of this Section shall not preclude the Employer and the Trustee from agreeing to a different state law with respect to the construction, administration and enforcement of the Plan.

15.09	Waiver of Notice. Any person entitled to a notice under the Plan may waive the right to receive such notice, to the extent such a waiver is not prohibited by law, regulation or other pronouncement.

15.10	Use of Electronic Media. The Plan Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant’s consent to immediate distribution, as required by Section 8.04, may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Plan Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling participants, making (and changing) salary reduction elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

15.11	Severability of Provisions. In the event that any provision of this Plan shall be held to be illegal, invalid or unenforceable for any reason, the remaining provisions under the Plan shall be construed as if the illegal, invalid or unenforceable provisions had never been included in the Plan.

15.12	Binding Effect. The Plan, and all actions and decisions made thereunder, shall be binding upon all applicable parties, and their heirs, executors, administrators, successors and assigns.

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Prototype Defined Contribution Plan Section 16 – Participation by Participating Employers

SECTION 16

PARTICIPATING EMPLOYERS

16.01	Participation by Participating Employers. A Related Employer (as defined in Section 1.107) may elect to participate under this Plan by executing a Participating Employer Adoption Page under the Adoption Agreement. A Related Employer may not contribute to this Plan unless it executes the Participating Employer Adoption Page.

16.02	Participating Employer Adoption Page.

(a)	Application of Plan provisions. By executing a Participating Employer Adoption Page, a Related Employer adopts all the provisions of the Plan, including the elective choices made by the signatory Employer under the Adoption Agreement.

(b)	Plan amendments. In addition, a Participating Employer is bound by any amendments made to the Plan in accordance with Section 14.01.

(c)	Trustee designation. The Participating Employer agrees to use the same Trustee as is designated on the Trustee Declaration under the Agreement, except as provided in a separate trust agreement.

16.03	Compensation of Related Employers. In applying the provisions of this Plan, Total Compensation (as defined in Section 1.126) includes amounts earned with a Related Employer, regardless of whether such Related Employer executes a Participating Employer Adoption Page. The Employer may elect under AA §5-2(h) of the Nonstandardized Adoption Agreements to exclude amounts earned with a Related Employer that does not execute a Participating Employer Adoption Page for purposes of determining an Employee’s Plan Compensation.

16.04	Allocation of Contributions and Forfeitures. Unless selected otherwise under the Participating Employer Adoption Page, any contributions made by a Participating Employer (and any forfeitures relating to such contributions) will be allocated to all Participants employed by the Employer and Participating Employers in accordance with the provisions under this Plan. A Participating Employer may elect under the Participating Employer Adoption Page to allocate its contributions (and forfeitures relating to such contributions) only to the Participants employed by the Participating Employer making such contributions. If so elected, Employees of the Participating Employer will not share in an allocation of contributions (or forfeitures relating to such contributions) made by any other Participating Employer (except in such individual’s capacity as an Employee of that other Participating Employer). Thus, for example, a Participating Employer may make a different discretionary contribution and allocate such contribution only to its Employees. Where contributions are allocated only to the Employees of a contributing Participating Employer, a separate accounting must be maintained of Employees’ Account Balances attributable to the contributions of a particular Participating Employer. This separate accounting is necessary only for contributions that are not 100% vested, so that the allocation of forfeitures attributable to such contributions can be allocated for the benefit of the appropriate Employees. An election to allocate contributions and forfeitures only to the Participants employed by the Participating Employer making such contributions will preclude the Plan from satisfying the nondiscrimination safe harbor rules under Treas. Reg. §1.401(a)(4)-2 and may require additional nondiscrimination testing.

16.05	Discontinuance of Participation by a Participating Employer. A Participating Employer may discontinue its participation under the Plan at any time. To document a Participating Employer’s cessation of participation, the following procedures should be followed: (1) the Participating Employer should adopt a resolution that formally terminates active participation in the Plan as of a specified date, (2) the Employer that has executed the Employer Signature Page of the Adoption Agreement should reexecute such page, indicating an amendment by page substitution through the deletion of the Participating Employer Adoption Page executed by the withdrawing Participating Employer, and (3) the withdrawing Participating Employer should provide any notices to its Employees that are required by law. Discontinuance of participation means that no further benefits accrue after the effective date of such discontinuance with respect to employment with the withdrawing Participating Employer. The portion of the Plan attributable to the withdrawing Participating Employer may continue as a separate plan, under which benefits may continue to accrue, through the adoption by the Participating Employer of a successor plan (which may be created through the execution of a separate Adoption Agreement by the Participating Employer) or by spin-off of the portion of the Plan attributable to such Participating Employer followed by a merger or transfer into another existing plan, as specified in a merger or transfer agreement.

16.06	Operational Rules for Related Employer Groups. If an Employer has one or more Related Employers, the Employer and such Related Employer(s) constitute a Related Employer group. In such case, the following rules apply to the operation of the Plan.

(a)	If the term “Employer” is used in the context of administrative functions necessary to the operation, establishment, maintenance, or termination of the Plan, only the Employer executing the Employer Signature Page under the Adoption Agreement, and any Related Employer executing a Participating Employer Adoption Page, is treated as the Employer.

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Prototype Defined Contribution Plan Section 16 – Participation by Participating Employers

(b)	Hours of Service are determined by treating all members of the Related Employer group as the Employer.

(c)	The term Excluded Employee is determined by treating all members of the Related Employer group as the Employer, except as specifically provided in the Plan.

(d)	Compensation is determined by treating all members of the Related Employer group as the Employer, except as specifically provided in the Plan.

(e)	An Employee is not treated as terminated from employment if the Employee is employed by any member of the Related Employer group.

(f)	The Code §415 Limitation described in Section 5.03 and the Top Heavy Plan rules described in Section 4 are applied by treating all members of the Related Employer group as the Employer.

In all other contexts, the term “Employer” generally means a reference to all members of the Related Employer group, unless the context requires otherwise. If the terms of the Plan are ambiguous with respect to the treatment of the Related Employer group as the Employer, the Plan Administrator has the authority to make a final determination on the proper interpretation of the Plan.

16.07	Special Rules for Standardized Adoption Agreement. If the Employer adopts a Standardized Adoption Agreement, each Related Employer (who has Employees who may be eligible to participate in the Plan) is required to execute a Participating Employer Adoption Page. If a Related Employer fails to execute a Participating Employer Adoption Page, the Plan will be treated as an individually-designed plan, except as provided in subsections (a) and (b) below. A Related Employer will not be treated as a Participating Employer absent the completion of a Participating Employer Adoption Page by such Related Employer.

(a)	Change in status - new Related Employer. If an Employer becomes a new Related Employer after the Effective Date of the Adoption Agreement by reason of an acquisition or disposition of stock or assets, a merger, or similar transaction, the new Related Employer must execute a Participating Employer Adoption Page no later than the end of the transition period described in Code §410(b)(6)(C). The new Related Employer must become a Participating Employer with respect to the Plan no later than the first day of the Plan Year that begins after such transition period ends. If the transition period in Code §410(b)(6)(C) is not applicable, the new Related Employer must become a Participating Employer as of the first day of the Plan Year beginning after the Employer becomes a Related Employer. If the new Related Employer properly executes a Participating Employer Adoption Page, the Plan will retain its status as a Prototype Plan and the Employer (including any Participating Employers) may continue to rely on the Favorable IRS Letter issued to the Prototype Sponsor. If the new Related Employer does not properly execute a Participating Employer Adoption Page in accordance with the requirements of this subsection (a), the Plan will be treated as an individually-designed plan for any period of noncompliance.

(b)	Change in status – cessation of Related Employer relationship. If a Related Employer ceases to be part of a Related Employer group with the Employer that signs the Employer Signature Page, the provisions of Section 16.05, relating to discontinuance of participation, apply. If the former Related Employer properly withdraws from the Prototype Plan, as provided in Section 16.05, the Plan will retain its status as a Prototype Plan and the Employer (including any Participating Employers) may continue to rely on the Favorable IRS Letter issued to the Prototype Sponsor. If the former Related Employer does not properly withdraw from the Plan, the Plan will be treated as an individually-designed plan for any period of noncompliance.

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Prototype Defined Contribution Plan Appendix A: Actuarial Factors

APPENDIX A

ACTUARIAL FACTORS

(For use with age-based allocation formula)

Actuarial Factor Table. The following table sets forth Actuarial Factors based on a testing age of 65, an interest rate of 8.5% and a UP-1984 mortality table. The Actuarial Factors in this table must be modified if the Employer uses a testing age other than age 65 or selects a different interest rate or mortality table under AA §6-3(e). To determine a Participant’s Actuarial Factor, use the factor corresponding to the number of years to the Participant’s testing age. The number of years to the testing age is determined by counting the number of years from the last day of the current plan year to the last day of the plan year in which the Participant reaches the testing age. If the Participant has reached the testing age as of the last day of the current Plan Year, the number of years is 0 for that year and all subsequent years.

Years to Testing Age	Actuarial Factor	Years to Testing Age	Actuarial Factor
0	0.07949	25	0.01034
1	0.07326	26	0.00953
2	0.06752	27	0.00878
3	0.06223	28	0.00810
4	0.05736	29	0.00746
5	0.05286	30	0.00688
6	0.04872	31	0.00634
7	0.04490	32	0.00584
8	0.04139	33	0.00538
9	0.03814	34	0.00496
10	0.03516	35	0.00457
11	0.03240	36	0.00422
12	0.02986	37	0.00389
13	0.02752	38	0.00358
14	0.02537	39	0.00330
15	0.02338	40	0.00304
16	0.02155	41	0.00280
17	0.01986	42	0.00258
18	0.01831	43	0.00238
19	0.01687	44	0.00219
20	0.01555	45	0.00202
21	0.01433	46	0.00186
22	0.01321	47	0.00172
23	0.01217	48	0.00158
24	0.01122	49	0.00146

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Prototype Defined Contribution Plan Appendix B: Interim Amendment #1 – Final §415 and §411(d)(6) Regulations and Relief for Hurricanes Katrina, Wilma and Rita

APPENDIX B

INTERIM AMENDMENT #1

FINAL §415 AND §411(d)(6) REGULATIONS AND RELIEF FOR HURRICANES KATRINA, WILMA AND RITA

B-1.01	Compliance with Plan Qualification Requirements. The provisions of this Appendix B (and the elective provisions under AA §IA1) are intended to qualify as a good-faith amendment to document the Plan’s compliance with the final regulations under Code §415 and the provisions of Section 1400Q of the Gulf Opportunity Zone Act of 2005. The provisions of this Appendix B supersede any contrary provisions under the Plan. The provisions under this Appendix B and the provisions of AA§ IA1 are incorporated into the document as of May 1, 2008 for all Plans adopted on or after such date.

B-2.01	Effective Date of Amendments.

(a)	Code §415 regulations. Unless specifically designated otherwise, the amendments under Section B-3.01 addressing the provisions under the final Code §415 regulations are effective for Limitation Years beginning on or after July 1, 2007.

(b)	Code §411(d)(6) regulations. The amendments under Section B-3.02 addressing the application of the anti-cutback rules under Code §411(d)(6) are effective for Plan amendments adopted after August 9, 2006.

(c)	Hurricane Katrina, Wilma and Rita amendments. The amendments under Section B-3.03 addressing the provisions of Section 1400Q of the Gulf Opportunity Zone Act of 2005 relating to distributions and loans made to Participants residing in areas affected by Hurricanes Katrina, Rita and Wilma are only effective to the extent a distribution or loan has been made to a qualified individual pursuant to the provisions of Section B-3.03.

B-3.01	Final Regulations Under Code §415.

(a)	Post-Severance Compensation. Effective for the first limitation year beginning on or after July 1, 2007 (or any other date designated in AA §IA1-1(c)), Total Compensation (as defined in Section 1.126) includes compensation that is paid after an Employee severs employment with the Employer, provided the compensation is paid by the later of 2 1⁄2 months after severance from employment with the Employer maintaining the Plan or the end of the Limitation Year that includes such date of severance from employment. For this purpose, compensation paid after severance of employment may only be included in Total Compensation to the extent such amounts would have been included as compensation if they were paid prior to the Employee’s severance from employment.

For purposes of applying this subsection (a), unless designated otherwise under AA §IA1-1(a), the following amounts that are paid after a Participant’s severance of employment are included in Total Compensation:

(1)	Regular pay. Compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments;

(2)	Unused leave payments. Payment for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued; and

(3)	Deferred compensation. Payments received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment and only to the extent that the payment is includible in the Employee’s gross income.

Other post-severance payments (such as severance pay, parachute payments within the meaning of Code §280G(b)(2), or post-severance payments under a nonqualified unfunded deferred compensation plan that would not had been paid if the Employee had continued in employment) are not included as Total Compensation, even if such amounts are paid within the time period described in this subsection (a).

In determining the amount of a Participant’s Employer Contributions, Matching Contributions or Salary Deferrals, Plan Compensation may not include any amounts that do not satisfy the requirements of this subsection (a) or subsection (b). If Total Compensation is defined to include post-severance compensation, the Employer may elect to exclude all such compensation paid after termination of employment from the definition of Plan Compensation under AA §5-2(j) or may elect to exclude any of the specific types of post-severance compensation defined in subsections (1), (2) and/or (3) above, by designating such compensation types under AA §5-2(k). The exclusion of post-severance compensation from the definition of Plan Compensation that is otherwise includible in Total Compensation may cause the Plan to fail the nondiscriminatory compensation rules under Treas. Reg. §1.414(s)-1.

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(b)	Continuation payments for military service and disabled Participants.

(1)	Payments for military service. Unless designated otherwise under AA §IA1-1(b)(1), Total Compensation does not include any payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as defined in Code §414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service. If so elected under AA §IA1-1(b)(1), such amounts will be included as Total Compensation, notwithstanding the rules under subsection (a).

(2)	Payments following permanent and total disability. Unless designated otherwise under AA §IA1-1(b)(2), Total Compensation does not include compensation paid to a Participant who is permanently and totally disabled (as defined in Code §22(e)(3)). If elected under AA §IA1-1(b)(2), the Plan may take into account compensation the Participant would have received for the year if the Participant was paid at the rate of compensation paid immediately before becoming permanently and totally disabled (if such compensation is greater than the Participant’s compensation determined without regard to this subsection (2)), provided contributions made with respect to amounts treated as compensation under this subsection (2) are nonforfeitable when made.

If so elected under AA §IA1-1(b)(2), such amounts will be included as Total Compensation, notwithstanding the rules under subsection (a). The Employer may elect under AA §IA1-1(b)(2) to apply this rule only to Nonhighly Compensated Employees or to all Participants.

(c)	Definition of Compensation. The definition of compensation under Treas. Reg. §1.415-2(b) includes amounts that are includible in the gross income of an Employee under the rules of Code §409A or §457(f)(1)(A) or because the amounts are constructively received by the Employee.

(d)	Few weeks rule. If elected under the Adoption Agreement, Total Compensation for a Limitation Year may include amounts earned during that Limitation Year but not paid during that Limitation Year solely because of the timing of pay periods and pay dates if:

(1)	These amounts are paid during the first few weeks of the next limitation year;

(2)	The amounts are included on a uniform and consistent basis with respect to all similarly situated employees; and

(3)	No compensation is included in more than one limitation year.

(e)	Restorative payments. Restorative payments are not considered Annual Additions for any Limitation Year. For this purpose, restorative payments are payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Examples of restorative payments include payments made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under Title I of ERISA are not restorative payments and generally constitute contributions that give rise to Annual Additions.

(f)	Corrective provisions. The Plan is amended to eliminate any specific correction methods for correcting excess annual additions. If the Plan is eligible for self correction under Rev. Proc. 2006-27 (or successive guidance), the Employer may use reasonable correction methods (including the correction methods described in § 1.415-6(b)(6) of the 1981 IRS regulations) to the extent permitted under the IRS correction program.

(g)	Change of Limitation Year. Where there is a change of Limitation Year, a “short” Limitation Year exists for the period beginning with the first day of the Limitation Year and ending on the day before the change in Limitation Year is effective. For this purpose, if the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan is treated as if it were amended to change its Limitation Year.

B-3.02	Protection of Benefits under Code §411(d)(6).

(a)

Amendment of vesting schedule. If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, in the case of an Employee who is a

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Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s account balance will not be less than the percentage computed under the Plan without regard to such amendment or change. With respect to benefits accrued as of the later of the adoption or effective date of the amendment, the vested percentage of each Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

(b)	Reduction of accrued benefit. A Plan amendment may not decrease the accrued benefit of any Participant, except as provided in Code §412(c)(8), ERISA §4281, or other applicable law For purposes of this section, a plan amendment includes any changes to the terms of a plan, including changes resulting from a merger, consolidation, or transfer (as defined in Code §414(l)) or a Plan termination. The rules of this subsection (b) apply to a Plan amendment that decreases a Participant’s benefit, or otherwise places greater restrictions or conditions on a Participant’s right to protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code §411. However, such an amendment does not violate this subsection (b) to the extent it applies with respect to benefits that accrue after the applicable amendment date. An amendment that satisfies the applicable requirements under DOL Reg. §2530.203-2(c) relating to Vesting Computation Periods does not fail to satisfy the requirements of this subsection (b) merely because the amendment changes the Plan’s Vesting Computation Period.

B-3.03	Special Distribution and Loan Rules for Participants Affected by Hurricanes Katrina, Rita, And Wilma.

(a)	In general. This Section B-3.03 sets forth the provisions of Section 1400Q of the Gulf Opportunity Zone Act of 2005 relating to distributions and loans made to Participants residing in areas affected by Hurricanes Katrina, Rita and Wilma. The provisions of this Section B-3.03 will apply only to the extent a distribution or loan has been made to a qualified individual pursuant to the provisions of this Section B-3.03. If the Plan does not operationally apply the rules under this Section B-3.03, such provisions do not apply to the Plan. To the extent this Section B-3.03 applies to the Plan, the provisions of this Section B-3.03 supersede any inconsistent provisions of the Plan or loan program.

(b)	Tax-favored withdrawals of Qualified Hurricane Distributions.

(1)	Eligibility for Qualified Hurricane Distribution. A Qualified Individual may take a Qualified Hurricane Distribution without regard to any distribution restrictions otherwise applicable under the Plan. A Qualified Hurricane Distribution is not subject to the early distribution penalty under Code §72(t).

(i)	Definition of Qualified Hurricane Distribution. A Qualified Hurricane Distribution is a distribution to a qualified individual as described in Code §1400Q(a)(4)(A).

(ii)	Limit on amount of Qualified Hurricane Distributions. The aggregate amount of Qualified Hurricane Distributions received by an individual for any taxable year (from all plans maintained by the Employer and any member of a controlled group which includes the Employer) may not exceed the excess (if any) of $100,000, over the aggregate amounts treated as Qualified Hurricane Distributions received by such individual for all prior taxable years.

(2)	Income inclusion spread over 3-year period. Unless a qualified individual elects not to have this paragraph apply for any taxable year, a Qualified Hurricane Distribution is not required to be included in gross income for the taxable year of distribution but shall be included in gross income ratably over the 3-taxable year period beginning with the taxable year of the distribution.

(3)	Repayment of Qualified Hurricane Distribution. A Participant who received a Qualified Hurricane Distribution from the Plan or another eligible retirement plan (as defined in Code §402(c)(8)(B)) may, at any time during the 3-year period beginning on the day after the receipt of such distribution, make one or more rollover contributions to the Plan in an aggregate amount that does not exceed the amount of such Qualified Hurricane Distribution. This subsection (3) only applies if the Plan permits rollover contributions.

(c)	Recontributions of qualified hardship distributions. A Participant who received a qualified hardship distribution (as described in Code §1400Q(b)(2)), may make one or more rollover contributions to the Plan during the applicable period (as described in Code §1400Q(b)(3)), in an aggregate amount not to exceed the amount of such qualified hardship distribution. This subsection (c) only applies if the Plan permits rollover contributions.

(d)	Special loan rules.

(1)

Increased Participant loan limits. Notwithstanding the Participant loan limitations under the Plan, for purposes of determining the maximum amount of a Participant loan for a qualified individual (as defined in Code §1400Q(c)(3)) during the applicable period (described in Code §1400Q(c)(4)), the loan limits under

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Prototype Defined Contribution Plan Appendix B: Interim Amendment #1 – Final §415 and §411(d)(6) Regulations and Relief for Hurricanes Katrina, Wilma and Rita

Section 13.03 of the Plan shall be applied by substituting “$100,000” for “$50,000” under Section 13.03(a) and “the Participant’s vested Account Balance” for “one-half ( 1⁄2) of the Participant’s vested Account Balance” under Section 13.03(b).

(2)	Delayed loan repayment date. If a qualified individual has an outstanding Participant loan on or after the Qualified Beginning Date described below, and the due date for repayment of such loan occurs during the period beginning on the qualified beginning date (as defined in Code §1400Q(c)(4)) and ending on December 31, 2006:

(i)	the due date for repayment of the Participant loan shall be delayed for 1 year;

(ii)	any subsequent repayments with respect to such loan shall be appropriately adjusted to reflect the delay in the due date under subsection (i) and any interest accruing during such delay; and

(iii)	in determining the 5-year period and the term of the loan under Section 13.07 of the Plan, the 1-year delay period described in subsection (i) shall be disregarded.

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Prototype Defined Contribution Plan Appendix C: Interim Amendment #2 – Pension Protection Act of 2006 (PPA)

APPENDIX C

INTERIM AMENDMENT #2

PENSION PROTECTION ACT OF 2006 (PPA)

C-1.01	Compliance with Pension Protection Act of 2006. The provisions of this Appendix C (and the elective provisions under AA §IA2) are intended to qualify as a good-faith amendment to document the Plan’s compliance with the plan qualification requirements under the Pensions Protection Act of 2006 (PPA) and other IRS guidance. This amendment supersedes any contrary provisions under the Plan. The provisions under this Appendix C and the provisions of AA§ IA2 are incorporated into the document as of May 1, 2008 for all Plans adopted on or after such date.

C-2.01	Qualification Requirements under PPA.

(a)	Vesting Requirements. Effective for Plan Years beginning on or after January 1, 2007, any employer contributions under the Plan will vest in accordance with the vesting schedule designated under AA §IA2-1. This subsection (a) does not apply to the extent the Plan does not provide for Employer Contributions.

(1)	Permissible vesting schedules. Effective for Plan Years beginning on or after January 1, 2007, any Employer Contributions provided under the Plan must vest in accordance with either a three-year cliff vesting schedule or a six-year graded vesting schedule. Under the 3-year cliff vesting schedule, an Employee is 100% vested after 3 Years of Service. Prior to the third Year of Service, the vesting percentage is zero. Under the 6-year graded vesting schedule, an Employee vests in his/her Employer Contribution Account in the following manner:

After 2 Years of Service – 20% vesting

After 3 Years of Service – 40% vesting

After 4 Years of Service – 60% vesting

After 5 Years of Service – 80% vesting

After 6 Years of Service – 100% vesting

(2)	Application of vesting schedule. Any vesting schedule designated under AA §IA2-1(a) does not apply to any Employee that does not complete an Hour of Service for vesting purposes in a Plan Year beginning on or after January 1, 2007. In applying the vesting schedule, the Plan will take into account all vesting service under the Plan, unless designated otherwise under AA §8-4. If AA §IA2-1(b) is selected, the vesting schedule designated under AA §IA2-1(a) will apply only to Employer Contributions made for Plan Years beginning on or after January 1, 2007.

(3)	Vesting schedule elections. If the vesting schedule applicable to Employer Contributions under AA §8-2 already satisfies the requirements under subsection (1) above, that vesting schedule may continue to apply and the Employer is not required to make an election under AA §1A1-1.

(b)	Direct Rollover by Non-Spouse Beneficiary. Unless elected otherwise under AA §IA2-2, effective for distributions made on or after January 1, 2007, a non-spouse beneficiary (as defined in Code §401(a)(9)(E)) may elect to directly rollover an Eligible Rollover Distribution to an individual retirement account under Code §408(a) or an individual retirement annuity under Code §408(b). In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an Eligible Rollover Distribution (as defined in Section 8.05(a)(1)). In applying this subsection (b), a non-spouse rollover will not be subject to the direct rollover requirements under Code §401(a)(31), the rollover notice requirements under Code §402(f) or the mandatory withholding requirements under Code §3405(c).

(c)	Hardship Distributions.

(1)	Application of hardship distributions rules with respect to primary beneficiaries. If elected under AA §IA2-3, if the Plan otherwise permits Hardship distributions based on the safe harbor hardship provisions under Section 8.10(d)(1), the existence of an immediate and heavy financial need under 8.10(d)(1)(i) may be determined with respect to a primary beneficiary under the Plan. For this purpose, a primary beneficiary is an individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of a Participant’s Account Balance upon the death of the Participant. Hardship distributions with respect to primary beneficiaries under this subsection (1) are limited to hardship distributions on account of medical expenses, educational expenses and funeral expenses (as described in Section 8.10(d)(1)(i)(A), (C) and (E)). Any Hardship distribution with respect to a primary beneficiary must satisfy all the other requirements applicable to Hardship distributions under Section 8.10(d) of the Plan.

(2)	Election to apply hardship distribution rules with respect to primary beneficiaries. Unless specifically elected under AA §IA2-3, the Hardship distribution provisions of the Plan do not apply with respect to primary beneficiaries.

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(d)	Direct Rollover of Non-Taxable Amounts. Notwithstanding any other provision of the Plan, effective for taxable years beginning on or after January 1, 2007, an Eligible Rollover Distribution may include the portion of any distribution that is not includible in gross income. For this purpose, an Eligible Retirement Plan includes a Defined Contribution or Defined Benefit Plan qualified under Code §401(a) and a tax-sheltered annuity plan under Code §403(b), provided the rollover is accomplished through a direct rollover and the recipient Eligible Retirement Plan separately accounts for any amounts attributable to the rollover of any nontaxable distribution and earnings thereon.

(e)	Rollovers to Roth IRA. For distributions occurring on or after January 1, 2008, a Participant or beneficiary (including a non-spousal beneficiary to the extent permitted under subsection (b) above), may rollover an Eligible Rollover Distribution (as defined in Section 8.05(a)(1)) to a Roth IRA, provided the Participant (or beneficiary) satisfies the requirements for making a Roth contribution under Code §408A(c)(3)(B). Any amounts rolled over to a Roth IRA will be included in gross income to the extent such amounts would have been included in gross income if not rolled over (as required under Code §408A(d)(3)(A)). For purposes of this subsection (e), the Plan Administrator is not responsible for assuring the Participant (or beneficiary) is eligible to make a rollover to a Roth IRA.

(f)	Distribution Notice Periods. Notwithstanding any other provision of the Plan, effective for Plan Years beginning on or after January 1, 2007, the period for providing the rollover notice as required under Code §402(f) (see Section 8.05(b)}, the period for providing the notice regarding Participant (and spousal) consent as required under Code §417 (see Section 9.02(b)) and the pe\riod for providing the notice of a Participant’s right to defer receipt of a distribution under Code §411(a)(11) (see Section 8.04(c)) will be no less than 30 days and no more than 180 days before the date of distribution.

(g)	Content of Notice of a Participant’s Right to Defer Receipt of a Distribution. Effective for Plan Years beginning on or after January 1, 2007, the notice relating to a Participant’s right to defer receipt of a distribution under Code §411(a)(11) must include a description of the consequences of a Participant’s decision not to defer the receipt of a distribution.

(h)	Qualified Domestic Relations Orders. Effective April 6, 2007, a domestic relations order otherwise meeting the requirements to be a qualified domestic relations order (QDRO) under Code §414(p)(3) shall not fail to be treated as a QDRO solely because:

(1)	the order is issued after, or revises, another domestic relations order or QDRO; or

(2)	of the time at which the order is issued, including orders issued after the death of the Participant.

Any QDRO described in this subsection (h) shall be subject to the same requirements and protections which apply to QDROs under Code §414(p)(7).

(i)	Diversification Requirements for Defined Contribution Plans Invested in Employer Securities. For Plan Years beginning on or after January 1, 2007, the following rules apply with respect to Defined Contribution Plans that provide for the investment of Plan assets in publicly-traded Employer securities.

(1)	Employer Contributions invested in Employer securities. If any portion of the Account of a Participant attributable to Employer Contributions (other than Salary Deferrals) is invested in Employer securities, if the Participant (including a beneficiary of such Participant) has completed at least 3 Years of Service for vesting purposes, such Participant may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investment options meeting the requirements of subsection (4).

(2)	Salary Deferrals and After-Tax Contributions invested in Employer securities. If any portion of the Account of a Participant attributable to Salary Deferrals or Employee contributions (under the Profit Sharing/401(k) Plan) is invested in Employer securities, such Participant may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investment options meeting the requirements of subsection (4).

(3)	Phase-in of diversification requirements. To the extent Employer securities are acquired with Employer Contributions during a Plan Year beginning before January 1, 2007, the provisions under subsection (1) above shall only apply a percentage of such securities (applied separately for each class of securities), as determined below.

(i)	Phase-in percentage. For purposes of applying the phase-in rules under this subsection (3), the phase-in rules apply to the following percentage of Employer securities based on the Plan Year for which these requirements apply.

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Plan Year	Applicable Percentage

2007	33
2008	66
2009 and later	100

(ii)	Exception for certain Participants over age 55. The phase-in rules under this subsection (3) will not apply to Participants who have attained age 55 and completed at least 3 Years of Service for vesting purposes before the first Plan Year beginning on or after January 1, 2006.

(4)	Investment options. The requirements of this Section C-2.01(i) are met if the Plan offers not less than three (3) investment options, in addition to Employer securities, to which the Participant may direct the proceeds from the divestment of employer securities pursuant to this paragraph, each of which is diversified and has materially different risk and return characteristics. The Plan may provide reasonable limits on the time for divestment and reinvestment opportunities, provided such limits allow for at least quarterly divestment and reinvestment opportunities. Except as provided in regulations, the Plan may not impose restrictions or conditions on the investment of Employer securities which are not imposed on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or other guidance.

(5)	Exceptions for certain plans. The diversification requirements under this Section C-2.01(i) do not apply to:

(i)	One-participant plans. A plan that on the first day of the Plan Year covered only one individual (or the individual and the individual’s spouse) and the individual owned 100 percent of the Employer (whether or not incorporated), or covered only one or more partners (or partners and their spouses) and such plan:

(A)	meets the minimum coverage requirements of Code §410(b) without being combined with any other plan of the Employer;

(B)	does not provide benefits to anyone except the individual (and the individual’s spouse) or the partners (and their spouses);

(C)	does not cover any Related Employers (as defined in Section 1.107); and

(D)	does not cover an Employer that uses the services of Leased Employees (within the meaning of Code §414(n)).

(ii)	Certain employee stock ownership plans. An employee stock ownership plan (“ESOP”) if: (i) there are no contributions to such plan (or allocable earnings) attributable to elective deferrals or matching contributions, and (ii) such plan is not aggregated (pursuant to Code §414(l)) with any other defined contribution plan or defined benefit plan maintained by the same Employer.

(6)	Certain plans treated as holding publicly-traded Employer securities. Except as provided in regulations, a plan holding Employer securities which are not publicly traded Employer securities shall be treated as holding publicly-traded Employer securities if any Employer corporation, or any or any member of a controlled group of corporations which includes such Employer corporation, has issued a class of stock which is a publicly traded Employer security. This subsection (6) will not apply if no Employer corporation, or parent corporation of an Employer corporation (as defined in Code §424(e)), has issued any publicly-traded Employer security, and no Employer corporation, or parent corporation of an Employer corporation, has issued any special class of stock which grants particular rights to, or bears particular risks for, the holder or issuer with respect to any corporation described in this subsection (6) which has issued any publicly-traded Employer security. For purposes of this subsection (6), the term controlled group of corporations has the meaning given such term by Code §1563(a), except that 50% shall be substituted for 80% each place it appears.

(j)	In-Service Distributions from Pension Plans. Unless elected otherwise under AA §IA2-4, for Plan Years beginning after January 1, 2007, if the Plan is a pension plan (e.g., a money purchase plan or a plan that holds transferred assets from a money purchase plan), a Participant may not receive an in-service distribution of his/her vested Account Balance prior to attainment of Normal Retirement Age (to the extent permitted under AA §10-1).

(k)	Penalty-Free Withdrawals for Individuals Called to Active Duty. Effective September 11, 2001, the distribution provisions applicable to elective deferrals include a Qualified Reservist Distribution, as defined in subsection (1) below. If a Participant takes a Qualified Reservist Distribution, such distributions will not be subject to the 10% penalty tax under Code §72(t).

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(1)	Qualified Reservist Distribution. For purposes of this subsection (k), a Qualified Reservist Distribution means any distribution to an individual if:

(i)	such distribution is from amounts attributable to elective deferrals described in Code §402(g)(3)(A) or (C) or Code §501(c)(18)(D)(iii),

(ii)	such individual was (by reason of being a member of a reserve component (as defined in §101 of Title 37 of the United States Code)) ordered or called to active duty for a period in excess of 179 days or for an indefinite period, and

(iii)	such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.

(2)	Active duty. For purposes of this subsection (k), a Qualified Reservist Distribution will only be available for individuals who are ordered or called into active duty after September 11, 2001, and before December 31, 2007.

(l)	Qualified Optional Survivor Annuity. If the Plan is subject to the Qualified Joint and Annuity requirements pursuant to Section 9.01, effective for distributions with an Annuity Starting Date in Plan Years beginning on or after January 1, 2008, in addition to the QJSA form of benefit (as set forth in AA §9-2), a Participant (and spouse) may elect to receive distribution in the form of a Qualified Optional Survivor Annuity (QOSA). For this purpose, the QOSA is an annuity for the life of the Participant with a survivor annuity for the life of the Participant’s spouse that is equal to the “applicable percentage” of the amount of the annuity that is payable during the joint lives of the Participant and the spouse and is the actuarial equivalent of a single life annuity for the life of the Participant

If the survivor annuity provided by the QJSA under the Plan is less than 75% of the annuity payable during the joint lives of the Participant and spouse, the “applicable percentage” is 75%. If the survivor annuity provided by the QJSA under the Plan is greater than or equal to 75% of the annuity payable during the joint lives of the Participant and spouse, the “applicable percentage” is 50%.

In applying the provisions under this subsection (l), a Participant (and spouse) may only waive out of the QJSA pursuant to a Qualified Election (as defined in Section 9.04). Under the Qualified Election provisions under Section 9.04, the QOSA form of benefit is treated as a QJSA form of benefit for purposes of determining whether spousal consent is required with respect to a waiver of the QJSA in favor of the QOSA form of benefit. Thus, no spousal consent is required to waive out of the QJSA form of benefit in favor of an actuarially equivalent QOSA form of benefit.

C-2.02	Special Rules for Eligible Automatic Contribution Arrangement. Effective for Plan Years beginning on or after January 1, 2008, if the Plan provides for an automatic deferral election provision under AA §6A-8 or a Qualified Automatic Contribution Arrangement under AA §IA2-6, and such automatic deferral election qualifies as an Eligible Automatic Contribution Arrangements (EACA), the Plan may provide for special permissible withdrawals (as set forth in subsection (b) below) and will qualify for the special delayed testing date for purposes of making refunds of Excess Contributions and/or Excess Aggregate Contributions (as described in subsection (c) below). To qualify as an EACA, the Plan must satisfy the provisions of subsection (a) for the entire Plan Year. The Plan may qualify as both a QACA under Section C-2.03 and an EACA under this Section C-2.02.

(a)	Definition of Eligible Automatic Contribution Arrangement. The Plan will qualify as an EACA under this Section C-2.02 if the Plan provides for an automatic deferral election (as described in subsection (1)) and provides, in the absence of an investment election by the Participant, that Salary Deferrals are invested in accordance with DOL regulations under ERISA §404(c)(5). In addition, an annual written notice must be provided in accordance with subsection (2) below.

(1)	Automatic deferral election. To qualify as an EACA, each Employee eligible to participate in the Plan, in the absence of an affirmative election, must be treated as having elected to make Salary Deferrals in an amount equal to a uniform percentage of Plan Compensation (as set forth in AA §6A-8). The automatic deferral election ceases to apply with respect to any Employee who makes an affirmative election (that remains in effect) to make Salary Deferrals in a different amount or percentage of Plan Compensation or to not have any Salary Deferrals made on his/her behalf. For this purpose, an automatic deferral election will not fail to be a uniform percentage of Plan Compensation merely because:

(i)	The deferral percentage varies based on the number of years an eligible Employee has participated in the Plan (e.g., due to the application of an automatic increase provisions);

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(ii)	The automatic deferral election does not reduce a Salary Deferral election in effect immediately prior to the effective date of the automatic deferral election;

(iii)	The rate of Salary Deferrals is limited so as not to exceed the limits of Code §§401(a)(17), 402(g) (determined with or without Catch-Up Contributions) and 415; or

(iv)	The automatic deferral election is not applied during the period an employee is not permitted to make Salary Deferrals pursuant to Section 8.10(d)(1)(ii)(C).

(2)	Annual notice requirement. Each eligible Employee must receive a written notice describing the Participant’s rights and obligations under the Plan which is sufficiently accurate and comprehensive to apprise the Employee of such rights and obligations, and is written in a manner calculated to be understood by the average Plan Participant.

(i)	Contents of annual notice. To qualify as an EACA, the annual notice must contain the same information as applies for purposes of the safe harbor notice described under Section 6.04(a)(4). However, to qualify as an EACA, the annual notice must also include a description of:

(A)	the level of Salary Deferrals which will be made on the Employee’s behalf if the Employee does not make an affirmative election;

(B)	the Employee’s right under the EACA to elect not to have Salary Deferrals made on the Employee’s behalf (or to elect to have such Salary Deferrals made in a different amount or percentage of Plan Compensation);

(C)	how contributions under the EACA will be invested and, if the Plan provides for Participant direction of investment, how Salary Deferrals made pursuant to an automatic deferral election will be invested in the absence of an investment election by the Employee; and

(D)	the Employee’s right to make a permissible withdrawal (as described under subsection (b) below), if applicable, and the procedures to elect such a withdrawal.

(ii)	Timing of annual notice. The annual notice described under this subsection (2) must be provided at the same time and in the same manner as the annual safe harbor notice described in Section 6.04(a)(4). The annual notice must be provided within a reasonable period before the beginning of each Plan Year (or, in the year an Employee becomes an eligible Employee, within a reasonable period before the Employee becomes an eligible Employee). In addition, a notice satisfies the timing requirements only if it is provided sufficiently early so that the Employee has a reasonable period of time after receipt of the notice and before the first Salary Deferral made under the arrangement to make an alternative deferral election.

The annual notice will be deemed timely if it is provided to each eligible Employee at least 30 days (and no more than 90 days) before the beginning of each Plan Year. In the case of an Employee who does not receive the notice within such period because the Employee becomes an eligible Employee after the 90th day before the beginning of the Plan Year, the timing requirement is deemed to be satisfied if the notice is provided no more than 90 days before the Employee becomes an eligible Employee (and no later than the date the Employee becomes an eligible Employee).

(b)	Permissible Withdrawals under Eligible Automatic Contribution Arrangement. If so elected under AA §IA2-5 of the Profit Sharing/401(k) Adoption Agreement, effective for Plan Years beginning on or after January 1, 2008, any Employee who has Salary Deferrals contributed to the Plan pursuant to an automatic deferral election under the EACA may elect to withdraw such contributions (and earnings attributable thereto) in accordance with the requirements of this subsection (b). A permissible withdrawal under this subsection (b) may be made without regard to any elections under AA §10 and will not cause the Plan to fail the prohibition on in-service distribution applicable to Salary Deferrals under Section 8.10(c). In addition, such withdrawal may be made without regard to any notice or consent otherwise required under Code §401(a)(11) or §417. Any Salary Deferrals that are distributed under this subsection (b) are not taken into account under the ADP Test (as described in Section 6.01(a)) or under the ACP Test (as described in Section 6.02(a)) for the Plan Year for which the Salary Deferrals were made or for any other Plan Year.

(1)	Amount of distribution. A distribution satisfies the requirement of this subsection (b) if the distribution is equal to the amount of Salary Deferrals made pursuant to the automatic deferral election through the effective date of the withdrawal election (as described in subsection (2)) adjusted for allocable gains and losses as of the date of the distribution. For this purpose, allocable gains and losses are determined in the same manner as for corrective distributions of Excess Contributions (as described in Section 6.01(b)(2)(ii)).

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The distribution amount determined under this subsection (1) may be reduced by any generally applicable fees. However, the Plan may not charge a greater fee for a permissible distribution under this subsection (b) than applies with respect to other Plan distributions.

(2)	Timing. An election to withdraw Salary Deferrals under this subsection (b) must be made no later than 90 days after the date of the first default Salary Deferral under the EACA. The date of the first default Salary Deferral is the date that the Plan Compensation from which such Salary Deferrals are withheld would otherwise have been included in gross income. The effective date of an election described in this subsection (b) cannot be later than the last day of the payroll period that begins after the date the election is made.

(3)	Tax consequences of permissible withdrawal. Any amount distributed under this subsection (b) is includible in the eligible Employee’s gross income for the taxable year in which the distribution is made. However, the portion of any distribution consisting of Roth Deferrals is not included in an Employee’s gross income a second time. In addition, a permissible withdrawal under this subsection (b) is not subject to any penalty tax under Code §72(t).

(4)	Forfeiture of matching contributions. In the case of any withdrawal made under this subsection (b), any Matching Contributions made with respect to such withdrawn Salary Deferrals must be forfeited.

(c)	Expansion of corrective distribution period for Eligible Automatic Contribution Arrangements. If the Plan qualifies as an EACA (as defined in subsection C-2.02 above), the corrective distribution provisions applicable to Excess Contributions and Excess Aggregate Contributions under Sections 6.01(b)(2) and 6.02(b)(2) are modified to allow a corrective distribution no later than 6 months (instead of 2 1⁄2 months) after the last day of the Plan Year in which such excess amounts arose to avoid the 10% excise tax with respect to such corrective distributions. This subsection (c) is effective for corrective distributions made for Plan Years beginning on or after January 1, 2008.

(d)	Preemption of state law. In applying the provisions of this Section C-2.02, any law of a State which would directly or indirectly prohibit or restrict the inclusion of an automatic contribution arrangement shall be superseded.

C-2.03	Qualified Automatic Contribution Arrangements. The Employer may elect in AA §IA2-4 of the Profit Sharing/401(k) Adoption Agreement to apply the Qualified Automatic Contribution Arrangement (QACA) provisions under this Section C-2.03. The ADP Test described in Section 6.01(a) is deemed to be satisfied for any Plan Year in which the Plan qualifies as a QACA. In addition, if Matching Contributions are made for such Plan Year, the ACP Test described in Section 6.02 is deemed satisfied with respect to such contributions if the conditions of subsection 6.04(g) are satisfied.

For purposes of this Section C-2.03, a QACA is any cash or deferred arrangement which meets the requirements of Section 6.04, as modified under subsections (a) - (e) below, for the entire Plan Year. The election under AA §IA2-6 to apply the QACA provisions will apply without regard to any contrary elections under AA §6A.

(a)	Automatic deferral. To qualify as a QACA, the Plan must provide for an automatic deferral election (as defined in Section C-2.02(a)(1) above) equal to a qualified percentage of Plan Compensation. For this purpose, a qualified percentage is, with respect to any Employee, a uniform percentage of Plan Compensation that does not exceed 10%, and which is at least:

(1)	3% during the period that begins when the Employee first participates in the QACA and ending on the last day of the following Plan Year,

(2)	4% during the first Plan Year following the Plan Year described in subsection (1),

(3)	5% during the second Plan Year following the Plan Year described in subsection (2), and

(4)	6% during any subsequent Plan Year.

(b)	Eligible Employees. In applying the automatic deferral provisions under this C-2.03, the automatic deferral election described under subsection (a) must apply to all eligible Employees without taking into account any Employee who:

(1)	was eligible to participate in the Plan (or a predecessor Plan) immediately prior to the effective date of the QACA, and

(2)	had an affirmative election in effect on such effective date (which remains in effect) either to:

(i)	make Salary Deferrals in a specified amount or percentage of Plan Compensation, or

(ii)	not have any Salary Deferrals made on his/her behalf.

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(c)	QACA Safe Harbor Contribution. To qualify as a QACA, the Employer must provide a QACA Safe Harbor Employer Contribution or a QACA Safe Harbor Matching Contribution to Nonhighly Compensated Employees under the Plan.

(1)	QACA Safe Harbor Employer Contribution. The Employer may elect under AA §IA2-6(b)(2) of the Profit Sharing/401(k) Plan to make a QACA Safe Harbor Employer Contribution of at least 3% of Plan Compensation.

(2)	QACA Safe Harbor Matching Contribution. The Employer may elect under AA §IA2-6(b)(1) of the Profit Sharing/401(k) Plan to make a QACA Safe Harbor Matching Contribution with respect to each Participant’s Salary Deferrals under the Plan. The Employer may elect to provide a basic QACA Safe Harbor Matching Contribution, an enhanced QACA Safe Harbor Matching Contribution, or a tiered QACA Safe Harbor Matching Contribution.

(i)	Basic Safe Harbor Matching Contribution. Under the basic QACA Safe Harbor Matching Contribution formula, each eligible Participant (as defined in AA §IA2-6(c)) will receive a Safe Harbor Matching Contribution equal to:

(A)	100% of a Participant’s Salary Deferrals that do not exceed 1% of the Participant’s Plan Compensation plus

(B)	50% of a Participant’s Salary Deferrals that exceed 1% of the Participant’s Plan Compensation but that do not exceed 6% of the Participant’s Plan Compensation.

(ii)	Enhanced Safe Harbor Matching Contribution. Under the enhanced QACA Safe Harbor Matching Contribution formula, the Safe Harbor Matching Contribution must not be less, at each level of Salary Deferrals, than the amount required under the basic QACA Safe Harbor Matching Contribution formula under subsection (i) above. Under the enhanced Safe Harbor Matching Contribution formula, the rate of Matching Contributions may not increase as an Employee’s rate of Salary Deferrals increase.

(A)	Contributions for Highly Compensated Employees. The Plan will not fail to be a QACA merely because Highly Compensated Employees also receive a QACA Safe Harbor Matching Contribution under the Plan. However, a QACA Safe Harbor Matching Contribution will not satisfy this Section if any Highly Compensated Employee is eligible for a higher rate of QACA Safe Harbor Matching Contribution than is provided for any Nonhighly Compensated Employee who has the same rate of Salary Deferrals.

(B)	Period for making QACA Safe Harbor Matching Contribution. In determining a Participant’s QACA Safe Harbor Matching Contributions, the Employer may elect under AA §IA2-6(b)(1)(ii) to determine the QACA Safe Harbor Matching Contribution on the basis of Salary Deferrals the Participant makes during the Plan Year. Alternatively, the Employer may elect to determine the QACA Safe Harbor Matching Contribution on a payroll, monthly, or quarterly basis.

(iii)	Two-year cliff vesting. A Participant must be 100% vested in any QACA Safe Harbor Contributions under subsection (c) above upon the completion of two (2) Years of Service. Any additional amounts contributed under the Plan may be subject to any vesting schedule described under Section 7.02. For this purpose, a QACA Safe Harbor Contribution is treated as a separate contribution source for purposes of applying the rules under Section 7.09 relating to the amendment of a vesting schedule.

(d)	Distribution restrictions. Distributions of the QACA Safe Harbor Contribution must be restricted in the same manner as Salary Deferrals under Section 8.10(c), except that such contributions may not be distributed upon Hardship.

(e)	Annual notice. Each eligible Employee must receive a written notice as described in Section C-2.02(a)(2) above.

C-3.01	Modifications to Rules Applicable to Corrective Distributions under ADP Test and ACP Test.

(a)	Elimination of “gap period” earnings. For Plan Years beginning on or after January 1, 2008, the method for determining allocable income or loss attributable to a corrective distribution of Excess Contributions or Excess Aggregate Contributions as set forth in Sections 6.01(b)(2)(ii) and 6.02(b)(2)(ii) is amended to provide that only allocable gain or loss through the end of the Plan Year must be taken into account. Thus, effective for Plan Years beginning on or after January 1, 2008, “gap period” income need not be included in determining the amount of a corrective distribution of Excess Contributions or Excess Aggregate Contributions. See Sections 6.01(b)(2)(ii) and 6.02(b)(2)(ii) for rules for determining allocable income and loss for corrective distributions made for Plan Years beginning before January 1, 2008.

(b)	Year of inclusion. For Plan Years beginning on or after January 1, 2008, a corrective distribution of Excess Contributions (and allocable income) is includible in the Employee’s gross income for the Employee’s taxable year in which distributed, regardless of when such corrective distribution is made during the Plan Year.

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C-3.02	Gap Period Income for Corrective Distributions of Excess Deferrals. A corrective distribution of Excess Deferrals (as described in Section 5.02(b)) must include any allocable gain or loss for the taxable year in which the Excess Deferrals are contributed to the Plan. The gain or loss allocable to Excess Deferrals may be determined in any reasonable manner, provided the manner used to determine allocable gain or loss is applied consistently for all Participants and in a manner that is reasonably reflective of the method used by the Plan for allocating income to Participants’ Accounts.

(a)	Method of allocating gain or loss. For corrective distributions of Excess Deferrals made in a taxable year beginning on or after January 1, 2007, the income allocable to Excess Deferrals is equal to (A) the sum of the allocable for the taxable year plus (B) to the extent the Excess Deferrals are or will be credited with gain or loss for the gap period (i.e., the Plan contains a Valuation Date during the gap period), the allocable gain or loss determined for the gap period. For this purpose, the gap period is the period after the close of the taxable year and prior to the distribution of Excess Deferrals. The Plan will not fail to use a reasonable method for computing the income allocable to Excess Deferrals merely because the income allocable to Excess Deferrals is determined as of a Valuation Date that occurs no more than 7 days before the date of the distribution. (For Plan Years beginning before January 1, 2006, income or loss allocable to the period between the end of the Plan Year and the date of distribution can be disregarded in determining income or loss.)

(b)	Alternative method of allocating taxable year gain or loss. The gain or loss attributable to Excess Deferrals for the taxable year may be determined by multiplying the gain or loss for the taxable year allocable to Elective Deferrals by a fraction, the numerator of which is the Excess Deferrals for the Employee for the taxable year, and the denominator of which is the Employee’s Account Balance attributable to Elective Deferrals as of the beginning of the taxable year, plus the Employee’s Elective Deferrals for the taxable year.

(c)	Alternative method for allocating plan year and gap period income. The Plan may determine the allocable gain or loss for the aggregate of the taxable year and the gap period by applying the alternative method under subsection (b) above to this aggregate period. This is accomplished by substituting the gain or loss for the taxable year and the gap period for the gain or loss for the taxable year and by substituting the Elective Deferrals for the taxable year and the gap period for the Elective Deferrals for the taxable year in determining the fraction that is multiplied by that gain or loss.

C-4.01	Reasonable Normal Retirement Age. If the Plan is a Money Purchase Plan or is a Profit Sharing Plan or Profit Sharing/ 401(k) Plan that accepted a transfer of assets from a pension plan (e.g., a money purchase plan or target benefit plan), then effective May 22, 2007 (for Plans initially adopted on or after May 22, 2007) and effective for the first Plan Year beginning on or after July 1, 2008 (for Plans initially adopted prior to May 22, 2007), the Normal Retirement Age applicable under AA §7-1 must be reasonably representative of the typical retirement age for the industry in which the Plan Participants work. For this purpose, a Normal Retirement Age of age 62 or above will be deemed to be a reasonable Normal Retirement Age and a Normal Retirement Age under age 55 will be presumed not to satisfy this requirement. If the Plan is amended to change the Normal Retirement Age to comply with the requirements of this Section (c), such amendment may not result in a violation of Code §§411(a)(9), 411(a)(10), 411(d)(6) or 4980F. Thus, for example, the vested percentage of any Participant may not be reduced solely by a change in the Normal Retirement Age. For this purpose, the amendment to a later Normal Retirement Age will not violate the anti-cutback requirements of Code §411(d)(6) merely because it eliminates the right to an in-service distribution prior to the later Normal Retirement Age.

C-5.01	IRS Guidance Relating to Plan Qualification Requirements.

(a)	Mid-Year Changes to Safe Harbor 401(k) Plan. A Plan will not fail to satisfy the requirements of Code §401(k)(12) relating to safe-harbor 401(k) plans because of the adoption during the Plan Year of a provision to apply the hardship distribution provisions of the Plan to primary beneficiaries or a provision to implement a qualified Roth contribution program as described in Code §402A.

(b)	Partial Termination. In determining whether a Plan has experienced a partial termination as described under Code §411(d)(3), the Plan Administrator will apply the principals set forth under IRS Revenue Ruling 2007-43.

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APPENDIX D

INTERIM AMENDMENT #3

HEROES EARNINGS ASSISTANCE AND RELIEF (HEART) ACT OF 2008, WORKER, RETIREE, AND EMPLOYER RECOVERY ACT OF 2008 (WRERA) AND OTHER IRS GUIDANCE

D-1.01	Compliance with Plan Qualification Requirements. The provisions of this Appendix D and the elective Adoption Agreement provisions are intended to qualify as a good-faith amendment to document the Plan’s compliance with the requirements under the Heroes Earnings Assistance and Relief (HEART) Act of 2008, the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA) and other IRS guidance, and the final regulations regarding automatic contribution arrangements. This amendment supersedes any contrary provisions under the Plan. The provisions under this Appendix D and the Adoption Agreement elections are incorporated into the document as of December 1, 2009 for all Plans adopted on or after such date.

D-2.01	Requirements under Heroes Earnings Assistance and Relief (HEART) Act of 2008.

(a)	Death Benefits under Qualified Military Service. In the case of a Participant who dies while performing qualified military service (as defined in Code §414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as though the Participant resumed and then terminated employment on account of death. This provision is effective with respect to deaths occurring on or after January 1, 2007.

(b)	Benefit Accruals. If elected under AA §IA3-1(a), for benefit accrual purposes, the Plan will treat an individual who dies or becomes disabled (as defined under the terms of the Plan) while performing qualified military service (as defined in Code §414(u)) with respect to the Employer, as if the individual has resumed employment in accordance with the individual’s reemployment rights under chapter 43 of title 38, United States Code, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability. This provision is effective with respect to deaths and disabilities occurring on or after January 1, 2007.

(1)	This subsection (b) shall apply only if all individuals performing qualified military service with respect to the Employer maintaining the plan who die or became disabled as a result of performing qualified military service prior to reemployment by the employer are credited with service and benefits on reasonably equivalent terms.

(2)	The amount of employee contributions and the amount of elective deferrals of an individual treated as reemployed under this subsection (b) shall be determined on the basis of the individual’s average actual employee contributions or elective deferrals for the lesser of:

(i)	the 12-month period of service with the Employer immediately prior to qualified military service, or

(ii)	if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

(c)	Differential Pay. Effective for years beginning on or after January 1, 2009, in the case of an individual who receives Differential Pay from the Employer:

(1)	such individual will be treated as an Employee of the Employer making the payment, and

(2)	the Differential Pay shall be treated as wages and will be included in calculating an Employee’s Total Compensation under the Plan.

If all Employees performing service in the Uniformed Services are entitled to receive Differential Pay on reasonably equivalent terms and are eligible to make contributions based on the payments on reasonably equivalent terms, the Plan shall not be treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any contribution or benefit based on Differential Pay. However, for purposes of applying this subparagraph, the provisions of Code §§410(b)(3), (4), and (5) shall apply. The Employer may elect to exclude Differential Pay from the definition of Plan Compensation under AA §IA3-1(b).

For purposes of this subsection (c), Differential Pay means any payment which is made by an Employer to an individual while the individual is performing service in the Uniformed Services while on active duty for a period of more than 30 days, and represents all or a portion of the wages the individual would have received from the Employer if the individual were performing services for the Employer. In applying the provisions of this subsection (c), Uniformed Services are services as described in Code §3401(h)(2)(A).

Notwithstanding the provisions of this subsection (c), an individual shall be treated as having been severed from employment during any period the individual is performing service in the Uniformed Services for purposes of receiving

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a Plan distribution under Code §401(k)(2)(B)(i)(I). If an individual elects to receive a distribution by reason of this paragraph, the individual may not make Salary Deferrals or Employee After-Tax Contributions under the Plan during the 6-month period beginning on the date of the distribution.

(d)	Penalty-Free Withdrawals for Individuals Called to Active Duty. Section C-2.01(k) of the Plan is amended to make the penalty-free withdrawal provisions for qualified reservist distributions permanent. Accordingly, the definition of active duty under Section C-2.01(k)(2) of the Plan is amended to read as follows:

“(2)	Active duty. For purposes of this subsection (k)C-2.01(k), a Qualified Reservist Distribution will only be available for individuals who are ordered or called into active duty after September 11, 2001.”

D-2.02	Requirements under Worker Retiree and Employer Recovery Act of 2008 (WRERA) and Other IRS Guidance.

(a)	Waiver of Required Minimum Distributions. For calendar year 2009, the Required Minimum Distribution rules under Section 8.12 of the Plan will not apply. In applying the provisions of Section 8.12 of the Plan for the 2009 Distribution Calendar Year,

(1)	the Required Beginning Date with respect to any individual shall be determined without regard to this subsection (a) for purposes of applying this paragraph for Distribution Calendar Years after 2009, and

(2)	required distributions to a beneficiary upon the death of the Participant shall be determined without regard to calendar year 2009.

A Participant or beneficiary who would have been required to receive a Required Minimum Distribution for the 2009 Distribution Calendar Year but for the enactment of Code §401(a)(9)(H) (“2009 RMD”), may elect whether or not to receive the 2009 RMD (or any portion of such distribution). A distribution of the 2009 RMD or a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the participant, the joint lives (or joint life expectancy) of the participant and the participant’s designated beneficiary, or for a period of at least 10 years, will be treated as an Eligible Rollover Distribution. However, if all or any portion of a distribution during 2009 is treated as an Eligible Rollover Distribution but would not be so treated if the Required Minimum Distribution requirements under Section 8.12 of the Plan had applied during 2009, such distribution shall not be treated as an Eligible Rollover Distribution for purposes of Code §§401(a)(31), 402(f) or 3405(c). (See Notice 2009-82 for transitional rules that apply for purposes of applying the rollover rules to the distribution of 2009 RMDs.)

(b)	Elimination of “Gap Period” Earnings. The method for determining allocable income or loss attributable to a corrective distribution of Excess Deferrals under Code §402(g) is clarified to provide that only allocable gain or loss through the end of the Plan Year must be taken into account. Thus, “gap period” income need not be included in determining the amount of a corrective distribution of Excess Deferrals.

(c)	Transfer of Plan to Unrelated Employer. The Employer may not transfer sponsorship of the Plan to an unrelated employer if the transfer is not in connection with a transfer of business assets or operations from the Employer to the unrelated taxpayer.

D-2.03	Final Automatic Contribution Regulations.

(a)	Definition of Eligible Automatic Contribution Arrangement (EACA). Section C-2.02(a) of the Plan is amended to modify the definition of an Eligible Automatic Contribution Arrangement (EACA). Section C-2.02(a)(1) of the Plan requires that to qualify as an EACA, the automatic contribution arrangement must apply to all eligible Employees who have not entered into an affirmative deferral election. Under this subsection (a), the definition of an EACA is modified to allow the Employer to designate the Employees eligible to participate in the EACA. Thus, a Plan will not fail to be an EACA merely because an election is made in AA §6A-8 to apply the automatic contribution arrangement only to a limited group of Employees. However, if the Plan otherwise qualifies as an EACA but the automatic contribution arrangement does not apply to all eligible Employees (who have not entered into an affirmative deferral election), the Plan will not qualify for the extended 6-month correction period described in Section C-202(c) of the Plan.

(b)	Annual EACA notice. Section C-2.02(a)(2)(ii) of the Plan is amended to clarify that the annual EACA notice only needs to be provided to those Employees who are covered under the EACA. In addition, Section C-2.02(a)(2)(ii) of the Plan is amended to clarify that if it is impractical to provide the annual EACA notice to a newly eligible Participant before the date such individual becomes eligible to participate under the Plan, the notice will be treated as timely if it is provided as soon as practicable after such date and the Employee is permitted to defer from Plan Compensation earned beginning on the date of participation.

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(c)	Permissible Withdrawals under Eligible Automatic Contribution Arrangement. Section C-2.02(b)(2) of the Plan is amended to provide that a permissible withdrawal election must be effective no later than the pay date for the second payroll period that begins after the election is made or, if earlier, the first pay date that occurs at least 30 days after the election is made. The Employer may designate an alternative period for making permissive withdrawals under AA §IA3-3(a). If an Employee does not make automatic deferrals to the Plan for an entire Plan Year (e.g., due to termination of employment), the Plan may allow such Employee to take a permissive withdrawal, but only with respect to default contributions made after the Employee’s return to employment.

(d)	Qualified Automatic Contribution Arrangement (QACA).

(1)	Automatic increase. Section C-2.03(a) of the Plan is amended to clarify that any required increase in the minimum deferral percentages described under Section C-2.03(a) is applied from the date a Participant first begins making automatic deferrals under the QACA.

(2)	Treatment of rehires. Section C-2.03(a) of the Plan is amended to clarify that the minimum deferral percentages are determined based on the date the Participant first begins making automatic deferrals under the Plan, without regard to whether the Employee continues to be eligible to make contributions after such date. Thus, the minimum percentage is generally determined based on the number of years since an Employee first has automatic deferrals made under the QACA. However, if an Employee does not make automatic deferrals to the Plan for an entire Plan Year (e.g., due to termination of employment), the Plan may treat such Employee as having a new initial period for determining the minimum required default percentage under Section C-2.03(a) of the Plan (if such Employee recommences making default contributions under the QACA), regardless of what minimum percentage would otherwise apply to that Employee. The provisions of this subsection (2) will automatically apply, unless designated otherwise under AA §IA3-3(b).

(3)	Definition of Plan Compensation. For Plan Years beginning on or after January 1, 2010, the definition of Plan Compensation used for purposes of determining default contributions under a QACA must satisfy the safe harbor requirements under Treas. Reg. §1.401(k)-3(b)(2). For this purpose, if the Plan defines Plan Compensation in a manner that does not satisfy the safe harbor requirements under Treas. Reg. §1.401(k)-3(b)(2), effective for the first Plan Year beginning on or after January 1, 2010, the definition of Plan Compensation used for determining default contributions will automatically be modified so that any exclusions that cause the definition of Plan Compensation to fail the safe harbor requirements will apply only to Highly Compensated Employees.

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